PROSPECTUS SUPPLEMENT

(to Prospectus dated June 26, 2007)

$1,608,894,000

(Approximate, subject to a variance of +/- 10%)

HOME EQUITY LOAN ASSET-BACKED CERTIFICATES, SERIES 2007-FRE1

Home Equity Loan Trust 2007-FRE1

(Issuing Entity)

Nationstar Mortgage LLC
(Sponsor, Seller and Servicer)

Wells Fargo Bank, N.A.
(Master Servicer, Securities Administrator and Custodian)

Nationstar Funding LLC
(Depositor)

Fremont Investment & Loan
(Originator)

We are offering pursuant to this prospectus supplement and the accompanying prospectus:

Offered Certificates	Principal Balance(1)	Certificate Rate(2)	Price to Public (% of Principal Balance)	Underwriting Fee (% of Principal Balance)	Proceeds to Depositor(3) (% of Principal Balance)
Class 1-AV-1	$666,197,000	One-month LIBOR plus 0.190%, subject to an interest rate cap.	100.00000%	0.21587%	99.78413%
Class 2-AV-1	$396,130,000	One-month LIBOR plus 0.130%, subject to an interest rate cap.	100.00000%	0.21587%	99.78413%
Class 2-AV-2	$45,456,000	One-month LIBOR plus 0.160%, subject to an interest rate cap.	100.00000%	0.21587%	99.78413%
Class 2-AV-3	$105,215,000	One-month LIBOR plus 0.230%, subject to an interest rate cap.	100.00000%	0.21587%	99.78413%
Class 2-AV-4	$51,932,000	One-month LIBOR plus 0.340%, subject to an interest rate cap.	100.00000%	0.21587%	99.78413%
Class M-1	$67,933,000	One-month LIBOR plus 0.500%, subject to an interest rate cap.	100.00000%	0.21587%	99.78413%
Class M-2	$61,914,000	One-month LIBOR plus 0.650%, subject to an interest rate cap.	100.00000%	0.21587%	99.78413%
Class M-3	$37,836,000	One-month LIBOR plus 0.750%, subject to an interest rate cap.	100.00000%	0.21587%	99.78413%
Class M-4	$34,396,000	One-month LIBOR plus 1.150%, subject to an interest rate cap.	100.00000%	0.21587%	99.78413%
Class M-5	$32,677,000	One-month LIBOR plus 1.500%, subject to an interest rate cap.	99.25000%	0.21587%	99.03413%
Class M-6	$29,237,000	One-month LIBOR plus 1.800%, subject to an interest rate cap.	100.00000%	0.21587%	99.78413%
Class M-7A	$5,000,000	One-month LIBOR plus 2.000%, subject to an interest rate cap.	96.14063%	0.21587%	95.92476%
Class M-7B	$22,517,000	One-month LIBOR plus 2.000%, subject to an interest rate cap.	96.14063%	0.00000%	96.14063%
Class M-8	$25,797,000	One-month LIBOR plus 2.000%, subject to an interest rate cap.	92.48438%	0.00000%	92.48438%
Class M-9A	$12,000,000	One-month LIBOR plus 2.000%, subject to an interest rate cap.	84.12500%	0.21587%	83.90913%
Class M-9B	$14,657,000	One-month LIBOR plus 2.000%, subject to an interest rate cap.	84.12500%	0.00000%	84.12500%
(1) Principal balances subject to variance of plus or minus 10%.

(2)

The certificate rate on each class of certificates will increase for each interest period after the servicer first fails to exercise its clean-up call option.  Additional information regarding the amount of the increase for each class and the interest rate cap for each class is included under “SUMMARY” in this prospectus supplement.

(3) Does not reflect accrued interest or issuance expenses.

The Certificates

Interest and principal on the certificates are scheduled to be paid monthly on the 25th day of the month or, if the 25th day is not a business day, on the next business day.  The first scheduled distribution date is July 25, 2007.

The certificates currently have no trading market.

The trust will also issue the Class X-IO, Class P and Class R certificates, which are not offered hereby.

The Class 1-AV-1, Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 certificates will be senior certificates.

The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7A, Class M-7B, Class M-8, Class M-9A and Class M-9B certificates will be subordinate to, and provide credit enhancement for, the senior certificates.  Each class of Class M certificates having a higher numerical designation will be subordinate to, and provide credit enhancement for, each class of Class M certificates having a lower numerical designation.

Credit enhancement for the certificates also includes overcollateralization to be maintained over time from the application of excess interest collections, if any, on the home equity loans as accelerated distributions of principal on the certificates.

The certificates (other than the Class M-7B, Class M-8 and Class M-9B certificates) will also have the benefit of an interest rate swap agreement pursuant to which The Royal Bank of Scotland plc will agree to pay to the issuing entity a monthly floating rate payment (in exchange for the issuing entity’s agreement to pay The Royal Bank of Scotland plc a monthly fixed rate payment) as described in this prospectus supplement.

Consider carefully the risk factors beginning on page S-25 in this prospectus supplement.  The certificates will represent an interest in the issuing entity only and will not represent obligations of the depositor, the sponsor, the master servicer, the securities administrator, the trustee, the originator or any of their affiliates.

Neither the Securities and Exchange Commission nor any state securities commission has approved of the certificates or determined if this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The underwriters listed below will purchase the underwritten certificates (which will exclude the Class M -7B, Class M-8 and Class M-9B certificates) from the depositor on a firm commitment basis and offer them to you, subject to certain conditions.  Total proceeds to the depositor with respect to such underwritten certificates are expected to be approximately $1,598,079,203 excluding accrued interest, and before deducting issuance expenses payable by the depositor, estimated to be $650,000.  The Class M-7B, Class M-8 and Class M-9B certificates will not be purchased by the underwriters and will be transferred to Nationstar Mortgage LLC on or about July 10, 2007 as partial consideration for the sale of the home equity loans to the depositor.  See “Underwriting” in this prospectus supplement.  We expect that delivery of the offered certificates will be made in book-entry form through the facilities of the Depository Trust Company, Clearstream, Luxembourg and the Euroclear System on or about July 10, 2007.

RBS GREENWICH CAPITAL
BANC OF AMERICA SECURITIES LLC	Citi	MERRILL LYNCH & CO.

   June 28 , 2007

Important notice about information presented in this prospectus supplement and the accompanying prospectus

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

•

the accompanying prospectus, which provides general information, some of which may not apply to your certificates; and

•

this prospectus supplement, which describes the specific terms of your certificates.

You should rely primarily on the description of your certificates in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.  Each below annex and schedule is incorporated by reference into this prospectus supplement.

For your convenience, we include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find related information.

We are not offering the offered certificates in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ninety days after the date of the prospectus supplement.

TABLE OF CONTENTS

Caption

Page

Summary

S-3

Risk Factors

S-25

Description of the Home Equity Loans

S-52

Prepayment and Yield Considerations

S-61

The Originator

S-68

The Master Servicer, Securities Administrator and the Custodian

S-74

Formation of The Issuing Entity and Issuing Entity Property

S-80

Legal Proceedings

S-82

Description of the Certificates

S-83

Use of Proceeds

S-121

Certain Federal Income Tax Considerations

S-121

Certain State Tax Considerations

S-125

ERISA Considerations

S-125

Legal Investment Considerations

S-128

Underwriting

S-128

Legal Matters

S-130

Ratings

S-130

Annex A - Global Clearance, Settlement and Tax Documentation Procedures

A-1

Annex B - Home Equity Loan Statistics

B-1

Annex C - Assumed Home Equity Loan Characteristics

C-1

Annex D - Decrement Tables

D-1

Schedule I

I-1

Schedule II

II-1

Caption

Page

Prospectus Supplement

1

Reports to Holders

1

Introduction

2

The Depositor

2

The Sponsor, the Seller and the Servicer

2

Description of the Securities

13

The Issuing Entities

21

Accounts

24

Enhancement

27

The Agreements

28

Certain Legal Aspects of the Home Equity Loans

45

Use of Proceeds

52

Federal Income Tax Consequences

52

State Tax Consequences

75

ERISA Considerations

75

Legal Investment

80

Plan Of Distribution

81

Legal Matters

81

Where You Can Find More Information

82

Incorporation Of Certain Documents By Reference

82

SUMMARY OF PARTIES TO THE TRANSACTION*

Fremont Investment & Loan
(Originator)
Nationstar Mortgage LLC
(Sponsor, Originator and Servicer)
Servicing of trust assets
Nationstar Funding LLC
(Depositor)
Home Equity Loan Trust 2007-FRE1
(Issuing Entity)
The Bank of New York
(Trustee)
Wells Fargo Bank, N.A.
(Master Servicer, Securities Administrator and Custodian)
The Royal Bank of Scotland plc
(Swap Counterparty)
Class 1-AV-1 Certificates
Class 2-AV-1 Certificates
Class 2-AV-2 Certificates
Class 2-AV-3 Certificates
Class 2-AV-4 Certificates
Class M-1 Certificates
Class M-2 Certificates
Class M-3 Certificates
Class M-4 Certificates
Class M-5 Certificates
Class M-6 Certificates
Class M-7A Certificates
Class M-7B Certificates
Class M-8 Certificates
Class M-9A Certificates
Class M-9B Certificates
Class X-IO Certificates
Class P Certificates
Class R Certificates

*This chart provides only a simplified overview of the relations between the key parties to the transaction. Refer to this prospectus supplement and the accompanying prospectus for a further description.

HOME EQUITY LOAN TRUST 2007-FRE1
PAYMENT FLOWS AND DELIVERIES

SUMMARY

•

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the offered certificates, you should read carefully this entire prospectus supplement and the accompanying prospectus.

•

This summary provides an overview to aid your understanding and is qualified by the full description of this information in this prospectus supplement and the accompanying prospectus.

•

You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption “INDEX OF DEFINED TERMS” beginning on page S-130 in this prospectus supplement.

Issuing Entity

•

Home Equity Loan Trust 2007-FRE1, a New York common law trust.

Sponsor

•

Nationstar Mortgage LLC, a Delaware limited liability company.  Nationstar Mortgage LLC is sometimes referred to in this prospectus supplement as “Nationstar Mortgage.”

Depositor

•

Nationstar Funding LLC, a Delaware limited liability company and wholly owned subsidiary of Nationstar Mortgage.

Originator

•

All of the home equity loans have been originated by Fremont Investment & Loan.

Seller

•

Nationstar Mortgage.

Master Servicer, Securities Administrator and Custodian

•

Wells Fargo Bank, N.A., a national banking association.  Wells Fargo Bank, N.A. is sometimes referred to in this prospectus supplement as “Wells Fargo Bank.”

Servicer

•

Nationstar Mortgage.

Trustee

•

The Bank of New York.

Swap Provider

•

The Royal Bank of Scotland plc will be the swap provider under the interest rate swap agreement.  We refer you to “DESCRIPTION OF THE CERTIFICATES—The Interest Rate Swap Agreement,” “—The Swap Provider” and “—The Swap Account” in this prospectus supplement for more information.

Cut-Off Date

•

The opening of business on June 1, 2007, or, with respect to any home equity loans originated after that date but prior to the closing date, the date of origination of that home equity loan.

•

The cut-off date is the date on and after which the issuing entity will be entitled to receive principal collections on and proceeds of the home equity loans and the date after which the issuing entity will be entitled to receive interest due on the home equity loans.

Closing Date

•

July 10, 2007.

Distribution Date

•

The 25th day of each month, or if the 25th day is not a business day, then the next succeeding business day. The first distribution date will be July 25, 2007.

Record Date

•

With respect to any distribution date and each class of senior certificates and subordinate certificates, the last business day immediately preceding that distribution date or, if definitive certificates are issued, the last business day of the month immediately preceding the calendar month in which that distribution date occurs.

The Certificates

•

On the closing date, the issuing entity will issue the offered certificates, Class X-IO, Class P and Class R certificates.

Offered Certificates

The Class 1-AV-1, Class 2-AV-1, Class 2-AV-2, Class 2-AV-3, Class 2-AV-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7A, Class M-7B, Class M-8, Class M-9A and Class M-9B certificates.

Senior Certificates

The Class 1-AV-1, Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 certificates.

Subordinate Certificates

The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7A, Class M-7B, Class M-8, Class M-9A and Class M-9B certificates.

Non-Offered Certificates

The Class X-IO, Class P and Class R certificates are not being offered to the public.  The Class P certificates will have an initial certificate principal balance of approximately $100. We have included information with respect to the Class X-IO, Class P and Class R certificates in this prospectus supplement solely to provide you a better understanding of the offered certificates.

Group 1 Certificates

The Class 1-AV-1 certificates.

Group 2 Certificates

The Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 certificates.

Denominations

The offered certificates will be offered for purchase in denominations of $25,000 and multiples of $1,000 above $25,000.

Book-Entry Registration

We will issue the offered certificates in book-entry form.  You will hold your interests either through a depository in the United States or through one of two depositories in Europe.  While the offered certificates are in book-entry form they will be registered in the name of the nominee of the depository in the United States.

Final Distribution Dates

The final scheduled distribution date with respect to each class of senior and subordinate certificates is the distribution date in April 2037, which with respect to each such class is one month after the scheduled maturity date of the latest maturing home equity loan.

The expected final distribution dates for each class of offered certificates are set forth below:

Expected Final Distribution Date
Class	To Optional Termination(1)	To Maturity(2)
1-AV-1	May 2014	January 2024
2-AV-1	May 2009	May 2009
2-AV-2	August 2009	August 2009
2-AV-3	May 2013	May 2013
2-AV-4	May 2014	September 2023
M-1	May 2014	December 2021
M-2	May 2014	May 2021
M-3	May 2014	October 2020
M-4	May 2014	May 2020
M-5	May 2014	December 2019
M-6	May 2014	July 2019
M-7A	May 2014	February 2019
M-7B	May 2014	February 2019
M-8	May 2014	August 2018
M-9A	May 2014	January 2018
M-9B	May 2014	January 2018

____________________

(1)

The expected final distribution date for each class of offered certificates is based upon (i) the prepayment model for the home equity loans as described under “PREPAYMENT AND YIELD CONSIDERATIONS—Weighted Average Lives”, (ii) the modeling assumptions used in this prospectus supplement, as described under “PREPAYMENT AND YIELD CONSIDERATIONS—Weighted Average Lives” and (iii) assuming the clean-up call option to purchase the home equity loans is exercised at the earliest possible distribution date, as described in this prospectus supplement under “DESCRIPTION OF THE CERTIFICATES—Optional Termination.”

(2)

The expected final distribution date for each class of offered certificates is based upon (i) the prepayment model for the home equity loans as described under “PREPAYMENT AND YIELD CONSIDERATIONS—Weighted Average Lives”, (ii) the modeling assumptions used in this prospectus supplement, as described under “PREPAYMENT AND YIELD CONSIDERATIONS—Weighted Average Lives.”

Distributions to Offered Certificateholders

Interest

You will be entitled to receive distributions of interest on each distribution date to the extent set forth in this prospectus supplement.

The “interest rate” on any distribution date with respect to the offered certificates will be the applicable certificate rate set forth on the cover page of this prospectus supplement.

The “interest period” with respect to each distribution date and the senior and subordinate certificates is the period from and including the previous distribution date (or the closing date in the case of the first distribution date) to and including the day preceding the related distribution date.  Interest on the senior and subordinate certificates will accrue during the related interest period on the basis of the actual number of days elapsed in the related interest period and a year consisting of 360 days.  Therefore, if you are a holder of a senior or subordinate certificate, you would use the following formula to calculate your interest payment, which we refer to as the “class monthly interest amount,” on any distribution date:

   N   x IR x PB

=

your interest payment.
360

N

=

number of days in the interest period.

IR

=

the applicable per annum variable interest rate for the interest period, subject to (1) the applicable net wac cap and (2) in the case of the senior certificates, a doubling of the applicable margin after the servicer first fails to exercise its clean-up call option and, in the case of the subordinate certificates, an increase to 1.5 times the applicable margin after the servicer first fails to exercise its clean-up call option.

PB

=

the certificate principal balance of your senior or subordinate certificate immediately prior to any distributions on the distribution date.

If you are a holder of a senior or subordinate certificate, we will increase the interest payment we owe to you for a distribution date by an amount, which we refer to as the “class interest carryover shortfall,” equal to any unpaid interest we owe to you from prior distribution dates, plus accrued interest at the applicable certificate rate.

The “Group 1 net wac cap” for any distribution date and the Class 1-AV-1 certificates is equal to the product of (a) the excess, if any, of (x) the weighted average of the net coupon rates of the Group 1 home equity loans as of the beginning of the related remittance period over (y) the swap expense fee rate for that distribution date, and (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related interest period.

The “Group 2 net wac cap” for any distribution date and the Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 certificates is equal to the product of (a) the excess, if any, of (x) the weighted average of the net coupon rates of the Group 2 home equity loans as of the beginning of the related remittance period over (y) the swap expense fee rate for that distribution date, and (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related interest period.

The “subordinate net wac cap” for any distribution date and for each class of subordinate certificates is equal to the weighted average of (a) the Group 1 net wac cap and (b) the Group 2 net wac cap, in each case weighted on the basis of the related group subordinate amount.

The “group subordinate amount” for any group and distribution date is the excess of the aggregate loan balance of the home equity loans of the related group as of the first day of the related remittance period over the aggregate certificate principal balance of the senior certificates of such group immediately prior to such distribution date.

The “swap expense fee rate” with respect to each distribution date is a per annum rate, equal to the product of (x) the sum of (i) any net swap payment owed to the swap provider for that distribution date and (ii) any swap termination payment (other than any swap termination payment resulting from a swap provider trigger event) payable by the supplemental interest trust, and (y) 12 divided by the outstanding principal balance of the home equity loans as of the first day of the related remittance period.

If you are a holder of a senior or subordinate certificate, we will pay to you, on future distribution dates, the amount by which we reduce the interest payment we owe to you because of the effect of the applicable net wac cap, including any interest accrued on such amount at the related certificate rate without regard to the applicable net wac cap.  Payment of these amounts, which we refer to as the “Group 1 net wac cap carryover,” “Group 2 net wac cap carryover” or “subordinate net wac cap carryover,” as applicable, will be made on a subordinated basis, only to the extent that money is available to make these payments.  However, if the clean-up call option is exercised as described in this prospectus supplement, you will not be entitled to receive these amounts upon termination of the issuing entity, except if and to the extent that money is available to pay these amounts (which are payable on a subordinated basis) in accordance with the priorities for distributions described under  “DESCRIPTION OF THE CERTIFICATES—Distributions” in this prospectus supplement.

Principal

On each distribution date, the amount available for distributions of principal to the senior and subordinate certificates will include (1) principal collections on the home equity loans, plus (2) any excess interest collections on the home equity loans required to be distributed to satisfy the required level of overcollateralization, less (3) any decrease in the required level of overcollateralization.

Group 1 Certificates. On each distribution date we will distribute principal in a specified amount, which we refer to as the “Group 1 principal distribution amount,” (prior to the stepdown date or if a trigger event is in effect) or the lesser of the “Group 1 principal distribution amount” and the “Group 1 senior principal distribution amount” (on or after the stepdown date and for which a trigger event is not in effect) to the Group 1 certificates, as described under “DESCRIPTION OF THE CERTIFICATES—Distributions—Distributions of Principal”, to the Class 1-AV-1 certificates, until the principal balance of the Class 1-AV-1 certificates has been reduced to zero.

Group 2 Certificates. On each distribution date we will distribute principal in a specified amount, which we refer to as the “Group 2 principal distribution amount,” (prior to the stepdown date or if a trigger event is in effect) or the lesser of the “Group 2 principal distribution amount” and the “Group 2 senior principal distribution amount” (on or after the stepdown date and for which a trigger event is not in effect) to the Group 2 certificates, as described under “DESCRIPTION OF THE CERTIFICATES—Distributions—Distributions of Principal,” sequentially, to the Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 certificates, in that order, so that each class does not receive any principal payments until the certificate principal balance of the prior class has been reduced to zero (except in the case where the aggregate certificate principal balance of the subordinate certificates and the overcollateralization amount have been reduced to zero in which case we will distribute principal to the Group 2 certificates pro rata, based on their respective certificate principal balances).

Subordinate Certificates. On each distribution date we will distribute principal to the subordinate certificates on a subordinated basis.  Prior to the stepdown date or while any trigger event is in effect, principal in respect of the home equity loans will generally be distributed to the senior certificates.  On or after the stepdown date, if there is no trigger event in effect, principal distributions will generally be allocated first to the senior certificates, based on a formula amount, and then any excess will be distributed to the subordinate classes in the amounts and the order of priority described under “DESCRIPTION OF THE CERTIFICATES—Distributions—Distributions of Principal” in this prospectus supplement.  We refer to these principal distributions for the subordinate certificates as the “Class M-1 principal distribution amount,” the “Class M-2 principal distribution amount” and similarly for the other subordinate certificates.

Stepdown Date and Trigger Events.  The stepdown date will be the earlier to occur of (1) the distribution date immediately following the distribution date on which the aggregate certificate principal balances of the senior certificates are reduced to zero, and (2) the later to occur of (a) the distribution date in July 2010, and (b) the first distribution date on which the senior enhancement percentage, calculated for this purpose, before giving effect to any distribution of principal on the certificates on that distribution date but after giving effect to the distribution of the aggregate principal balance on the home equity loans, is at least equal to 52.90%.  Generally, the subordinate certificates will not receive distributions of principal prior to the stepdown date.  In addition, the amount and priority of principal distributions may be altered if a delinquency event or cumulative loss trigger event is in effect.  See “DESCRIPTION OF THE CERTIFICATES—Glossary” in this prospectus supplement.

A delinquency event will have occurred and be continuing if at any time the 60+ delinquency percentage (rolling three month) exceeds 30.25% of the senior enhancement percentage.  A cumulative loss trigger event will have occurred with respect to any distribution date and the home equity loans if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative realized losses incurred on the home equity loans from the cut-off date through the last day of the related remittance period (less the aggregate amount of recoveries during such period) by (y) the aggregate loan balance of the home equity loans as of the cut-off date, exceeds the applicable percentages described in the definition of “cumulative loss trigger event” in this prospectus supplement.  See “DESCRIPTION OF THE CERTIFICATES—Glossary” in this prospectus supplement.

Distribution Priorities

On each distribution date (or, in the case of payments related to the supplemental interest trust that occur prior to each distribution date, on or prior to such distribution date to the extent such payments are available to be made on the related distribution date), after withdrawal of any amounts required to be deposited into the swap account for payment to the swap provider of any net swap payments and swap termination payments (other than any swap termination payments that are the result of a swap provider trigger event), collections and other funds received with respect to the home equity loans and on deposit in the certificate account with respect to the Group 1 home equity loans and the Group 2 home equity loans (other than any prepayment premiums, penalties or charges), as described under “DESCRIPTION OF THE CERTIFICATES – Distributions” in this prospectus supplement, will be applied, first, to pay the fees and certain expenses of the master servicer, the securities administrator and the custodian, and then to make the following disbursements, in the following order of priority and, in each case, to the extent of funds remaining in the certificate account with respect to the Group 1 home equity loans and the Group 2 home equity loans (other than any prepayment premiums, penalties or charges):

A.

With respect to funds in the certificate account received with respect to the Group 1 home equity loans:

•

First, to the Group 1 certificates, the related class monthly interest amount and any related class interest carryover shortfall for the distribution date.

•

Second, the remaining amount pursuant to clause C. below.

B.

With respect to funds in the certificate account received with respect to the Group 2 home equity loans:

•

First, concurrently, to each class of Group 2 certificates, the related class monthly interest amount and any related class interest carryover shortfall for the distribution date, allocated among each such class of Group 2 Certificates on a pro rata basis based on each Group 2 certificate’s class monthly interest amount and class interest carryover shortfall without priority among such Group 2 certificates.

•

Second, the remaining amount pursuant to clause C. below.

C.

With respect to any remaining amounts in the certificate account received with respect to Group 1 home equity loans and Group 2 home equity loans:

•

First, concurrently, to the senior certificates in both certificate groups, the related class monthly interest amount and any related class interest carryover shortfall to the extent not paid pursuant to clauses A. and B. above on the applicable distribution date, allocated among each such class of senior certificates on a pro rata basis based on the amount that would have been distributed to each such class in the absence of such shortfall.

•

Second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7A and Class M-7B, Class M-8 and Class M-9A and Class M-9B certificates, in that order, the related class monthly interest amount for the distribution date; provided, however, that (i) distributions to the Class M-7A and Class M-7B certificates pursuant to this clause will be made pro rata, based on their respective entitlements and (ii) distributions to the Class M-9A and Class M-9B certificates pursuant to this clause will be made pro rata, based on their respective entitlements.

•

Third, to the senior and subordinate certificates, principal distributions in a specified amount, in the order of priority and, in the case of the subordinate certificates, on a subordinated basis, as described above under “—Principal” and summarized below:

•

first,

(A) on each distribution date (i) prior to the stepdown date or (ii) on which a trigger event is in effect, to the senior certificates, in an amount up to the principal distribution amount for the distribution date, excluding any subordination increase amount included in that amount, concurrently as follows:

i.

sequentially:

a.  to the Group 1 certificates, the Group 1 principal distribution amount until the certificate principal balance of such certificates has been reduced to zero; and

b.  to the Group 1 certificates, the remaining Group 2 principal distribution amount after distributions pursuant to subclause (A)ii.a. below until the certificate principal balance of such certificates has been reduced to zero;

ii.

sequentially:

a.  to the Group 2 certificates, the Group 2 principal distribution amount, sequentially to the Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 certificates, in that order, until the respective certificate principal balances of such certificates have been reduced to zero; provided, that notwithstanding the foregoing order of priority, if on any distribution date, the aggregate certificate principal balance of the subordinate certificates is equal to zero and the overcollateralization amount is equal to zero, then the Group 2 principal distribution amount shall be distributed to the Group 2 certificates, pro rata, based on their respective certificate principal balances; and

b.  to the Group 2 certificates, the remaining Group 1 principal distribution amount after distributions pursuant to subclause (A)i.a. above, sequentially to the Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 certificates, in that order, until the respective certificate principal balances of such certificates have been reduced to zero; provided, that notwithstanding the foregoing order of priority, if on any distribution date, the aggregate certificate principal balance of the subordinate certificates is equal to zero and the overcollateralization amount is equal to zero, then the remaining Group 1 principal distribution amount after distributions pursuant to subclause (A)i.a. above shall be distributed to the Group 2 certificates, pro rata, based on their respective certificate principal balances.

(B) on each distribution date (i) on or after the stepdown date and (ii) on which a trigger event is not in effect, to the senior certificates, the Group 1 principal distribution amount or the Group 2 principal distribution amount, as applicable, for the distribution date, excluding any subordination increase amount included in that amount, concurrently as follows:

i.

sequentially:

a.

to the Group 1 certificates, in an amount up to the Group 1 senior principal distribution amount until the certificate principal balance of such certificates has been reduced to zero; and

b.

to the Group 1 certificates, the remaining Group 2 principal distribution amount after distributions pursuant to subclause (B)ii.a. below, in an amount up to the remaining Group 1 senior principal distribution amount until the certificate principal balance of such certificates has been reduced to zero;

ii.

sequentially:

a.

to the Group 2 certificates, in an amount up to the Group  2 senior principal distribution amount, sequentially to the Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 certificates, in that order, until the respective certificate principal balances of such certificates have been reduced to zero; provided, that notwithstanding the foregoing order of priority, if on any distribution date, the aggregate certificate principal balance of the subordinate certificates is equal to zero and the overcollateralization amount is equal to zero, then the Group 2 senior principal distribution amount shall be distributed to the Group 2 Certificates, pro rata, based on their respective certificate principal balances; and

b.

to the Group 2 certificates, the remaining Group 1 principal distribution amount after distributions pursuant to subclause (B)i.a. above, in an amount up to the remaining Group 2 senior principal distribution amount, sequentially to the Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 Certificates, in that order, until the respective certificate principal balances of such certificates have been reduced to zero; provided, that notwithstanding the foregoing order of priority, if on any distribution date, the aggregate certificate principal balance of the subordinate certificates is equal to zero and the overcollateralization amount is equal to zero, then the remaining Group 1 principal distribution amount after distributions pursuant to subclause (B)i.a. above shall be distributed to the Group 2 certificates, pro rata, based on their respective certificate principal balances;

•

second, to the subordinate certificates, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7A and Class M-7B, Class M-8 and Class M-9A and Class M-9B certificates, in that order, their respective class principal distribution amounts (excluding any subordination increase amount), which generally will be distributed on or after the stepdown date  provided that no trigger event is in effect; provided, however, that (i) distributions of the Class M-7 principal distribution amount to the Class M-7A and Class M-7B certificates pursuant to this clause will be made pro rata, based on their respective certificate principal balances and (ii) distributions of the Class M-9 principal distribution amount to the Class M-9A and Class M-9B certificates pursuant to this clause will be made pro rata, based on their respective certificate principal balances; and

•

third, to the senior and subordinate certificates, the subordination increase amount, allocated in the order of priority described above for principal distribution amounts.

•

Fourth, to the subordinate certificates, (a) any related class interest carryover shortfall and (b) any related class principal carryover shortfall described below under “Credit Enhancement – Allocation of Losses.”  Payment of these shortfall amounts will be made, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7A and Class M-7B, Class M-8 and Class M-9A and Class M-9B certificates, in that order; provided, however, that (i) distributions to the Class M-7A and Class M-7B certificates pursuant to this clause will be made pro rata, based on their respective entitlements and (ii) distributions to the Class M-9A and Class M-9B certificates pursuant to this clause will be made pro rata, based on their respective entitlements.

•

Fifth, to the senior and subordinate certificates, any related net wac cap carryover.  Payment of these net wac cap carryover amounts will be made in the following order of priority:

•

first, concurrently, to the (i) Group 1 certificates, the related net wac cap carryover and (ii) Group 2 certificates, the related net wac cap carryover, pro rata, based on such amounts, and

•

second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7A and Class M-7B, Class M-8 and Class M-9A and Class M-9B certificates, in that order, the related net wac cap carryover; provided, however, that (i) distributions to the Class M-7A and Class M-7B certificates pursuant to this clause will be made pro rata, based on their respective entitlements and (ii) distributions to the Class M-9A and Class M-9B certificates pursuant to this clause will be made pro rata, based on their respective entitlements;

•

Sixth, for deposit into the swap account, for payment to the swap provider of any swap termination payments resulting from a swap provider trigger event, in the order of priority described below in “DESCRIPTION OF THE CERTIFICATES—The Swap Account” in this prospectus supplement;

•

Seventh, to the trustee, as reimbursement for certain reimbursable expenses; and

•

Eighth, to the Class X-IO and Class R certificates, the remainder as provided in the pooling and servicing agreement.

Issuing Entity Property

The issuing entity property is held by the trustee for the benefit of the certificateholders.  The issuing entity property includes:

•

a pool of closed-end, fixed rate and primarily hybrid adjustable rate home equity loans in the aggregate principal balance, as of the cut-off date, of approximately $905,773,494, which conform to certain agency guidelines, secured by first and second lien deeds of trust, security deeds or mortgages on primarily one- to four-family residential properties transferred to the issuing entity on the closing date;

•

a pool of closed-end, fixed rate and primarily hybrid adjustable rate home equity loans in the aggregate principal amount, as of the cut-off date, of approximately $814,049,212, some of which conform and some of which do not conform to certain agency guidelines, secured by first and second lien deeds of trust, security deeds or mortgages on primarily one- to four-family residential properties transferred to the issuing entity on the closing date;

•

principal payments collected on and after the cut-off date and interest payments due on the home equity loans after the cut-off date;

•

property that secured a home equity loan which has been acquired by foreclosure or deed in lieu of foreclosure;

•

amounts on deposit in the accounts specified in this prospectus supplement;

•

rights under an interest rate swap agreement described in this prospectus supplement;

•

rights under any hazard insurance policies, if any, covering the mortgaged properties; and

•

proceeds of the foregoing.

The Home Equity Loans

We will divide the home equity loans into two groups, designated as “Group 1 home equity loans” and “Group 2 home equity loans”.  The Group 1 home equity loans will contain home equity loans that conform to certain agency guidelines.  The Group 2 home equity loans will contain home equity loans some of which conform and some of which do not conform to certain agency guidelines.  The Group 1 certificates generally represent interests in the Group 1 home equity loans.  The Group 2 certificates generally represent interests in the Group 2 home equity loans.  The subordinate certificates represent interests in all the home equity loans.

Certain of the home equity loans in each home equity loan group bear interest at fixed rates and certain of the home equity loans in each home equity loan group bear interest at rates that, generally following an initial fixed rate period, adjust semi-annually based on six-month LIBOR and the applicable gross margin, subject to the limitations described in this prospectus supplement and the accompanying prospectus.  The initial rate adjustment date for the adjustable rate home equity loans is either two years, three years or five years after the date of origination of the related adjustable rate home equity loan.

All of the home equity loans in the issuing entity have been originated by Fremont Investment & Loan.

The home equity loans are not and will not be guaranteed by the sponsor, the depositor, the seller, the master servicer, the securities administrator, the servicer, the trustee, the underwriters or any of their affiliates.  None of the home equity loans is insured by a primary mortgage insurance policy.

The statistical information presented in this prospectus supplement with respect to all of the home equity loans is with respect to 7,329 home equity loans, of which approximately 29.11% are fixed rate home equity loans and approximately 70.89% are adjustable rate home equity loans, in each case, as of the cut-off date.  The statistical information presented in this prospectus supplement with respect to the Group 1 home equity loans is with respect to 4,618 home equity loans, of which approximately 31.90% are fixed rate home equity loans and approximately 68.10% are adjustable rate home equity loans, in each case, as of the cut-off date.   The statistical information presented in this prospectus supplement with respect to the Group 2 home equity loans is with respect to 2,711 home equity loans, of which approximately 26.01% are fixed rate home equity loans and approximately 73.99% are adjustable rate home equity loans, in each case, as of the cut-off date.  Prior to the closing date, additional home equity loans may be added to each home equity loan group and some home equity loans may be removed from each home equity loan group.

As a result of this potential variation in home equity loans to be transferred to the issuing entity and the amortization of home equity loans between the cut-off date and the closing date, the characteristics of the home equity loans in each home equity loan group as of the closing date may differ from the characteristics presented in this prospectus supplement as of the cut-off date.  The depositor does not expect a material change in the weighted average characteristics of any home equity loan group.

Aggregate Home Equity Loans. The following summary information with respect to all of the home equity loans is as of the cut-off date:

	Summary Statistics	Range (if appropriate)

Avg. outstanding principal balance (approximate)	$234,660	$14,907 to $1,494,584
Avg. original loan amount (approximate)	$235,008	$15,000 to $1,500,000
Wtd. avg. gross coupon rate (approximate)	7.781%	5.250% to 13.600%
Wtd. avg. original combined loan-to-value ratio (approximate)	83.16%	8.55% to 100.00%
Wtd. avg. original term to maturity (approximate)	359 months	120 months to 360 months
Wtd. avg. remaining term to maturity (approximate)	355 months	111 months to 357 months
Non-Zero Wtd. avg. credit score (approximate)	646	500 to 817
Wtd. avg. seasoning (approximate)	5 months	3 to 12 months
Percent of second liens (approximate)	5.35%
Percent of loans by outstanding principal balance secured by first liens:
Two- to four-family properties (approximate)	6.70%
All other properties (approximate)	93.30%
Percent of loans by outstanding principal balance secured by second liens:
Two- to four-family properties (approximate)	5.52%
All other properties (approximate)	94.48%

Group 1 Home Equity Loans. The following summary information with respect to the Group 1 home equity loans is as of the cut-off date:

	Summary Statistics	Range (if appropriate)

Avg. outstanding principal balance (approximate)	$196,140	$14,907 to $607,805
Avg. original loan amount (approximate)	$196,454	$15,000 to $608,000
Wtd. avg. gross coupon rate (approximate)	7.831%	5.250% to 13.200%
Wtd. avg. original combined loan-to-value ratio (approximate)	81.30%	8.55% to 100.00%
Wtd. avg. original term to maturity (approximate)	359 months	120 months to 360 months
Wtd. avg. remaining term to maturity (approximate)	355 months	111 months to 357 months
Non-Zero Wtd. avg. credit score (approximate)	635	500 to 812
Wtd. avg. seasoning (approximate)	4 months	3 to 12 months
Percent of second liens (approximate)	2.38%
Percent of loans by outstanding principal balance secured by first liens:
Two- to four-family properties (approximate)	7.12%
All other properties (approximate)	92.88%
Percent of loans by outstanding principal balance secured by second liens:
Two- to four-family properties (approximate)	2.08%
All other properties (approximate)	97.92%

Group 2 Home Equity Loans. The following summary information with respect to the Group 2 home equity loans is as of the cut-off date:

	Summary Statistics	Range (if appropriate)

Avg. outstanding principal balance (approximate)	$300,276	$15,284 to $1,494,584
Avg. original loan amount (approximate)	$300,683	$15,400 to $1,500,000
Wtd. avg. gross coupon rate (approximate)	7.724%	5.250% to 13.600%
Wtd. avg. original combined loan-to-value ratio (approximate)	85.23%	30.89% to 100.00%
Wtd. avg. original term to maturity (approximate)	359 months	120 months to 360 months
Wtd. avg. remaining term to maturity (approximate)	355 months	114 months to 357 months
Non-Zero Wtd. avg. credit score (approximate)	658	503 to 817
Wtd. avg. seasoning (approximate)	5 months	3 to 12 months
Percent of second liens (approximate)	8.65%
Percent of loans by outstanding principal balance secured by first liens:
Two- to four-family properties (approximate)	6.19%
All other properties (approximate)	93.81%
Percent of loans by outstanding principal balance secured by second liens:
Two- to four-family properties (approximate)	6.57%
All other properties (approximate)	93.43%

Delinquency Advances

Each month the servicer will determine the amount of any unpaid interest due on the home equity loans.  If the servicer believes that unpaid interest can be recovered, then the servicer will either:

•

advance the unpaid interest to the issuing entity out of its own funds; or

•

advance the unpaid interest to the issuing entity out of collections on the home equity loans that are not required to be distributed on the related distribution date.

The servicer will reimburse the issuing entity for amounts advanced from issuing entity collections prior to the date on which these amounts are required to be a part of any amounts distributable to you.

The servicer is entitled to be reimbursed by the issuing entity for any delinquency advances from the related home equity loan and, if the delinquency advance is a non-recoverable advance, from collections on all the home equity loans prior to any distributions to you.

To the extent provided in the pooling and servicing agreement, the master servicer, solely in its capacity as successor servicer, will be obligated to make any required delinquency advances that the servicer is required to make if the servicer fails to do so.

Servicing Advances

Unless the servicer determines that any proposed advance is not recoverable from the related home equity loan, the servicer will pay all “out of pocket” costs and expenses incurred in the performance of its servicing obligations, including, but not limited to:

•

expenditures in connection with a foreclosed home equity loan prior to the liquidation of that home equity loan;

•

the cost of any enforcement or judicial proceedings, including foreclosures; and

•

the cost of the management and liquidation of property acquired in satisfaction of the related home equity loan.

The servicer is entitled to be reimbursed by the issuing entity for any servicing advances from the borrower of the related home equity loan to the extent permitted by such loan, from the liquidation proceeds realized upon the liquidation of the related home equity loan and, if the servicing advance is a non-recoverable advance, from collections on all the home equity loans, in each case prior to any distributions to you.

To the extent provided in the pooling and servicing agreement, the master servicer, solely in its capacity as successor servicer, will be obligated to make any required servicing advances that the servicer is required to make if the servicer fails to do so.

Compensating Interest

The servicer will provide to the issuing entity the amount of any shortfall of interest on a home equity loan that is caused by a full prepayment of a home equity loan up to the amount of the aggregate servicing fee for the related period.

In the event the servicer fails to pay compensating interest required to be paid by it on any distribution date, the master servicer will be obligated to pay such unpaid amount, but only to the extent set forth in the pooling and servicing agreement.

Credit Enhancement

Subordination

The issuance of senior certificates and subordinate certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The certificates that are designated as senior certificates will have a payment priority over the certificates that are designated as subordinate certificates.  Among the classes of subordinate certificates:

•

the Class M-1 certificates will have payment priority over the Class M-2 certificates, the Class M-3 certificates, the Class M-4 certificates, the Class M-5 certificates, the Class M-6 certificates, the Class M-7A certificates, the Class M-7B certificates, the Class M-8 certificates, the Class M-9A certificates and the Class M-9B certificates;

•

the Class M-2 certificates will have payment priority over the Class M-3 certificates, the Class M-4 certificates, the Class M-5 certificates, the Class M-6 certificates, the Class M-7A certificates, the Class M-7B certificates, the Class M-8 certificates, the Class M-9A certificates and the Class M-9B certificates;

•

the Class M-3 certificates will have payment priority over the Class M-4 certificates, the Class M-5 certificates, the Class M-6 certificates, the Class M-7A certificates, the Class M-7B certificates, the Class M-8 certificates, the Class M-9A certificates and the Class M-9B certificates;

•

the Class M-4 certificates will have payment priority over the Class M-5 certificates, the Class M-6 certificates, the Class M-7A certificates, the Class M-7B certificates, the Class M-8 certificates, the Class M-9A certificates and the Class M-9B certificates;

•

the Class M-5 certificates will have payment priority over the Class M-6 certificates, the Class M-7A certificates, the Class M-7B certificates, the Class M-8 certificates, the Class M-9A certificates and the Class M-9B certificates;

•

the Class M-6 certificates will have payment priority over the Class M-7A certificates, the Class M-7B certificates, the Class M-8 certificates, the Class M-9A certificates and the Class M-9B certificates;

•

the Class M-7A and Class M-7B certificates will have payment priority over the Class M-8 certificates, the Class M-9A certificates and the Class M-9B certificates; and

•

the Class M-8 certificates will have payment priority over the Class M-9A certificates and the Class M-9B certificates.

Allocation of Losses

If, on any distribution date, there is insufficient excess interest or overcollateralization, or available net swap payments received under the interest rate swap agreement, to absorb realized losses on the home equity loans, then realized losses on the home equity loans will be allocated to the subordinate certificates as follows: first, to the Class M-9A and Class M-9B certificates, pro rata, based on certificate principal balance, second, to the Class M-8 certificates, third, to the Class M-7A and Class M-7B certificates, pro rata, based on certificate principal balance, fourth, to the Class M-6 certificates, fifth, to the Class M-5 certificates; sixth, to the Class M-4 certificates; seventh, to the Class M-3 certificates; eighth, to the Class M-2 certificates, and ninth, to the Class M-1 certificates through a reduction in the certificate principal balance of the applicable class equal to the realized losses in excess of the amount of excess interest, overcollateralization and except for the Class M-7B, Class M-8 and Class M-9B certificates, net swap payments received under the interest rate swap agreement on such distribution date.  The pooling and servicing agreement does not permit the allocation of realized losses on the home equity loans to the senior certificates; however, investors in the senior certificates should realize that under certain loss scenarios there will not be sufficient interest and principal collections on the home equity loans to pay the senior certificates all the interest and principal amounts to which such certificates are then entitled.  In addition, if the aggregate certificate principal balance of the subordinate certificates and the overcollateralization amount have been reduced to zero, principal distributions will be made to the Group 2 certificates on a pro rata basis based on their respective certificate principal balances as described under “DESCRIPTION OF THE CERTIFICATES— Distributions—Distributions of Principal.”

Once realized losses are allocated to the subordinate certificates, the certificate principal balance reduced as a result of such realized losses will not be reinstated thereafter, except to the extent the certificate principal balance is increased by a subsequent recovery, as described under “DESCRIPTION OF THE CERTIFICATES—Credit Enhancement—Allocation of Realized Losses” in this prospectus supplement.  However, the amount of any realized losses allocated to the subordinate certificates, which we refer to as “class principal carryover shortfalls,” may be paid to the holders of these certificates, together with any class interest carryover shortfall on the subordinate certificates, according to the priorities set forth under “DESCRIPTION OF THE CERTIFICATES—Distributions” and “—The Swap Account” in this prospectus supplement.

Overcollateralization

Overcollateralization is calculated as the amount by which the aggregate principal balance of the home equity loans exceeds the aggregate certificate principal balance of the senior, subordinate and Class P certificates. On the closing date, there is expected to be an initial overcollateralization amount of approximately 6.45% of the aggregate loan balance of the home equity loans as of the cut-off date.  Beginning on the first distribution date, excess interest collections, if any, will be applied as accelerated payments of principal to the class or classes of senior and subordinate certificates then entitled to receive distributions of principal in order to maintain the overcollateralization level at the required overcollateralization level as described under “DESCRIPTION OF THE CERTIFICATES—Credit Enhancement—Overcollateralization Resulting from Cash Flow Structure.”

If there is not sufficient excess interest and available net swap payments received under the interest rate swap agreement, the required overcollateralization level will not be maintained. In addition, realized losses on the home equity loans in excess of excess interest collections or available net swap payments received under the interest rate swap agreement will reduce the amount of overcollateralization.  If realized losses on the home equity loans result in the overcollateralization amount becoming negative, the certificate principal balance of the class of subordinate certificates then outstanding with the lowest relative payment priority will be reduced by such negative amount.

Crosscollateralization

Each home equity loan group provides for limited crosscollateralization of the senior certificates.

The Interest Rate Swap Agreement

The securities administrator, on behalf of a trust separate from the issuing entity, referred to in this prospectus supplement as the “supplemental interest trust,” and at the direction of the depositor, is expected to enter into an interest rate swap agreement with The Royal Bank of Scotland plc, as swap provider.  Under the interest rate swap agreement, on or prior to each distribution date the supplemental interest trust will be obligated to make fixed payments as specified in the interest rate swap agreement.  Under the interest rate swap agreement, on or prior to each distribution date the swap provider will be obligated to make floating payments equal to the product of (i) one-month LIBOR (as determined pursuant to the interest rate swap agreement), (ii) the lesser of (a) the notional amount for that distribution date (as set forth on Schedule I hereto) and (b)(1) the aggregate certificate principal balance of the senior and subordinate certificates, other than the Class M-7B, Class M-8 and Class M-9B certificates, divided by (2) 100, (iii) a fraction, the numerator of which is the actual number of days elapsed from the previous distribution date to but excluding the current distribution date and the denominator of which is 360 and (iv) the related payment factor (as set forth on Schedule I hereto).  To the extent that the fixed payment exceeds the floating payment on any distribution date, amounts otherwise available to certificateholders will be applied to make a net payment to the swap provider, and to the extent that the floating payment exceeds the fixed payment on any distribution date, the swap provider will make a net swap payment for deposit into a segregated trust account established on the closing date (referred to in this prospectus supplement as the swap account) pursuant to the pooling and servicing agreement.

The notional amounts set forth on Schedule I are calculated based on the characteristics of the home equity loans as of the cut-off date.  The notional amounts set forth on Schedule I may change based on the aggregate principal balance of the home equity loans as of July 1, 2007.  The depositor does not expect any material change in the characteristics of the home equity loans between the cut-off date and July 1, 2007.

Upon early termination of the interest rate swap agreement, the supplemental interest trust or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination).  The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement.  In the event that the supplemental interest trust is required to make a swap termination payment, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, generally prior to any distribution to certificateholders.  We refer you to “DESCRIPTION OF THE CERTIFICATES—The Interest Rate Swap Agreement,” “—The Swap Provider” and “—The Swap Account” in this prospectus supplement for further information.

Net swap payments and swap termination payments payable by the supplemental interest trust (other than swap termination payments resulting from a swap provider trigger event) will be deducted from the certificate account prior to distributions to certificateholders pursuant to “DESCRIPTION OF THE CERTIFICATES—Distributions” below and will first be deposited into the swap account before payment to the swap provider.

On each distribution date, to the extent required, following the distribution of any excess interest and withdrawals from the net wac cap carryover reserve account, the securities administrator will withdraw amounts in the swap account to distribute in the order of priority described in “DESCRIPTION OF THE CERTIFICATES—The Swap Account” in this prospectus supplement.

The Class M-7B, Class M-8 and Class M-9B will not be entitled to any payments received under the interest rate swap agreement.

Optional Termination of the Issuing Entity

The servicer may, at its option, terminate the issuing entity by purchasing, at the termination price described in this prospectus supplement, all of the home equity loans on any distribution date on or after the date on which the aggregate outstanding loan balance of all of the home equity loans is less than or equal to 10% of the aggregate outstanding loan balance of all of the home equity loans as of the cut-off date.  We refer to this optional termination as the “clean-up call option.”  The certificate rate on each class of senior and subordinate certificates will increase for each interest period after the servicer first fails to exercise its clean-up call option, as described under “DESCRIPTION OF THE CERTIFICATES—Certificate Rate” in this prospectus supplement.

In the event the servicer fails to exercise its clean-up call option prior to the distribution date on which the aggregate outstanding loan balance of all of the home equity loans is less than or equal to 1% of the aggregate outstanding loan balance of all of the home equity loans as of the cut-off date, then the master servicer may, at its option, terminate the issuing entity after the distribution date that is two distribution dates after it has given notice to the servicer of its intention to exercise such optional termination right and the servicer has not elected to exercise its clean-up call option.  The master servicer shall terminate the issuing entity by purchasing, at the termination price described in this prospectus supplement, all of the home equity loans.

Purchase and Substitution of Home Equity Loans

The servicer has the option, but is not obligated, to purchase from the issuing entity any home equity loan that becomes delinquent for two consecutive monthly installments, or as to which enforcement proceedings have been brought by the servicer, subject to the limitations described in the pooling and servicing agreement.

Under the pooling and servicing agreement, Nationstar Mortgage will make certain representations and warranties about the home equity loans transferred to the issuing entity.  If any of these representations and warranties are untrue in any material respect, with the result that the interests of the holders of the offered certificates are materially and adversely affected, Nationstar Mortgage will be required to either cure the breach of the representation or warranty or repurchase or substitute for the home equity loan in question.

Generally, and as more fully described in the related pooling and servicing agreement, a home equity loan substituted for another will be required to meet the following criteria: (i) have a coupon rate at least equal to the coupon rate of the home equity loan being replaced, (ii) be secured by property that is of the same or better property type as, or is a single family dwelling and the same or better occupancy status as, the property securing the home equity loan being replaced or is a primary residence, (iii) will mature no later than the latest final scheduled distribution date with respect to the any home equity loan, (iv) have a loan-to-value ratio as of the replacement cut-off date no higher than the loan-to-value ratio of the replaced home equity loan at such time, and (v) will be of the same or higher credit quality classification (determined in accordance with the originator’s credit underwriting guidelines set forth in the originator’s underwriting manual) as the home equity loan being replaced.

Trustee Fees

The trustee will be paid a fee by the master servicer from its master servicing fee in accordance with a separate fee agreement.  The trustee is also entitled to be reimbursed for any reimbursable expenses.  Any reimbursable expenses are payable to the trustee on each distribution date following any deposits to the swap account for payment to the swap provider of any swap termination payments that are the result of a swap provider trigger event.

Servicing Fees

For each home equity loan, the servicer will retain a servicing fee equal to 0.500% per annum, payable monthly at 1/12th of the annual rate of the outstanding principal balance of the home equity loan as of the first day of the related remittance period.  The servicer will also be able to retain late fees, assumption fees, release fees, bad check charges and any other servicing related charges.  The servicer is entitled to retain these amounts from collections on all the home equity loans prior to any distributions to you.

Master Servicing Fees

For each home equity loan, the master servicer will retain a master servicing fee equal to 0.0075% per annum, payable monthly at 1/12th of the annual rate of the outstanding principal balance of the home equity loan as of the first day of the related remittance period.  The master servicer is entitled to retain these amounts from amounts available in the certificate account prior to any distributions to you.  The master servicer is also entitled to be reimbursed for any transition expenses and reimbursable expenses prior to any distributions to you.

Securities Administrator and Custodian Fees

The master servicer will pay the securities administrator and the custodian reasonable compensation as agreed upon for all services rendered by the securities administrator and the custodian in the exercise and performance of their powers and duties.  The securities administrator and the custodian are also entitled to be reimbursed for any reimbursable expenses prior to any distributions to you.

Certain Federal Tax Considerations

Subject to the considerations discussed under “CERTAIN FEDERAL INCOME TAX CONSIDERATIONS” in this prospectus supplement, in the opinion of McKee Nelson LLP, counsel to the seller and the issuing entity, for federal income tax purposes, the issuing entity will include one or more real estate mortgage investment conduits or “REMICs” and the offered certificates will represent ownership of “regular interests” in a REMIC.

ERISA Considerations

The offered certificates, other than the Class M-7B, Class M-8 and Class M-9B certificates, may be eligible for acquisition by persons investing assets of employee benefit plans or other retirement arrangements that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (“Plans”) provided the acquisition and holding of such offered certificates, other than the Class M-7B, Class M-8 and Class M-9B certificates, are eligible for the exemptive relief available under the statutory exemption or one of the class exemptions described in this prospectus supplement under “ERISA CONSIDERATIONS.”

Legal Investment Considerations

The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in such certificates.  You should consult your own counsel as to whether and to what extent the offered certificates constitute legal investments for you.

Certificate Ratings

It is a condition to the issuance of the offered certificates that they receive ratings not lower than the respective ratings set forth below from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc.

Class	S & P	Moody’s
1-AV-1	AAA	Aaa
2-AV-1	AAA	Aaa
2-AV-2	AAA	Aaa
2-AV-3	AAA	Aaa
2-AV-4	AAA	Aaa
M-1	AA+	Aa1
M-2	AA+	Aa2
M-3	AA	Aa3
M-4	AA-	A1
M-5	A+	A2
M-6	A+	A3
M-7A	A	Baal
M-7B	A	Baal
M-8	A-	Baa2
M-9A	BBB	Baa3
M-9B	BBB	Baa3

A security rating is not a recommendation to buy, sell or hold securities and the assigning rating organization may revise or withdraw a rating at any time.  The ratings do not address the frequency of prepayments on the home equity loans, the receipt of any amounts with respect to net wac cap carryover or the corresponding effect on yield to investors.  See “RATINGS” in this prospectus supplement for additional information.

RISK FACTORS

You should consider the following risk factors together with all the information contained in this prospectus supplement and the accompanying prospectus in deciding whether to purchase any of the offered certificates.

Recent developments in the subprime mortgage market may adversely affect the yields of the offered certificates

The home equity loans in the trust fund are subprime mortgage loans.  Recently, the subprime mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the yield on your certificates.  Delinquencies and losses with respect to subprime mortgage loans generally have increased in recent months, and may continue to increase.  See “DESCRIPTION OF THE HOME EQUITY LOANS—Static Pool Information” in this prospectus supplement.  In addition, in recent months housing prices and appraisal values in many states have declined or flattened, after extended periods of significant appreciation.  A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans.  Borrowers with adjustable rate mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin.  This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans.  A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing.  Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans.  These events, alone or in combination, may contribute to higher delinquency rates.

See “RISK FACTORS—A decrease in the value of mortgaged property may increase the risk of loss” in this prospectus supplement.

In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy.  Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold to third parties under agreements that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims.  The financial condition of a mortgage lender may also be adversely affected by the increasing rate of delinquencies and defaults on adjustable rate loans.

If Nationstar Mortgage is unable to repurchase home equity loans in the event of breaches of representations and warranties, the performance of the offered certificates may be affected.

You should consider that the general market conditions discussed above may affect the performance of the home equity loans and may adversely affect the yield on your certificates.

See “RISK FACTORS—The borrowers have less than perfect credit” in this prospectus supplement.  See also “DESCRIPTION OF THE HOME EQUITY LOANS” in this prospectus supplement for a description of the characteristics of the home equity loans and “THE SPONSOR, THE SELLER AND THE SERVICER—Underwriting Guidelines Applicable to the Home Equity Loans” and “—Nationstar Mortgage’s Underwriting Criteria” in the accompanying prospectus for a general description of the underwriting guidelines applied in originating the home equity loans.

Recent events with respect to Fremont Investment & Loan may adversely affect the value of your certificates

As discussed in further detail under “THE ORIGINATOR—Recent Events” in this prospectus supplement, Fremont Investment & Loan and its parent, Fremont General Corporation, have announced several recent events that may have an adverse effect on the performance of your certificates.

Fremont Investment & Loan and Fremont General Corporation have consented to the terms of a Cease and Desist Order dated March 7, 2007 issued by the Federal Deposit Insurance Corporation with respect to certain activities related to mortgage lending and their own financial management.  With respect to mortgage lending, those terms include, among others, that Fremont Investment & Loan cease and desist certain operations and practices, including originating loans under the current underwriting guidelines as set forth in this prospectus supplement.

Fremont General Corporation has delayed the release of its audited financial information for the year ended December 31, 2006 and the unaudited information for the first quarter of 2007, which means that there is no current audited financial information with respect to Fremont General Corporation and Fremont Investment & Loan.  The current and future lack of audited and unaudited financial information may have an adverse affect on the value of your certificates.

After dismissing Ernst & Young LLP as its independent registered public accounting firm, Fremont General Corporation retained Grant Thorton LLP.  Fremont General Corporation announced the resignation of Grant Thornton LLP as its independent registered public accounting firm due to claims by Grant Thornton LLP that Fremont General Corporation had not been responsive to Grant Thornton LLP’s requests for additional information, claims which Fremont General Corporation denies.

Fremont Investment & Loan has announced its exit from the subprime residential lending business, the sale of its residential servicing platform and the sale of commercial loan operations.  At this point, Fremont Investment & Loan has stopped originating subprime residential mortgage loans.

Each of these events, alone or together, could have a negative adverse effect on the performance of the home equity loans or cause delays or losses in distributions on the certificates.  See “THE ORIGINATOR—Recent Events” in this prospectus supplement.

Transfers of servicing may result in higher delinquencies and defaults which may adversely affect the yield on your certificates

For the period from the cut-off date to, but not including, July 5, 2007, Fremont Investment & Loan will service the home equity loans pursuant to an interim servicing agreement between Nationstar Mortgage LLC and Fremont Investment & Loan.  As described under “THE ORIGINATOR—Recent Events—Servicer Rating Actions,” Fremont Investment & Loan’s residential primary servicer rating for subprime mortgage loans has been downgraded by Moody’s Investors Service, Inc. and Fitch Ratings, Inc.  As of July 5, 2007, this interim servicing agreement will terminate and all servicing functions will be performed by Nationstar Mortgage LLC in accordance with the servicing provisions set forth in the pooling and servicing agreement.

The transfer of servicing from Fremont Investment & Loan to Nationstar Mortgage LLC may involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities, the requirement to notify the mortgagors about the servicing transfer, delays caused by the transfer of the related servicing mortgage files and records to the new servicer, additional risks relating to the transfer of servicing as a result of the disclosure set forth in “THE ORIGINATOR—Recent Events,” and other reasons.  As a result of a servicing transfer and any delays associated with the transfer, the rate of delinquencies and defaults on the home equity loans could increase at least for a period of time. We cannot assure you that there will be no disruptions associated with the transfer of servicing or that, if there are disruptions, they will not adversely affect the yield on your certificates.

Fremont Investment & Loan’s report of management related to the assessment of compliance

Fremont Investment & Loan’s report of management related to their assessment of compliance with applicable servicing criteria for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, disclosed that it complied in all material respects with the specified minimum servicing standards, except as follows:

•

The specified minimum servicing standards require that payments received by borrowers be remitted to the appropriate accounts maintained pursuant to the transaction documents. During the year ended December 31, 2006, 709 payments were not remitted to the appropriate collection accounts in a timely manner.  Upon review of the 709 payments not remitted to the appropriate collection account and the total number of payments processed during 2006 of 1,377,091, the 709 payments represent .060% of the total number of loan payment received by Fremont Investment & Loan during 2006. Therefore, Fremont Investment & Loan’s management concluded this error is immaterial and a non-reportable occurrence.

•

In addition, the specified minimum servicing standards require the proper adjustment of an adjustable rate mortgage loan pursuant to the terms of the related mortgage note. During the year ended December 31, 2006, one rate adjustment for a mortgage loan covered under the Servicemembers Civil Relief Act, as amended, was suppressed and the rate was not reset to the correct adjusted rate in a timely manner. Upon review of this exception, Fremont Investment & Loan’s management noted that for the year ended December 31, 2006, a total of only 46 mortgage loans were subject to the Servicemembers Civil Relief Act, as amended, as compared to a total number of mortgage loans serviced by Fremont of approximately 1.3 million for the year ended December 31, 2006. Therefore, Fremont Investment & Loan’s management concluded this error to be immaterial and a non-reportable occurrence.

Fremont Investment and Loan’s management therefore concluded that Fremont Investment & Loan complied with the specified minimum servicing standards in all material respects.

Instances of material non-compliance in assessments of compliance with servicing criteria

Wells Fargo Bank, N.A.’s assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period.  The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function.  The assessment further states that all necessary adjustments to Wells Fargo Bank, N.A’s data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

Governmental action may affect foreclosures

In addition to the limitations on foreclosure described in the prospectus, legislative or regulatory initiatives by federal, state or local legislative bodies or administrative agencies, if enacted or adopted, could delay foreclosure, provide new defenses to foreclosure or otherwise impair the ability of a servicer to foreclose on a defaulted loan.  Various jurisdictions have considered or are currently considering such actions, and we cannot predict the nature or extent of limitations on foreclosure that may be enacted.  Any such governmental actions that interfere with the foreclosure process could affect yields on the offered certificates, particularly the subordinated certificates.

You may have difficulty selling your certificates

The offered certificates will not be listed on any securities exchange.  As a result, if you wish to sell your certificates, you will have to find a purchaser that is willing to purchase your certificates.  The underwriters intend to make a secondary market for the underwritten certificates.  The underwriters may do so by offering to buy the underwritten certificates from investors that wish to sell.  However, the underwriters will not be obligated to make offers to buy the underwritten certificates and may stop making offers at any time.  In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay. There have been times in the past where there have been very few buyers of similar asset-backed securities, and there may be similar times in the future. As a result, you may not be able to sell your certificates when you wish to do so or you may not be able to obtain the price you wish to receive.

Less stringent underwriting guidelines and the resultant potential for delinquencies on the home equity loans could lead to losses on your certificates

Under the Cease and Desist Order dated March 7, 2007 issued by the Federal Deposit Insurance Corporation, the Federal Deposit Insurance Corporation is requiring that Fremont Investment & Loan cease and desist certain operations and practices, including originating residential subprime mortgage loans under the current underwriting guidelines as set forth in this prospectus supplement.  Substantially all of the home equity loans included in the home equity pool are home equity loans that Fremont Investment & Loan originated prior to such Cease and Desist Order and which Fremont Investment & Loan has agreed not to originate in the future under that order.  No assurance can be given that products offered and underwriting guidelines employed by Fremont Investment & Loan will not experience increased defaults and/or delinquencies that could lead to losses on your certificates or otherwise have a material adverse effect on the value of the certificates.

See “THE ORIGINATOR—Recent Events” in this prospectus supplement.

The home equity loans were underwritten to standards which do not conform to the credit standards of Fannie Mae or Freddie Mac which may result in losses on the home equity loans

Fremont Investment & Loan’s underwriting standards are intended to assess the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the home equity loan and consider, among other things, a mortgagor’s credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property.  Fremont Investment & Loan provides loans primarily to borrowers who do not qualify for loans conforming to Fannie Mae and Freddie Mac credit guidelines.  The originator’s underwriting standards do not prohibit a mortgagor from obtaining, at the time of origination of the originator’s first lien, additional financing which is subordinate to that first lien, which subordinate financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the originator’s loan-to-value ratio determination for the originator’s first lien.

The home equity loans include loans that:

•

were made to mortgagors having imperfect credit histories;

•

are secured by non-owner occupied properties and second-homes, which constitute approximately 7.01%, 10.30% and 3.35% of the aggregate outstanding loan balance of all of the home equity loans, the Group 1 home equity loans and the Group 2 home equity loans, respectively, and may present a greater risk that the mortgagor will stop making monthly payments if the mortgagor’s financial condition deteriorates;

•

were made to mortgagors who have debt-to-income ratios greater than 50% (i.e., the amount of debt the mortgagor owes represents a large portion of his or her income), which constitute approximately 23.26%, 29.49% and 16.32% of the aggregate outstanding loan balance of all of the home equity loans, the Group 1 home equity loans and the Group 2 home equity loans, respectively, and a deterioration of any mortgagor’s financial condition could make it difficult for that mortgagor to continue to make mortgage payments;

•

were made to mortgagors whose income is not required to be verified (i.e., stated income), which constitute approximately 27.35%, 23.52% and 31.60% of the aggregate outstanding loan balance of all of the home equity loans, the Group 1 home equity loans and the Group 2 home equity loans, respectively, and may increase the risk that the mortgagor’s income is less than that represented; and

•

were not originated pursuant to any particular secondary mortgage market program; as a result many of the home equity loans have exceptions such as high loan-to-value ratios at origination or no primary mortgage insurance policy.

The foregoing characteristics of the home equity loans may adversely affect the performance of the home equity loan pool and the value of the senior and subordinate certificates as compared to other home equity loan pools and other series of mortgage pass-through certificates sponsored by Nationstar Mortgage.

Investors should note that approximately 16.99%, 23.61% and 9.62% of the aggregate outstanding loan balance of all of the home equity loans, the Group 1 home equity loans and the Group 2 home equity loans, respectively, were made to borrowers that have credit scores of less than 600. These home equity loans and home equity loans with higher loan-to-value ratios may present a greater risk of loss.

As a result of the originator’s underwriting standards, the home equity loans in the home equity loan pool are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by home equity loans underwritten in a more traditional manner.

Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the home equity loans in the home equity loan pool than on home equity loans originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related home equity loans.

See “THE ORIGINATOR” in this prospectus supplement.

Newly originated home equity loans may default

All of the home equity loans were originated within twelve months prior to the cut-off date. The weighted average remaining term to stated maturity of all of the home equity loans, the Group 1 home equity loans and the Group 2 home equity loans, in each case as of the cut-off date is approximately 355 months.  Although little data is available, defaults on home equity loans, including home equity loans similar to the home equity loans expected to be included in the issuing entity, are generally expected to occur with greater frequency in the early years of the terms of home equity loans.

The rate of return of principal is uncertain due to prepayments

Overview.  The issuing entity’s prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing, the percentage of home equity loans that are repurchased by the seller due to early payment defaults and homeowner mobility.  The average life of your certificates and, if purchased at other than par, the yields realized by you will be sensitive to levels of payment (including prepayments) on the home equity loans.

In general, if you purchase an offered certificate at a premium to the outstanding principal amount of the certificate the yield on your certificate may be adversely affected by a higher than anticipated level of prepayments of the home equity loans. Conversely, if you purchase an offered certificate at a discount to the outstanding principal amount of the certificate, the yield on your certificate may be adversely affected by a lower than anticipated level of prepayments.

Generally, if prevailing interest rates fall significantly below the coupon rates on the home equity loans, the home equity loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the coupon rates on the home equity loans. Conversely, if prevailing interest rates rise significantly above the coupon rates on the home equity loans, the rate of prepayments is likely to decrease.

Certain of the home equity loans have no prepayment penalties.  Approximately 24.92%, 27.82% and 21.70% of the aggregate outstanding loan balance of all of the home equity loans, the Group 1 home equity loans and the Group 2 home equity loans, respectively, in each case, as of the cut-off date, may be prepaid in whole or in part at any time without penalty.  Home equity loans may not be viewed by borrowers as permanent financing.  Accordingly, the home equity loans in the issuing entity may experience a higher rate of prepayment than traditional mortgage loans.

Prepayment premiums, penalties and charges collected from borrowers will be paid to the holders of the Class P certificates.

Due-on-sale clauses.  All of the home equity loans contain due-on-sale provisions and the servicer is required by the pooling and servicing agreement to enforce these provisions unless the enforcement is not permitted by applicable law or the servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related mortgaged property to assume the home equity loan. To the extent permitted by applicable law, any assumption will not release the original borrower from its obligation under any home equity loan.

2/28, 3/27 and 5/25 adjustable rate home equity loans.  Approximately 49.85%, 48.26% and 51.62% of the aggregate outstanding loan balance of all of the home equity loans, the Group 1 home equity loans and the Group 2 home equity loans, respectively, in each case as of the cut-off date, have a two year fixed rate term followed by a 28 year adjustable rate term.  Approximately 19.38%, 18.47% and 20.38% of the aggregate outstanding loan balance of all of the home equity loans, the Group 1 home equity loans and the Group 2 home equity loans, respectively, in each case as of the cut-off date, have a three year fixed rate term followed by a 27 year adjustable rate term.

Approximately 1.66%, 1.37% and 1.99% of the aggregate outstanding loan balance of all of the home equity loans, the Group 1 home equity loans and the Group 2 home equity loans, respectively, in each case as of the cut-off date, have a five year fixed rate term followed by a 25 year adjustable rate term.  We refer to these loans in this prospectus supplement as the 2/28, 3/27 and 5/25 adjustable rate loans, respectively.  All of the 2/28, 3/27 and 5/25 adjustable rate loans, as of the cut-off date, are in the initial fixed rate period.  As with home equity loans generally, the rate of prepayments on these 2/28, 3/27 and 5/25 adjustable rate loans which are in the initial fixed rate period is sensitive to prevailing interest rates. The prepayment behavior of the 2/28, 3/27 and 5/25 adjustable rate loans may differ from that of the other adjustable rate home equity loans although the other adjustable rate home equity loans also have adjustable interest rates.  As a 2/28, 3/27 or 5/25 adjustable rate loan approaches its initial adjustment date, the borrower may become more likely to refinance the loan to avoid an increase in the coupon rate, even if fixed rate loans are only available at rates that are slightly lower or higher than the coupon rate before adjustment. The existence of the applicable periodic rate cap, lifetime cap and lifetime floor also may affect the likelihood of prepayments resulting from refinancings.

Repurchases of Early Payment Default Home Equity Loans.  With respect to certain of the home equity loans, if a related borrower fails to make the monthly payment occurring in June 2007 or July 2007 (without regard to any modification, waiver or extension by the servicer of any amount due as originally set forth in the related mortgage note), the seller shall be obligated to repurchase such home equity loan.  A repurchase of any such home equity loans will have the effect of a principal prepayment and the performance of the offered certificates may be affected.

You may be unable to reinvest distributions in comparable investments

Asset-backed securities like the offered certificates usually produce more returns of principal to investors when market interest rates fall below the interest rates on the home equity loans and produce less returns of principal when market interest rates rise above the interest rates on the home equity loans.  If borrowers refinance their home equity loans as a result of lower interest rates, you will receive an unanticipated payment of principal. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the offered certificates, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the offered certificates.  You will bear the risk that the timing and amount of distributions on your offered certificates will prevent you from attaining your desired yield.

Effect of home equity loan yield on certificate rate of the variable rate certificates; basis risk

Following their initial fixed interest rate period, the 2/28, 3/27 and 5/25 loans provide for interest rates which adjust semi-annually based upon the London interbank offered rate, commonly referred to as LIBOR, for six-month United States dollar deposits.

The interest rates for the senior and subordinate certificates are determined in accordance with and adjust monthly based upon one-month LIBOR, and are subject to the applicable net wac cap.  One-month LIBOR and six-month LIBOR may respond to different economic and market factors, and there is not necessarily a correlation between them. Thus, it is possible, for example, that one-month LIBOR may rise during periods in which six-month LIBOR is stable or is falling or that, even if each of one-month LIBOR and six-month LIBOR rise during the same period, one-month LIBOR may rise more rapidly than six-month LIBOR.  Furthermore, even if one-month LIBOR and six-month LIBOR were at the same level, the applicable net wac cap may still limit the amount of interest that would otherwise be distributable on the senior and subordinate certificates.  The operation of the applicable net wac cap may cause the certificate rate of the related senior and subordinate certificates to be reduced for extended periods in a rising interest rate environment.  Although we intend to pay you on future distribution dates on a subordinated basis the amount by which we reduce your interest payment because of the applicable net wac cap together with any interest thereon, to the extent of amounts available under the interest rate swap agreement described herein or to the extent of amounts in the net wac cap carryover reserve account available for such purpose, we cannot assure you that excess funds will be available to make these payments.  Moreover, if the clean-up call option is exercised as described in this prospectus supplement, you will not be entitled to receive these amounts upon termination of the issuing entity, except if and to the extent that money is available to pay these amounts (which are payable on a subordinated basis) in accordance with the priorities for distributions described under “DESCRIPTION OF THE CERTIFICATES—Distributions” in this prospectus supplement.

In addition, the fixed rate home equity loans have fixed rates of interest, and the adjustable rate home equity loans are subject to periodic adjustment caps and maximum rate caps, and the weighted average coupon rate is subject to change based upon prepayment experience, which also may result in the applicable net wac cap limiting increases in the certificate rate for the related senior and subordinate certificates. Finally, the adjustable rate home equity loans accrue interest on the basis of a 360-day year assumed to consist of twelve 30-day months, while calculations of interest on the senior and subordinate certificates will be made on the basis of the actual number of days elapsed in the related interest period and a year of 360 days.  This may result in the applicable net wac cap limiting the certificate rate for the related senior and subordinate certificates to less than one-month LIBOR plus the applicable margin in interest periods that have more than 30 days.

If you are a holder of an offered certificate and the certificate rate is limited in any period by the applicable net wac cap you may suffer a temporary or permanent decline in the market value of your certificates.

The interest rate swap agreement and the swap provider

Any amounts received from the swap provider under the interest rate swap agreement will be applied as described in this prospectus supplement to cover losses, maintain overcollateralization, pay interest shortfalls and basis risk shortfalls.  However, no amounts will be payable by the swap provider unless the floating amount owed by the swap provider on a distribution date exceeds the fixed amount owed to the swap provider on such distribution date.  This will not occur except in periods when one-month LIBOR (as determined pursuant to the interest rate swap agreement) generally exceeds 5.400% (subject to a variance of plus or minus 5.00% of that rate).  No assurance can be made that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover interest shortfalls, basis risk shortfalls and losses on the loans.  Any net payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the certificate rates of the certificates.  In certain cases, if the rate of prepayments on the loans is faster than anticipated, the schedule on which payments due under the interest rate swap agreement are calculated may exceed the aggregate principal balance of the home equity loans, thereby increasing the relative proportion of interest collections on the loans that must be applied to make net payments to the swap provider.  The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the senior and subordinate certificates.  In addition, any termination payment payable to the swap provider (other than a termination payment resulting from a swap provider trigger event) in the event of early termination of the interest rate swap agreement will reduce amounts available for distribution to certificateholders.

Upon early termination of the interest rate swap agreement, the supplemental interest trust or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination).  The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement.  In the event that the supplemental interest trust is required to make a swap termination payment, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, generally prior to distributions to certificateholders.  This feature may result in losses on the certificates.  Due to the priority of the applications of the available funds, the subordinate certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment by the supplemental interest trust before such effects are borne by the senior certificates and one or more classes of subordinate certificates may suffer a loss as a result of such payment.

To the extent that distributions on the offered certificates depend in part on payments to be received by the supplemental interest trust under the interest rate swap agreement, the ability of the securities administrator to make such distributions on such certificates will be subject to the credit risk of the swap provider to the interest rate swap agreement.  The Class M-7B, Class M-8 and Class M-9B certificates will not be entitled to any payments received by the supplemental trust under the interest rate swap agreement.  The credit ratings of the swap provider as of the date of this prospectus supplement are lower than the ratings assigned to the senior certificates.  See “DESCRIPTION OF THE CERTIFICATES—The Interest Rate Swap Agreement,” “—The Swap Provider” and “—The Swap Account” in this prospectus supplement.

The subordinate certificates will absorb cash shortfalls before the senior certificates

The subordinate certificates will not receive any distributions of interest until the senior certificates receive their interest distributions and will not receive any distributions of principal until the senior certificates receive their principal distributions.  If the collections of principal and interest on the home equity loans are insufficient to make all of the required distributions on the senior and subordinate certificates, one or more classes of subordinate certificates will not receive all of their distributions.  In addition, losses due to defaults by borrowers, to the extent not covered by the amount of overcollateralization and excess interest at that time, or net swap payments received under the interest rate swap agreement available to cover such losses, will be allocated to the subordinate certificates in the reverse order of payment priority.  Any allocation of a loss to a class of subordinate certificates will reduce its certificate principal balance, which will not be recovered unless reimbursed from future excess interest collections on a subordinated basis, except to the extent that the certificate principal balance of such class is increased by any subsequent recoveries.  Distributions to the subordinate certificates are made in the following order of priority: to the Class M-1 certificates, then to the Class M-2 certificates, then to the Class M-3 certificates, then to the Class M-4 certificates, then to the Class M-5 certificates, then to the Class M-6 certificates, then to the Class M-7A and Class M-7B certificates, pro rata based on outstanding certificate principal balance, then to the Class M-8 certificates, and then to the Class M-9A and Class M-9B certificates, pro rata based on outstanding certificate principal balance.  Losses are allocated to the subordinate certificates in the reverse order, commencing with the Class M-9A and Class M-9B certificates, then to the Class M-8 certificates, then to the Class M-7A and Class M-7B certificates, then to the Class M-6 certificates, then to the Class M-5 certificates, then to the Class M-4 certificates, then to the Class M-3 certificates, then to the Class M-2 certificates and then to the Class M-1 certificates.  As a result, the more subordinate certificates, and particularly the Class M-9A and Class M-9B certificates, will be affected to a larger degree by any losses on the home equity loans.

Additional risks associated with the subordinate certificates

The weighted average lives of, and the yields to maturity on, the Class M-1 certificates, the Class M-2 certificates, the Class M-3 certificates, the Class M-4 certificates, the Class M-5 certificates, the Class M-6 certificates, the Class M-7A and Class M-7B certificates, the Class M-8 certificates and the Class M-9A and Class M-9B certificates will be progressively more sensitive, in that order, to the rate and timing of borrower defaults and the severity of ensuing losses on the home equity loans.  If the actual rate and severity of losses on the home equity loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by that holder based on that assumption.  The timing of losses on the home equity loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the home equity loans are consistent with an investor’s expectations.  In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity.  Realized losses on the home equity loans, to the extent they exceed the amount of overcollateralization and excess interest at that time following distributions of principal on the related distribution date and any net swap payment received under the interest rate swap agreement available to cover such losses, will reduce the certificate principal balance of the Class M-9A and Class M-9B certificates, pro rata based on outstanding certificate principal balance, the Class M-8 certificates, the Class M-7A and Class M-7B certificates, pro rata based on outstanding certificate principal balance, the Class M-6 certificates, the Class M-5 certificates, the Class M-4 certificates, the Class M-3 certificates, the Class M-2 certificates and the Class M-1 certificates, in that order.  As a result of such reductions, less interest will accrue on such class of subordinate certificates than would otherwise be the case.  Once a realized loss is allocated to a subordinate certificate, no interest will be distributable with respect to such written down amount, except to the extent the certificate principal balance is thereafter increased by a subsequent recovery, as described under “DESCRIPTION OF THE CERTIFICATES—Credit Enhancement —Allocation of Realized Losses” in this prospectus supplement.  However, the amount of any realized losses allocated to the subordinate certificates, which we refer to as class principal carryover shortfalls, may be reimbursed to the holders of the subordinate certificates according to the priorities set forth under “DESCRIPTION OF THE CERTIFICATES—Distributions” and “DESCRIPTION OF THE CERTIFICATES—The Swap Account” in this prospectus supplement.

The return on your certificates could be reduced by shortfalls due to the Servicemembers Civil Relief Act

The Servicemembers Civil Relief Act, as amended, or the Relief Act, provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan.  The response of the United States to the terrorist attacks on September 11, 2001 and other recent geopolitical developments has included military operations that have increased and may continue to increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty.  The Relief Act provides generally that a borrower who is covered by the Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower’s active duty.  These shortfalls are not required to be paid by the borrower at any future time.  Neither the servicer nor the master servicer is required to advance these shortfalls as delinquent payments and the shortfalls are not covered by any form of credit enhancement on the certificates.  Interest shortfalls on the home equity loans due to the application of the Relief Act or similar legislation or regulations reduce the amount of interest available for distribution on the offered certificates.

The Relief Act also limits the ability of the servicer to foreclose on a home equity loan during the borrower’s period of active duty and, in some cases, during an additional three month period thereafter.  As a result, there may be delays in payment and increased losses on the home equity loans.  Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest payment priority.

We do not know how many home equity loans have been or may be affected by the application of the Relief Act.
We refer you to “CERTAIN LEGAL ASPECTS OF THE HOME EQUITY LOANS—Servicemembers Civil Relief Act” in the accompanying prospectus.
The yield on the subordinate certificates will be particularly sensitive to prepayments

The multiple class structure of the senior and subordinate certificates causes the yield of the subordinate certificates to be particularly sensitive to changes in the rates of prepayments of the home equity loans.  Because distributions of principal will be made to the classes of senior and subordinate certificates according to the priorities described in this prospectus supplement, the yield to maturity on the subordinate certificates will be sensitive to the rates of prepayment on the home equity loans experienced both before and after the commencement of principal distributions on subordinate certificates.  In particular, the subordinate certificates do not receive (unless the certificate principal balances of the senior certificates have been reduced to zero) any portion of the amount of principal payable to the senior and subordinate certificates prior to the distribution date in July 2010.  Thereafter, subject to the delinquency and realized loss performance of the home equity loan pool, the subordinate certificates (unless the certificate principal balances of the senior certificates have been reduced to zero) may not receive any portion of the amount of principal then payable to the senior and subordinate certificates.  The weighted average lives of the subordinate certificates will therefore be longer than would otherwise be the case.  The effect on the market value of the subordinate certificates of changes in market interest rates or market yields for similar securities may be greater than for the senior certificates.

Yield considerations relating to excess cash

If the senior and subordinate certificates are overcollateralized below the required amount, excess interest, if any, will be distributable on the senior and subordinate certificates then entitled to receive principal distributions as a payment of principal. If purchased at a premium or a discount, the yield to maturity on your certificate will be affected by the rate at which excess interest is distributed as a payment of principal. If the actual rate of excess interest distributions is slower than the rate anticipated by an investor who purchases an offered certificate at a discount, the actual yield to the investor will be lower than the investor’s anticipated yield. If the actual rate of excess interest distributions is faster than the rate anticipated by an investor who purchases an offered certificate at a premium, the actual yield to the investor will be lower than the investor’s anticipated yield.

The amount of excess interest available for distribution on any distribution date will be affected by:

• the actual amount of interest received, advanced, collected or recovered in respect of the home equity loans during the calendar month prior to the related distribution date;
• changes in the weighted average of the coupon rates of the home equity loans resulting from prepayments and liquidations of such home equity loans;

•

adjustments in the interest rates on the adjustable rate home equity loans;

•

adjustments in the certificate rates on the senior and subordinate certificates;

•

an increase in the certificate rate of the certificates if the servicer should not exercise the clean-up call option on the first distribution date on which such clean-up call option could have been exercised;

•

whether the servicer exercises the clean-up call option on the first date upon which such clean-up call option could have been exercised; and

•

the amount of certain fees and expenses payable by the issuing entity from interest distributions, including any net swap payments owed to the swap provider and any swap termination payments, other than any swap termination payment resulting from a swap provider trigger event.

The amount of excess interest distributed as principal on the senior and subordinate certificates will also be based on the required amount of overcollateralization and the amount of realized losses on the home equity loans during the related remittance period. We cannot assure you that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization.

Liquidation of home equity loans could cause payment delays and/or losses

Overview.  Even assuming that the mortgaged properties provide adequate security for the related home equity loans, substantial delays in receiving proceeds could be encountered by the issuing entity in connection with the liquidation of defaulted home equity loans. As a result, shortfalls in distributions on offered certificates could occur.  Further, liquidation expenses (including legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable from the liquidation of defaulted home equity loans and thereby reduce the security for the home equity loans. In the event any of the mortgaged properties fail to provide adequate security for the related home equity loans, holders of offered certificates, and the subordinate certificates in particular, could experience a loss.

We refer you to “RISK FACTORS—The subordinate certificates will absorb cash shortfalls before the senior certificates” in this prospectus supplement for more detail.

Second Liens.  As of the cut-off date, approximately 94.65%, 97.62% and 91.35% of the aggregate outstanding loan balance of all of the home equity loans, the Group 1 home equity loans and the Group 2 home equity loans, respectively, are secured by first liens on the related properties, and approximately 5.35%, 2.38% and 8.65% of the aggregate outstanding loan balance of all of the home equity loans, the Group 1 home equity loans and the Group 2 home equity loans, respectively, are secured by second liens on the related properties.  With respect to home equity loans that are junior in priority to liens having a first priority with respect to the related mortgaged property, the servicer has the power, in some cases, to consent to a new mortgage lien on the mortgaged property having priority over the home equity loan in connection with the refinancing of the first lien.  Home equity loans secured by second mortgages are entitled to proceeds that remain from the sale of the related mortgaged property after any related senior mortgage loan and prior statutory liens have been satisfied. In the event that the proceeds are insufficient to satisfy the loans and prior liens in the aggregate, the issuing entity and, accordingly, you (1) bear the risk of delay in distributions while a deficiency judgment, if any, against the borrower is sought and (2) may suffer a loss if the deficiency judgment cannot be obtained or is not realized upon.

In addition, certain of the borrowers had financing needs in excess of the amount Fremont Investment & Loan financed under its first lien home equity loan underwriting guidelines described under “THE ORIGINATOR—Underwriting Guidelines” in this prospectus supplement.  In such circumstances, Fremont Investment & Loan offered a “piggyback” second lien mortgage in addition to Fremont Investment & Loan’s first lien mortgage to finance such excess amount up to a maximum original combined loan-to-value-ratio of 100%.  See “THE ORIGINATOR—Underwriting Guidelines—Second Lien Mortgage Loans” in this prospectus supplement.  As of the cut-off date, approximately 23.13%, 13.64% and 33.68% of the aggregate outstanding loan balance of all of the home equity loans, the Group 1 home equity loans and the Group 2 home equity loans, respectively, are subject to piggyback second lien mortgages which may or may not be included in the issuing entity.  The loan-to-value ratios for first lien home equity loans listed under the table entitled “Original Combined Loan-to-Value Ratios of All Home Equity Loans,” “Original Combined Loan-to-Value Ratios of Group 1 Home Equity Loans” and “Original Combined Loan-to-Value Ratios of Group 2 Home Equity Loans,”  in this prospectus supplement (and for purposes of the calculation of the weighted average loan-to-value ratios of the home equity loans) do not reflect the principal balances of the related piggyback second lien mortgages.  Borrowers with piggyback second lien mortgages may have little or no equity in their homes.  These borrowers may have a higher incidence of default than borrowers of home equity loans with substantial equity in their homes.  In the event of a default on any of these home equity loans, holders of the offered certificates, and the subordinate certificates, in particular, may suffer a loss.

The aggregate principal balance of the home equity loans is expected to be lower by the closing date due to early payment default loans and amortization; the home equity loans transferred to the issuing entity may have characteristics that differ from those of the home equity loans presented in this prospectus supplement, which may reduce your yield to maturity

With respect to certain of the home equity loans, if a related borrower fails to make its June 2007 monthly payment, such loan will be removed from the home equity loan pool prior to the closing date (such loans are referred to in this prospectus supplement as early payment default loans).  As a result of the removal of such early payment default loans prior to the closing date and the amortization of the home equity loans between the cut-off date and the closing date, the aggregate principal balance of the home equity loans is expected on the closing date to be lower and the certificate principal balance of each class of certificates is subject to a variance of plus or minus 10%.

Following the transfer of the home equity loans to the issuing entity on the closing date, the characteristics of the home equity loans in either home equity loan group, or in both home equity loan groups, may differ from the information presented in this prospectus supplement. The characteristics that may differ include, among others, the composition of the home equity loans and of the borrowers, the credit quality of the home equity loans, the distribution by interest rate, the distribution by principal balance, the distribution by loan-to-value ratio and the distribution by remaining term to stated maturity. You should consider potential variances when making your investment decision.  As a result of this variation in the home equity loans to be transferred to the issuing entity, the characteristics of the home equity loans in each home equity loan group as of the closing date may differ from the characteristics presented in this prospectus supplement as of the cut-off date.  The depositor does not expect a change in the material weighted average characteristics of any home equity loan group by more than 5%.

There could be delays in distributions on your certificates if the transfer of home equity loans to the issuing entity is not considered a sale in the event of bankruptcy

The sale of the home equity loans from the seller to the depositor and from the depositor to the issuing entity will be treated by the seller, the depositor and the issuing entity, for bankruptcy law purposes, as a sale of the home equity loans. In the event of an insolvency of the seller or the depositor, it is possible that a receiver or conservator for, or a creditor of, the seller or the depositor may argue that the transaction between the seller, the depositor and the issuing entity was a pledge of the home equity loans in connection with a borrowing rather than a true sale. This attempt, even if unsuccessful, could result in delays in distributions on the offered certificates.

Prepayment interest shortfalls may result in loss of interest

When a full principal prepayment is made on a home equity loan, the borrower is charged interest only up to the date of the prepayment instead of for a full month, which may result in a prepayment interest shortfall. The servicer is obligated to pay those shortfalls in interest collections that are attributable to prepayment interest shortfalls, but only to the extent of the aggregate servicing fee for the related remittance period.

Geographic concentration may affect performance

As of the cut-off date, approximately 28.34%, 13.07%, 10.04% and 8.91% of the aggregate outstanding loan balance of all of the home equity loans are located in California, Florida, New York and Maryland, respectively, approximately 17.22%, 14.72%, 9.95%, 7.86%, 5.83% and 5.38% of the aggregate outstanding loan balance of the Group 1 home equity loans are located in California, Florida, Maryland, New York, Illinois and New Jersey, respectively, and approximately 40.70%, 12.47%, 11.23% and 7.75% of the aggregate outstanding loan balance of the Group 2 home equity loans are located in California, New York, Florida and Maryland, respectively.  To the extent that those regions have experienced or may experience in the future weaker economic conditions or greater rates of decline in real estate values than the United States generally, a concentration of the home equity loans in those regions may be expected to increase the foregoing risks to you. The seller and the depositor can neither quantify the impact of any recent property value declines on the home equity loans nor predict whether, to what extent or for how long declines may continue.

In addition, properties in California may be more susceptible than homes located in other parts of the country to certain types of uninsured hazards, such as earthquakes, as well as floods, wildfires, mudslides and other natural disasters.

We refer you to “CERTAIN LEGAL ASPECTS OF THE HOME EQUITY LOANS—Foreclosure” in the accompanying prospectus for more detail.
A decrease in the value of mortgaged property may increase the risk of loss

There are several factors that could adversely affect the value of a mortgaged property and cause the outstanding balance of the related home equity loan, together with any senior financing, to equal or exceed the value of that mortgaged property.  Among the factors that could adversely affect the value of a mortgaged property are:

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an overall decline in the residential real estate market in the areas in which the mortgaged properties are located;

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a decline in the general condition of the mortgaged properties as a result of failure of borrowers to maintain adequately the mortgaged properties; and

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natural disasters that are not necessarily covered by insurance, including earthquakes, hurricanes, wildfires, floods and eruptions.

If a decline in the value of the mortgaged properties occurs, the actual rates of delinquencies, foreclosure and losses on the home equity loans could be higher than those currently experienced in the mortgage lending industry in general and you could suffer a loss.

Balloon loans may have higher rates of default which may cause losses

Based on the principal balances of the home equity loans on the cut-off date, approximately 58.16%, 54.95% and 61.74% of all of the home equity loans, the Group 1 home equity loans and the Group 2 home equity loans, respectively, are balloon loans. A balloon loan has monthly payments that will not fully pay off the loan balance by the maturity date. As a result, the borrower usually will have to refinance the balloon loan in order to pay the amount due. The borrower may not be able to refinance the balloon loan for any number of reasons, including the level of available mortgage rates, the value of the property or the borrower’s payment or credit history. The issuing entity will not have any funds to refinance a balloon loan, and the seller is not obligated to do so.  If the borrower is unable to refinance the balloon loan, holders of the senior and subordinate certificates, and the subordinate certificates in particular, may suffer a loss.

Violations of consumer protection laws may result in losses

Applicable state laws generally regulate interest rates and other charges on home equity loans and require specific disclosures to borrowers and the licensing of originators of home equity loans.  In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of home equity loans.

Home equity loans are also subject to federal laws, including:

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the federal Truth in Lending Act and Regulation Z promulgated under the Truth in Lending Act, which require particular disclosures to the borrowers regarding the terms of the loans;

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the Equal Credit Opportunity Act and Regulation B promulgated under the Equal Credit Opportunity Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

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the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and

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the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles with respect to the home equity loans included in the issuing entity may limit the ability of the servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the issuing entity to damages and administrative enforcement.  In this event, holders of the offered certificates, and the subordinate certificates in particular, may suffer a loss.

In addition to the foregoing, a number of federal, state and local laws have been enacted that are designed to discourage predatory lending practices.  The federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, requires that borrowers of mortgage loans that have interest rates or origination costs in excess of prescribed levels be given certain disclosures prior to the consummation of such mortgage loans and limits or prohibits the inclusion in such mortgage loans of certain loan provisions.  Some states and localities have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA.  Failure to comply with these laws, to the extent applicable to any of the home equity loans, could subject the issuing entity, as an assignee of the home equity loans, to monetary penalties and could result in the borrowers rescinding such home equity loans against the issuing entity.  Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law.  Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts.

The seller will represent in the pooling and servicing agreement that none of the home equity loans will be subject to HOEPA.

In addition, the seller will represent in the pooling and servicing agreement that the home equity loans at origination complied in all material respects with applicable federal, state and local laws, including, but not limited to, all applicable predatory and abusive lending laws, and that none of the home equity loans is a “high cost” loan as defined by the applicable predatory and abusive lending laws.  If the issuing entity should include loans subject to HOEPA or in material violation of any applicable federal, state or local law or loans that are “high cost” loans, this would constitute a breach of the seller’s representations and warranties, and Nationstar Mortgage would be obligated to either cure the breach or repurchase or substitute for the home equity loan in question.

In addition, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Relief Act and state debtor relief laws, may also adversely affect the servicer’s ability to collect the principal of or interest on the home equity loans and holders of the offered certificates, and the subordinate certificates in particular, may suffer a loss if the applicable laws result in these loans being uncollectible.

Reduction in certificate rating could have an adverse effect on the value of your certificates

The rating by the rating agencies of the offered certificates is not a recommendation for you to purchase, hold or sell the offered certificates, inasmuch as the rating does not comment as to the market price or suitability for a particular investor. We cannot assure you that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address either the likelihood of prepayments on home equity loans, the likelihood of the payment of any interest payable to the offered certificateholders, on a subordinated basis, due to the application of any interest rate cap described under the section “DESCRIPTION OF THE CERTIFICATES—Certificate Rate,” or the possibility that offered certificateholders might realize a lower than anticipated yield. The ratings of the offered certificates also do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons.

None of the sponsor, the seller, the master servicer, the securities administrator, the trustee, the servicer or the depositor is required to maintain the ratings of the offered certificates. Any downgrade in the ratings assigned to your certificates will result in a decline in the market value of your certificates.

Potential liability for environmental conditions

Real property pledged as security to a lender may be subject to environmental risks.  Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of costs of clean-up.  In several states, this type of lien has priority over the lien of an existing mortgage or owner’s interest against real property.  In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, a lender may be liable, as an owner or operator, for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner.  A lender also risks liability on foreclosure of the mortgaged property.

Interest only home equity loans have a greater risk of default

As of the cut-off date, approximately 5.10%, 3.00% and 7.44% of the aggregate outstanding loan balance of all of the home equity loans, the Group 1 home equity loans and the Group 2 home equity loans, respectively, do not provide for any payments of principal for three or five years after origination.  These home equity loans may involve a greater degree of risk because, if the related borrower defaults, the outstanding loan balance of that home equity loan will be higher than for a home equity loan that commences amortizing on its first payment date.

Insolvency of the seller may cause losses

The seller intends that its transfer of the home equity loans to the depositor and the depositor intends that its subsequent transfer of the home equity loans to the issuing entity will each constitute a sale, and the depositor, the seller and the issuing entity will agree to treat each such transfer as a sale. In the event of the insolvency of the seller, the trustee in bankruptcy or the seller (as applicable), as debtor-in-possession, may attempt to recharacterize such a sale as a loan by the issuing entity to the depositor or the seller, as applicable, secured by a pledge of the related home equity loans. If such an attempt were to be successful, holders of certificates could receive a prepayment of all or part of their certificates. Any such prepayment would adversely affect the yield on such certificates and could result in a loss. Even if such an attempt were to be unsuccessful, holders of certificates could experience delays in distributions which would adversely affect the yield on the related certificates.

DESCRIPTION OF THE HOME EQUITY LOANS

Overview

The statistical information presented in this prospectus supplement concerning the home equity loans (the “Home Equity Loans”) in the home equity loan pool (the “Home Equity Loan Pool”) is based on the pool of Home Equity Loans Nationstar Funding LLC (the “Depositor”) expects to transfer to Home Equity Loan Trust 2007-FRE1 on the date of issuance of the Offered Certificates (the “Closing Date”).  Home Equity Loan Trust 2007-FRE1 is referred to in this prospectus supplement as the “issuing entity.”  The statistical information concerning the Home Equity Loans is as of the opening of business on June 1, 2007 (the “Cut-off Date”).

This subsection describes characteristics of the Home Equity Loans.  Unless otherwise noted, all statistical percentages in this prospectus supplement are measured by the aggregate outstanding loan balance of the related Home Equity Loans as of the Cut-off Date (the “Cut-off Date Loan Balance”).  Prior to the Closing Date, additional Home Equity Loans may be added to each Home Equity Loan Group and other Home Equity Loans may be removed from a Home Equity Loan Group.  As a result, the characteristics of the Home Equity Loans in each Home Equity Loan Pool as of the Closing Date may differ from the characteristics presented in this prospectus supplement as of the Cut-off Date.  The Depositor does not expect any material change in the weighted average characteristics of the Home Equity Loan Pool.

Each Home Equity Loan in the issuing entity will be assigned to one of two home equity loan groups (“Group 1” and “Group 2”, respectively, and each a “Home Equity Loan Group” or “Group”).  Each Home Equity Loan Group will constitute a separate sub-trust. 2,878, 1,669 and 1,209 of all of the Home Equity Loans, the Group 1 Home Equity Loans and the Group 2 Home Equity Loans, respectively, representing approximately 29.11%, 31.90% and 26.01% of the Cut-off Date Loan Balance of all of the Home Equity Loans, the Group 1 Home Equity Loans and the Group 2 Home Equity Loans, respectively (the “Fixed Rate Home Equity Loans”) will bear interest at fixed interest rates. 4,451, 2,949 and 1,502 of all of the Home Equity Loans, the Group 1 Home Equity Loans and the Group 2 Home Equity Loans, respectively, representing approximately 70.89%, 68.10% and 73.99% of the Cut-off Date Loan Balance of all of the Home Equity Loans, the Group 1 Home Equity Loans and the Group 2 Home Equity Loans, respectively (the “Adjustable Rate Home Equity Loans”) will bear interest at adjustable interest rates.

The Home Equity Loans to be transferred by Nationstar Mortgage LLC (“Nationstar Mortgage”) to the Depositor and from the Depositor to the issuing entity on the Closing Date are fixed and adjustable rate home equity loans evidenced by promissory notes secured by first and second lien deeds of trust, security deeds or mortgages on properties (the “Mortgaged Properties”).  The Mortgaged Properties securing the Home Equity Loans consist primarily of one- to four-family residential properties and manufactured housing treated as real property under applicable state law.  The Mortgaged Properties may be owner-occupied and non-owner occupied investment properties (which include second and vacation homes).  None of the Home Equity Loans is insured by pool mortgage insurance policies or primary mortgage insurance policies.  All of the Home Equity Loans in the issuing entity have been originated by Fremont Investment & Loan (“Fremont” or the “Originator”).  All of the Home Equity Loans will be serviced by Nationstar Mortgage in its capacity as servicer and master serviced by Wells Fargo Bank, N.A. (“Wells Fargo Bank”) in its capacity as master servicer (in such capacity, the “Master Servicer”).  As of the Cut-off Date, the Home Equity Loans have the following general characteristics:

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7,329 total Home Equity Loans

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2,878 Fixed Rate Home Equity Loans

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4,451 Adjustable Rate Home Equity Loans

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$1,719,822,706 aggregate outstanding loan balance (approximate)

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all of the Home Equity Loans were originated no earlier than May 26, 2006

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located in 46 states and the District of Columbia

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Group 1 Home Equity Loans:

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$905,773,494 aggregate outstanding loan balance (approximate)

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52.67% of aggregate outstanding loan balance of all Home Equity Loans (approximate)

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Group 2 Home Equity Loans:

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$814,049,212 aggregate outstanding loan balance (approximate)

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47.33% of aggregate outstanding loan balance of all Home Equity Loans (approximate).

The Home Equity Loans to be transferred to the issuing entity are selected by Nationstar Mortgage based on their ability to meet the eligibility criteria for securitization, including satisfaction of the loan level representations and warranties contained in the Pooling Agreement.  Selection of the Home Equity Loans is also based on the effect of aggregate pool criteria, including pool size, and financial considerations relevant to Nationstar Mortgage, such as liquidity and pricing of the Offered Certificates.

Additional criteria used for selection of the Home Equity Loans includes: (i) type of lien on the Home Equity Loans, (ii) interest rate on the Home Equity Loans, (iii) credit scores of the borrowers, (iv) weighted average coupon, (v) Loan-to-Value Ratio, (vi) geographical concentration of mortgaged properties, (vii) seasoning of the Home Equity Loans, (viii) payment status of the Home Equity Loans, and (ix) default history of the Home Equity Loans.

All of the Home Equity Loans as of the Cut-off Date have a monthly payment due in June 2007.

The Loan-to-Value Ratios and Original Combined Loan-to-Value Ratios with respect to the Home Equity Loans were calculated based upon the original balance (plus senior lien balance for Original Combined Loan-to-Value Ratios) divided by the lesser of the (a) appraised value of the related Mortgaged Property at the time of origination with respect to all of the Home Equity Loans or (b) purchase price of the related Mortgaged Property if the Home Equity Loan was made to finance the acquisition of the Mortgaged Property (the “Appraised Value”). Where more than one appraisal was performed on the subject property, the lesser of the two values was used to determine the Loan-to-Value Ratio and the Original Combined Loan-to-Value Ratio.

The “Original Combined Loan-to-Value Ratio” of a Home Equity Loan is the ratio, expressed as a percentage, equal to the sum of any outstanding senior lien mortgage balance plus the original balance of the Home Equity Loan divided by the lesser of the purchase price or Appraised Value of the related Mortgaged Property and the “Loan-to-Value Ratio” of a Home Equity Loan is the ratio, expressed as a percentage, equal to the original balance of the Home Equity Loan divided by the Appraised Value of the related Mortgaged Property.

We refer you to “RISK FACTORS—The borrowers have less than perfect credit” and “—Liquidation of home equity loans could cause payment delays and/or losses” in this prospectus supplement for more detail.

No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Home Equity Loans. If the residential real estate market has experienced or should experience an overall decline in property values, causing the outstanding balances of the Home Equity Loans, together with the outstanding balances of any first mortgages, to become equal to or greater than the values of the related Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

All Home Equity Loans

The following summary information with respect to all of the Home Equity Loans is as of the Cut-off Date:

	Summary Statistics	Range (if appropriate)
Avg. Outstanding Principal Balance (approximate)	$234,660	$14,907 to $1,494,584
Avg. Original Loan Amount (approximate)	$235,008	$15,000 to $1,500,000
Wtd. Avg. Gross Coupon Rate (approximate)	7.781%	5.250% to 13.600%
Wtd. Avg. Original Combined Loan-to-Value Ratio (approximate)	83.16%	8.55% to 100.00%
Wtd. Avg. Original Term to Maturity (approximate)	359 months	120 months to 360 months
Wtd. Avg. Remaining Term to Maturity (approximate)	355 months	111 months to 357 months
Non-Zero Wtd. Avg. Credit Score (approximate)	646	500 to 817
Wtd. Avg. Seasoning (approximate)	5 months	3 to 12 months
Percent of Second Liens (approximate)	5.35%
Percent of Loans by Aggregate Outstanding Principal Balance Secured by First Liens on:
Two- to Four-Family Properties (approximate)	6.70%
All Other Properties (approximate)	93.30%
Percent of Loans by Aggregate Outstanding Principal Balance Secured by Second Liens on:
Two- to Four-Family Properties (approximate)	5.52%
All Other Properties (approximate)	94.48%
Latest Maturity Date	March 1, 2037
Balloon Loans (as a percent of the aggregate outstanding principal balance) (approximate)	58.16%
Interest Only Loans (as a percent of the aggregate outstanding principal balance) (approximate)(1)	5.10%
31 to 59 day Delinquencies (as a percent of the aggregate outstanding principal balance) (approximate)	0.00%
(1) “Interest Only Loans” provide for payments of interest but not principal for the first 36 or 60 months and thereafter payment of principal and interest on a monthly basis.

The tables set forth in Annex B contain approximate statistical information as of the Cut-off Date regarding all of the Home Equity Loans.  The sum of the percentage columns in the tables in Annex B may not equal 100% due to rounding.

Group 1 Home Equity Loans

The following summary information with respect to the Group 1 Home Equity Loans is as of the Cut-off Date:

	Summary Statistics	Range (if appropriate)
Avg. Outstanding Principal Balance (approximate)	$196,140	$14,907 to $607,805
Avg. Original Loan Amount (approximate)	$196,454	$15,000 to $608,000
Wtd. Avg. Gross Coupon Rate (approximate)	7.831%	5.250% to 13.200%
Wtd. Avg. Original Combined Loan-to-Value Ratio (approximate)	81.30%	8.55% to 100.00%
Wtd. Avg. Original Term to Maturity (approximate)	359 months	120 months to 360 months
Wtd. Avg. Remaining Term to Maturity (approximate)	355 months	111 months to 357 months
Non-Zero Wtd. Avg. Credit Score (approximate)	635	500 to 812
Wtd. Avg. Seasoning (approximate)	4 months	3 to 12 months
Percent of Second Liens (approximate)	2.38%
Percent of Loans by Aggregate Outstanding Principal Balance Secured by First Liens on:
Two- to Four-Family Properties (approximate)	7.12%
All Other Properties (approximate)	92.88%
Percent of Loans by Aggregate Outstanding Principal Balance Secured by Second Liens on:
Two- to Four-Family Properties (approximate)	2.08%
All Other Properties (approximate)	97.92%
Latest Maturity Date	March 1, 2037
Balloon Loans (as a percent of the aggregate outstanding principal balance) (approximate)	54.95%
Interest Only Loans (as a percent of the aggregate outstanding principal balance) (approximate)(1)	3.00%
31 to 59 day Delinquencies (as a percent of the aggregate outstanding principal balance) (approximate)	0.00%
(1) “Interest Only Loans” provide for payments of interest but not principal for the first 36 or 60 months and thereafter payment of principal and interest on a monthly basis.

The tables set forth in Annex B contain approximate statistical information as of the Cut-off Date regarding the Group 1 Home Equity Loans.  The sum of the percentage columns in the tables in Annex B may not equal 100% due to rounding.

Group 2 Home Equity Loans

The following summary information with respect to the Group 2 Home Equity Loans is as of the Cut-off Date:

	Summary Statistics	Range (if appropriate)
Avg. Outstanding Principal Balance (approximate)	$300,276	$15,284 to $1,494,584
Avg. Original Loan Amount (approximate)	$300,683	$15,400 to $1,500,000
Wtd. Avg. Gross Coupon Rate (approximate)	7.724%	5.250% to 13.600%
Wtd. Avg. Original Combined Loan-to-Value Ratio (approximate)	85.23%	30.89% to 100.00%
Wtd. Avg. Original Term to Maturity (approximate)	359 months	120 months to 360 months
Wtd. Avg. Remaining Term to Maturity (approximate)	355 months	114 months to 357 months
Non-Zero Wtd. Avg. Credit Score (approximate)	658	503 to 817
Wtd. Avg. Seasoning (approximate)	5 months	3 to 12 months
Percent of Second Liens (approximate)	8.65%
Percent of Loans by Aggregate Outstanding Principal Balance Secured by First Liens on:
Two- to Four-Family Properties (approximate)	6.19%
All Other Properties (approximate)	93.81%
Percent of Loans by Aggregate Outstanding Principal Balance Secured by Second Liens on:
Two- to Four-Family Properties (approximate)	6.57%
All Other Properties (approximate)	93.43%
Latest Maturity Date	March 1, 2037
Balloon Loans (as a percent of the aggregate outstanding principal balance) (approximate)	61.74%
Interest Only Loans (as a percent of the aggregate outstanding principal balance) (approximate)(1)	7.44%
31 to 59 day Delinquencies (as a percent of the aggregate outstanding principal balance) (approximate)	0.00%
(1) “Interest Only Loans” provide for payments of interest but not principal for the first 36 or 60 months and thereafter payment of principal and interest on a monthly basis.

The tables set forth in Annex B contain approximate statistical information as of the Cut-off Date regarding the Group 2 Home Equity Loans.  The sum of the percentage columns in the tables in Annex B may not equal 100% due to rounding.

Pool Delinquency Experience

None of the Home Equity Loans to be transferred to the issuing entity will be in loss, foreclosure or REO status, and none of such Home Equity Loans will be 60 or more days delinquent as of the Cut-off Date.

The following tables set forth certain information regarding delinquency with respect to the Home Equity Loans as of the Cut-off Date.

Total Home Equity Loans

	Number of Home Equity Loans	Percentage of Home Equity Loans (%)	Principal Balance Outstanding as of the Cut-off Date ($)	Percentage of Aggregate Principal Balance Outstanding as of the Cut-off Date (%)
Total Home Equity Loans	7,329	100.00	1,719,822,705.91	100.00
Delinquency
0-29 days	0	0.00	0.00	0.00
30-59 days	0	0.00	0.00	0.00

The following tables set forth certain historical information regarding delinquency with respect to the Home Equity Loans as of the Cut-off Date.

30-59 Days Delinquent

Times 30-59 days	Number of Home Equity Loans	Percentage of Home Equity Loans (%)	Principal Balance Outstanding as of the Cut-off Date ($)	Percentage of Aggregate Principal Balance Outstanding as of the Cut-off Date (%)
0	7,276	99.28	1,706,090,177.47	99.20
1	50	0.68	12,782,948.32	0.74
2	3	0.04	949,580.12	0.06

60-89 Days Delinquent

Times 60-89 days	Number of Home Equity Loans	Percentage of Home Equity Loans (%)	Principal Balance Outstanding as of the Cut-off Date ($)	Percentage of Aggregate Principal Balance Outstanding as of the Cut-off Date (%)
0	7,329	100.00	1,719,822,705.91	100.00

90 Days or More Delinquent

Times 90 days or more	Number of Home Equity Loans	Percentage of Home Equity Loans (%)	Principal Balance Outstanding as of the Cut-off Date ($)	Percentage of Aggregate Principal Balance Outstanding as of the Cut-off Date (%)
0	7,329	100.00	1,719,822,705.91	100.00

Delinquent

A home equity loan is considered “delinquent” by Nationstar Mortgage if any payment due thereon is not made by the borrower by the close of business on the related due date.  A home equity loan is “30 days delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month.  Similarly for “60 days delinquent,” “90 days delinquent” and so on.

Charge-offs and Uncollectible Accounts

From time to time, the servicer will make determinations, in good faith, regarding the ultimate recoverability with respect to any delinquent home equity loan.  A charge-off will only be taken in the event that the servicer determines that all efforts to satisfy the debt obligation have been exhausted and that it has received all cash payments and recoveries that are reasonably deemed recoverable and no reasonable recourse remains for the servicer.  The servicer’s strategy with regard to charge-offs is to minimize the loss on a delinquent home equity loan.

Grace Period

Nationstar Mortgage considers a borrower as current on the home equity loan if the payment is received within an applicable grace period of the loan, which typically ranges between five and 15 calendar days of the relevant due date.  In general, collection efforts begin when a borrower becomes five calendar days past due.  Nationstar Mortgage uses behavior scoring to guide its pre-30-day collection efforts.

Deferment

Nationstar Mortgage may offer a deferment of payments to a borrower who becomes delinquent and is experiencing short-term financial difficulties if the borrower demonstrates the desire to remain in the home and the ability to make payments under the terms of the loan.  Only one deferment may be granted in a 12-month period and not more than three deferments may be granted during the life of a loan.

The deferred loans are brought current for delinquency reporting purposes and the deferred portion of the payments will be recovered at loan maturity, payoff or, if sufficient liquidation proceeds are collected, default of the home equity loan.  The maturity date of the loan is not modified in connection with the deferment.

Modification

Nationstar Mortgage may agree to any modification, waiver or amendment of any provision of any home equity loan if, in its good faith judgment, such modification, waiver or amendment would minimize the loss that might otherwise be experienced with respect to the loan, and then only in the event a payment default with respect to the loan is reasonably foreseeable by Nationstar Mortgage.  However, with respect to loans held in Nationstar Mortgage-sponsored term securitizations, no such modification, waiver or amendment may extend the maturity date of the loan beyond the date that is six months after the latest final scheduled distribution date of all the classes of offered securities of the related trust fund that remain outstanding.  Modifications are analyzed and considered based on documented hardship or other financial circumstances of the borrower precipitating an adjustment in payment.  Modifications may include a limited periodic reduction in the monthly payment required from the borrower.  In addition, Nationstar Mortgage may modify, waive or amend any provision of a home equity loan if required to do so by statute or a court of competent jurisdiction.

Partial Payments

Nationstar Mortgage considers a borrower as current under the terms of the home equity loan if the payment received equals at least 95% of the payment due.  The payment shortage (up to 5%) will be advanced by Nationstar Mortgage and tracked as a servicer advance.  If the payment shortage is not repaid by the borrower in a subsequent month, it will be recovered at payoff, loan maturity or, if sufficient liquidation proceeds are collected, default of the home equity loan.  If the payment received equals less than 95% of the payment due, the received payment will be recorded as a partial payment and the borrower will be reported as delinquent.

Servicing Portfolio Data

The following table sets forth information regarding the size, composition and growth of Nationstar Mortgage’s servicing portfolio:

	As of March 31,
Nationstar Mortgage Servicing Portfolio	2002	2003	2004	2005	2006	2007
	($ in millions)
Non Prime Mortgage Loans(1) (2)	$3,276.7	$4,642.8	$6,498.0	$7,914.4	$6,870.1	$7,887.8
Growth Rate	86%	42%	40%	22%	(13)%	15%
Non Prime Mortgage Loans— Serviced for Others(1) (3)	$1,093.3	$838.7	$645.0	$1,397.3	$3,678.8	$2,771.9
Growth Rate	(27)%	(23)%	(23)%	117%	163%	(25)%
Total Serviced Portfolio	$4,370.0	$5,481.5	$7,143.0	$9,311.7	$10,548.9	$10,659.7
Growth Rate	34%	25%	30%	30%	13%	1%

__________

(1)

A non prime mortgage loan is a loan that is non-conforming in nature and typically offered at a rate above the rate for prime loans to individuals who typically have impaired or limited credit histories and do not qualify for prime rate loans.

(2)

Includes loans originated or acquired, and serviced, by Nationstar Mortgage that are held (a) in Nationstar Mortgage-sponsored term securitizations, (b) in Auburn Funding home equity loan warehouse or (c) in Nationstar Mortgage’s inventory.

(3)

Includes loans originated or acquired by Nationstar Mortgage, which Nationstar Mortgage has sold in whole-loan sale transactions to unaffiliated parties on a servicing-retained basis.

Origination Portfolio Data

The following table sets forth information regarding the size, composition and growth of Nationstar Mortgage’s origination portfolio:

	As of March 31,
Nationstar Mortgage Origination Portfolio	2002	2003	2004	2005	2006	2007
	($ in millions)
Total Originations(1)	$2,092.40	$2,506.20	$3,920.70	$5,276.30	$5,975.60	$4,406.78
Growth Rate	22%	20%	56%	35%	13%	(26)%

__________

(1)

Nationstar Mortgage’s origination portfolio consists entirely of non prime mortgage loans.  A non prime mortgage loan is a loan that is non-conforming in nature and typically offered at a rate above the rate for prime loans to individuals who typically have impaired or limited credit histories and do not qualify for prime rate loans.

Static Pool Information

Information concerning static pool performance data of previous term securitizations of the Originator is available on the Originator’s website at http://fremont-regab.com/ and will be available on the sponsor’s website at www.nationstarmtg.com/staticpool.  At these websites, static pool performance data of the Originator’s previous term securitizations will be presented in the form of published charts.  Notwithstanding the foregoing, the information contained on such websites is modified as follows:  (i) page II-2 of Schedule II attached hereto replaces in its entirety the page found on such websites under the Deal ID “Fremont Home Loan Trust 2006-A,” the Description “2006-10 Static Pool Report for FIL 2006-A” and the Date “10/31/2006”; (ii) page II-3 of Schedule II attached hereto replaces in its entirety the page found on such websites under the Deal ID “Fremont Home Loan Trust 2006-A,” the Description “2006-9 Static Pool Report for FIL 2006-A” and the Date “09/30/2006”; (iii) page II-4 of Schedule II attached hereto replaces in its entirety the page found on such websites under the Deal ID “Fremont Home Loan Trust 2006-B P1,” the Description “2006-9 Static Pool Report for FIL 2006-B (Pool 1)” and the Date “09/30/2006” and (iv) page II-5 of Schedule II attached hereto replaces in its entirety the page found on such websites under the Deal ID “Fremont Home Loan Trust 2006-B P2,” the Description “2006-9 Static Pool Report for FIL 2006-B (Pool 2)” and the Date “09/30/2006”.  We caution you that the Home Equity Loans to be transferred to the issuing entity may not perform in a similar manner to the home equity loans in other trusts.

The following information included in these websites is not deemed to be a part of this prospectus supplement, the accompanying prospectus or a part of the registration statement filed with the SEC to which this prospectus supplement relates:

•

with respect to information regarding the Originator’s  prior securitized pools, information regarding prior securitized pools that were established before January 1, 2006; and

•

with respect to information regarding the Home Equity Loans to be transferred to the issuing entity, information about the Home Equity Loans for periods prior to January 1, 2006.

PREPAYMENT AND YIELD CONSIDERATIONS

The rate of principal payments on each class of Offered Certificates, the aggregate amount of distributions on each class of Offered Certificates and the yield to maturity of each class of Offered Certificates will be related to the rate and timing of payments of principal on the Home Equity Loans. The rate of principal payments on the Home Equity Loans will in turn be affected by the amortization schedules of the Home Equity Loans, by the rate of principal prepayments on the Home Equity Loans (including for this purpose prepayments resulting from refinancings of the loans or liquidations of the loans due to defaults, casualties, condemnations and repurchases by Nationstar Mortgage or purchases by the servicer of delinquent Home Equity Loans) and by realized losses on the Home Equity Loans.  Certain of the Home Equity Loans may be prepaid by the borrowers at any time without penalty.  Certain of the Home Equity Loans are subject to penalties for prepayments.  Prepayment premiums, penalties and charges collected from borrowers will be paid to the holders of the Class P certificates.

Prepayments

Prepayments, liquidations and purchases of the Home Equity Loans (including any optional purchase by the Servicer of a delinquent Home Equity Loan and the optional purchase of all the Home Equity Loans by the Servicer or the Master Servicer, as applicable, in connection with the clean-up call option) will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Home Equity Loans. Since the rate of payment of principal of the Home Equity Loans will depend on future events and a variety of factors, no assurance can be given as to the rate or timing of principal prepayments. The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which an Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments on the Offered Certificate is sensitive to prepayments, liquidations and purchases of the Home Equity Loans.

The rate of prepayment on the Home Equity Loans cannot be predicted.  As of the Cut-off Date, approximately 24.92%, 27.82% and 21.70% of the aggregate outstanding Loan Balance of all of the Home Equity Loans, the Group 1 Home Equity Loans and the Group 2 Home Equity Loans, respectively, may be prepaid in whole or in part at any time without penalty.  Prepayment premiums, penalties and charges collected from borrowers will be paid to the holders of the Class P certificates.  Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Home Equity Loans may experience a higher rate of prepayment than traditional mortgage loans. The prepayment experience of the issuing entity with respect to the Home Equity Loans may be affected by a wide variety of factors, including economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity loans. All of the Home Equity Loans will contain “due-on-sale” provisions, and the Servicer is required by the Pooling Agreement to enforce the provisions, unless the enforcement is not permitted by applicable law or the Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Home Equity Loan. The enforcement of a “due-on-sale” provision will have the same effect as a prepayment of the related Home Equity Loan. The rate of prepayment of the Home Equity Loans may also be affected by the extent to which the Home Equity Loans provide for the payment of a penalty in connection with a prepayment and the amount of the penalty.

We refer you to “CERTAIN LEGAL ASPECTS OF THE HOME EQUITY LOANS—Due-on-Sale Clauses in Home Equity Loans” in the accompanying prospectus for more detail.

As with fixed rate obligations generally, the rate of prepayment on a pool of home equity loans with fixed rates, including the Fixed Rate Home Equity Loans, is affected by prevailing market rates for home equity loans of a comparable term and risk level.  When the market interest rate is below the mortgage coupon, borrowers may have an increased incentive to refinance their home equity loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments.  The prepayment behavior of the 2/28, 3/27 and 5/25 adjustable rate loans may differ from that of the other Home Equity Loans.  As a 2/28, 3/27 or 5/25 adjustable rate loan approaches its initial adjustment date, the borrower may become more likely to refinance the loan to avoid an increase in the coupon rate, even if fixed rate loans are only available at rates that are slightly lower or higher than the coupon rate before adjustment.  The existence of the applicable periodic rate cap, lifetime cap and lifetime floor also may affect the likelihood of prepayments resulting from refinancings. As is the case with conventional fixed rate home equity loans, adjustable rate home equity loans may be subject to a greater rate of principal prepayments in a declining interest rate environment.  For example, if prevailing interest rates fall significantly, adjustable rate home equity loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate home equity loans at competitive rates may encourage borrowers to refinance their adjustable rate home equity loans to “lock in” a lower fixed interest rate.  However, no assurance can be given as to the level of prepayments that the Home Equity Loans will experience.

Furthermore, with respect to up to 10% of the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date, the Depositor may deliver all or a portion of each related mortgage file to the trustee or the custodian on behalf of the trustee no later than 20 days after the Closing Date.  Should the Seller fail to deliver all or a portion of any mortgage file to the Depositor or other designee of the Depositor or, at the Depositor’s direction, to the trustee or the custodian on behalf of the trustee, within that period, the Seller will be required (i) to use its best efforts to deliver a replacement Home Equity Loan satisfying the criteria specified in the Pooling Agreement for the related delayed delivery Home Equity Loan or (ii) if no such replacement Home Equity Loan has been delivered within the time period specified in the Pooling Agreement, to repurchase the related delayed delivery Home Equity Loan.  Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Home Equity Loans.

In addition, the time at which the clean-up call option may first be exercised will be affected by prepayments in both Home Equity Loan Groups.

Projected Yields

On each Distribution Date, the Principal Distribution Amount will reflect the total amount in respect of principal received with respect to both Home Equity Loan Groups in the related Remittance Period, as adjusted by the overcollateralization provisions described in this prospectus supplement.  Depending on the rate of payments of principal and/or the rate of Realized Losses on the Home Equity Loans in a Home Equity Loan Group relative to the rates experienced with respect to the Home Equity Loans in the other Home Equity Loan Group, the Senior Certificates in a Certificate Group may receive principal distributions faster or slower than would have been the case were distributions based solely on the principal collections for the related Home Equity Loan Group. The relative rates of principal payments may change over time and may be affected by different factors. For example, the Home Equity Loans with fixed interest rates may prepay at faster rates than the Home Equity Loans with adjustable interest rates in response to a given decline in market interest rates because adjustable interest rates would readjust based on current rates. As a result of this method of allocating the Principal Distribution Amount, it may be more difficult to analyze the potential weighted average lives of the Senior Certificates and the related yields to maturity.

Excess Interest (as defined in “DESCRIPTION OF THE CERTIFICATES—Glossary” below) for the Home Equity Loans will be distributed in reduction of the Certificate Principal Balance of the Senior and Subordinate Certificates then entitled to distributions of principal on each Distribution Date to the extent that the then required overcollateralization amount exceeds the actual overcollateralization amount.  If purchased at a premium or a discount, the yield to maturity on an Offered Certificate will be affected by the rate at which the Excess Interest for the Home Equity Loans is distributed in reduction of the applicable Certificate Principal Balance of the Offered Certificates.  If the actual rate of the Excess Interest distribution is slower than the rate anticipated by an investor who purchases an Offered Certificate, and particularly a Subordinate Certificate, at a discount, the actual yield to the investor will be lower than the investor’s anticipated yield. If the actual rate of the Excess Interest distribution is faster than the rate anticipated by an investor who purchases an Offered Certificate at a premium, the actual yield to the investor will be lower than the investor’s anticipated yield. The amount of Excess Interest available for distribution on any Distribution Date will be affected by the actual amount of interest received, advanced, collected or recovered in respect of the Home Equity Loans during the related remittance period and the amount will be influenced by changes in the weighted average of the coupon rates of the Home Equity Loans resulting from prepayments and liquidations.  The amount of Excess Interest distributions applied in reduction of the Certificate Principal Balance of the Offered Certificates on each Distribution Date will be based on the then required overcollateralization amount. Once the required level of overcollateralization is reached, the application of Excess Interest to accelerate overcollateralization will cease, unless necessary to maintain the required overcollateralization amount.

We refer you to “DESCRIPTION OF THE CERTIFICATES—Credit Enhancement—Overcollateralization Resulting from Cash Flow Structure” in this prospectus supplement for more detail.

Subordinate Certificates

The Subordinate Certificates provide credit enhancement for the Senior Certificates in both Home Equity Loan Groups and may absorb losses on the Home Equity Loans in either Home Equity Loan Group.  The weighted average lives of, and the yields to maturity on, the Subordinate Certificates, in order of their relative payment priorities, will be progressively more sensitive to the rate and timing of borrower defaults and the severity of ensuing losses on the Home Equity Loans.  If the actual rate and severity of losses on the Home Equity Loans is higher than those assumed by a holder of a Subordinate Certificate, the actual yield to maturity on the holder’s certificate may be lower than the yield expected by the holder based on that assumption.  Realized Losses on the Home Equity Loans will reduce the Certificate Principal Balance of the class of Subordinate Certificates then outstanding with lowest relative payment priority if and to the extent that the aggregate of the Certificate Principal Balances of all classes of Certificates, following all distributions on a Distribution Date, exceeds the aggregate principal balance of the Home Equity Loans.  As a result of these reductions, less interest will accrue on that class of Subordinate Certificates than otherwise would be the case, except to the extent that the Certificate Principal Balance of such class of Subordinate Certificates is subsequently increased by any Recoveries.

In addition, the Subordinate Certificates will not be entitled to any principal distributions prior to the Stepdown Date or during the continuation of a Trigger Event, unless the Certificate Principal Balances of all of the Certificates with a higher relative payment priority have been paid in full.  Because of the disproportionate distribution of principal to the Senior Certificates, depending on the timing of Realized Losses, defaults and delinquencies on the Home Equity Loans, the weighted average lives of the Subordinate Certificates may be longer than would otherwise be the case.

Weighted Average Lives

Generally, greater than anticipated prepayments of principal will increase the yield on Offered Certificates purchased at a price less than par and will decrease the yield on Offered Certificates purchased at a price greater than par. In general, the earlier prepayments of principal occur on the Home Equity Loans, the greater the effect on the yields of the Offered Certificates.  The effect on an investor’s yield due to principal prepayments on the Home Equity Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Offered Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments.  The weighted average lives of the Offered Certificates will also be affected by the amount and timing of delinquencies and defaults on the Home Equity Loans and the recoveries, if any, on defaulted Home Equity Loans and foreclosed properties.

The “weighted average life” of a Certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of the Certificate is repaid. The weighted average life of any class of the Offered Certificates will be influenced by, among other factors, the rate at which principal payments are made on the Home Equity Loans, including final payments made upon the maturity of Home Equity Loans for which the related monthly payments are insufficient to fully amortize the Home Equity Loans (“Balloon Loans”).

Prepayments of home equity loans are commonly measured relative to a prepayment standard or model. The prepayment model used with respect to the Fixed Rate Home Equity Loans is 115% Fixed Rate Mortgage PPC (“Fixed Rate Mortgage PPC”).  100% Fixed Rate Mortgage PPC assumes a constant prepayment rate (“CPR”) of 4% per annum of the then outstanding principal balance of the Fixed Rate Home Equity Loans in the first month of the life of the Fixed Rate Home Equity Loans and an additional approximately 1.455% (precisely 16/11%) per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the Fixed Rate Home Equity Loans, 100% Fixed Rate Mortgage PPC assumes a CPR of 20% per annum of the outstanding principal balance of the Fixed Rate Home Equity Loans each month.

The prepayment model used with respect to the Adjustable Rate Home Equity Loans is 100% Adjustable Rate Mortgage PPC (“Adjustable Rate Mortgage PPC” and, together with Fixed Rate Mortgage PPC, the “Prepayment Assumption”).  100% Adjustable Rate Mortgage PPC assumes a CPR of 2% per annum of the outstanding principal balance of the Adjustable Rate Home Equity Loans in the first month of the life of the Adjustable Rate Home Equity Loans and an additional approximately 2.545% (precisely 28/11%) in each month thereafter until the twelfth month, thereafter the CPR remains constant at 30% per annum until the twenty-second month and 50% per annum in the twenty-third month until the twenty-eighth month.  Beginning in the twenty-ninth month and in each month thereafter, 100% Adjustable Rate Mortgage PPC assumes a CPR of 30% per annum of the outstanding principal balance of the Adjustable Rate Home Equity Loans each month.  However, CPR will not exceed 90% per annum in any period.

Neither prepayment model purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of home equity loans, including the Home Equity Loans to be included in the issuing entity.

Since the tables set forth in Annex D were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between characteristics of the actual Home Equity Loans and the characteristics of the Home Equity Loans assumed in preparing the tables set forth in Annex D.  Any discrepancy may have an effect upon the percentages of the Certificate Principal Balances outstanding and the weighted average lives of the Offered Certificates set forth in the tables in Annex D. In addition, since the actual Home Equity Loans in the issuing entity will have characteristics which differ from those assumed in preparing the tables set forth in Annex D, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables set forth in Annex D.

The information in the decrement tables set forth in Annex D has been prepared on the basis of the following assumed characteristics of the Home Equity Loans and the following additional assumptions (collectively, the “Structuring Assumptions”):

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the Home Equity Loans consist of pools of loans with the amortization characteristics as of the Cut-Off Date set forth in Annex C,

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the Closing Date for the Offered Certificates is July 10, 2007,

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distributions on the Offered Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing on July 25, 2007 and are made in accordance with the priorities described in this prospectus supplement,

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the scheduled monthly payments of principal and/or interest on the Home Equity Loans will be timely delivered on the last day of each month commencing in June 2007 (with no defaults, delinquencies, modifications, waivers or amendments),

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the Home Equity Loans prepay at the specified percentages of the related Prepayment Assumption, as set forth below,

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all prepayments are prepayments in full received on the last day of each month and include 30 days’ interest thereon beginning in June 2007,

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the clean-up call option is not exercised (except as noted in footnote 2 in each of the tables set forth in Annex D),

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the Offered Certificates of each class have the respective Certificate Rates and initial Certificate Principal Balances as set forth in this prospectus supplement,

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the overcollateralization level is set as specified in this prospectus supplement,

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the coupon rate for each Adjustable Rate Home Equity Loan is adjusted on its next adjustment date and on subsequent adjustment dates which occur at six-month intervals following the initial adjustment date to equal the sum of the applicable gross margin and six-month LIBOR (the sum being subject to the applicable periodic rate adjustment caps and floors and lifetime rate caps and floors),

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all Adjustable Rate Home Equity Loans adjust based on six-month LIBOR,

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six-month LIBOR remains constant at 5.400% per annum and one-month LIBOR remains constant at 5.320% per annum,

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the servicing fee and master servicing fee is payable monthly at the aggregate rate of 0.5075% per annum of the outstanding principal balance of the Home Equity Loans as of the first day of each remittance period, and

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the certificate principal balance of the Class P certificates is $0.

Decrement Tables

The tables set forth in Annex D indicate, based on the Structuring Assumptions, the percentages of the initial Certificate Principal Balances of the Offered Certificates that would be outstanding after each of the dates shown, based on the indicated percentages of the related Prepayment Assumption, and the weighted average lives of such Offered Certificates. It is not likely that:

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the Home Equity Loans will have the characteristics assumed,

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the Home Equity Loans will prepay at the specified percentages of the related Prepayment Assumption or at any other constant percentage, or

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the level of one-month LIBOR and six-month LIBOR will remain constant at the level assumed or at any other level.

Moreover, the diverse remaining terms to maturity of the Home Equity Loans could produce slower or faster principal distributions than indicated in the tables at the specified percentages of the related Prepayment Assumption even if the weighted average remaining term to maturity of the Home Equity Loans is consistent with the remaining terms to maturity of the Home Equity Loans specified in the Structuring Assumptions.

Prepayment Scenarios

	I	II	III	IV	V
Fixed Rate Home Equity Loans – Fixed Rate Mortgage PPC	50%	75%	115%	150%	200%
Adjustable Rate Home Equity Loans – Adjustable Rate Mortgage PPC	50%	75%	100%	150%	200%

THE ORIGINATOR

The information set forth in the following paragraphs with regard to Fremont and its underwriting standards has been provided by Fremont.

Fremont is a California industrial bank headquartered in Brea, California and is an indirect subsidiary of Fremont General Corporation (“Fremont General”), a financial services holding company listed on the New York Stock Exchange.

Recent Events

Cease and Desist Order.  On March 7, 2007, Fremont General announced that it, Fremont and Fremont General’s wholly owned subsidiary, Fremont General Credit Corporation, have consented to the terms of a Cease and Desist Order issued by the Federal Deposit Insurance Corporation on March 7, 2007 (the “Order”) without admitting to the allegations contained therein.  The Order requires, among other things, Fremont to cease and desist from the following:

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Operating with management whose policies and practices are detrimental to Fremont;

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Operating Fremont without effective risk management policies and procedures in place in relation to Fremont’s brokered subprime mortgage lending and commercial real estate construction lending businesses;

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Operating with inadequate underwriting criteria and excessive risk in relation to the kind and quality of assets held by Fremont;

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Operating without an accurate, rigorous and properly documented methodology concerning its allowance for loan and lease losses;

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Operating with a large volume of poor quality loans;

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Engaging in unsatisfactory lending practices;

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Operating with inadequate capital in relation to the kind and quality of assets held by Fremont;

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Operating with inadequate provisions for liquidity in relation to the volatility of Fremont’s business lines and the kind and quality of assets held by Fremont;

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Marketing and extending adjustable-rate mortgage products to subprime borrowers in an unsafe and unsound manner that greatly increases the risk that borrowers will default on the loans or otherwise cause losses to Fremont, including (1) adjustable-rate mortgage products that qualify borrowers for loans with low initial payments based on an introductory rate that will expire after an initial period, without adequate analysis of the borrower's ability to repay at the fully indexed rate, (2) adjustable-rate mortgage products containing features likely to require frequent refinancing to maintain affordable monthly payment or to avoid foreclosure, and (3) loans or loan arrangements with loan-to-value ratios approaching or exceeding 100 percent of the value of the collateral;

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Making mortgage loans without adequately considering the borrower's ability to repay the mortgage according to its terms; and

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Operating inconsistently with the Federal Deposit Insurance Corporation’s Interagency Advisory on Mortgage Banking and Interagency Expanded Guidance for Subprime Lending Programs.

Limited Financial Information relating to Fremont.  Pursuant to a Form 12b-25 filed on March 2, 2007, Fremont General, announced that it was delaying the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2006.  Pursuant to a Form 8-K filed on March 16, 2007, Fremont General announced that it would not file its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 before its extended deadline of March 16, 2007.  On April 2, 2007, Fremont General announced in a Form 8-K filed with the Securities Exchange Commission that, Grant Thornton LLP (“Grant Thornton”) resigned from its position as Fremont General’s independent registered public accounting firm on March 27, 2007.  On April 24, 2007, the audit committee of the board of directors of Fremont General announced that it has engaged Squar, Milner, Peterson, Miranda & Williamson as its independent accounting firm, engaged to complete the audit of the financial statements of Fremont General (and its subsidiaries, including Fremont) for the year ended December 31, 2006.  As of the date hereof, Fremont has not finalized the reports of its financial operations for the year ended 2006 and consequently, current financial information relating to Fremont is unavailable at this time.

Exit from Subprime Residential Lending Business, Sale of Residential Servicing Platform and Sale of Commercial Loan Operations.  On March 2, 2007, Fremont General also announced that, in light of the current operating environment for subprime mortgage lenders and recent legislative and regulatory events, Fremont intends to exit its subprime residential real estate lending business.  Pursuant to Form 8-K’s filed on March 21, 2007 and April 16, 2007, Fremont General announced that Fremont had entered into whole loan sale agreements with respect to the sale of the majority of its subprime residential mortgage loans in an aggregate amount of approximately $6.9 billion to various buyers, resulting in an expected pre-tax loss of $240 million.  In addition, on April 16, 2007, Fremont General announced that it had entered into a letter of intent to sell Fremont’s subprime residential servicing platform, as well as a portion of Fremont’s subprime loan origination platform.  There can be no assurance that Fremont General or its affiliates will complete the above-referenced transactions, or if completed, that any previously disclosed terms will not be changed or materially altered.  Fremont also announced on May 21, 2007 that it had entered into definitive agreements to sell the commercial real estate lending business of Fremont and announced the completion of such sale on July 2, 2007.

Sale of Minority Interest and Appointment of New Management.  On May 21, 2007, Fremont General announced that it had entered into an agreement for the sale of a minority stake in Fremont General to an investor group led by Gerald J. Ford and that he, Carl B. Webb and J. Randy Staff were to become Chairman, CEO and CFO, respectively, of Fremont General and Fremont.  The sale of the minority interest is subject to regulatory approval.  Fremont General announced that effective June 29, 2007, Alan W. Faigin, the Secretary, General Counsel and Chief Legal Officer of Fremont General, was appointed interim President and Chief Executive Officer of Fremont, replacing Kyle R. Walker. It is expected that Mr. Faigin will serve in this position until he is succeeded by Carl B. Webb.

Servicer Rating Actions.  In addition, on March 5, 2007, Moody’s Investors Service, Inc. downgraded Fremont’s residential primary servicer rating for subprime mortgage loans to “SQ4+” from “SQ3+” and placed such rating on review for possible further downgrade and on March 6, 2007, Fitch Ratings, Inc. downgraded Fremont’s residential primary servicer rating for subprime mortgage loans to “RPS4” from “RPS3+” and placed such rating on “Watch Negative”, indicating that further downgrades of such rating are possible.

See “RISK FACTORS— Recent Events With Respect to Fremont Investment & Loan May Adversely Effect the Value of Your Certificates” in this prospectus supplement.

Originations

Prior to the date of the Order, Fremont operated wholesale residential real estate loan production offices located in Anaheim, California; Concord, California; Downers Grove, Illinois; Westchester County, New York; and Tampa, Florida.  Fremont conducted business in 45 states and the District of Columbia and its primary source of originations was through licensed mortgage brokers.  As part of its residential subprime mortgage loan origination program, Fremont either sold its mortgage loans to third parties in whole loan sales transactions, transferred such loans in connection with a securitization, or retained the loans for long term investment.  Fremont no longer originates subprime residential real estate loans.

Fremont began originating subprime residential mortgage loans in May 1994 and prior to the date of the Order, substantially all of its residential mortgage loan originations consisted of subprime mortgage loans.  Fremont’s subprime residential originations totaled approximately $6.94 billion, $13.74 billion, $23.91 billion and $36.24 billion for the years ended 2002, 2003, 2004 and 2005, respectively, and approximately $25.84 billion for the first nine months ended September 30, 2006.  Since March 2007, Fremont has only originated a limited number of mortgage loans, and as disclosed above, has announced that it is exiting the subprime mortgage origination business and has entered into a letter of intent to sell certain portions of its origination platform.

Underwriting Guidelines

All of the home equity loans were originated or acquired by Fremont, generally in accordance with the underwriting criteria described in this section. This summary does not purport to be a complete description of the underwriting guidelines used by Fremont to originate the home equity loans.

During the second quarter of 2006, Fremont made several changes to its loan origination guidelines with the objective of improving the performance of its mortgage loans. The mortgage loans originated under the guidelines previously in effect began to experience increased levels of delinquencies, foreclosures and forbearances.  Such performance resulted in certain of the subordinated classes of certificates backed by mortgage loans originated under the guidelines previously in effect to be placed on certain rating agency watch lists with negative implications.  For example, subprime mortgage loans originated and serviced (including interim serviced solely for the period of interim servicing) by Fremont experienced delinquencies, foreclosures and forbearances of 2.77% (by scheduled principal balance) as of December 31, 2005, which increased to 6.39% (by scheduled principal balance) as of September 30, 2006.

Substantially all of the Home Equity Loans were based on loan application packages submitted through licensed mortgage brokers.  These brokers must have meet minimum standards set by Fremont based on an analysis of the following information submitted with an application for approval: applicable state lending license (in good standing), signed broker application and agreement, and signed broker authorization.  Once approved, licensed mortgage brokers were eligible to submit loan application packages in compliance with the terms of a signed broker agreement.

Mortgage loans were underwritten in accordance with Fremont’s underwriting programs, referred to as the Scored Programs (“Scored Programs” ), subject to various exceptions as described in this section.  Fremont began originating mortgage loans pursuant to Scored Programs in 2001 and the Scored Programs were the exclusive type of origination programs beginning in 2004.  Fremont’s underwriting guidelines were primarily intended to assess the ability and willingness of the borrower to repay the debt and to evaluate the adequacy of the mortgaged property as collateral for the mortgage loan.  The Scored Programs assessed the risk of default by using credit scores obtained from third-party credit repositories along with, but not limited to, past mortgage payment history, seasoning on bankruptcy and/or foreclosure and loan-to-value ratios as an aid to, not a substitute for, the underwriter’s judgment.  All of the Home Equity Loans were underwritten with a view toward the resale of such loans in the secondary mortgage market.

The Scored Programs were developed to simplify the origination process.  In contrast to assignment of credit grades according to traditional non agency credit assessment methods, i.e., mortgage and other credit delinquencies, the Scored Programs rely upon a borrower’s credit score, mortgage payment history and seasoning on any bankruptcy/foreclosure initially to determine a borrower’s likely future credit performance.  Licensed mortgage brokers are able to access credit scores at the initial phases of the loan application process and use the credit score to determine the interest rates a borrower may have qualified for based upon Fremont’s Scored Programs risk-based pricing matrices.  Final loan terms were subject to approval by Fremont.

Under the Scored Programs, Fremont required credit reports for each borrower, in most instances using the credit score of the primary borrower (the borrower with the highest percentage of total income) to determine program eligibility.  However, under certain programs, the borrower with the highest credit score was used to determine program eligibility.  Credit scores were requested from each national credit repository.  For the purpose of determining program eligibility,

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if credit scores were available from all three credit repositories, the middle of the three credit scores was used,

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if credit scores were available from only two of the repositories, the lower of the two credit scores was used, and

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if a single credit score was available, the single credit score was used; however, potential borrowers with a single credit score did not qualify for loan amounts in excess of $800,000, loans with loan-to-value ratios in excess of 90% or 80% (depending on type of program) and second mortgage loans with loan-to-value ratios in excess of 5%.

Generally, the minimum applicable credit score allowed was 500, however borrowers with no credit scores are not automatically rejected and may have been eligible for certain loan programs in appropriate circumstances.

All of the Home Equity Loans were underwritten by Fremont’s underwriters having the appropriate approval authority.  Each underwriter was granted a level of authority commensurate with their proven judgment, experience and credit skills.  On a case by case basis, Fremont may have determined that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category guidelines described below was nonetheless qualified to receive a loan, i.e., an underwriting exception.  Compensating factors may have included, but were not limited to, low loan-to-value ratio, low debt to income ratio, substantial liquid assets, good credit history, stable employment and time in residence at the applicant’s current address.  It is expected that a substantial portion of the Home Equity Loans may represent such underwriting exceptions.

There were three documentation types, Full Documentation (“Full Documentation”), Easy Documentation (“Easy Documentation”) and Stated Income (“Stated Income”).  Fremont’s underwriters verified the income of each applicant under various documentation types as follows: under Full Documentation, applicants were generally required to submit verification of stable income for the periods of one to two years preceding the application dependent on credit profile; under Easy Documentation, the borrower was qualified based on verification of adequate cash flow by means of personal or business bank statements; under Stated Income, applicants were qualified based on monthly income as stated on the mortgage application.  The income was not verified under the Stated Income program; however, the income stated must have been reasonable and customary for the applicant’s line of work.

Fremont originated loans secured by 1-4 unit residential properties made to eligible borrowers with a vested fee simple (or in some cases a leasehold) interest in the property.  Fremont’s underwriting guidelines were applied in accordance with a procedure which complies with applicable federal and state laws and regulations and required an appraisal of the mortgaged property, and if appropriate, a review appraisal.  Generally, initial appraisals were provided by qualified independent appraisers licensed in their respective states.  Review appraisals may have only been provided by appraisers approved by Fremont.  In some cases, Fremont relied on a statistical appraisal methodology provided by a third-party.  Qualified independent appraisers must have met minimum standards of licensing and provide errors and omissions insurance in states where it was required to become approved to do business with Fremont.  Each uniform residential appraisal report included a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home.  The review appraisal may have been a desk review, field review or an automated valuation report that confirmed or supported the original appraiser’s value of the mortgaged premises.

Fremont required title insurance on all first mortgage loans, which were secured by liens on real property.  Fremont also required that fire and extended coverage casualty insurance be maintained on the secured property in an amount at least equal to the principal balance of the related loan or the replacement cost of the property, whichever was less.

Fremont conducted a number of quality control procedures, including a post-funding review as well as a full re-underwriting of a random selection of loans to assure asset quality.  Under the funding review, all loans were reviewed to verify credit grading, documentation compliance and data accuracy.  Under the asset quality procedure, a random selection of each month’s originations was reviewed.  The loan review confirmed the existence and accuracy of legal documents, credit documentation, appraisal analysis and underwriting decision.  A report detailing review findings and level of error was sent monthly to each loan production office for response.  The review findings and branch responses were then reviewed by Fremont’s senior management.  Adverse findings were tracked monthly.

Balloon Loans.  Beginning in September 2005, Fremont began originating certain mortgage loans that did not provide for full amortization prior to maturity, where the payment of any remaining unamortized principal balance was due in a single or balloon payment at maturity.  Initially, these balloon loans were originated by Fremont provide for amortization of principal based on a 40 year period with a term to maturity of 30 years (“40/30 Loans”).  Starting in August 2006, Fremont began originating balloon loans that provide for amortization of principal based on a 50 year period with a term to maturity of 30 years (“50/30 Loans”).

Second Lien Mortgage Loans.  Fremont had two programs for the origination of second lien mortgage loans.  The programs were limited to loans that were originated contemporaneously with the origination of a loan secured by a first lien.  Fremont announced that it had discontinued both programs in January 2007; however the Home Equity Loan Pool includes second lien loans originated prior to such date.

The first program allowed for loans with up to 5% loan-to-value and maximum combined loan-to-values of 95%.  This program was limited to borrowers with minimum credit scores of 600, credit grades of at least “C” and debt to income ratios not greater than 50%.  Permissible loan balances for this program were from $15,000 to $44,444.  The maximum term on these loans was 10 to 30 years; provided, that a 15 year amortization term was available only for Full Documentation or Easy Documentation loans with an original loan balance of $15,000 or greater.  Terms over 15 years were available only for Full Documentation or Easy Documentation loans with an original loan balance of $25,000 or greater.  Loans under this program were available for “owner occupied” or “non-owner occupied” properties.

The second program was for borrowers with minimum credit scores of 600.  This program allowed for loans of up to 20% loan-to-value and 100% maximum combined loan-to-values and was limited to borrowers in credit grades of “A+” and “A” and debt ratios not greater than 50%.  Permissible loan balances for this program were from $15,000 to $200,000.  Combined loan balances (first and second lien mortgage loans) of up to $1,000,000 were allowed to borrowers under Full Documentation that had credit scores of 600 and greater or Stated Documentation loans that had credit scores of 640 and greater.  In addition, permissible loan balances from $15,000 to $250,000 were allowed for Full Documentation borrowers with credit scores of 640 or greater.  Combined loan balances (first and second lien mortgage loans) of up to $1,250,000 were allowed.  The loans were available with amortization terms of 10, 15, 20 and 30 years, however loan balances must have been at least $25,000 to qualify for an amortization term of 20 years or longer.  Rural properties and properties in Alaska were not allowed under this program.

Risk Categories

Fremont’s underwriting guidelines under the Scored Programs with respect to each rating category generally required:

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debt to income ratios of 55% or less on mortgage loans with loan-to-value ratios of 95% or less, however, debt to income ratios of 50% or less are required on loan-to-value ratios greater than 95%;

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applicants had a credit score of at least 500;

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that no liens or judgments affecting title may remain open after the funding of the loan, other than liens in favor of the internal revenue service that were subordinated to the loan; and

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that any collection, charge-off, or judgment not affecting title that was less than 1 year old must have been paid in connection with closing if either its balance was greater than $1,000 or the aggregate balances of all such collections, charge offs or judgments were greater than $2,500.

In addition, the various risk categories generally had the following criteria for borrower eligibility:

“AA.”  Under the “AA” category, an applicant must have had no 30-day late mortgage payments within the last 12 months and it must have been at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure.  The maximum loan-to-value ratio was 95%.  The maximum permitted loan-to-value ratio was reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, properties with rural characteristics, or credit scores below 600.  The minimum credit score was 620 for Full Documentation and Easy Documentation and 640 for Stated Income loans.

“A+.”  Under the “A+” category, an applicant must have had no 30-day late mortgage payments within the last 12 months and it must have been at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure.  The maximum loan-to-value ratio was 100% with a minimum credit score of 600.  The maximum permitted loan-to-value ratio was reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, properties with rural characteristics, or credit scores below 600.

“A.”  Under the “A” category, an applicant must have had not more than one 30-day late mortgage payment within the last 12 months and it must have been at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure.  The maximum loan-to-value ratio was 100% with a minimum credit score of 600.  The maximum permitted loan-to-value ratio was reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, properties with rural characteristics, or credit scores below 600.

“A-.”  Under the “A-” category, an applicant must have had not more than three 30-day late mortgage payments within the last 12 months and it must have been at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure.  The maximum loan-to-value ratio was 90% with a minimum credit score of 550.  The maximum permitted loan-to-value ratio was reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, properties with rural characteristics, or credit scores below 550.

“B.”  Under the “B” category, an applicant must have had not more than one 60 day late mortgage payment within the last 12 months and it must have been at least 18 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure.  The maximum loan-to-value ratio was 90% with a credit score of 550.  The maximum permitted loan-to-value ratio was reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, properties with rural characteristics, or credit scores below 550.

“C.”  Under the “C” category, an applicant must not have been more than 90 days delinquent with respect to its current mortgage payment and it must have been at least 12 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure.  The maximum permitted loan-to-value ratio was 85% with a minimum credit score of 580.  The maximum permitted loan-to-value ratio was reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

“C-.”  Under the “C-” category, an applicant must not have been more than 150 days delinquent with respect to its current mortgage payment and it must not have been subject of a Chapter 7 or Chapter 13 bankruptcy and/or foreclosure.  The maximum permitted loan-to-value ratio was 70% with a minimum credit score of 500.  The maximum permitted loan-to-value ratio was reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

“D.”  Under the “D” category, an applicant must not have been more than 180 days delinquent with respect to its current mortgage payment.  Any Chapter 7 or Chapter 13 bankruptcy proceedings and/or foreclosure actions must have been paid in connection with closing.  The maximum permitted loan-to-value ratio was 65% with a minimum credit score of 500.  The maximum permitted loan-to-value ratio was reduced to 60% if the property was currently subject to foreclosure proceedings.

THE MASTER SERVICER, SECURITIES ADMINISTRATOR AND THE CUSTODIAN

General

Wells Fargo Bank will act as Master Servicer and Securities Administrator under the Pooling Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company with approximately $482 billion in assets, 23+ million customers and 158,000+ employees as of December 31, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.   The Depositor, the sponsor and the Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

As Master Servicer, Wells Fargo Bank is responsible for the review and receipt of monthly servicer reports and remittances and for the oversight of the performance of the Servicer under the terms of Pooling Agreement.  In particular, the Master Servicer independently calculates monthly loan balances based on Servicer data, compares its results to Servicer loan-level reports and reconciles any discrepancies with the Servicer.  The Master Servicer will also review the servicing of defaulted loans for compliance with the terms of the Pooling Agreement. In addition, upon the occurrence of certain servicer termination events under the terms of the Pooling Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the issuing entity against the defaulting Servicer.  Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995.  As of December 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

In the event of a servicer termination event, the Master Servicer (or a successor servicer selected by the Master Servicer) will become the successor servicer under the Pooling Agreement.  The Master Servicer, in its capacity as successor servicer (or such other successor servicer), immediately will assume all of the obligations of the terminated servicer to make advances.  In addition, in the event the Servicer fails to pay compensating interest required to be paid by it on any Distribution Date, the Master Servicer will be obligated to pay such unpaid amount, but only to the extent set forth in the Pooling Agreement.  As compensation therefor, the Master Servicer will be entitled to such compensation as the terminated servicer would have been entitled to under the Pooling Agreement if no such notice of termination had been given.  Subject to the terms of the Pooling Agreement, the Securities Administrator will be required to notify Certificateholders and the Rating Agencies of any servicer termination event actually known to a responsible officer of the Securities Administrator and of the appointment of any successor servicer.

Under the terms of the Pooling Agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As Securities Administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity.  Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995.  As of December 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

Under the Pooling Agreement, the securities administrator’s material duties will be (i) to authenticate and deliver the certificates; (ii) maintain a certificate register; (iii) to calculate and make the required distributions to Certificateholders on each Distribution Date; (iv) to prepare and make available to Certificateholders the monthly distribution reports and any other reports required to be delivered by the securities administrator; (v) to send a notice to holders of a class of certificates when the remaining Certificate Principal Balance of such class of certificates is paid on a specified Distribution Date; (vi) to perform certain tax administration services for the issuing entity and (vii) to communicate with investors and rating agencies with respect to the Certificates.  In performing the obligations set forth in clauses (iii) and (iv) above, the Securities Administrator will be able to rely on monthly loan information provided to it by the Servicer and Master Servicer, and will perform all obligations set forth above solely to the extent described in the Pooling Agreement.

The Securities Administrator will make the monthly statement to Certificateholders (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders and the other parties to the Pooling Agreement via the Securities Administrator’s internet website at www.ctslink.com or by calling the Securities Administrator’s customer service desk at (866) 846-4526.  Parties are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk.  The Securities Administrator shall have the right to change the way monthly statements are distributed in order to make distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any changes.  The Certificates may be surrendered at the corporate trust office of the Securities Administrator located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 or any other addresses that the Securities Administrator may designate from time to time.

Wells Fargo Bank’s assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period.  The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function.  The assessment further states that all necessary adjustments to Wells Fargo Bank’s data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

Wells Fargo Bank will also act as custodian (in such capacity, the “Custodian”) of the mortgage loan files pursuant to the custodial agreement.  In that capacity, Wells Fargo Bank is responsible for holding and safeguarding the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders.  Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years.  Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah.  As of December 31, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

Certain Matters Regarding the Master Servicer

Under the Pooling Agreement the Master Servicer shall not resign from its obligations and duties except upon determination that is duties are no longer permissible under applicable law.  The resignation will not become effective until a successor master servicer meeting the eligibility requirements set forth in the Pooling Agreement has assumed, in writing, the Master Servicer’s obligations and responsibilities under the Pooling Agreement.

The Pooling Agreement will further provide that neither the Master Servicer nor any director, officer, employee, or agent of the Master Servicer shall be under any liability to the issuing entity or Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling Agreement.  However, neither the Master Servicer nor any person shall be protected, (i) against any liability for any breach of warranties or representations made in the Pooling Agreement, (ii) against any specific liability imposed on the Master Servicer; (iii) by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the Pooling Agreement; (iv) by reason of reckless disregard of obligations and duties under the Pooling Agreement or (v) a breach of the servicing standards of the Master Servicer set forth in the Pooling Agreement.

The Master Servicer and any director, officer, employee or agent of the Master Servicer will be entitled to rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the Pooling Agreement. The Pooling Agreement will further provide that the Master Servicer and any director, officer, employee or agent of the Master Servicer will be entitled to indemnification by the issuing entity and will be held harmless against any loss, liability, or expense incurred in connection with (i) the acceptance or administration of its obligations under the Pooling Agreement, or any legal action relating to the Pooling Agreement or the Certificates, other than any loss, liability, or expense relating to any specific Home Equity Loan or Loans (except as any such loss, liability or expense shall be otherwise reimbursable under to the Pooling Agreement) or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the Pooling Agreement or by reason of reckless disregard of obligations and duties under the Pooling Agreement or (ii) any breach of any representation or warranty regarding the Home Equity Loans.

In addition, the Pooling Agreement will provide that the Master Servicer will be under no obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the Pooling Agreement and which in its opinion may involve it in any expense or liability.  The Master Servicer may be permitted, however, in its discretion to undertake any action which it may deem necessary or desirable with respect to the Pooling Agreement and the rights and duties of the parties to the Pooling Agreement and the interests of the Certificateholders under the Pooling Agreement. In that event, the legal expenses and costs of the action and any liability resulting from taking the actions (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the Pooling Agreement or by reasons of reckless disregard of obligations and duties under the Pooling Agreement) will be expenses, costs and liabilities of the issuing entity. The Master Servicer will be entitled to be reimbursed for these expenses out of the Certificate Account.  This right of reimbursement is prior to the rights of holders of Certificates to receive any amounts in the Certificate Account.

Any entity into which the Master Servicer may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the Master Servicer is a party, or any entity succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Pooling Agreement. However, the successor or surviving entity must be an established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer having a net worth of not less than $50,000,000.

Master Servicer Events of Default and Removal of Master Servicer

 “Master Servicer Events of Default” under the Pooling Agreement, generally include:

•

the Master Servicer fails to cause to be deposited in the Certificate Account any amount so required to be deposited pursuant to the Pooling Agreement (other than an advance), and such failure continues unremedied for a period of three Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer; or

•

the Master Servicer fails to observe or perform in any material respect any other material covenants and agreements set forth the Pooling Agreement to be performed by it, which covenants and agreements materially affect the rights of Certificateholders, and such failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing not less than 25% of the voting rights; or

•

there is entered against the Master Servicer a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case; or

•

 the Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property; or the Master Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

•

 the Master Servicer assigns or delegates its duties or rights under the Pooling Agreement in contravention of the provisions permitting such assignment or delegation under the Pooling Agreement; or

•

 any failure of the Master Servicer to make any compensating interest payment (to the extent the Servicer fails to pay such compensating interest payment) required to be made from its own funds on the Business Day prior to the applicable Distribution Date.

So long as a Master Servicer Event of Default remains unremedied, the Trustee may, and at the direction of Certificateholders entitled to at least 51% of the voting rights will be required to terminate all of the rights and obligations of the Master Servicer under the Pooling Agreement and in and to the Home Equity Loans and the proceeds of the Home Equity Loans.  In the event of a Master Servicer Event of Default, the Trustee will become the successor master servicer under the Pooling Agreement (or, the Trustee may, if it shall be unwilling to continue to so act as master servicer, or shall, if it is unable to so act, appoint or petition a court of competent jurisdiction to appoint any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution (which is a Fannie Mae- or Freddie Mac approved servicer) having a net worth of not less than $15,000,000 and meeting such other standards for a successor master servicer as are set forth in the Pooling Agreement). As compensation therefor, the Trustee will be entitled to such compensation as the terminated master servicer would have been entitled to under the Pooling Agreement if no such notice of termination had been given.

Subject to the terms of the Pooling Agreement, the Trustee will be required to notify Certificateholders and the Rating Agencies of any Master Servicer Event of Default actually known to a responsible officer of the Trustee and of the appointment of any successor master servicer.

All reasonable out-of-pocket servicing transfer costs will be paid by the predecessor master servicer, as applicable, upon presentation of reasonable documentation of such costs, and if such predecessor master servicer defaults in its obligation to pay such costs, such costs shall be paid by the Master Servicer (in which case the Master Servicer will be entitled to reimbursement therefor from the assets of the issuing entity).

So long as the Master Servicer and the Securities Administrator are the same entity, then at any time the Master Servicer resigns or is removed as master servicer, the Securities Administrator shall likewise be removed as securities administrator.

Limitations on Liability and Indemnification of the Securities Administrator

The Pooling Agreement will provide that the Securities Administrator and any director, officer, employee or agent of the Securities Administrator will be indemnified by the issuing entity and will be held harmless against any loss, liability or expense (not including expenses and disbursements incurred or made by the Securities Administrator, as applicable, including the compensation and the expenses and disbursements of such party’s agents and counsel, in the ordinary course of such party’s performance in accordance with the provisions of the Pooling Agreement) incurred by the Securities Administrator arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling Agreement, other than any loss, liability or expense (i) resulting from a breach of the Master Servicer’s or the Servicer’s obligations and duties under the Pooling Agreement, for which the Securities Administrator is indemnified by the Master Servicer or the Servicer under the Pooling Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence of the Securities Administrator in the performance of its respective duties under the Pooling Agreement or by reason of the reckless disregard by the Securities Administrator of its obligations and duties under the Pooling Agreement or as a result of a breach by the Securities Administrator of certain of its obligations under the Pooling Agreement with respect to REMIC administration. The Pooling Agreement will provide that amounts owing from the issuing entity to the Securities Administrator in respect of the foregoing indemnification may be withdrawn and paid to the Securities Administrator prior to the making of distributions to Certificateholders.

Removal of the Securities Administrator

If at any time the Securities Administrator becomes ineligible in accordance with the provisions of the Pooling Agreement and fails to resign after written request by the Depositor or the Trustee or if at any time the Securities Administrator becomes legally unable to act, or is adjudged bankrupt or insolvent, or a receiver of the property of the Securities Administrator is appointed, or any public officer takes charge or control of the Securities Administrator or of its respective property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Securities Administrator and appoint a successor securities administrator by written instrument, in duplicate, which instrument will be delivered to the removed securities administrator and to the successor securities administrator.

The Certificateholders entitled to at least 51% of the voting rights may at any time remove the Securities Administrator and appoint a successor securities administrator by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments will be delivered to the Depositor, one complete set to the removed securities administrator and one complete set to the appointed successor.  A copy of such instrument will be delivered to the Certificateholders, the Servicer and the Master Servicer by the Depositor.

Upon satisfaction of certain conditions as specified in the Pooling Agreement, the Securities Administrator may resign from its duties under the Pooling Agreement.  Any resignation or removal of the Securities Administrator and appointment of a successor securities administrator will not become effective until acceptance of appointment by the successor securities administrator.

So long as the Master Servicer and the Securities Administrator are the same entity, then at any time the Securities Administrator resigns or is removed as securities administrator, the Master Servicer shall likewise be removed as master servicer.

FORMATION OF THE ISSUING ENTITY AND ISSUING ENTITY PROPERTY

The issuing entity will be created and established as a New York common law trust pursuant to the Pooling and Servicing Agreement (the “Pooling Agreement”) dated as of June 1, 2007 among the Depositor, the Master Servicer, Wells Fargo Bank as securities administrator (in this capacity, the “Securities Administrator”), Nationstar Mortgage as the seller (in this capacity, the “Seller”) and as servicer (in this capacity, the “Servicer”) and The Bank of New York, as trustee (the “Trustee”).  On the Closing Date, the Seller will transfer without recourse the Home Equity Loans to the Depositor, the Depositor will convey without recourse the Home Equity Loans to the issuing entity and the issuing entity will issue the Offered Certificates, the Class X-IO Certificates, the Class P Certificates and the Class R Certificates at the direction of the Depositor.

The property of the issuing entity will include all:

(a)

the Home Equity Loans together with the related Home Equity Loan documents, the Seller’s interest in any Mortgaged Property which secures a Home Equity Loan, all principal payments collected on each Home Equity Loan on or after the Cut-Off Date and interest payments due on each Home Equity Loan after the Cut-Off Date or, with respect to any Home Equity Loan originated after that date, but prior to the Closing Date, the date of origination of that Home Equity Loan, and proceeds of the conversion, voluntary or involuntary, of the foregoing,

(b)

the amounts as may be held by the Securities Administrator in the Certificate Account and the Net WAC Cap Carryover Reserve Account, together with investment earnings on those amounts, and the amounts as may be held by the Servicer in the Principal and Interest Account (as defined in the accompanying prospectus), if any, inclusive of investment earnings on those amounts, whether in the form of cash, instruments, securities or other properties,

(c)

the issuing entity’s right to receive payments under the Interest Rate Swap Agreement, and the amounts representing those payments as may be held by the Securities Administrator in the Swap Account, and

(d)

proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling Agreement.

As described in the Pooling Agreement, the Servicer shall receive specified investment earnings on amounts on deposit in the Certificate Account and the Principal and Interest Account as additional compensation.

The Offered Certificates will not represent an interest in or an obligation of, nor will the Home Equity Loans be guaranteed by, the sponsor, the Depositor, the Seller, the Master Servicer, the Securities Administrator, the Servicer, the Trustee, the underwriters or any of their affiliates.

Prior to the Closing Date, the issuing entity will have had no assets or obligations. Upon formation, the issuing entity will not engage in any business activity other than acquiring, holding and collecting payments on the Home Equity Loans, the activities relating to the Interest Rate Swap Agreement, issuing the Certificates, distributing payments on the Certificates and activities necessary or convenient to accomplish the foregoing or incidental thereto, including the investment of monies in accordance with the Pooling Agreement.  The issuing entity will not acquire any receivables or assets other than the Home Equity Loans and their proceeds and rights appurtenant to them and rights under the Interest Rate Swap Agreement.  To the extent that borrowers make scheduled payments under the Home Equity Loans, the issuing entity will have sufficient liquidity to make distributions on the Certificates. As the issuing entity does not have any operating history and will not engage in any business activity other than as described above, there has not been included any historical or pro forma ratio of earnings to fixed charges with respect to the issuing entity.  The issuing entity’s fiscal year will be the calendar year.

The Pooling Agreement and certain other transaction agreements will contain “non-petition” covenants designed to prevent the commencement of any bankruptcy or insolvency proceedings against the Depositor and/or the issuing entity, as applicable, by any of the transaction parties or by the certificateholders.

We have structured the transactions described in this prospectus supplement to assure that the transfer of the Home Equity Loans by the Seller to the Depositor constitutes a “true sale” of the Home Equity Loans.  If the transfer constitutes a “true sale,” the Home Equity Loans and related proceeds would not be property of the Seller should it become subject to any insolvency law.  Although the Seller and the Depositor will express its intent to treat the conveyance of the related Home Equity Loans as a sale, the Seller and the Depositor will also grant to the Trustee, on behalf of the issuing entity, a security interest in the related Home Equity Loans.  This security interest is intended to protect the interests of the certificateholders if a bankruptcy court were to characterize the Seller’s or the Depositor’s transfer of the loans as a borrowing by the Seller or the Depositor secured by a pledge of the Home Equity Loans.  If a bankruptcy court did characterize the transaction as a borrowing by the Seller or the Depositor, that borrowing would be secured by the Home Equity Loans in which the Seller or the Depositor granted a security interest to the Trustee, as applicable.  The Seller and the Depositor has agreed to take those actions that are necessary to maintain the security interest granted to the Trustee as a first priority, perfected security interest in the Home Equity Loans, including the filing of Uniform Commercial Code financing statements, if necessary.

Upon issuance of the Certificates, the Depositor will receive the advice of counsel that, subject to various facts, assumptions and qualifications, the transfer of the Home Equity Loans by the Seller to the Depositor would be characterized as a “true sale” and the Home Equity Loans and related proceeds would not be property of the Seller under the insolvency laws.

The Depositor will also represent and warrant that each sale of Home Equity Loans by the Depositor to the issuing entity is a valid sale of those loans.  In addition, the Depositor, the Seller and the issuing entity will treat the conveyance of the Home Equity Loans as a sale.  The Depositor and the Seller will take all actions that are required so the Trustee will be treated as the legal owner of the Home Equity Loans.

LEGAL PROCEEDINGS

There are no legal proceedings currently pending against any of the sponsor, Depositor, Trustee, issuing entity, Master Servicer, Securities Administrator, Servicer or Originator (other than with respect to the Order as described under “THE ORIGINATOR—Recent Events” in this prospectus supplement) that are material to the Certificateholders.

DESCRIPTION OF THE CERTIFICATES

Pursuant to the Pooling Agreement, the issuing entity will issue on the Closing Date the Home Equity Loan Asset-Backed Certificates, Series 2007-FRE1, Class 1-AV-1 Certificates, Class 2-AV-1 Certificates, Class 2-AV-2 Certificates, Class 2-AV-3 Certificates, Class 2-AV-4 Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7A Certificates, Class M-7B Certificates, Class M-8 Certificates, Class M-9A Certificates and Class M-9B Certificates (collectively referred to as the “Offered Certificates”).  The issuing entity will also issue on the Closing Date the Class X-IO Certificates (the “Class X-IO Certificates”), the Class P Certificates (the “Class P Certificates”) and one or more classes of residual certificates (together, the “Class R Certificates,” and together with the Class X-IO Certificates and Class P Certificates, the “Non-Offered Certificates” and together with the Offered Certificates, the “Certificates”).  Only the Offered Certificates are being offered pursuant to this prospectus supplement.  The Class X-IO Certificates, Class P Certificates and Class R Certificates will be issued to Nationstar Residual LLC, a wholly-owned subsidiary of Nationstar Mortgage.

The Class 1-AV-1 Certificates, Class 2-AV-1 Certificates, Class 2-AV-2 Certificates, Class 2-AV-3 Certificates and Class 2-AV-4 Certificates are sometimes referred to as the “Senior Certificates” and the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7A Certificates, Class M-7B Certificates, Class M-8 Certificates, Class M-9A Certificates and Class M-9B Certificates are sometimes referred to as the “Subordinate Certificates.”  The Class 1-AV-1 Certificates are sometimes referred to as the “Group 1 Certificates” and the Class 2-AV-1 Certificates, Class 2-AV-2 Certificates, Class 2-AV-3 Certificates and Class 2-AV-4 Certificates are sometimes referred to as the “Group 2 Certificates”.  Each of the Group 1 Certificates and the Group 2 Certificates is sometimes referred to as a “Certificate Group”.

The form of the Pooling Agreement has been filed as an exhibit to the registration statement to which this prospectus supplement relates.  The following summaries describe important provisions of the Pooling Agreement.  The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement.  Wherever particular sections or defined terms of the Pooling Agreement are referred to, the sections or defined terms are incorporated in this prospectus supplement by reference.

The Offered Certificates will be issued in denominations of $25,000 and multiples of $1,000 in excess of $25,000 and will evidence specified undivided interests in the issuing entity.  Definitive Certificates will be transferable and exchangeable at the corporate trust office of the Securities Administrator, which will initially act as Certificate Registrar.

We refer you to “—Book-Entry Certificates” below for more detail.

No service charge will be made for any registration of exchange or transfer of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge.

The Group 1 Certificates will receive distributions primarily based upon collections on the Group 1 Home Equity Loans.  The Group 2 Certificates will receive distributions primarily based upon collections on the Group 2 Home Equity Loans.  The Subordinate Certificates will receive distributions on a subordinated basis based upon collections on the Home Equity Loans in Group 1 and Group 2.

The principal amount of a class of Senior or Subordinate Certificates (each, a “Certificate Principal Balance”) on any Distribution Date is equal to the aggregate outstanding principal balance of such class of Senior or Subordinate Certificates on the Closing Date, reduced by the sum of (a) the aggregate of amounts actually distributed as principal to the holders of the class of Senior or Subordinate Certificates and (b) in the case of the Subordinate Certificates, any reductions in the Certificate Principal Balance of such Subordinate Certificates due to Realized Losses, and increased, in the case of any such Subordinate Certificates to which Realized Losses have been allocated, by the amount of any allocated Recoveries, in each case as described in this prospectus supplement.

Each class of Senior or Subordinate Certificates represents the right to receive payments of interest at the Certificate Rate for that class and payments of principal as described below.

The person in whose name a Certificate is registered in the Certificate Register is referred to in this prospectus supplement as a “Certificateholder.”

Book-Entry Certificates

The Offered Certificates initially will be book-entry certificates (the “Book-Entry Certificates”).  Persons acquiring beneficial ownership interests in the Offered Certificates (“Certificateowners”) will hold the certificates through The Depository Trust Company (“DTC”), in the United States, or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) or the Euroclear System (“Euroclear”), in Europe, if the Certificateowners are participants of the systems, or indirectly through organizations that are participants in the systems.  The Book-Entry Certificates will be issued in one or more certificates per class, representing the aggregate certificate principal balance of each class of Offered Certificates, and will initially be registered in the name of Cede & Co. (“Cede”), the nominee of DTC.  Euroclear and Clearstream, Luxembourg will hold omnibus positions on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream, Luxembourg’s names on the books of their respective depositaries which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.  Citibank N.A., will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear.  Investors may hold beneficial interests in the Book-Entry Certificates in minimum denominations representing certificate principal balances of $25,000 and in integral multiples of $1,000 in excess of $25,000.  Except as described in the accompanying prospectus, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing the Certificate (a “Definitive Certificate”).  Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Offered Certificates will be Cede, as nominee of DTC.  Certificateowners will not be Certificateholders as that term is used in the Pooling Agreement. Certificateowners are permitted to exercise their rights only indirectly through DTC and its participants (including Euroclear and Clearstream, Luxembourg).

We refer you to “DESCRIPTION OF THE SECURITIES—Book-Entry Securities” in the accompanying prospectus for more detail.

Distribution Dates

On the 25th day of each month, commencing July 2007, or if the 25th day is not a Business Day, then the next succeeding Business Day (each, a “Distribution Date”), the Securities Administrator will distribute in accordance with the Pooling Agreement (a) amounts then on deposit in the certificate account established and maintained by the Securities Administrator under the Pooling Agreement (the “Certificate Account”), (b) amounts then on deposit in the Net WAC Cap Carryover Reserve Account and (c) amounts then on deposit in the Swap Account.  Distributions will be made in immediately available funds to Certificateholders of Senior and Subordinate Certificates by wire transfer or otherwise, to the account of the Certificateholder at a domestic bank or other entity having appropriate facilities therefor, if the Certificateholder has so notified the Securities Administrator at least five Business Days prior to the Record Date, or by check mailed to the address of the person entitled to the distributions as it appears on the register (the “Certificate Register”) maintained by the Securities Administrator as registrar (the “Certificate Registrar”). Certificateowners may experience some delay in the receipt of their payments due to the operations of DTC.

We refer you to “—Book-Entry Certificates” above for more detail.

The Pooling Agreement will provide that a Certificateholder, upon receiving the final distribution on a Certificate, will be required to send the Certificate to the Securities Administrator. The Pooling Agreement additionally will provide that, in any event, any Certificate as to which the final distribution on that Certificate has been made shall be deemed canceled for all purposes of the Pooling Agreement.

Reports to Certificateholders

Concurrently with each distribution to the Certificateholders, the Securities Administrator will make available to each Certificateholder a statement setting forth among other items with respect to each Distribution Date and each class of Certificates:

(1)

the aggregate amount of the distribution to the Certificateholders on the related Distribution Date;

(2)

the amount of distribution set forth in paragraph (1) above in respect of interest and the amount thereof in respect of any related Class Interest Carryover Shortfall, and the amount of any related Class Interest Carryover Shortfall remaining;

(3)

the aggregate amount of any related Class Interest Carryover Shortfall, and the aggregate amount of any related Class Interest Carryover Shortfall remaining;

(4)

the amount of the distribution set forth in paragraph (1) above in respect of principal and the amount thereof in respect of the Class Principal Carryover Shortfall, and any remaining Class Principal Carryover Shortfall;

(5)

the amount of Excess Interest distributed on the Certificates and the amount of Excess Interest remaining, if any;

(6)

the Servicing Fee and the Master Servicing Fee;

(7)

the aggregate Loan Balance of the Fixed Rate Home Equity Loans, the aggregate Loan Balance of the Adjustable Rate Home Equity Loans and the aggregate Loan Balance of all of the Home Equity Loans, in each case, as of the close of business on the last day of the preceding Remittance Period;

(8)

the Certificate Principal Balance for each class of Certificates after giving effect payments allocated to principal above;

(9)

the Required Overcollateralization Amount and the Overcollateralization Amount as of the close of business on the Distribution Date, after giving effect to distributions of principal on the Distribution Date;

(10)

the number and aggregate Loan Balance of the Fixed Rate Home Equity Loans, the Adjustable Rate Home Equity Loans and all of the Home Equity Loans as to which the minimum monthly payment is delinquent for 30 to 59 days, 60 to 89 days and 90 or more days (calculated by using the OTS method in accordance with the method described under “DESCRIPTION OF THE HOME EQUITY LOANS—Pool Delinquency Experience” above, in this prospectus supplement), respectively, as of the end of the preceding Remittance Period;

(11)

the book value of any real estate which is acquired by the issuing entity through foreclosure or grant of deed in lieu of foreclosure;

(12)

the aggregate amount of prepayments received on the Home Equity Loans during the previous Remittance Period and specifying the amount for with respect to the Fixed Rate Home Equity Loans, the Adjustable Rate Home Equity Loans and all of the Home Equity Loans;

(13)

the weighted average loan rate on the Home Equity Loans as of the first day of the month prior to the Distribution Date and specifying this rate for the Fixed Rate Home Equity Loans, the Adjustable Rate Home Equity Loans and all of the Home Equity Loans; and

(14)

the Certificate Rate for each class of Certificates for the Distribution Date.

In the case of information furnished pursuant to clauses (2), (3) and (4) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

Glossary

“Additional Termination Events” are more specifically defined in the Interest Rate Swap Agreement and include, among others, the termination of the Supplemental Interest Trust or the issuing entity, the amendment or modification of the Pooling Agreement or other transaction documents without the prior written consent of the Swap Provider where written consent is required and an optional termination pursuant to the terms of the Pooling Agreement.  With respect to the Swap Provider, an Additional Termination Event will occur if the Swap Provider fails to comply with the Downgrade Provisions.

“Aggregate Principal Amount” means, as to any Distribution Date, the sum of the Basic Principal Amounts for each Home Equity Loan Group.

The “Basic Principal Amount” with respect to each Distribution Date shall be the sum of (without duplication):

(A)

the principal portion of all scheduled monthly payments on the Home Equity Loans related to the Home Equity Loan Group actually received by the Servicer during the related Remittance Period and any prepayments on the Home Equity Loans made on behalf of the obligors on Home Equity Loans in the related Home Equity Loan Group actually received by the Servicer during the related Remittance Period, in each case to the extent the amounts are received by the Securities Administrator on or prior to the Monthly Remittance Date;

(B)

the outstanding principal balance of each Home Equity Loan in the related Home Equity Loan Group that was purchased or repurchased by Nationstar Mortgage or purchased by the Servicer, on or prior to the related Monthly Remittance Date, in each case to the extent the amounts are received by the Securities Administrator on or prior to the Monthly Remittance Date;

(C)

any Substitution Amounts (as defined in the accompanying prospectus) relating to principal, delivered by Nationstar Mortgage on the related Monthly Remittance Date in connection with a substitution of a Home Equity Loan in the related Home Equity Loan Group, in each case to the extent the amounts are received by the Securities Administrator on or prior to the Monthly Remittance Date;

(D)

all Net Liquidation Proceeds (as defined in the accompanying prospectus) and Recoveries actually collected by or on behalf of the Servicer with respect to the Home Equity Loans in the related Home Equity Loan Group during the related Remittance Period (to the extent the Net Liquidation Proceeds and Recoveries relate to principal), in each case to the extent the amounts are received by the Securities Administrator on or prior to the Monthly Remittance Date; and

(E)

the principal portion of the proceeds received by the Securities Administrator with respect to the related Home Equity Loan Group upon termination of the issuing entity.

“Business Day” means any day other than (1) a Saturday or Sunday or (2) a day on which banking institutions in New York, New York, Dallas, Texas or the cities in which the corporate trust office of the Trustee or the Securities Administrator is located are authorized or obligated by law or executive order to be closed.

“Class Interest Carryover Shortfall” means, with respect to any class of Senior or Subordinate Certificates and any Distribution Date, an amount equal to the sum of (1) the excess of the Class Monthly Interest Amount with respect to that class for the preceding Distribution Date and any outstanding Class Interest Carryover Shortfall with respect to that class from any preceding Distribution Date, over the amount in respect of interest that is actually distributed to the Certificateholders of that class on the preceding Distribution Date plus (2) one month’s interest on the excess, to the extent permitted by law, at the Certificate Rate for that class.

“Class M-1 Principal Distribution Amount” means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Group I Principal Distribution Amount and Group II Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the remaining Principal Distribution Amount if the Certificate Principal Balance of each class of Senior Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:

(1)

the sum of:

(A)

the aggregate Certificate Principal Balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, and

(B)

the Certificate Principal Balance of the Class M-1 Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A)

approximately 55.00% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and

(B)

the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

“Class M-2 Principal Distribution Amount” means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Group I Principal Distribution Amount, Group II Principal Distribution Amount and Class M-1 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the remaining Principal Distribution Amount if the Certificate Principal Balance of each class of Senior Certificates and the Class M-1 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:

(1)

the sum of:

(A)

the aggregate Certificate Principal Balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date,

(B)

the Certificate Principal Balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, and

(C)

the Certificate Principal Balance of the Class M-2 Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A)

approximately 62.20% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and

(B)

the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

“Class M-3 Principal Distribution Amount” means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Group I Principal Distribution Amount, Group II Principal Distribution Amount, Class M-1 Principal Distribution Amount and Class M-2 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the remaining Principal Distribution Amount if the Certificate Principal Balance of each class of Senior Certificates, the Class M-1 Certificates and the Class M-2 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:

(1)

the sum of:

(A)

the aggregate Certificate Principal Balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date,

(B)

the Certificate Principal Balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,

(C)

the Certificate Principal Balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, and

(D)

the Certificate Principal Balance of the Class M-3 Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A)

approximately 66.60% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and

(B)

the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

“Class M-4 Principal Distribution Amount” means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Group I Principal Distribution Amount, Group II Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount and Class M-3 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the remaining Principal Distribution Amount if the Certificate Principal Balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates and the Class M-3 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:

(1)

the sum of:

(A)

the aggregate Certificate Principal Balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date,

(B)

the Certificate Principal Balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,

(C)

the Certificate Principal Balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date,

(D)

the Certificate Principal Balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, and

(E)

the Certificate Principal Balance of the Class M-4 Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A)

approximately 70.60% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and

(B)

the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

“Class M-5 Principal Distribution Amount” means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Group I Principal Distribution Amount, Group II Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount and Class M-4 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the remaining Principal Distribution Amount if the Certificate Principal Balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates and the Class M-4 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:

(1)

the sum of:

(A)

the aggregate Certificate Principal Balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date,

(B)

the Certificate Principal Balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,

(C)

the Certificate Principal Balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date,

(D)

the Certificate Principal Balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date,

(E)

the Certificate Principal Balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, and

(F)

the Certificate Principal Balance of the Class M-5 Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A)

approximately 74.40% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and

(B)

the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

“Class M-6 Principal Distribution Amount” means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Group I Principal Distribution Amount, Group II Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount and Class M-5 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the remaining Principal Distribution Amount if the Certificate Principal Balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates and the Class M-5 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:

(1)

the sum of:

(A)

the aggregate Certificate Principal Balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date,

(B)

the Certificate Principal Balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,

(C)

the Certificate Principal Balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date,

(D)

the Certificate Principal Balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date,

(E)

the Certificate Principal Balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date,

(F)

the Certificate Principal Balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date, and

(G)

the Certificate Principal Balance of the Class M-6 Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A)

approximately 77.80% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and

(B)

the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

“Class M-7 Principal Distribution Amount” means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Group I Principal Distribution Amount, Group II Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount and Class M-6 Principal Distribution Amount and (ii) the aggregate Certificate Principal Balance of the Class M-7A and Class M-7B Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the remaining Principal Distribution Amount if the Certificate Principal Balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates and the Class M-6 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:

(1)

the sum of:

(A)

the aggregate Certificate Principal Balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date,

(B)

the Certificate Principal Balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,

(C)

the Certificate Principal Balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date,

(D)

the Certificate Principal Balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date,

(E)

the Certificate Principal Balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date,

(F)

the Certificate Principal Balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date,

(G)

the Certificate Principal Balance of the Class M-6 Certificates, after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date, and

(H)

the aggregate Certificate Principal Balance of the Class M-7A and Class M-7B Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A)

approximately 81.00% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and

(B)

the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

“Class M-8 Principal Distribution Amount” means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Group I Principal Distribution Amount, Group II Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount and Class M-7 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the remaining Principal Distribution Amount if the Certificate Principal Balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7A Certificates and the Class M-7B Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:

(1)

the sum of:

(A)

the aggregate Certificate Principal Balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date,

(B)

the Certificate Principal Balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,

(C)

the Certificate Principal Balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date,

(D)

the Certificate Principal Balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date,

(E)

the Certificate Principal Balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date,

(F)

the Certificate Principal Balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date,

(G)

the Certificate Principal Balance of the Class M-6 Certificates, after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date,

(H)

the aggregate Certificate Principal Balance of the Class M-7A and Class M-7B Certificates, after taking into account distribution of the Class M-7 Principal Distribution Amount for the applicable Distribution Date,

(I)

the Certificate Principal Balance of the Class M-8 Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A)

approximately 84.00% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and

(B)

the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

“Class M-9 Principal Distribution Amount” means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Group I Principal Distribution Amount, Group II Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount and Class M-8 Principal Distribution Amount and (ii) the aggregate Certificate Principal Balance of the Class M-9A and Class M-9B Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the remaining Principal Distribution Amount if the Certificate Principal Balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7A Certificates, the Class M-7B Certificates and the Class M-8 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:

(1)

the sum of:

(A)

the aggregate Certificate Principal Balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date,

(B)

the Certificate Principal Balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,

(C)

the Certificate Principal Balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date,

(D)

the Certificate Principal Balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date,

(E)

the Certificate Principal Balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date,

(F)

the Certificate Principal Balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date,

(G)

the Certificate Principal Balance of the Class M-6 Certificates, after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date,

(H)

the aggregate Certificate Principal Balance of the Class M-7A and Class M-7B Certificates, after taking into account distribution of the Class M-7 Principal Distribution Amount for the applicable Distribution Date,

(I)

the Certificate Principal Balance of the Class M-8 Certificates, after taking into account distribution of the Class M-8 Principal Distribution Amount for the applicable Distribution Date, and

(J)

the aggregate Certificate Principal Balance of the Class M-9A and Class M-9B Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A)

approximately 87.10% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and

(B)

the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

“Class Monthly Interest Amount” with respect to each class of Senior and Subordinate Certificates means, with respect to any Distribution Date, the aggregate amount of interest accrued for the related Interest Period at the related Certificate Rate on the Certificate Principal Balance of the related Senior and Subordinate Certificates.  On any Distribution Date, the Group 1 Certificates are each subject to the Group 1 Net WAC Cap, the Group 2 Certificates are each subject to the Group 2 Net WAC Cap and the Subordinate Certificates are each subject to the Subordinate Net WAC Cap.  For a description of the respective Certificate Rates, the Group 1 Net WAC Cap, the Group 2 Net WAC Cap and the Subordinate Net WAC Cap, see “—Certificate Rate” below.

“Class Principal Carryover Shortfall” means, with respect to any class of Subordinate Certificates and any Distribution Date, the excess, if any, of (1) the sum of (x) the amount of the reduction in the Certificate Principal Balance of that class of Subordinate Certificates on the applicable Distribution Date attributable to the allocation of Realized Losses as provided under “—Allocation of Realized Losses” below for such Distribution Date and (y) the amount of any such reductions on prior Distribution Dates over (2) the sum of (x) the amount distributed in respect of the related Class Principal Carryover Shortfall to such class on prior Distribution Dates and (y) the amount of any increases in the Certificate Principal Balance of that class of Subordinate Certificates on that Distribution Date and any prior Distribution Dates attributable to the allocation of Recoveries to such class as provided under “—Allocation of Realized Losses” below.

“Cumulative Loss Trigger Event” shall have occurred with respect to any Distribution Date and the Home Equity Loans, if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Home Equity Loans from the Cut-Off Date through the last day of the related Remittance Period (less the aggregate amount of Recoveries during such period) by (y) the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date, exceeds the applicable percentages described below with respect to such Distribution Date:

Distribution Date	Loss Percentage
July 2009 to June 2010	1.80% for the first month, plus an additional 1/12th of 2.25% for each month thereafter.
July 2010 to June 2011	4.05% for the first month, plus an additional 1/12th of 2.30% for each month thereafter.
July 2011 to June 2012	6.35% for the first month, plus an additional 1/12th of 1.85% for each month thereafter.
July 2012 to June 2013	8.20% for the first month, plus an additional 1/12th of 1.05% for each month thereafter.
July 2013 to June 2014	9.25% for the first month, plus an additional 1/12th of 0.10% for each month thereafter.
July 2014 and thereafter	9.35%.

“Delinquency Amount” means, with respect to any Remittance Period, the sum, without duplication, of the aggregate principal balance of the Home Equity Loans that are (1) 60 or more days delinquent, (2) 60 or more days delinquent and in bankruptcy, (3) in foreclosure and (4) REO properties, each as of the last day of such Remittance Period.

A “Delinquency Event” shall have occurred and be continuing if at any time the 60+ Delinquency Percentage (Rolling Three Month) exceeds 30.25% of the Senior Enhancement Percentage from the prior period.

“Downgrade Provisions” of the Interest Rate Swap Agreement will be triggered if the Swap Provider’s short-term or long-term credit ratings fall below the levels specified in the Interest Rate Swap Agreement.

“Early Termination Date” shall have the meaning assigned to such term in the ISDA Master Agreement.

“Event of Default” under the Interest Rate Swap Agreement (each a “Swap Default”) include the following standard events of default under the ISDA Master Agreement:

•

“Failure to Pay or Deliver,”

•

“Bankruptcy” (as amended in the Interest Rate Swap Agreement) and

•

“Merger without Assumption” (but only with respect to the Swap Provider),

as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

“Excess Interest” means, with respect to any Distribution Date, the amounts remaining, if any, after the application of payments pursuant to clauses A. and B. and subclauses 1 through 12 of clause C. under “—Distributions” below.

“Excess Overcollateralization Amount” means, with respect to any Distribution Date, the lesser of (1) the Aggregate Principal Amount for the Distribution Date and (2) the excess, if any, of (x) the Overcollateralization Amount, assuming only 100% of the Aggregate Principal Amount is distributed on the Senior and Subordinate Certificates, over (y) the Required Overcollateralization Amount.

“Group 1 Allocation Percentage” means, with respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the Basic Principal Amount derived from the Group 1 Home Equity Loans, and the denominator of which is the Aggregate Principal Amount.

“Group 1 Principal Distribution Amount” means, the product of (i) Principal Distribution Amount for that Distribution Date and (ii) the Group 1 Allocation Percentage.

 “Group 1 Senior Principal Distribution Amount” means, the excess, if any, of (1) the aggregate Certificate Principal Balances of the Group 1 Certificates immediately prior to that Distribution Date over (i) the lesser of (a) approximately 47.10% of the aggregate Loan Balance of the Group 1 Home Equity Loans as of the last day of the related Remittance Period and (b) the aggregate Loan Balance of the Group 1 Home Equity Loans as of the last date of the related Remittance Period minus 0.50% of the aggregate Loan Balance of the Group 1 Home Equity Loans as of the Cut-Off Date.

“Group 2 Allocation Percentage” means, with respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the Basic Principal Amount derived from the Group 2 Home Equity Loans, and the denominator of which is the Aggregate Principal Amount.

“Group 2 Principal Distribution Amount” means, the product of (i) Principal Distribution Amount for that Distribution Date and (ii) the Group 2 Allocation Percentage.

 “Group 2 Senior Principal Distribution Amount” means, the excess, if any, of (1) the aggregate Certificate Principal Balances of the Group 2 Certificates immediately prior to that Distribution Date over (i) the lesser of (a) approximately 47.10% of the aggregate Loan Balance of the Group 2 Home Equity Loans as of the last day of the related Remittance Period and (b) the aggregate Loan Balance of the Group 2 Home Equity Loans as of the last date of the related Remittance Period minus 0.50% of the aggregate Loan Balance of the Group 2 Home Equity Loans as of the Cut-Off Date.

“Interest Rate Swap Agreement” is the interest rate swap agreement to be entered into with the Swap Provider on or before the Closing Date by the Securities Administrator, on behalf of the Supplemental Interest Trust, at the direction of the Depositor.

“Loan Balance” means, with respect to any Home Equity Loan as of any date of determination, the actual outstanding principal balance thereof on the Cut-Off Date less any principal payments made on such Home Equity Loan through such date of determination.  The Pooling Agreement provides that the Loan Balance of any Home Equity Loan which becomes a Liquidated Loan shall thereafter equal zero.

“Monthly Remittance Date” means the 18th day of each month, or if the 18th day is not a Business Day, the preceding Business Day. On each Monthly Remittance Date, the Servicer will be required to transfer funds on deposit in the Principal and Interest Account to the Certificate Account.

“Net Subordination Deficiency” means, with respect to any Distribution Date, the excess, if any, of (1) the Subordination Deficiency for that Distribution Date over (2) the Excess Interest for that Distribution Date.

“Net Swap Payment” means any net payment made (i) by the Swap Provider for deposit into the Swap Account to the extent that the floating payment exceeds the fixed payment on any Distribution Date  pursuant to the Interest Rate Swap Agreement, or (ii) to the Swap Provider, to the extent that the fixed payment exceeds the floating payment on any Distribution Date pursuant to the Interest Rate Swap Agreement.

“OC Floor” means an amount equal to 0.50% of the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date.

“Overcollateralization Amount” means, with respect to each Distribution Date, the excess, if any, of (1) the aggregate Loan Balance of the Home Equity Loans as of the close of business on the last day of the related Remittance Period over (2) the aggregate Certificate Principal Balance of the Senior, Subordinate and Class P Certificates as of that Distribution Date (after taking into account the payment of the Principal Distribution Amount on that Distribution Date).

“Principal Distribution Amount” means, with respect to any Distribution Date, the lesser of (1) the aggregate Certificate Principal Balance of the Senior and Subordinate Certificates immediately preceding that Distribution Date and (2) the sum of (x) the Aggregate Principal Amount for that Distribution Date minus the Excess Overcollateralization Amount, if any, for that Distribution Date and (y) the Subordination Increase Amount, if any, for that Distribution Date.

“Record Date” means, with respect to any Distribution Date and the Senior and Subordinate Certificates, the Business Day immediately preceding that Distribution Date, or if Definitive Certificates have been issued, the last Business Day of the month immediately preceding the calendar month in which the Distribution Date occurs.

“Recoveries” means, with respect to any Liquidated Loan, an amount received in respect of principal on that Liquidated Loan, which has previously been allocated as a Realized Loss to a class or classes of Subordinate Certificates, net of reimbursable expenses due and owing to the Servicer.

“Remittance Period” means, with respect to any Distribution Date, the calendar month preceding the calendar month in which the Distribution Date occurs.

“Required Overcollateralization Amount” means, with respect to any Distribution Date (1) prior to the Stepdown Date, the product of (x) 6.45% and (y) the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date; and (2) on and after the Stepdown Date, the greater of (i) the lesser of (x) the product of 6.45% and the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date and (y) the product of 12.90% and the aggregate Loan Balance of the Home Equity Loans as of the end of the related Remittance Period and (ii) the OC Floor; provided, however, that on each Distribution Date during the continuance of a Trigger Event, the Required Overcollateralization Amount will equal the Required Overcollateralization Amount in effect as of the Distribution Date immediately preceding the date on which such Trigger Event first occurred.

“Senior Enhancement Percentage” means, with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of (1) the aggregate Certificate Principal Balance of the Subordinate Certificates and (2) the Overcollateralization Amount, in each case, after taking into account the distribution of the Principal Distribution Amount on that Distribution Date, and the denominator of which is the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period.

“Senior Principal Distribution Amount” means, the sum of the Group 1 Senior Principal Distribution Amount and the Group 2 Senior Principal Distribution Amount.

“60+ Delinquency Percentage (Rolling Three Month)” means, with respect to any Distribution Date, the average of the percentage equivalents of the fractions determined for each of the three immediately preceding Remittance Periods, the numerator of each of which is equal to the Delinquency Amount for such Remittance Period, and the denominator of each of which is the aggregate Loan Balance of all of the Home Equity Loans as of the end of such Remittance Period.

“Stepdown Date” means the earlier to occur of (1) the Distribution Date immediately following the Distribution Date on which the aggregate Certificate Principal Balances of the Senior Certificates are reduced to zero, and (2) the later to occur of (A) the Distribution Date in July 2010 and (B) the first Distribution Date on which the Senior Enhancement Percentage, calculated for this purpose, before giving effect to any distribution of principal on the Certificates on that Distribution Date but after giving effect to the distribution of the Aggregate Principal Amount on the Home Equity Loans, is at least equal to 52.90%.

“Subordination Deficiency” means, with respect to any Distribution Date, the excess, if any, of (1) the Required Overcollateralization Amount for that Distribution Date over (2) the Overcollateralization Amount for that Distribution Date after giving effect to the distribution of the Aggregate Principal Amount on that Distribution Date.

“Subordination Increase Amount” means, with respect to any Distribution Date, the lesser of (1) the Subordination Deficiency and (2) the Excess Interest.

“Supplemental Interest Trust” means, the trust separate from the issuing entity on whose behalf the Securities Administrator is expected to enter into the Interest Rate Swap Agreement with the Swap Provider.

The “Swap Account” is the segregated trust account into which the Securities Administrator will be required to deposit any amounts received by the Securities Administrator from the Swap Provider and any amounts payable to the Swap Provider by the Securities Administrator.

“Swap Early Termination” means, any occurrence of an Early Termination Date under the Interest Rate Swap Agreement.

The “Swap Provider” is The Royal Bank of Scotland plc, as swap provider, under the Interest Rate Swap Agreement.

“Swap Provider Trigger Event” means a Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is the Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

 “Swap Termination Payment” means the amount, if any, owed by the Supplemental Interest Trust or the Swap Provider upon a Swap Early Termination.

“Transition Expenses” means expenses incurred by the Master Servicer in connection with the transfer of servicing upon the termination of the Servicer.

“Trigger Event” means the existence of a Delinquency Event or a Cumulative Loss Trigger Event.

“Trustee Reimbursable Expenses” means any reimbursable expenses incurred by the Trustee in connection with its duties and obligations under the Pooling Agreement, including indemnity for all losses, liabilities, damages and expenses arising out of or in connection with (a) the performance of its duties under the Pooling Agreement, other than by reason of the negligence or bad faith of the Trustee, (b) the failure of the Seller to perform its duties in compliance with the Pooling Agreement, or (c) any claim or legal action, pending or threatened, relating to the Trustee’s acceptance or administration of the issuing entity or the Certificates, other than by reason of the willful misfeasance, bad faith, negligence or reckless disregard of the Trustee.

Distributions

The Securities Administrator will be required to deposit into the Certificate Account:

•

the proceeds of any liquidation of the assets of the issuing entity,

•

all collections on the Home Equity Loans received during the related Remittance Period and remitted by the Servicer to the Securities Administrator, and

•

all other remittances made to the Securities Administrator by or on behalf of the Seller or the Servicer.

The Pooling Agreement establishes a certificate rate on each class of Senior and Subordinate Certificates (each, a “Certificate Rate”) as set forth in this prospectus supplement under “—Certificate Rate.”  The Pooling Agreement also establishes a Servicing Fee and a Master Servicing Fee for each Distribution Date.

On each Distribution Date (or, in the case of payments related to the Supplemental Interest Trust that occur prior to each Distribution Date, on or prior to such Distribution Date to the extent such payments are available to be made on the related Distribution Date), after withdrawal of any amounts required to be deposited into the Swap Account for payment to the Swap Provider of any Net Swap Payments and Swap Termination Payments (other than any Swap Termination Payments that are the result of a Swap Provider Trigger Event) and the reimbursement of any Transition Fees and reimbursable costs or expenses of the Master Servicer , the Securities Administrator and the Custodian, the Securities Administrator will make the following disbursements and transfers from monies then on deposit in the Certificate Account with respect to the Home Equity Loans and apply the amounts in the following order of priority, in each case, to the extent of funds remaining in the Certificate Account with respect to the Group 1 Home Equity Loans and Group 2 Home Equity Loans (other than any prepayment premiums, penalties or charges):

A.

With respect to funds in the Certificate Account received with respect to Group 1 Home Equity Loans:

1.   Concurrently, to the Group 1 Certificates, the related Class Monthly Interest Amount and any related Class Interest Carryover Shortfall for the Distribution Date.

2.   The remaining amount pursuant to clause C. below.

B.

With respect to funds in the Certificate Account received with respect to the Group 2 Home Equity Loans:

1.  Concurrently, to each class of Group 2 Certificates, the related Class Monthly Interest Amount and any related Class Interest Carryover Shortfall for the Distribution Date, allocated among each such class of Group 2 Certificates on a pro rata basis based on each Group 2 Certificate's Class Monthly Interest Amount and Class Interest Carryover Shortfall without priority among such Group 2 Certificates.

2.  The remaining amount pursuant to clause C. below.

C.   With respect to any remaining amounts in the Certificate Account received with respect to Group 1 Home Equity Loans and Group 2 Home Equity Loans:

1.   Concurrently, to the Senior Certificates in both Certificate Groups, the related Class Monthly Interest Amount and any related Class Interest Carryover Shortfall to the extent not paid pursuant to clauses A. and B. above on the applicable Distribution Date, allocated among each such class of Senior Certificates on a pro rata basis based on the amount that would have been distributed to each such class in the absence of such shortfall.

2.   Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7A and Class M-7B, Class M-8 and Class M-9A and Class M-9B Certificates, in that order, the related Class Monthly Interest Amount for the Distribution Date; provided, however, that (i) distributions to the Class M-7A and Class M-7B Certificates pursuant to this clause will be made pro rata, based on their respective Class Monthly Interest Amounts for the Distribution Date and (ii) distributions to the Class M-9A and Class M-9B Certificates pursuant to this clause will be made pro rata, based on their respective Class Monthly Interest Amounts for the Distribution Date.

3.(A)  On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, to the Senior Certificates, in an amount up to the Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, concurrently as follows:

i.

Sequentially:

a.

To the Group 1 Certificates, the Group 1 Principal Distribution Amount until the Certificate Principal Balance of such Certificates has been reduced to zero.

b.  To the Group 1 Certificates, the remaining Group 2 Principal Distribution Amount after distributions pursuant to clause C.3.(A)ii.a. below until the Certificate Principal Balance of such Certificates has been reduced to zero.

ii.

Sequentially:

a.  To the Group 2 Certificates, the Group 2 Principal Distribution Amount, sequentially to the Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 Certificates, in that order, until the respective Certificate Principal Balances of such Certificates have been reduced to zero; provided, that notwithstanding the foregoing order of priority, if on any Distribution Date, the aggregate Certificate Principal Balance of the Subordinate Certificates is equal to zero and the Overcollateralization Amount is equal to zero, then the Group 2 Principal Distribution Amount shall be distributed to the Group 2 Certificates, pro rata, based on their respective Certificate Principal Balances.

b.  To the Group 2 Certificates, the remaining Group 1 Principal Distribution Amount after distributions pursuant to clause C.3.(A)i.a. above, sequentially to the Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 Certificates, in that order, until the respective Certificate Principal Balances of such Certificates have been reduced to zero; provided, that notwithstanding the foregoing order of priority, if on any Distribution Date, the aggregate Certificate Principal Balance of the Subordinate Certificates is equal to zero and the Overcollateralization Amount is equal to zero, then the remaining Group 1 Principal Distribution Amount after distributions pursuant to clause C.3.(A)i.a. above shall be distributed to the Group 2 Certificates, pro rata, based on their respective Certificate Principal Balances.

3.(B)  On each Distribution Date (i) on or after the Stepdown Date and (ii) on which a Trigger Event is not in effect, to the Senior Certificates, in an amount up to the Group 1 Principal Distribution Amount or the Group 2 Principal Distribution Amount, as applicable, for the Distribution Date, excluding any Subordination Increase Amount included in that amount, concurrently as follows:

i.

Sequentially:

a.

To the Group 1 Certificates, in an amount up to the Group 1 Senior Principal Distribution Amount until the Certificate Principal Balance of such Certificates has been reduced to zero.

b.  To the Group 1 Certificates, the remaining Group 2 Principal Distribution Amount after distributions pursuant to clause C.3.(B)ii.a. below, in an amount up to the remaining Group 1 Senior Principal Distribution Amount until the Certificate Principal Balance of such Certificates has been reduced to zero.

ii.

Sequentially:

a.  To the Group 2 Certificates, in an amount up to the Group  2 Senior Principal Distribution Amount, sequentially to the Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 Certificates, in that order, until the respective Certificate Principal Balances of such Certificates have been reduced to zero; provided, that notwithstanding the foregoing order of priority, if on any Distribution Date, the aggregate Certificate Principal Balance of the Subordinate Certificates is equal to zero and the Overcollateralization Amount is equal to zero, then the Group 2 Senior Principal Distribution Amount shall be distributed to the Group 2 Certificates, pro rata, based on their respective Certificate Principal Balances.

b.  To the Group 2 Certificates, the remaining Group 1 Principal Distribution Amount after distributions pursuant to clause C.3.(B)i.a. above, in an amount up to the remaining Group 2 Senior Principal Distribution Amount, sequentially to the Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 Certificates, in that order, until the respective Certificate Principal Balances of such Certificates have been reduced to zero; provided, that notwithstanding the foregoing order of priority, if on any Distribution Date, the aggregate Certificate Principal Balance of the Subordinate Certificates is equal to zero and the Overcollateralization Amount is equal to zero, then the remaining Group 1 Principal Distribution Amount after distributions pursuant to clause C.3.(B)i.a. above shall be distributed to the Group 2 Certificates, pro rata, based on their respective Certificate Principal Balances.

4.   To the Class M-1 Certificates, the Class M-1 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

5.   To the Class M-2 Certificates, the Class M-2 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

6.   To the Class M-3 Certificates, the Class M-3 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

7.   To the Class M-4 Certificates, the Class M-4 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

8.   To the Class M-5 Certificates, the Class M-5 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

9.   To the Class M-6 Certificates, the Class M-6 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

10.  To the Class M-7A and Class M-7B Certificates, pro rata, based on Certificate Principal Balance, the Class M-7 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance of each such class is reduced to zero.

11.  To the Class M-8 Certificates, the Class M-8 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

12.  To the Class M-9A and Class M-9B Certificates, pro rata, based on Certificate Principal Balance, the Class M-9 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance of each such class is reduced to zero.

13.  To the Senior and Subordinate Certificates, the Subordination Increase Amount for the applicable Distribution Date, allocated in the order of priority set forth in subclauses 3 through 12 above of this clause C.

14.  To the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7A and Class M-7B, Class M-8 and Class M-9A and Class M-9B Certificates, in that order, in each case, first (a) any related Class Interest Carryover Shortfall and then (b) any related Class Principal Carryover Shortfall; provided, however, that (i) distributions to the Class M-7A and Class M-7B Certificates pursuant to this clause will be made pro rata, based on their respective Class Interest Carryover Shortfalls or Class Principal Carryover Shortfalls, as applicable and (ii) distributions to the Class M-9A and Class M-9B Certificates pursuant to this clause will be made pro rata, based on their respective Class Interest Carryover Shortfalls or Class Principal Carryover Shortfalls, as applicable.

15.  To the Net WAC Cap Carryover Reserve Account, the amounts required under the Pooling Agreement for distribution in accordance with subclauses 16 and 17 below of this clause C.

16.  Concurrently, (i) to the Group 1 Certificates, the Group 1 Net WAC Cap Carryover and (ii) to the Group 2 Certificates, the aggregate Group 2 Net WAC Cap Carryover, pro rata, from and to the extent of funds on deposit in the Net WAC Cap Carryover Reserve Account; provided that the Group 2 Net WAC Cap Carryover will be paid to each Group 2 Certificate, pro rata, based on each such Certificate’s Group 2 Net WAC Cap Carryover.

17.  Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7A and Class M-7B, Class M-8 and Class M-9A and Class M-9B Certificates, in that order, the related Subordinate Net WAC Cap Carryover, from and to the extent of funds on deposit in the Net WAC Cap Carryover Reserve Account; provided, however, that (i) distributions to the Class M-7A and Class M-7B Certificates pursuant to this clause will be made pro rata, based on their respective Subordinate Net WAC Cap Carryover and (ii) distributions to the Class M-9A and Class M-9B Certificates pursuant to this clause will be made pro rata, based on their respective Subordinate Net WAC Cap Carryover.

18.  For deposit into the Swap Account, for payment pursuant to clause (viii) under “—The Swap Account” below.

19.  To the Trustee as reimbursement for all Trustee Reimbursable Expenses.

20.  To the Class X-IO and Class R Certificates, the remainder as provided in the Pooling Agreement.

Class P Certificates

On each Distribution Date, the Securities Administrator will withdraw (subject to the terms of the Pooling Agreement, based solely on information provided to it electronically or in writing by the Servicer) an amount equal to any prepayment premiums, penalties or charges then on deposit in the Certificate Account and will distribute such amounts to the Class P Certificates.

Certificate Rate

With respect to any Distribution Date and the Class 1-AV-1 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) 0.190% per annum (or 0.380% per annum for each Interest Period occurring after the date on which the Servicer first fails to exercise its clean-up call option) and (B) the Group 1 Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class 2-AV-1 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) 0.130% per annum (or 0.260% per annum for each Interest Period occurring after the date on which the Servicer first fails to exercise its clean-up call option) and (B) the Group 2 Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class 2-AV-2 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) 0.160% per annum (or 0.320% per annum for each Interest Period occurring after the date on which the Servicer first fails to exercise its clean-up call option) and (B) the Group 2 Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class 2-AV-3 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) 0.230% per annum (or 0.460% per annum for each Interest Period occurring after the date on which the Servicer first fails to exercise its clean-up call option) and (B) the Group 2 Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class 2-AV-4 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) 0.340% per annum (or 0.680% per annum for each Interest Period occurring after the date on which the Servicer first fails to exercise its clean-up call option) and (B) the Group 2 Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class M-1 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) 0.500% per annum (or 0.750% per annum for each Interest Period occurring after the date on which the Servicer first fails to exercise its clean-up call option) and (B) the Subordinate Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class M-2 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) 0.650% per annum (or 0.975% per annum for each Interest Period occurring after the date on which the Servicer first fails to exercise its clean-up call option) and (B) the Subordinate Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class M-3 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) 0.750% per annum (or 1.125% per annum for each Interest Period occurring after the date on which the Servicer first fails to exercise its clean-up call option) and (B) the Subordinate Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class M-4 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) 1.150% per annum (or 1.725% per annum for each Interest Period occurring after the date on which the Servicer first fails to exercise its clean-up call option) and (B) the Subordinate Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class M-5 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) 1.500% per annum (or 2.250% per annum for each Interest Period occurring after the date on which the Servicer first fails to exercise its clean-up call option) and (B) the Subordinate Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class M-6 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) 1.800% per annum (or 2.700% per annum for each Interest Period occurring after the date on which the Servicer first fails to exercise its clean-up call option) and (B) the Subordinate Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class M-7A and Class M-7B Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) 2.000% per annum (or 3.000% per annum for each Interest Period occurring after the date on which the Servicer first fails to exercise its clean-up call option) and (B) the Subordinate Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class M-8 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) 2.000% per annum (or 3.000% per annum for each Interest Period occurring after the date on which the Servicer first fails to exercise its clean-up call option) and (B) the Subordinate Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class M-9A and Class M-9B Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) 2.000% per annum (or 3.000% per annum for each Interest Period occurring after the date on which the Servicer first fails to exercise its clean-up call option) and (B) the Subordinate Net WAC Cap for the Distribution Date.

The “Group 1 Net WAC Cap” with respect to any Distribution Date and the Group 1 Certificates will be a per annum rate equal to the product of (i) the excess, if any, of (a) the weighted average of the Net Coupon Rates on the Group 1 Home Equity Loans as of the beginning of the related Remittance Period over (b) the Swap Expense Fee Rate for that Distribution Date, and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Period.

The “Group 2 Net WAC Cap” with respect to any Distribution Date and class of Group 2 Certificates will be a per annum rate equal to the product of (i) the excess, if any, of (a) the weighted average of the Net Coupon Rates on the Group 2 Home Equity Loans as of the beginning of the related Remittance Period over (b) the Swap Expense Fee Rate for that Distribution Date, and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Period.

The “Subordinate Net WAC Cap” with respect to any Distribution Date and class of Subordinate Certificates will be a per annum rate equal to the weighted average of (i) the Group 1 Net WAC Cap and (ii) the Group 2 Net WAC Cap, weighted on the basis of the related Group Subordinate Amount for such Distribution Date.

The “Group Subordinate Amount” for each Home Equity Loan Group and any Distribution Date is the excess, if any, of the aggregate Loan Balance of the related Home Equity Loan Group as of the first day of the related Remittance Period, over the aggregate Certificate Principal Balances of the Senior Certificates related to such Home Equity Loan Group immediately prior to such Distribution Date.

The “Swap Expense Fee Rate” with respect to each Distribution Date, is a per annum rate, equal to the product of (x) the sum of (i) any Net Swap Payment owed to the Swap Provider for that Distribution Date and (ii) any Swap Termination Payment for that Distribution Date (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) payable by the supplemental interest trust, and (y) 12 divided by the aggregate Loan Balance of the Home Equity Loans as of the first day of the related Remittance Period.

The “Net Coupon Rate” of any Group 1 Home Equity Loan or Group 2 Home Equity Loan will be the rate per annum equal to the coupon rate of the Home Equity Loan minus the sum of (1) the rate at which the Servicing Fee accrues and (2) the rate at which the Master Servicing Fee accrues (in each case expressed as a per annum percentage of the aggregate principal balance of the Group 1 or Group 2 Home Equity Loans, as applicable).

If on any Distribution Date the Certificate Rate for the Group 1 Certificates is based on the Group 1 Net WAC Cap, the Group 1 Certificateholders will be entitled to receive on that Distribution Date and each subsequent Distribution Dates the Group 1 Net WAC Cap Carryover from and to the extent of funds available therefor in accordance with the priorities described above under “—Distributions” and below under “DESCRIPTION OF THE CERTIFICATES—The Interest Rate Swap Agreement,” “—The Swap Provider” and “—The Swap Account.”

If on any Distribution Date the Certificate Rate for any class of Group 2 Certificates is based on the Group 2 Net WAC Cap, the applicable Group 2 Certificateholders will be entitled to receive on that Distribution Date and each subsequent Distribution Dates the related Group 2 Net WAC Cap Carryover from and to the extent of funds available therefor in accordance with the priorities described above under “—Distributions” and below under “DESCRIPTION OF THE CERTIFICATES—The Interest Rate Swap Agreement,” “—The Swap Provider” and “—The Swap Account.”

If on any Distribution Date the Certificate Rate for any of the Subordinate Certificates is based on the Subordinate Net WAC Cap, the applicable Subordinate Certificateholders will be entitled to receive on that Distribution Date and each subsequent Distribution Dates the related Subordinate Net WAC Cap Carryover from and to the extent of funds available therefor in accordance with the priorities described above under “—Distributions” and below under “DESCRIPTION OF THE CERTIFICATES—The Interest Rate Swap Agreement,” “—The Swap Provider” and “—The Swap Account.”

On the Closing Date, the Securities Administrator will establish the “Net WAC Cap Carryover Reserve Account” from which distributions in respect of Net WAC Cap Carryover on the Senior or Subordinate Certificates will be made.  The Net WAC Cap Carryover Reserve Account will be an asset of the issuing entity but not of any REMIC.  The source of funds on deposit in the Net WAC Cap Carryover Reserve Account will be limited to an initial deposit of $10,000 and amounts payable to such account pursuant to clause 15 under “—Distributions” above.

The “Group 1 Net WAC Cap Carryover” with respect to any Distribution Date is equal to the sum of (A) the excess of (1) the amount of interest that the Group 1 Certificates would otherwise be entitled to receive on the Distribution Date had its interest rate been calculated at the respective Certificate Rate for such class and for the Distribution Date without regard to the Group 1 Net WAC Cap over (2) the amount of interest payable on such class at the respective Certificate Rate for such class for the Distribution Date and (B) the Group 1 Net WAC Cap Carryover for all previous Distribution Dates not previously paid to the Group 1 Certificates (including any interest accrued on that amount at the related Certificate Rate without regard to the Group 1 Net WAC Cap).

The “Group 2 Net WAC Cap Carryover” with respect to any Distribution Date is equal to the sum of (A) the excess of (1) the amount of interest that the related class of Group 2 Certificates would otherwise be entitled to receive on the Distribution Date had its interest rate been calculated at the respective Certificate Rate for such class and for the Distribution Date without regard to the Group 2 Net WAC Cap over (2) the amount of interest payable on such class at the respective Certificate Rate for such class for the Distribution Date and (B) the Group 2 Net WAC Cap Carryover for all previous Distribution Dates not previously paid to the related class of Group 2 Certificates (including any interest accrued on that amount at the related Certificate Rate without regard to the Group 2 Net WAC Cap).

The “Subordinate Net WAC Cap Carryover” with respect to any Distribution Date is equal to the sum of (A) the excess of (1) the amount of interest that the related class of Subordinate Certificates would otherwise be entitled to receive on the Distribution Date had its interest rate been calculated at the respective Certificate Rate for such class and for the Distribution Date without regard to the Subordinate Net WAC Cap over (2) the amount of interest payable on such class at the respective Certificate Rate for such class for the Distribution Date and (B) the Subordinate Net WAC Cap Carryover for all previous Distribution Dates not previously paid to the related class of Subordinate Certificates (including any interest accrued on that amount at the related Certificate Rate without regard to the Subordinate Net WAC Cap).

The ratings on the Offered Certificates by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”  and together with S&P, the “Rating Agencies”) will not address the likelihood of receipt by such Certificateholders of any amounts in respect of the Group 1 Net WAC Cap Carryover, the Group 2 Net WAC Cap Carryover or the Subordinate Net WAC Cap Carryover, as applicable.  Payment of the Group 1 Net WAC Cap Carryover, the Group 2 Net WAC Cap Carryover or the Subordinate Net WAC Cap Carryover, as applicable, will be subject to availability of funds therefor in accordance with the priority of payments set forth under “—Distributions” above.

“Interest Period”  means, with respect to each Distribution Date, the period from and including the preceding Distribution Date (or the Closing Date in the case of the first Distribution Date) to and including the day preceding the related Distribution Date.

Interest on the Senior and Subordinate Certificates in respect of any Distribution Date will accrue during the related Interest Period on the basis of the actual number of days elapsed in the related Interest Period and a year of 360 days.

Calculation of One-Month LIBOR

On each LIBOR Determination Date (as defined below), the Securities Administrator will determine One-Month LIBOR for the next Interest Period for the Senior and Subordinate Certificates.

“One-Month LIBOR” means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on this date. If the rate does not appear on Reuters Screen LIBOR01 Page, the rate for that day will be determined on the basis of the rates at which one-month deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The Securities Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m. (New York City time) on that day for one-month loans in United States dollars to leading European banks.

“LIBOR Determination Date” means, with respect to any Interest Period, the second London Business Day preceding the commencement of the Interest Period. For purposes of determining One-Month LIBOR, a “London Business Day” is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

“Reuters Screen LIBOR01 Page” means the display page currently so designated on the Reuters Monitor Money Rates (or another page that replaces this page on the service for the purpose of displaying comparable rates or prices) and “Reference Banks” means leading banks selected by Nationstar Mortgage and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

Credit Enhancement

Overcollateralization Resulting from Cash Flow Structure.  The Pooling Agreement provides that Excess Interest will be used in the following order of priority:

(1)

to pay the Senior and Subordinate Certificates any Subordination Increase Amount,

(2)

to pay any related Class Interest Carryover Shortfall and any related Class Principal Carryover Shortfall on the Subordinate Certificates,

(3)

to pay the applicable Certificateholders any Group 1 Net WAC Cap Carryover, Group 2 Net WAC Cap Carryover or Subordinate Net WAC Cap Carryover, as applicable, in accordance with subclauses 16 and 17 of clause C. under “DESCRIPTION OF THE CERTIFICATES—Distributions” above,

(4)

to pay the Swap Provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event.

(5)

to reimburse the Trustee with respect to any amounts owing to it, and

 (6)

to pay the Class X-IO and the Class R Certificateholders, as specified in the Pooling Agreement.

Pursuant to the Pooling Agreement, Excess Interest will be applied on each Distribution Date as an accelerated payment of principal on the Senior and Subordinate Certificates until the Overcollateralization Amount has increased to the Required Overcollateralization Amount.  The application of Excess Interest for the payment of principal has the effect of accelerating the amortization of the Senior and Subordinate Certificates relative to the amortization of the Home Equity Loans.

If, on any Distribution Date, the Overcollateralization Amount is, or, after taking into account all other distributions to be made on the Distribution Date, would be, greater than the Required Overcollateralization Amount, then any amounts relating to principal which would otherwise be distributed to the Certificateholders of the Senior and Subordinate Certificates on the Distribution Date shall instead be distributed as Excess Interest as provided in the Pooling Agreement in an amount equal to the Excess Overcollateralization Amount.

Allocation of Realized Losses.  The Pooling Agreement provides generally that on any Distribution Date all amounts collected on account of principal (other than any amount attributed to the Excess Overcollateralization Amount) during the prior Remittance Period will be distributed to the Certificateholders of the Senior and Subordinate Certificates.  If any Home Equity Loan became a Liquidated Loan during the prior Remittance Period, the Net Liquidation Proceeds related to that Home Equity Loan and allocated to principal may be less than the principal balance of the related Home Equity Loan.  The amount of any insufficiency is referred to as a “Realized Loss.”  The Pooling Agreement provides that the Loan Balance of any Home Equity Loan which becomes a Liquidated Loan shall thereafter equal zero.

A “Liquidated Loan” is a Home Equity Loan with respect to which a determination has been made by the Servicer that all recoveries have been made or that the Servicer reasonably believes that the cost of obtaining any additional recoveries from that loan would exceed the amount of the recoveries.

The Basic Principal Amount includes the Net Liquidation Proceeds in respect of principal received upon liquidation of a Liquidated Loan. If the Net Liquidation Proceeds are less than the unpaid principal balance of the related Liquidated Loan, the aggregate Loan Balance of the Home Equity Loans will decline more than the aggregate Certificate Principal Balance of the Senior and Subordinate Certificates.  If the difference is not covered by the Overcollateralization Amount or the application of Excess Interest or except for the Class M-7B, Class M-8 and Class M-9B Certificates, Net Swap Payments received under the Interest Rate Swap Agreement, the class of Subordinate Certificates then outstanding with the lowest relative payment priority will bear the loss.

If, following the distributions on a Distribution Date, the aggregate Certificate Principal Balance of the Senior and Subordinate Certificates exceeds the aggregate Loan Balance of the Home Equity Loans, that is, the Senior and Subordinate Certificates are undercollateralized, the Certificate Principal Balance of the class of Subordinate Certificates then outstanding with the lowest relative payment priority will be reduced by the amount of the excess.  Any reduction will constitute a Class Principal Carryover Shortfall for the applicable class.  Although a Class Principal Carryover Shortfall will not accrue interest, this amount may be paid on a future distribution date to the extent funds are available for distribution as provided above under “—Distributions” or as provided under “—The Swap Account” below.

To the extent that the Certificate Principal Balance of a class of Subordinate Certificates is reduced on account of Realized Losses that have been allocated to such class (including any class for which the related Certificate Principal Balance has been reduced to zero), then the Certificate Principal Balance of such class will be increased up to the amount of any Recoveries, beginning with the class of Subordinate Certificates with the highest relative payment priority, to the extent of the amount of the lesser of (1) the prior reduction in the Certificate Principal Balance of such class and (2) the outstanding Class Principal Carryover Shortfall of such class.  The outstanding Class Principal Carryover Shortfall of such class will be reduced by the corresponding amount of the increase in the Certificate Principal Balance of such class.

The Pooling Agreement does not permit the allocation of Realized Losses to the Senior Certificates.  Investors in the Senior Certificates should note that although Realized Losses cannot be allocated to the Senior Certificates, under certain loss scenarios there will not be enough principal and interest paid on the Home Equity Loans to pay the Senior Certificates all interest and principal amounts to which they are then entitled.  In addition, if the aggregate Certificate Principal Balance of the Subordinate Certificates has been reduced to zero and the Overcollateralization Amount is equal to zero, principal distributions will be made to the Group 2 Certificates on a pro rata basis based on their respective Certificate Principal Balances.

For all purposes of this prospectus supplement, the Class M-9A and Class M-9B Certificates will have the lowest payment priority of any class of Certificates other than the Class X-IO and Class R Certificates.

The Interest Rate Swap Agreement

On or before the Closing Date, the Securities Administrator on behalf of the Supplemental Interest Trust, as directed by the Depositor, will enter into the Interest Rate Swap Agreement with the Swap Provider.  On each Distribution Date, the Securities Administrator, will deposit into the Swap Account certain amounts, if any, received from the Swap Provider from which distributions in respect of any Net Subordination Deficiency, Class Principal Carryover Shortfalls, Class Interest Carryover Shortfalls, Group 1 Net WAC Cap Carryover, Group 2 Net WAC Cap Carryover or Subordinate Net WAC Cap Carryover will be made.  The Swap Account will be an asset of the Supplemental Interest Trust but not of any REMIC.

The Significance Percentage of the Interest Rate Swap Agreement will be less than 10% as of the Closing Date.  The Significance Percentage is calculated by reference to the “Significance Estimate” of the Interest Rate Swap Agreement which is determined based on a reasonable good faith estimate of maximum probable exposure represented by the Interest Rate Swap Agreement made in substantially the same manner as that used in the sponsor’s internal risk management process in respect of similar instruments.  The “Significance Percentage” is the percentage that the amount of the significance estimate represents of the aggregate Loan Balance of the Home Equity Loans.

Under the Interest Rate Swap Agreement, on or prior to each Distribution Date, the Supplemental Interest Trust will be obligated to pay to the Swap Provider from amounts available therefor pursuant to the Pooling Agreement, a “Fixed Swap Payment” equal to the product of (i) 5.400% (subject to a variance of plus or minus 5.00% of that rate), (ii) the lesser of (a) the notional amount for that Distribution Date (as set forth on Schedule I hereto) and (b)(1) the aggregate Certificate Principal Balance of the Senior and Subordinate Certificates, other than the Class M-7B, Class M-8 and Class M-9B Certificates, divided by (2) 100, (iii) a fraction, the numerator of which is 30 (except for with respect to the first Distribution Date, which will be the number of days from the Closing Date to, but excluding, the first Distribution Date) and the denominator of which is 360 and (iv) the related payment factor (as set forth on Schedule I hereto), and the Swap Provider will be obligated to pay to the Securities Administrator a “Floating Swap Payment” equal to the product of (i) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (ii) the lesser of (a) the notional amount for that Distribution Date (as set forth on Schedule I hereto) and (b)(1) the aggregate Certificate Principal Balance of the Senior and Subordinate Certificates, other than the Class M-7B, Class M-8 and Class M-9B Certificates, divided by (2) 100, (iii) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date and the denominator of which is 360 and (iv) the related payment factor (as set forth on Schedule I hereto).  A Net Swap Payment will be required to be made on or prior to each Distribution Date (a) by the Supplemental Interest Trust, to the Swap Provider, to the extent that the Fixed Swap Payment exceeds the corresponding Floating Swap Payment, or (b) by the Swap Provider to the Supplemental Interest Trust to the extent that the Floating Swap Payment exceeds the corresponding Fixed Swap Payment.

The notional amounts set forth on Schedule I are calculated based on the characteristics of the Home Equity Loans as of the Cut-off Date.  The notional amounts set forth on Schedule I may change based on the aggregate Loan Balance of the Home Equity Loans as of July 1, 2007.  The Depositor does not expect any material change in the characteristics of the Home Equity Loans between the Cut-off Date and July 1, 2007.

The Interest Rate Swap Agreement will terminate immediately after the Distribution Date in June 2013, unless terminated earlier upon the occurrence of a Swap Default, a “Termination Event” (as defined in the ISDA Master Agreement) or an Additional Termination Event.

The respective obligations of the Swap Provider and the Supplemental Interest Trust to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no Early Termination Date has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date.  With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only after notice has been given of the Termination Event, all as set forth in the Interest Rate Swap Agreement.  A “Termination Event” shall be defined in the Interest Rate Swap Agreement.

Upon a Swap Early Termination, the Supplemental Interest Trust or the Swap Provider may be liable to make a Swap Termination Payment to the other (regardless, if applicable, of which of the parties has caused the termination).  The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement.  In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment, that payment will be paid from the Supplemental Interest Trust on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to certificateholders.

Upon a Swap Early Termination, the Securities Administrator, at the direction of the Depositor, will seek a replacement swap provider to enter into a replacement interest rate swap agreement or similar agreement.  To the extent the issuing entity receives a Swap Termination Payment from the Swap Provider, the Supplemental Interest Trust will apply, as set forth in the Pooling Agreement, all or such portion of such Swap Termination Payment as may be required to the payment of amounts due to a replacement swap provider under a replacement interest rate swap agreement or similar agreement.  Furthermore, to the extent the Supplemental Interest Trust is required to pay a Swap Termination Payment to the Swap Provider, the Supplemental Interest Trust will apply all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement to the Swap Termination Payment amount owing to the Swap Provider.

Downgrade Provisions of the Interest Rate Swap Agreement will be triggered if the Swap Provider’s short-term or long-term credit ratings fall below the levels specified in the ISDA Master Agreement.  Upon the occurrence of a Downgrade Provision, the Swap Provider will be required to (1) post collateral securing its obligations under the Interest Rate Swap Agreement, (2) obtain a substitute Swap Provider acceptable to the Rating Agencies, that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement or (3) establish any other arrangement specified in the Interest Rate Swap Agreement.

The Swap Provider

The Royal Bank of Scotland plc will be the Swap Provider

The Royal Bank of Scotland plc, is a company limited by shares incorporated under the law of Scotland and the principal operating subsidiary of The Royal Bank of Scotland Group plc (“RBS Group”), which, together with its subsidiaries, is a diversified financial services group engaged in a wide range of banking, financial and finance related activities in the United Kingdom and internationally.  The short-term unsecured and unguaranteed debt obligations of the Swap Provider are currently rated “A-1+” by S&P and “P-1” by Moody’s.  The long-term, unsecured, unsubordinated and unguaranteed debt obligations of the Swap Provider are currently rated “AA” by S&P and “Aaa” by Moody’s.  Except for the information provided in this paragraph, neither the Swap Provider nor the RBS Group has been involved in the preparation of, and do not accept responsibility for, this prospectus supplement or the accompanying prospectus.  The Swap Provider is an affiliate of Greenwich Capital Markets, Inc., an underwriter.

The information under this heading “—The Swap Provider” has been provided by The Royal Bank of Scotland plc  for use in this prospectus supplement.

The Swap Account

Net Swap Payments and Swap Termination Payments payable by the Supplemental Interest Trust (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) will be deducted from the Certificate Account prior to distributions to the Securities Administrator and certificateholders and will first be deposited into the Swap Account before payment to the Swap Provider.  Swap Termination Payments resulting from a Swap Provider Trigger Event payable by the Supplemental Interest Trust will be deducted from the Certificate Account pursuant to subclause 18 of clause C. under “DESCRIPTION OF THE CERTIFICATES—Distributions” above.

On each Distribution Date, to the extent required, following the distribution of the Excess Interest as described in “DESCRIPTION OF THE CERTIFICATES—Credit Enhancement—Overcollateralization Resulting From Cash Flow Structure” above and withdrawals from the Net WAC Cap Carryover Reserve Account as described in “DESCRIPTION OF THE CERTIFICATES—Distributions” above, the Securities Administrator will withdraw from amounts in the Swap Account to distribute in the following order of priority:

(i)

first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date and any Net Swap Payments owed to the Swap Provider remaining unpaid from prior Distribution Dates;

(ii)

second, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from a Swap Provider Trigger Event pursuant to the Swap Agreement;

(iii)

third, to the Senior Certificates and Subordinate Certificates (other than the Class M-7B, Class M-8 and Class M-9B Certificates), the Net Subordination Deficiency for the applicable Distribution Date, allocated in the order of priority set forth in subclauses 3 through 12. of clause C. under “DESCRIPTION OF THE CERTIFICATES—Distributions” above;

(iv)

fourth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7A and Class M-9A Certificates, in that order, any related Class Principal Carryover Shortfall, to the extent remaining undistributed after the distributions pursuant to “DESCRIPTION OF THE CERTIFICATES—Distributions” above and the distributions pursuant to “DESCRIPTION OF THE CERTIFICATES—Credit Enhancement—Overcollateralization Resulting From Cash Flow Structure” above;

(v)

fifth, concurrently, to the Senior Certificates, any related Class Interest Carryover Shortfall, pro rata, to the extent remaining undistributed based on such amounts after the distributions pursuant to “DESCRIPTION OF THE CERTIFICATES—Distributions” above;

(vi)

sixth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7A and Class M-9A Certificates, in that order, any related Class Interest Carryover Shortfall, to the extent remaining undistributed after the distributions pursuant to “DESCRIPTION OF THE CERTIFICATES—Distributions” above and the distributions pursuant to “DESCRIPTION OF THE CERTIFICATES—Credit Enhancement—Overcollateralization Resulting From Cash Flow Structure” above;

(vii)

seventh, to pay the applicable Certificateholders (other than the Class M-7B, Class M-8 and Class M-9B Certificates), Group 1 Net WAC Cap Carryover, Group 2 Net WAC Cap Carryover or Subordinate Net WAC Cap Carryover, as applicable, to the extent remaining undistributed after the distributions pursuant to “DESCRIPTION OF THE CERTIFICATES—Distributions” above and the distributions pursuant to “DESCRIPTION OF THE CERTIFICATES—Credit Enhancement—Overcollateralization Resulting From Cash Flow Structure” above, allocated in the order of priority set forth in subclauses 16 and 17 of clause C. under “DESCRIPTION OF THE CERTIFICATES—Distributions” above;

(viii)

eighth, to the Swap Provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event; and

(ix)

ninth, to the Class X-IO Certificates, any remainder;

provided, that the cumulative amount of distributions pursuant to clauses (iii) and (iv) above on each Distribution Date, and all prior Distribution Dates, will not exceed the cumulative amount of Realized Losses with respect to that Distribution Date and all prior Distribution Dates.

The Class M-7B, Class M-8 and Class M-9B Certificates will not be entitled to any distributions from amounts in the Swap Account.

Final Scheduled Distribution Date

The final scheduled Distribution Date (the “Final Scheduled Distribution Date”) for each class of Offered Certificates is the April 2037 Distribution Date, which is the Distribution Date occurring one month after the latest scheduled payment of the Home Equity Loans. The failure to pay any class of Offered Certificates on its Final Scheduled Distribution Date does not result in any ability of the holders of the Offered Certificates to exercise any remedies.

It is expected that the actual last Distribution Date for each class of Offered Certificates will occur earlier and in some cases, significantly earlier, than the Final Scheduled Distribution Date.

Optional Termination

The Servicer may, at its option, terminate the issuing entity by purchasing, at the Termination Price, all of the Home Equity Loans on any Distribution Date on or after the date on which the aggregate outstanding Loan Balance of all of the Home Equity Loans is equal to or less than 10% of the aggregate outstanding Loan Balance of all of the Home Equity Loans on the Cut-Off Date.  We refer to this optional termination as the “clean-up call option.”  The certificate rate on each class of Senior and Subordinate Certificates will increase for each interest period after the Servicer first fails to exercise its clean-up call option, as described under “DESCRIPTION OF THE CERTIFICATES—Certificate Rate” in this prospectus supplement.

In the event the Servicer fails to exercise its clean-up call option prior to the Distribution Date on which the aggregate outstanding Loan Balance of the Home Equity Loans is less than or equal to 1% of the aggregate outstanding Loan Balance of all of the Home Equity Loans as of the Cut-Off Date, then the Master Servicer may, at its option, terminate the issuing entity after the Distribution Date that is two Distribution Dates after it has given notice to the Servicer of its intention to exercise such optional termination right and the Servicer has not elected to exercise its clean-up call option.  The Master Servicer shall terminate the issuing entity by purchasing, at the Termination Price, all of the Home Equity Loans.

On any date of determination, the “Termination Price” shall be an amount equal to the greater of (A) the sum of (x) the aggregate outstanding Loan Balance of the Home Equity Loans (other than those referred to in clause (y) below), including accrued interest thereon, as of such date, and (y) in the case of any REO property and Home Equity Loans with respect to which foreclosure proceedings have been initiated or are otherwise 120 days or more delinquent as of any date of determination, the fair market value of such REO property and Home Equity Loans (disregarding accrued interest thereon) and (B) the sum of the aggregate unpaid Certificate Principal Balance of the Senior and Subordinate Certificates (other than any Class Principal Carryover Shortfalls), all accrued and unpaid interest thereon (other than any Group 1 Net WAC Cap Carryover, Group 2 Net WAC Cap Carryover and Subordinate Net WAC Cap Carryover), any unreimbursed Delinquency Advances and unreimbursed Servicing Advances, any Delinquency Advances the Servicer has failed to remit and any Net Swap Payment or Swap Termination Payments payable to any swap provider remaining unpaid or which is due to the exercise of such option.

Servicing of Home Equity Loans with Prepayment Penalties

In the event of a prepayment in full or in part of a Home Equity Loan, the Servicer will not be allowed to waive any prepayment premium, penalty or charge or portion thereof required by the terms of the related note unless (i) the Servicer determines that such waiver would maximize recovery of Liquidation Proceeds for such Home Equity Loan, taking into account the value of such prepayment premium, penalty or charge, or (ii) (A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors’ rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law.  If the Servicer waives or does not collect all or a portion of a prepayment premium, penalty or charge relating to a prepayment in full due to any action or omission of the Servicer, other than as described above, the Servicer will deposit the amount of that prepayment premium, penalty or charge (or such portion thereof as had been waived for deposit) into the Certificate Account for distribution as described in this prospectus supplement under “DESCRIPTION OF THE CERTIFICATES—Class P Certificates” above.

Fees and Expenses of the Issuing Entity

In consideration of their duties on behalf of the issuing entity, the Master Servicer, the Servicer, the Custodian, the Trustee, the Securities Administrator and the Swap Provider will receive from the assets of the issuing entity certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Paid:
Master Servicer	monthly

As to each Home Equity Loan, the Master Servicer will retain a fee (the “Master Servicing Fee”) equal to 0.0075% per annum, payable monthly at one-twelfth of the annual rate of the then outstanding principal balance of the Home Equity Loan master serviced as of the first day of each Remittance Period.  If a successor master servicer is appointed in accordance with the Pooling Agreement, the Master Servicing Fee shall be an amount agreed upon by the Trustee and the successor master servicer but in no event in an amount greater than the amount paid to the predecessor master servicer.  The Master Servicer will be entitled to retain the Master Servicing Fee from amounts on deposit in the Certificate Account prior to any distributions to the Offered Certificates.

Deducted by the Master Servicer from the Certificate Account (to the extent remitted to the Certificate Account) in respect of each Home Equity Loan master serviced by the Master Servicer, before payment of any amounts to Certificateholders.

Servicer	monthly

As to each Home Equity Loan, the Servicer will retain a fee (the “Servicing Fee”) equal to 0.500% per annum, payable monthly at one-twelfth of the annual rate of the then outstanding principal balance of the Home Equity Loan serviced as of the first day of each Remittance Period.  If a successor servicer is appointed in accordance with the Pooling Agreement, the Servicing Fee shall be an amount agreed upon by the Master Servicer and the successor servicer but in no event in an amount greater than the amount paid to the predecessor servicer.  The Servicer will also be able to retain, as additional servicing compensation, late fees, assumption fees, release fees, bad check charges and any other servicing related charges.  The Servicer will be entitled to retain the Servicing Fee and the additional servicing compensation from collections on the Home Equity Loans prior to any distributions to the Offered Certificates.

Deducted by the Servicer from the Principal and Interest Account (to the extent remitted to the Principal and Interest Account) in respect of each Home Equity Loan serviced by the Servicer, before payment of any amounts to Certificateholders.

Trustee	monthly

Under the Pooling Agreement, the Trustee is entitled to receive a fee as set forth in a separate agreement.  The Trustee is also entitled to be reimbursed for all Trustee Reimbursable Expenses.  The Trustee Reimbursable Expenses will be reimbursed to the Trustee on each Distribution Date, to the extent of funds available, following deposits to the Swap Account of any payments pursuant to subclause 19 of clause C. under “DESCRIPTION OF THE CERTIFICATES—Distributions” above.

Trustee Fee is paid by the Master Servicer from the Master Servicing Fee.  Trustee Reimbursable Expenses paid by the Securities Administrator following deposits to the Swap Account of any payments pursuant to subclause 19 of clause C. under “DESCRIPTION OF THE CERTIFICATES—Distributions” above.

Securities Administrator	monthly

The Master Servicer will pay the Securities Administrator reasonable compensation as agreed upon for all services rendered by the Securities Administrator in the exercise and performance of its powers and duties, and the issuing entity will pay or reimburse the Securities Administrator upon its request for all reasonable expenses and disbursements incurred or made by the Securities Administrator in accordance with the provisions of the Pooling Agreement prior to any distributions to the Offered Certificates.

Fee is paid by the Master Servicer from the Master Servicing Fee. Reimbursable expenses are paid from amounts in the Certificate Account prior to any distributions to the Certificateholders.
Custodian	monthly

The Master Servicer will pay the Custodian reasonable compensation as agreed upon for all services rendered by the Custodian in the exercise and performance of its powers and duties, and the issuing entity will pay or reimburse the Custodian upon its request for all reasonable expenses and disbursements incurred or made by the Custodian in accordance with the provisions of a custodial agreement prior to any distributions to the Offered Certificates.

Fee is paid by the Master Servicer from the Master Servicing Fee. Reimbursable expenses are paid from amounts in the Certificate Account prior to any distributions to the Certificateholders.
Swap Provider	monthly	Any Net Swap Payments or Swap Termination Payments.

Paid by the Supplemental Interest Trust before payment of any amounts to Certificateholders, except that Swap Termination Payments caused by Swap Provider Trigger Event, which are paid by the Supplemental Interest Trust after all distributions to holders of Offered Certificates.

The Pooling Agreement may be amended to change the fees and expenses described above without the consent of Certificateholders, provided the amendment does not cause the Rating Agencies to reduce their then current ratings of the Certificates.

Voting Rights

Each Certificateholder of a class will have a voting interest equal to the product of the voting interest to which such class is collectively entitled and the Certificateholder’s percentage interest in such class.  One percent (1%) of all voting interests will be allocated to each of the Class P, Class X-IO and Class R Certificates.  The remaining voting interests will be allocated to the classes of Senior and Subordinate Certificates in proportion to their respective Certificate Principal Balances on any determination date.

The Trustee

The Trustee is The Bank of New York, a banking corporation organized under the laws of the State of New York.  The Bank of New York’s operations include a full range of securities services, treasury management, investment management and private banking services.

Asset classes for which The Bank of New York serves as trustee include residential and commercial mortgages, credit cards, auto loans, equipment loans and leases, trade receivables, commercial leases, franchise loans, and student loans.

The Depositor, the Master Servicer, the Securities Administrator, the Servicer, and the Seller may maintain other banking relationships in the ordinary course of business with The Bank of New York.

The Pooling Agreement requires that the Trustee at all times:

•

be a corporation or association organized and doing business under United States federal or state law authorized to exercise corporate trust powers;

•

have a combined capital and surplus of at least $50 million;

•

be subject to supervision or examination by the United States or any state thereof; and

•

have a deposit rating of at least “A-” by S&P, “A2” by Moody’s and, if rated by Fitch Ratings, “A” by Fitch Ratings.

The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee.  The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue under the Pooling Agreement or if the Trustee becomes insolvent. Upon becoming aware of these circumstances, the Depositor will be obligated to appoint a successor Trustee.  In addition, the holders of a majority of the voting rights represented by the Offered Certificates may at any time remove the Trustee and appoint a successor Trustee.  Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

No holder of a Certificate will have any right under the Pooling Agreement to institute any proceeding with respect to the Pooling Agreement unless (1) Certificateholders holding Certificates evidencing at least 51% of the percentage interests in the issuing entity have made written requests upon the Trustee to institute a proceeding in its own name as Trustee under the Pooling Agreement and have offered to the Trustee reasonable indemnity and (2) the Trustee for 60 days has neglected or refused to institute any proceeding.  In addition, the holders of a majority of the voting rights represented by outstanding Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Certificates or the issuing entity.  However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to make any investigation of matters arising under the Pooling Agreement or to institute, conduct or defend any litigation under the Pooling Agreement or in relation to the Pooling Agreement at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee in compliance with such request or direction.

The Pooling Agreement provides that the Trustee will not be liable to the Depositor, the Seller, the Master Servicer, the Securities Administrator, the Servicer or any Certificateholders for any action taken or for refraining from taking action in good faith pursuant to the Pooling Agreement or for errors in judgment, but the Pooling Agreement does not protect the Trustee against any liability resulting from its negligence, willful misconduct or reckless disregard of its obligations thereunder.

The Trustee will receive indemnity, as part of the Trustee Reimbursable Expenses, for all losses, liabilities, damages and expenses arising out of or in connection with (i) the performance of its duties under the Pooling Agreement, other than by reason of the negligence or bad faith of the Trustee, (ii) the failure of the Seller to perform their duties in compliance with the Pooling Agreement, or (iii) any claim or legal action, pending or threatened, relating to the Trustee’s acceptance or administration of the issuing entity or the Certificates, other than by reason of the willful misfeasance, bad faith, negligence or reckless disregard of the Trustee.  All Trustee Reimbursable Expenses will be reimbursed to the Trustee on each Distribution Date, to the extent of funds available, following deposits to the Swap Account of any payments pursuant to subclause 19 of clause C. under “DESCRIPTION OF THE CERTIFICATES—Distributions” above.

Under the Pooling Agreement, the Trustee is required to take the following actions upon a breach of the following covenants and agreements:

•

upon discovery by the Trustee of a breach by Nationstar Mortgage of any of its representations and warranties in the Pooling Agreement, which breach materially and adversely affects the interests of the Certificateholders, the Trustee must give prompt notice of the breach to the other parties to the Pooling Agreement; and

•

upon becoming aware of a servicer termination event or Master Servicer Event of Default under the Pooling Agreement, the Trustee must give notice of the event to the Depositor, Nationstar Mortgage, the Certificateholders and the Rating Agencies.

Business Relationships

Apart from the transaction related to this prospectus supplement, there is no business relationship, agreement, arrangement, transaction or understanding that has been entered into outside of the ordinary course of business or that is on terms other than would be obtained in an arm’s length transaction with an unrelated third-party as between the sponsor, the Depositor, the issuing entity, the Master Servicer, the Securities Administrator, the Servicer, the Trustee, any originator, any obligor, any credit enhancement provider, any credit support provider or any other material party.

USE OF PROCEEDS

The net proceeds to be received from the sale of the underwritten certificates will be applied by the Depositor towards the purchase of the Home Equity Loans from the Seller.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following section in conjunction with the section in the accompanying prospectus captioned “FEDERAL INCOME TAX CONSEQUENCES” discusses the material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.  This section must be considered only in connection with “FEDERAL INCOME TAX CONSEQUENCES” in the accompanying prospectus.  The discussion in this prospectus supplement and in the accompanying prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change.  The discussion below and in the accompanying prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.  No portion of the “CERTAIN FEDERAL INCOME TAX CONSIDERATIONS” or “FEDERAL INCOME TAX CONSEQUENCES” sections of this prospectus supplement or accompanying prospectus constitutes an opinion of counsel, other than the opinions set forth in the second paragraph of “—General” below and in “FEDERAL INCOME TAX CONSEQUENCES—Opinions” in the accompanying prospectus.

General

The Pooling Agreement provides that the issuing entity, exclusive of the assets held in the Net WAC Cap Carryover Reserve Account and the Swap Account, will comprise a tiered REMIC structure.  The Pooling Agreement will designate a single class of interest in each of the REMICs as the residual interest in that REMIC.  The Class R Certificates will represent ownership of the residual interest in each of the REMICs.

Upon the issuance of the Offered Certificates, McKee Nelson LLP (“Tax Counsel”) will deliver its opinion to the effect that, assuming compliance with the Pooling Agreement, each of the REMICs created by and designated in the Pooling Agreement will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).  In addition, Tax Counsel will deliver its opinion to the effect that the Net WAC Cap Carryover Reserve Account and the Swap Account each is an “outside reserve fund” for purposes of the Treasury regulations promulgated under the REMIC provisions of the Internal Revenue Code.

To the extent that the Net WAC Cap applicable to a Certificate is reduced by a Swap Termination Payment payable to the Swap Provider and such reduction causes a Group 1 Net WAC Cap Carryover, a Group 2 Net WAC Cap Carryover or a Subordinate Net WAC Cap Carryover to arise with respect to such Certificate, the holders of such Certificates will be deemed to receive a payment equal to that reduction and then pay that amount to the Class X-IO Certificateholder pursuant to an obligation that will be treated as separate from their REMIC regular interest.  The following discussion assumes that the rights and obligations of the applicable Certificateholders to receive payments of a Group 1 Net WAC Cap Carryover, a Group 2 Net WAC Cap Carryover or a Subordinate Net WAC Cap Carryover and make deemed payments under the Interest Rate Swap Agreement will be treated as rights and obligations under one or more notional principal contracts rather than as a partnership for federal income tax purposes.  Treatment of such rights as a partnership interest could result in differing timing and character consequences to all certificateholders and withholding tax consequences to certificateholders who are non-U.S. Persons.  Prospective investors in the certificates should consult their tax advisors regarding the appropriate tax treatment of the right to receive payments of a Group 1 Net WAC Cap Carryover, a Group 2 Net WAC Cap Carryover or a Subordinate Net WAC Cap Carryover.

Tax Treatment of the Offered Certificates

Offered Certificates entitled to a Group 1 Net WAC Cap Carryover, a Group 2 Net WAC Cap Carryover or a Subordinate Net WAC Cap Carryover as described in this prospectus supplement will be referred to hereinafter as the “Carryover Certificates.”  For federal income tax information reporting purposes, the Securities Administrator will treat a beneficial owner of a Carryover Certificate (i) as holding an undivided interest in a REMIC regular interest corresponding to that Certificate and (ii) as having entered into a limited recourse interest rate contract or contracts (the “Interest Rate Contract Component”).  The REMIC regular interest corresponding to a Carryover Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Carryover Certificate to which it corresponds, except that the interest payments will be determined without regard to any payments made from the Net WAC Cap Carryover Reserve Account or the Swap Account (the rights from each fund could be treated as separate contracts).  In addition to an Offered Certificate’s respective Net WAC Cap Carryover, any payment on a Carryover Certificate in excess of the weighted average of the Net Coupon Rates of all Home Equity Loans (adjusted to account for expenses and differences in monthly day count conventions) will be treated as made from the Net WAC Cap Carryover Reserve Account or the Swap Account and will be deemed to have been paid pursuant to an Interest Rate Contract Component.  Consequently, each beneficial owner of a Carryover Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under “FEDERAL INCOME TAX CONSEQUENCES—Taxation of Debt Securities (Including Regular Interest Securities)” in the accompanying prospectus.  In addition, each beneficial owner of a Carryover Certificate will be required to report net income with respect to the Interest Rate Contract Component and will be permitted to recognize a net deduction with respect to the Interest Rate Contract Component, subjects to the discussion under “—The Interest Rate Contract Components” below.  Investors in the Certificates will also be treated as having issued an Interest Rate Contract Component (in exchange for a premium used to purchase their Certificate), under which they are treated as receiving certain payments and then paying them to the Class X-IO Certificates to the extent the applicable Net WAC Cap (adjusted to account for expenses and differences in monthly day count conventions) is reduced by a Swap Termination Payment payable to the Swap Provider and their LIBOR rate exceeds such Net WAC Cap (adjusted to account for expenses and differences in monthly day count conventions).  Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components constituting each Carryover Certificate.

Allocations

A beneficial owner of a Carryover Certificate must allocate its purchase price for the certificate between its components—the REMIC regular interest component and each Interest Rate Contract Component.  The right to receive payments of Group 1 Net WAC Cap Carryover, Group 2 Net WAC Cap Carryover or Subordinate Net WAC Cap Carryover and the deemed obligation to make Swap Termination Payments to the Swap Provider could be treated as two separate contracts, but the Securities Administrator will, unless otherwise required or advised, account for them as one contract.  For information reporting purposes the Securities Administrator will treat the Interest Rate Contract Components as having insignificant value.  The Interest Rate Contract Component is difficult to value, and the Internal Revenue Service (“IRS”) could assert that the value of a Interest Rate Contract Component as of the Closing Date is greater than the value used for information reporting purposes.  Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Interest Rate Contract Components.

Upon the sale, exchange, or other disposition of a Carryover Certificate, the beneficial owner of the Certificate must allocate the amount realized between the components of the Certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC Regular Interest Component and the Interest Rate Contract Component.  Assuming that the Carryover Certificate is held as a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code, gain or loss on the disposition of an interest in The Interest Rate Contract Component should be capital gain or loss.  For a discussion of the material federal income tax consequences to a Beneficial Owner upon disposition of a REMIC Regular Interest, see “FEDERAL INCOME TAX CONSEQUENCES—Taxation of Debt Securities (Including Regular Interest Securities)” in the accompanying prospectus.

Original Issue Discount

Depending on their issue price, Offered Certificates may be issued with original issue discount.  The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount, and bond premium, if any, will be at a rate equal to 115% Fixed Rate Mortgage PPC for the Fixed Rate Home Equity Loans and 100% Adjustable Rate Mortgage PPC for the Adjustable Rate Home Equity Loans.  No representation is made that the Home Equity Loans will actually prepay at these rates or at any other rates.

If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to a beneficial owner, the amount of original issue discount allocable to such period would be zero and such beneficial owner will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such certificates.

In certain circumstances, the original issue discount regulations permit the beneficial owner of a debt instrument to recognize original issue discount under a method that differs from that used by the issuing entity provided that such holder discloses such position to the IRS. Accordingly, it is possible that the beneficial owner of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the entity identified as the “tax matters person” in the Pooling Agreement in preparing reports to the beneficial owner and the IRS.

Certain classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any beneficial owner of such a class of Offered Certificates will be treated as holding a certificate with amortizable bond premium will depend on such beneficial owner’s purchase price (or in the case of a Carryover Certificate, the portion of the purchase price allocated to the regular interest component) and the distributions remaining to be made on such certificate at the time of its acquisition by such beneficial owner. Beneficial owners of such classes of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium.  See “FEDERAL INCOME TAX CONSEQUENCES—Taxation of Debt Securities (Including Regular Interest Securities),” “—Market Discount” and “—Premium” in the accompanying prospectus.

The Interest Rate Contract Components

The portion of the overall purchase price of a Carryover Certificate attributable to the Interest Rate Contract Component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component.  Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate contract.  Under one method—the level yield constant interest method—the price paid for an interest rate contract is amortized over the life of the contract as though it were the principal amount of a loan bearing interest at a reasonable rate.  Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Interest Rate Contract Component of an Offered Certificate.

Any payments made to a beneficial owner of a Carryover Certificate from a Net WAC Cap Carryover Reserve Account or the Swap Account will be treated as periodic payments on an interest rate  contract.  To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Interest Rate Contract Component, such excess represents net income for that year.  Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the period payments (or in the case of the Subordinate Certificates, any payment deemed made as a result of the functioning of the contract as described in “—Tax Treatment of the Offered Certificates” above), such excess shall represent a net deduction for that year.  Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to the Interest Rate Contract Component may be limited in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass-through entity” (other than in connection with such individual’s trade or business).  Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies.  Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Interest Rate Contract Component in computing the beneficial owner’s alternative minimum tax liability.

Status of the Offered Certificates

The REMIC regular interest components of the Carryover Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code, and as “real estate assets” under Section 856(c)(4)(A) of the Internal Revenue Code, generally, in the same proportion that the assets of the issuing entity, exclusive of the assets not included in any REMIC, would be so treated.  In addition, the interest derived from the REMIC regular interest component of a Carryover Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Internal Revenue Code, subject to the same limitation in the preceding sentence.  The Interest Rate Contract Components of the Carryover Certificates will not qualify, however, as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code or as real estate assets under Section 856(c)(5)(B) of the Internal Revenue Code, or as qualified mortgages within the meaning of section 860G(a)(3) of the Internal Revenue Code if held by another REMIC and could prevent a transferee REMIC from qualifying as a REMIC, particularly the deemed obligations of the Certificates.  See “CERTAIN FEDERAL INCOME TAX CONSEQUENCES—Treatment of the Offered Certificates” in this prospectus supplement.

CERTAIN STATE TAX CONSIDERATIONS

Because the income tax laws of the states vary, it is impractical to predict the income tax consequences to the Certificateholders in all of the state taxing jurisdictions in which they are subject to tax. Certificateholders are urged to consult their own tax advisors with respect to state and local income and franchise taxes.

ERISA CONSIDERATIONS

General

Any plan fiduciary that proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel about the potential consequences under ERISA, and/or the Code, of the Plan’s acquisition and ownership of those certificates.  See “ERISA CONSIDERATIONS” in the accompanying prospectus.  Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit parties in interest with respect to a Plan engaging in specific transactions involving that Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.  Section 4975 of the Code imposes various excise taxes on prohibited transactions involving Plans.  ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not subject to the requirements of Section 4975 of the Code.

Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA’s requirements.  Accordingly, assets of those plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the accompanying prospectus, subject to the provisions of other applicable federal and state law.  However, any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules described in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  A fiduciary that decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the Loans.

Application of the Underwriter’s Exemption

Any person purchasing an Offered Certificate otherwise eligible for purchase by Plans under the Exemption described below, which certificate entitles the holder to receive payments under the Interest Rate Swap Agreement from the Supplemental Interest Trust, will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code the right to receive such Offered Certificate without the right to receive payments from the Supplemental Interest Trust, together with the right to receive such payments.

The U.S. Department of Labor has granted individual administrative exemptions to Citigroup Global Markets Inc. (the “Exemption”) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by Plans of securities, including Offered Certificates, issued by asset backed entities, including trusts, that consist of particular receivables, loans and other obligations that meet the conditions and requirements of the Exemption.  Assuming that the general conditions of the Exemption are met, the Exemption applies to mortgage loans like the Home Equity Loans, and to certificates that qualify for the Exemption and represent fractional undivided interests in a trust such as the issuing entity consisting of mortgage loans like the Home Equity Loans.

For a general description of the Exemption as amended by PTE 2007-5, 72 Fed. Reg. 13130, (2007), and the conditions that must be satisfied for the Exemption to apply and the limitations on the exemptive relief provided by the Exemption, see “ERISA CONSIDERATIONS” in the accompanying prospectus.  The issuer expects that the Exemption will apply to the acquisition and holding by Plans of the Offered Certificates (other than the Class M-7B, Class M-8 and Class M-9B Certificates) (the “Exemption Eligible Certificates”), excluding the right to receive payments from the Supplemental Interest Trust, and that all conditions of the Exemption other than those within the control of the investors will be met, although each fiduciary of a Plan should satisfy itself that the conditions of the Exemption have been satisfied with respect to such Plan.  In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent of the Home Equity Loans included in the issuing entity by aggregate unamortized principal balance of the assets of the issuing entity.

The rating of a security may change.  If a class of Exemption Eligible Certificates is no longer rated at least BBB-, or its equivalent, certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Exemption Eligible Certificates when it had an investment grade rating would not be required by the Exemption to dispose of it).  Consequently, transfers of any Exemption Eligible Certificates rated below investment grade (collectively, “ERISA Restricted Offered Certificates”) will not be registered by the Securities Administrator unless the Securities Administrator receives the following:

•

a representation from the transferee of the ERISA Restricted Offered Certificates, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not a Plan, nor a person acting on behalf of a Plan or using the assets of a Plan to effect the transfer;

•

if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the ERISA Restricted Offered Certificates with funds contained in an “insurance company general account,” as that term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, or PTCE 95-60, and that the purchase and holding of the ERISA Restricted Offered Certificates are covered under Sections I and III of PTCE 95-60; or

•

an opinion of counsel satisfactory to the Securities Administrator that the purchase or holding of the ERISA Restricted Offered Certificates by a Plan, any person acting on behalf of a Plan or using a Plan’s assets, will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Securities Administrator, the Depositor, the Master Servicer, the Securities Administrator, the Trustee, the Servicer or the Seller to any obligation in addition to those undertaken in the Pooling Agreement.

ERISA Considerations with respect to the Interest Rate Swap Agreement

The Exemption may not apply to the acquisition, holding or resale of the right to receive payments from the Supplemental Interest Trust by a Plan. The right to receive such payments could also result in a prohibited transaction if the Swap Provider is a party in interest with respect to such Plan, unless another administrative exemption is available. Accordingly, no Plan or other person using Plan assets may acquire or hold an Exemption Eligible Certificate otherwise eligible for the Exemption before the termination of the Interest Rate Swap Agreement, unless such acquisition or holding is eligible for the exemptive relief available under the statutory exemption for nonfiduciary service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code or Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”).  Plan fiduciaries should consult their legal counsel concerning this issue. Each beneficial owner of an Exemption Eligible Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of such Exemption Eligible Certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such Exemption Eligible Certificate are eligible for the exemptive relief available under the statutory exemption or one of the five Prohibited Transaction Class Exemptions as required immediately above. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Interest Rate Swap Agreement, any such Exemption Eligible Certificate whose rating has fallen to below investment grade could be purchased by insurance company general accounts pursuant to such exemption prior to the termination of the Interest Rate Swap Agreement.

If any Exemption Eligible Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of such Exemption Eligible Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Trustee, the Depositor, the Master Servicer, the Securities Administrator, the Servicer and the Seller from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

In the event that the representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan’s assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code, the effect of the assets of the issuing entity being deemed “plan assets,” the applicability of the Exemption and the potential consequences in their specific circumstances, prior to making an investment in the Exemption Eligible Certificates.  Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Exemption Eligible Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

If an Offered Certificate has not been underwritten by the Underwriter, it will not be eligible to be purchased by Plans under the Exemption.  However, in the event that such Offered Certificate is subsequently underwritten or placed by the Underwriter, or another underwriter that has obtained an individual exemption similar to the Exemption, such Offered Certificate may be acquired under the same conditions as are described above for other Offered Certificates that are eligible under the Exemption.

LEGAL INVESTMENT CONSIDERATIONS

The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in such Certificates.  You should consult your own counsel as to whether and to what extent the Offered Certificates constitute legal investments for you.

We refer you to “LEGAL INVESTMENT” in the accompanying prospectus for more detail.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated June 28, 2007 (the “Underwriting Agreement”), between the Depositor and Greenwich Capital Markets, Inc. as representative of the underwriters named below (the “Underwriters”), the Depositor has agreed to sell to the Underwriters and the Underwriters have agreed to purchase from the Depositor the principal amount of the underwritten certificates set forth opposite their respective names.  The underwritten certificates will be offered by the Underwriters when, as and if issued and sold by the Depositor to the Underwriters, subject to the Underwriters’ right to reject any subscription, in whole or in part.

	Principal Amount of	Principal Amount of	Principal Amount of	Principal Amount of	Principal Amount of
	Class 1-AV-1	Class 2-AV-1	Class 2-AV-2	Class 2-AV-3	Class 2-AV-4
Underwriter	Certificates	Certificates	Certificates	Certificates	Certificates

Greenwich Capital Markets, Inc. .	$532,957,600	$316,904,000	$36,364,800	$84,172,000	$41,545,600
Banc of America Securities LLC .	$33,309,850	$19,806,500	$2,272,800	$5,260,750	$2,596,600
Citigroup Global Markets Inc.	$33,309,850	$19,806,500	$2,272,800	$5,260,750	$2,596,600
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$66,619,700	$39,613,000	$4,545,600	$10,521,500	$5,193,200

	Principal Amount of	Principal Amount of	Principal Amount of	Principal Amount of	Principal Amount of
	Class M-1	Class M-2	Class M-3	Class M-4	Class M-5
Underwriter	Certificates	Certificates	Certificates	Certificates	Certificates

Greenwich Capital Markets, Inc. .	$54,346,400	$49,531,200	$30,268,800	$27,516,800	$26,141,600
Banc of America Securities LLC .	$3,396,650	$3,095,700	$1,891,800	$1,719,800	$1,633,850
Citigroup Global Markets Inc.	$3,396,650	$3,095,700	$1,891,800	$1,719,800	$1,633,850
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$6,793,300	$6,191,400	$3,783,600	$3,439,600	$3,267,700

	Principal Amount of	Principal Amount of	Principal Amount of
	Class M-6	Class M-7A	Class M-9A
Underwriter	Certificates	Certificates	Certificates

Greenwich Capital Markets, Inc. .	$23,389,600	$4,000,000	$9,600,000
Banc of America Securities LLC .	$1,461,850	$250,000	$600,000
Citigroup Global Markets Inc.	$1,461,850	$250,000	$600,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$2,923,700	$500,000	$1,200,000

The Underwriters have informed the Depositor that they propose to offer the underwritten certificates for sale from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of the related sale. The Underwriters may effect the transactions by selling the underwritten certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters.  In connection with the sale of the underwritten certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting compensation.  The Underwriters and any dealers that participate with the Underwriters in the distribution of the underwritten certificates may be deemed to be underwriters and any commissions received by them and any profit on the resale of the underwritten certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Securities Act”).

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each Underwriter severally has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Offered Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Offered Certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each Underwriter severally has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of any Offered Certificates in circumstances in which section 21(1) of the Financial Services and Markets Act does not apply to the issuing entity; and

(b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom.

No Offered Certificate will have an established trading market when issued. The Underwriters may, from time to time, act as brokers or purchase and sell underwritten certificates in the secondary market, but the Underwriters are under no obligation to do so and there can be no assurance that there will be a secondary market for the underwritten certificates or liquidity in the secondary market if one does develop.

From time to time the Underwriters or their affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, affiliates of the Depositor.

The Underwriting Agreement provides that the Depositor will indemnify the Underwriters against described civil liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters with respect to the Offered Certificates will be passed upon for the Depositor, the Seller and the Servicer by McKee Nelson LLP, New York, New York. Certain legal matters with respect to the Offered Certificates will be passed upon for the underwriters by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

RATINGS

It is a condition to the issuance of the Offered Certificates that they receive ratings not lower than the ratings set forth below by S&P and Moody’s:

Class	S & P	Moody’s
1-AV-1	AAA	Aaa
2-AV-1	AAA	Aaa
2-AV-2	AAA	Aaa
2-AV-3	AAA	Aaa
2-AV-4	AAA	Aaa
M-1	AA+	Aa1
M-2	AA+	Aa2
M-3	AA	Aa3
M-4	AA-	A1
M-5	A+	A2
M-6	A+	A3
M-7A	A	Baal
M-7B	A	Baal
M-8	A-	Baa2
M-9A	BBB	Baa3
M-9B	BBB	Baa3

A securities rating addresses the likelihood of the receipt by Offered Certificateholders of distributions on the Home Equity Loans. The rating takes into consideration the characteristics of the Home Equity Loans and the structural, legal and tax aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Home Equity Loans, the likelihood of payment of any Group 1 Net WAC Cap Carryover, Group 2 Net WAC Cap Carryover or Subordinate Net WAC Cap Carryover or the possibility that Offered Certificateholders might realize a lower than anticipated yield.

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance.  A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating.  The Depositor has not requested that any rating agency not monitor their ratings of the Offered Certificates, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

INDEX OF DEFINED TERMS

Terms

Page

30 days delinquent

S-59

40/30 Loans

S-72

50/30 Loans

S-72

60 days delinquent

S-59

60+ Delinquency Percentage (Rolling Three Month)

S-98

90 days delinquent

S-59

Additional Termination Events

S-85

Adjustable Rate Home Equity Loans

S-52

Adjustable Rate Mortgage PPC

S-65

Aggregate Principal Amount

S-85

Appraised Value

S-53

Balloon Loans

S-65

Basic Principal Amount

S-85

Book-Entry Certificates

S-83

Business Day

S-86

Carryover Certificates

S-120

Cede

S-83

Certificate Account

S-83

Certificate Group

S-82

Certificate Principal Balance

S-82

Certificate Rate

S-99

Certificate Register

S-84

Certificate Registrar

S-84

Certificateholder

S-83

Certificateowners

S-83

Certificates

S-82

Class Interest Carryover Shortfall

S-86

Class M-1 Principal Distribution Amount

S-86

Class M-2 Principal Distribution Amount

S-87

Class M-3 Principal Distribution Amount

S-87

Class M-4 Principal Distribution Amount

S-88

Class M-5 Principal Distribution Amount

S-89

Class M-6 Principal Distribution Amount

S-90

Class M-7 Principal Distribution Amount

S-91

Class M-8 Principal Distribution Amount

S-92

Class M-9 Principal Distribution Amount

S-93

Class Monthly Interest Amount

S-94

Class P Certificates

S-82

Class R Certificates

S-82

Class X-IO Certificates

S-82

clean-up call option

S-113

Clearstream, Luxembourg

S-83

Closing Date

S-52

CPR

S-65

Cumulative Loss Trigger Event

S-95

Custodian

S-76

Cut-off Date

S-52

Cut-Off Date

S-80

Cut-off Date Loan Balance

S-52

Definitive Certificate

S-83

Delinquency Amount

S-95

Delinquency Event

S-95

delinquent

S-59

Depositor

S-52

Distribution Date

S-83

Downgrade Provisions

S-95

DTC

S-83

Early Termination Date

S-95

Easy Documentation

S-71

ERISA Restricted Offered Certificates

S-124

Euroclear

S-83

Event of Default

S-95

Excess Interest

S-96

Excess Overcollateralization Amount

S-96

Exemption

S-124

Final Scheduled Distribution Date

S-113

Fixed Rate Home Equity Loans

S-52

Fixed Rate Mortgage PPC

S-65

Fixed Swap Payment

S-109

Floating Swap Payment

S-110

Fremont

S-52

Fremont General

S-68

Full Documentation

S-71

Global Securities

0-1

Grant Thornton

S-69

Group

S-52

Group 1

S-52

Group 1 Allocation Percentage

S-96

Group 1 Certificates

S-82

Group 1 Net WAC Cap

S-105

Group 1 Net WAC Cap Carryover

S-106

Group 1 Principal Distribution Amount

S-96

Group 1 Senior Principal Distribution Amount

S-96

Group 2

S-52

Group 2 Allocation Percentage

S-96

Group 2 Certificates

S-82

Group 2 Net WAC Cap

S-105

Group 2 Net WAC Cap Carryover

S-106

Group 2 Principal Distribution Amount

S-96

Group 2 Senior Principal Distribution Amount

S-96

Group Subordinate Amount

S-105

Home Equity Loan Group

S-52

Home Equity Loan Pool

S-52

Home Equity Loans

S-52

Interest Period

S-107

Interest Rate Contract Component

S-120

Interest Rate Swap Agreement

S-96

Internal Revenue Code

S-120

IRS

S-121

issuing entity

S-52

LIBOR Determination Date

S-107

Liquidated Loan

S-108

Loan Balance

S-96

Loan-to-Value Ratio

S-53

London Business Day

S-107

Master Servicer

S-52

Master Servicer Events of Default

S-77

Master Servicing Fee

S-115

Monthly Remittance Date

S-96

Moody’s

S-106

mortgage related securities

S-126

Mortgaged Properties

S-52

Nationstar Mortgage

S-52

Net Coupon Rate

S-105

Net Subordination Deficiency

S-97

Net Swap Payment

S-97

Net WAC Cap Carryover Reserve Account

S-106

Non-Offered Certificates

S-82

OC Floor

S-97

Offered Certificates

S-82

One-Month LIBOR

S-107

Order

S-68

Original Combined Loan-to-Value Ratio

S-53

Originator

S-52

Overcollateralization Amount

S-97

Pooling Agreement

S-80

Prepayment Assumption

S-65

Principal Distribution Amount

S-97

Prospectus Directive

S-127

Rating Agencies

S-106

Realized Loss

S-108

Record Date

S-97

Recoveries

S-97

Reference Banks

S-107

Reimbursable Expenses

S-99

REMICs

S-23

Remittance Period

S-97

Required Overcollateralization Amount

S-97

S&P

S-106

Scored Programs

S-70

Securities Act

S-127

Securities Administrator

S-80

Seller

S-80

Senior Certificates

S-82

Senior Enhancement Percentage

S-97

Senior Principal Distribution Amount

S-98

Servicer

S-80

Servicing Fee

S-115

Significance Estimate

S-109

Significance Percentage

S-109

Stated Income

S-71

Stepdown Date

S-98

Structuring Assumptions

S-65

Subordinate Certificates

S-82

Subordinate Net WAC Cap

S-105

Subordinate Net WAC Cap Carryover

S-106

Subordination Deficiency

S-98

Subordination Increase Amount

S-98

Supplemental Interest Trust

S-98

Swap Account

S-98

Swap Default

S-95

Swap Early Termination

S-98

Swap Expense Fee Rate

S-105

Swap Provider

S-98

Swap Provider Trigger Event

S-98

Swap Termination Payment

S-98

Tax Counsel

S-120

Telerate Page 3750

S-107

Termination Event

S-110

Termination Price

S-113

Transition Expenses

S-99

Trigger Event

S-99

Trustee

S-80

Underwriters

S-126

Underwriting Agreement

S-126

weighted average life

S-65

Wells Fargo Bank

S-52

ANNEX A

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except under limited circumstances, the globally offered Home Equity Loan Asset-Backed Certificates, Series 2007-FRE1 (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Euroclear or Clearstream, Luxembourg. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Euroclear and Clearstream, Luxembourg will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior home equity loan asset-backed certificates issues.

Secondary cross-market trading between Euroclear or Clearstream, Luxembourg and DTC participants holding Offered Certificates will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream, Luxembourg and as DTC participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream, Luxembourg will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior home equity loan asset-backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior home equity loan asset-backed certificates issues in same-day funds.

Trading between Euroclear and/or Clearstream, Luxembourg Participants. Secondary market trading between Euroclear participants or Clearstream, Luxembourg participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller and Euroclear or Clearstream, Luxembourg  Purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream, Luxembourg participant, the purchaser will send instructions to Euroclear or Clearstream, Luxembourg through a Euroclear participant or Clearstream, Luxembourg participant at least one business day prior to settlement. Euroclear or Clearstream, Luxembourg will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant’s or Clearstream, Luxembourg participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream, Luxembourg cash debt will be valued instead as of the actual settlement date.

Euroclear participants and Clearstream, Luxembourg participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, they may take on credit exposure to Euroclear or Clearstream, Luxembourg until the Global Securities are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, Euroclear participants or Clearstream, Luxembourg participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Euroclear participant’s or Clearstream, Luxembourg participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC Seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Euroclear or Clearstream, Luxembourg Seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream, Luxembourg participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Euroclear or Clearstream, Luxembourg through a Euroclear participant or Clearstream, Luxembourg participant at least one business day prior to settlement. In these cases Euroclear or Clearstream, Luxembourg will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Clearstream, Luxembourg participant the following day, and receipt of the cash proceeds in the Euroclear participant’s or Clearstream, Luxembourg participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Euroclear participant or Clearstream, Luxembourg participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant’s or Clearstream, Luxembourg participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Euroclear or Clearstream, Luxembourg and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream, Luxembourg participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)

borrowing through Euroclear or Clearstream, Luxembourg for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream, Luxembourg accounts) in accordance with the clearing system’s customary procedures;

(b)

borrowing the Global Securities in the U.S. from a DTC participant  no later than one day prior to settlement, which would give the Global  Securities sufficient time to be reflected in their Euroclear or Clearstream, Luxembourg account in order to settle the sale side of the trade; or

I

staggering the value dates for the buy and sell sides of the trade  so that the value date for the purchase from the DTC participant is at  least one day prior to the value date for the sale to the Euroclear participant  or Clearstream, Luxembourg participant.

U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. persons (Form W-8 BEN). Beneficial owners of Global Securities that are non-U.S. persons and are individuals or entities treated as corporations for United States federal income tax purposes can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN. Partnerships that are not U.S. persons and similar non-U.S. entities have additional reporting requirements. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States and are individuals or entities treated as corporations for United States federal income tax purposes can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN.  Partnerships that are not U.S. persons and similar non-U.S. entities may have additional reporting requirements.

Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

U.S. Federal Income Tax Reporting Procedure.  The Global Securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency).  Forms W8 BEN and W-8ECI are generally effective until the end of the third succeeding calendar year after the form is signed unless a change in circumstances makes any information of the form inaccurate.  In such case a new form must be filed within 30 days of the change.

U.S. Person.  As used in this prospectus supplement the term “U.S. person” means a beneficial owner of an Offered Certificate that is for United States federal income tax purposes

•

a citizen or resident of the United States,

•

an entity treated as a corporation or partnership created or organized in or under the laws of the United States or of any State thereof or the District of Columbia,

•

an estate the income of which is subject to United States federal income taxation regardless of its source, or

•

a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust and certain eligible trusts that elect to be treated as a United States person.

As used in this prospectus supplement, the term “non-U.S. person” means a beneficial owner of an Offered Certificate that is not a U.S. person.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of the extensive withholding regulations that have detailed rules regarding the determination of beneficial ownership.  Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

ANNEX B

HOME EQUITY LOAN STATISTICS

GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES
OF ALL HOME EQUITY LOANS (1)

State	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
Alabama	13	$ 2,070,777.84	0.12%	8.114%	356	91.05%	628
Alaska	1	119,772.79	0.01	11.750	356	48.00	522
Arizona	229	46,960,399.71	2.73	7.802	355	82.34	636
Arkansas	17	1,548,861.53	0.09	8.465	356	88.75	622
California	1,486	487,349,918.46	28.34	7.370	355	82.07	658
Colorado	140	21,576,309.59	1.25	7.997	355	85.19	648
Connecticut	116	26,325,897.22	1.53	7.987	355	83.50	639
Delaware	48	8,569,232.18	0.50	8.277	355	84.54	609
District of Columbia	51	13,098,330.51	0.76	7.478	355	77.95	647
Florida	1,129	224,756,143.83	13.07	8.033	355	82.47	636
Georgia	227	35,618,330.46	2.07	8.244	354	87.48	635
Hawaii	81	27,257,808.53	1.58	7.568	354	82.55	674
Idaho	28	4,538,752.67	0.26	8.484	355	86.53	598
Illinois	389	75,264,724.38	4.38	8.146	355	83.97	646
Indiana	44	5,241,787.21	0.30	8.581	355	88.10	629
Iowa	6	751,305.00	0.04	10.353	355	82.62	556
Kansas	18	2,006,970.58	0.12	8.570	354	85.63	619
Kentucky	31	3,317,681.79	0.19	8.683	354	87.69	620
Maine	12	1,511,910.90	0.09	9.233	356	82.07	592
Maryland	606	153,265,474.80	8.91	7.797	355	84.49	639
Massachusetts	197	49,901,276.75	2.90	7.809	355	83.68	644
Michigan	22	2,693,488.25	0.16	8.623	355	83.48	634
Minnesota	111	17,917,654.03	1.04	8.019	355	85.12	647
Missouri	49	5,715,763.34	0.33	8.698	350	87.04	620
Montana	2	432,481.53	0.03	8.151	354	87.50	586
Nebraska	2	413,137.42	0.02	8.765	357	81.30	653
Nevada	87	18,799,139.63	1.09	7.919	355	80.98	626
New Hampshire	27	5,181,441.21	0.30	7.946	356	84.07	620
New Jersey	306	77,530,129.08	4.51	8.161	354	82.01	642
New Mexico	30	5,668,295.58	0.33	8.048	355	85.74	649
New York	541	172,664,866.96	10.04	7.535	355	82.54	662
North Carolina	122	20,004,144.77	1.16	8.575	355	87.51	622
Ohio	58	7,914,822.05	0.46	8.458	354	87.26	634
Oklahoma	11	1,003,662.48	0.06	8.806	356	84.89	616
Oregon	40	8,596,426.61	0.50	7.446	355	86.86	660
Pennsylvania	158	25,145,208.13	1.46	8.448	353	84.18	631
Rhode Island	22	4,656,000.66	0.27	8.065	355	83.09	614
South Carolina	36	4,988,577.07	0.29	8.782	356	86.69	625
Tennessee	52	5,536,830.98	0.32	8.670	350	87.57	630
Texas	194	29,500,715.90	1.72	7.722	347	82.81	644
Utah	45	9,004,772.06	0.52	7.896	355	83.51	630
Vermont	5	495,419.86	0.03	8.544	354	88.55	654
Virginia	284	61,289,453.30	3.56	7.936	354	84.44	634
Washington	126	26,291,698.97	1.53	7.636	355	84.34	651
West Virginia	14	1,652,533.16	0.10	8.976	343	84.62	607
Wisconsin	113	15,213,997.20	0.88	8.602	354	86.04	614
Wyoming	3	460,378.95	0.03	7.742	354	89.61	694
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

—————————

(1)

Determined by property address designated as such in the related mortgage.

ORIGINAL COMBINED LOAN-TO-VALUE RATIOS OF ALL HOME EQUITY LOANS (1)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
0.01 - 49.99	171	$ 30,441,093.78	1.77%	7.796%	354	40.19%	627
50.00 - 54.99	73	17,360,368.50	1.01	7.575	352	52.55	628
55.00 - 59.99	99	21,689,042.63	1.26	7.513	353	57.64	625
60.00 - 64.99	161	34,924,989.98	2.03	7.585	355	62.49	629
65.00 - 69.99	193	46,639,889.09	2.71	7.615	355	67.33	628
70.00 - 74.99	263	63,298,291.12	3.68	7.671	355	72.05	621
75.00 - 79.99	430	112,064,666.06	6.52	7.451	355	77.02	637
80.00	1,858	517,550,433.79	30.09	7.471	355	80.00	657
80.01 - 84.99	257	79,320,681.28	4.61	7.037	355	83.33	646
85.00 - 89.99	746	219,505,141.13	12.76	7.383	355	86.28	642
90.00 - 94.99	1,085	310,834,411.30	18.07	7.757	355	90.40	644
95.00 - 99.99	469	116,127,024.60	6.75	8.193	354	95.22	641
100.00	1,524	150,066,672.65	8.73	10.004	352	100.00	663
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

—————————

(1)

The weighted average Original Combined Loan-to-Value Ratio of all of the Home Equity Loans is approximately 83.16%.
CURRENT COUPON RATES OF ALL HOME EQUITY LOANS (1)

Range of Coupon Rates (%)	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
5.000 - 5.499	27	$ 11,273,871.70	0.66%	5.318%	356	81.24%	710
5.500 - 5.999	258	97,913,123.94	5.69	5.865	354	77.58	686
6.000 - 6.499	593	202,756,811.38	11.79	6.270	355	80.04	678
6.500 - 6.999	953	305,322,190.94	17.75	6.763	355	81.65	668
7.000 - 7.499	685	202,102,476.79	11.75	7.251	355	82.59	653
7.500 - 7.999	983	269,610,365.30	15.68	7.755	355	83.25	644
8.000 - 8.499	661	174,944,958.63	10.17	8.242	355	83.90	632
8.500 - 8.999	684	160,101,641.14	9.31	8.733	355	84.88	615
9.000 - 9.499	372	78,137,166.72	4.54	9.219	355	85.14	600
9.500 - 9.999	499	79,858,351.38	4.64	9.739	354	85.06	592
10.000 - 10.499	455	44,739,246.24	2.60	10.198	353	90.44	625
10.500 - 10.999	271	28,525,506.48	1.66	10.753	353	85.56	608
11.000 - 11.499	375	28,363,345.02	1.65	11.269	350	95.30	656
11.500 - 11.999	245	20,071,121.23	1.17	11.677	354	90.32	621
12.000 - 12.499	183	11,380,823.95	0.66	12.265	352	93.27	607
12.500 - 12.999	70	4,043,449.12	0.24	12.620	327	90.95	606
13.000 - 13.499	14	636,290.04	0.04	13.253	319	96.68	623
13.500 - 13.999	1	41,965.91	0.00	13.600	355	95.00	619
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

__________________

(1)

The weighted average Coupon Rate of all of the Home Equity Loans is approximately 7.781%.

LOAN BALANCES OF ALL HOME EQUITY LOANS (1)

Range of Loan Balances ($)	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
0.01 - 50,000.00	561	$ 20,383,016.96	1.19%	11.215%	338	98.25%	653
50,000.01 - 100,000.00	1,053	79,924,347.46	4.65	10.125	353	90.14	642
100,000.01 - 150,000.00	1,031	128,922,843.22	7.50	8.858	354	82.50	628
150,000.01 - 200,000.00	1,143	200,016,284.47	11.63	8.120	355	81.07	628
200,000.01 - 250,000.00	894	200,280,961.00	11.65	7.828	355	81.10	635
250,000.01 - 300,000.00	632	173,330,687.90	10.08	7.679	355	80.97	640
300,000.01 - 350,000.00	518	167,633,471.77	9.75	7.458	355	82.39	650
350,000.01 - 400,000.00	383	143,515,679.99	8.34	7.249	355	82.95	657
400,000.01 - 450,000.00	270	114,592,999.01	6.66	7.326	355	84.35	657
450,000.01 - 500,000.00	248	117,692,866.14	6.84	7.304	355	83.20	658
500,000.01 - 550,000.00	192	100,453,432.69	5.84	7.180	353	84.42	662
550,000.01 - 600,000.00	146	83,925,749.24	4.88	7.173	355	85.04	664
600,000.01 - 650,000.00	63	39,332,003.23	2.29	7.299	355	84.45	661
650,000.01 - 700,000.00	64	43,153,357.49	2.51	7.270	355	84.74	658
700,000.01 - 750,000.00	41	29,778,181.30	1.73	7.300	355	87.07	650
750,000.01 - 800,000.00	55	42,876,347.30	2.49	7.607	355	83.49	640
800,000.01 - 850,000.00	3	2,448,989.82	0.14	6.932	355	81.39	653
850,000.01 - 900,000.00	6	5,263,796.26	0.31	6.476	356	85.84	667
900,000.01 - 950,000.00	7	6,389,384.68	0.37	6.299	356	76.57	655
950,000.01 - 1,000,000.00	12	11,818,132.21	0.69	6.579	356	83.30	670
1,000,000.01+	7	8,090,173.77	0.47	6.480	355	76.03	688
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

__________________

(1)

The average outstanding Loan Balance of all of the Home Equity Loans is approximately $234,660.

TYPES OF MORTGAGED PROPERTIES OF ALL HOME EQUITY LOANS

Property Type	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
2 Units	322	$ 100,290,866.56	5.83%	7.697%	354	82.51%	665
3 Units	28	10,988,229.14	0.64	7.272	355	78.24	677
4 Units	10	2,808,964.60	0.16	7.183	355	80.16	663
Condominium	516	103,635,959.98	6.03	7.965	355	84.18	653
Single Family	6,453	1,502,098,685.63	87.34	7.779	355	83.17	644
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

ORIGINAL TERMS TO MATURITY OF ALL HOME EQUITY LOANS (1)

Original Terms to Maturity (months)	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
120	23	$ 1,274,870.26	0.07%	10.992%	115	99.53%	667
180	82	4,645,803.94	0.27	8.246	176	78.56	657
240	7	894,161.58	0.05	8.565	236	80.50	609
300	1	190,522.85	0.01	6.850	294	80.00	626
360	7,216	1,712,817,347.28	99.59	7.777	355	83.16	646
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

__________________

(1)

The weighted average Original Term to Maturity of all of the Home Equity Loans is approximately 359 months.

REMAINING TERMS TO MATURITY OF ALL HOME EQUITY LOANS (1)

Range of Remaining Terms to Maturity (months)	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
61 - 120	23	$ 1,274,870.26	0.07%	10.992%	115	99.53%	667
121 - 180	82	4,645,803.94	0.27	8.246	176	78.56	657
181 - 240	7	894,161.58	0.05	8.565	236	80.50	609
241 - 300	1	190,522.85	0.01	6.850	294	80.00	626
301 - 360	7,216	1,712,817,347.28	99.59	7.777	355	83.16	646
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

__________________

(1)

The weighted average Remaining Term to Maturity of all of the Home Equity Loans is approximately 355 months.

SEASONING OF ALL HOME EQUITY LOANS (1)

Range of Seasoning (months)	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
1 - 6	6,837	$1,562,759,266.27	90.87%	7.759%	355	83.12%	646
7 - 12	492	157,063,439.64	9.13	7.997	352	83.57	645
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

__________________

(1)

The weighted average Seasoning of all of the Home Equity Loans is approximately 5 months.

CURRENT DELINQUENCY STATUS OF ALL HOME EQUITY LOANS

Current Delinquency Status	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
Current	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

NUMBER OF TIMES 30-59 DAYS DELINQUENT OF ALL HOME EQUITY LOANS

Number of Times 30 Days Delinquent	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
0	7,276	$1,706,090,177.47	99.20%	7.774%	355	83.16%	647
1	50	12,782,948.32	0.74	8.645	352	84.52	617
2	3	949,580.12	0.06	8.758	353	70.43	541
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

NUMBER OF TIMES 60-89 DAYS DELINQUENT OF ALL HOME EQUITY LOANS

Number of Times 60 Days Delinquent	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
0	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

NUMBER OF TIMES 90 DAYS OR MORE DELINQUENT OF ALL HOME EQUITY LOANS

Number of Times 90 Days Delinquent	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
0	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

OCCUPANCY STATUS OF ALL HOME EQUITY LOANS

Occupancy Status	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
Non-owner	524	$ 103,037,723.53	5.99%	8.141%	354	81.35%	660
Primary	6,741	1,599,249,051.12	92.99	7.759	355	83.28	645
Second Home	64	17,535,931.26	1.02	7.650	355	83.06	642
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

LIEN POSITIONS OF ALL HOME EQUITY LOANS

Lien Position	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
First Lien	5,956	$1,627,863,267.01	94.65%	7.593%	355	82.22%	645
Second Lien	1,373	91,959,438.90	5.35	11.096	349	99.72	664
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

DOCUMENTATION TYPES OF ALL HOME EQUITY LOANS

Documentation Type	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
Easy Documentation	93	$ 23,958,032.07	1.39%	7.866%	354	82.83%	638
Full Documentation	5,263	1,225,553,100.16	71.26	7.562	355	83.87	641
Stated Income	1,973	470,311,573.68	27.35	8.347	355	81.33	661
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

CREDIT GRADES OF ALL HOME EQUITY LOANS

Credit Grade	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
A	597	$ 150,464,011.01	8.75%	8.301%	355	82.25%	614
A+	4,698	1,045,027,374.24	60.76	7.818	354	84.42	651
A-	258	56,638,218.92	3.29	8.479	355	75.22	594
AA	1,294	373,704,498.53	21.73	6.958	355	83.71	673
B	258	54,404,085.72	3.16	8.932	355	76.87	581
C	152	27,905,619.57	1.62	9.353	354	71.31	567
C-	60	9,871,310.50	0.57	11.498	355	61.68	555
D	12	1,807,587.42	0.11	11.889	355	52.68	567
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

CREDIT SCORES OF ALL HOME EQUITY LOANS (1)

Range of Credit Scores (2)	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
500 - 524	146	$ 25,835,976.94	1.50%	9.912%	354	71.35%	513
525 - 549	273	51,371,578.14	2.99	9.333	355	72.82	536
550 - 574	434	94,669,551.01	5.50	8.937	355	79.68	562
575 - 599	494	120,263,790.60	6.99	8.565	355	82.70	588
600 - 624	1,315	280,555,359.28	16.31	8.096	355	84.16	613
625 - 649	1,595	367,448,266.10	21.37	7.618	354	84.14	638
650 - 674	1,267	300,962,898.16	17.50	7.554	355	84.50	661
675 - 699	770	194,031,495.44	11.28	7.295	354	84.65	687
700+	1,035	284,683,790.24	16.55	7.062	355	82.75	732
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

__________________

(1)

The non-zero weighted average Credit Score of all of the Home Equity Loans is approximately 646.

(2)

The statistical credit score based on the borrower’s historical credit data obtained by the originator of the Home Equity Loan through one or more of the three major credit bureaus in connection with the origination of the Home Equity Loan.

PRODUCT TYPES OF ALL HOME EQUITY LOANS

Product Type	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
2/28 6 MO LIBOR	1,302	$255,425,882.91	14.85%	8.564%	355	80.28%	612
2/28 6 MO LIBOR 40/30 Balloon	384	99,973,514.12	5.81	8.153	355	82.02	623
2/28 6 MO LIBOR 50/30 Balloon	1,438	449,140,056.57	26.12	7.689	355	84.06	646
2/28 6 MO LIBOR IO	144	52,806,234.15	3.07	7.073	355	82.04	655
3/27 6 MO LIBOR	294	66,185,144.88	3.85	7.927	356	80.87	628
3/27 6 MO LIBOR 40/30 Balloon	107	27,528,071.98	1.60	7.611	355	82.12	648
3/27 6 MO LIBOR 50/30 Balloon	641	213,269,476.51	12.40	7.342	355	84.69	656
3/27 6 MO LIBOR IO	62	26,273,557.06	1.53	6.600	355	83.49	659
5/25 6 MO LIBOR	12	3,808,877.81	0.22	6.468	356	75.77	698
5/25 6 MO LIBOR 40/30 Balloon	3	1,076,419.05	0.06	7.000	355	82.44	667
5/25 6 MO LIBOR 50/30 Balloon	41	15,043,688.03	0.87	6.655	356	82.82	679
5/25 6 MO LIBOR IO	23	8,640,360.03	0.50	6.246	355	79.10	703
Fixed Rate	2,254	306,390,012.95	17.82	8.266	351	85.33	659
Fixed Rate 40/30 Balloon	139	37,675,921.88	2.19	7.027	356	82.21	663
Fixed Rate 50/30 Balloon	485	156,585,487.98	9.10	6.992	355	81.78	671
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

PREPAYMENT PENALTIES AS OF ORIGINATION OF ALL HOME EQUITY LOANS (1)

Prepayment Penalty (months)	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
Prepay Penalty: 0 months	2,026	$ 428,618,653.03	24.92%	8.164%	354	84.19%	638
Prepay Penalty: 12 months	953	271,139,545.81	15.77	7.726	355	83.24	657
Prepay Penalty: 24 months	2,750	621,086,761.81	36.11	7.973	355	83.32	637
Prepay Penalty: 30 months	15	2,940,830.45	0.17	8.587	355	90.54	621
Prepay Penalty: 36 months	1,585	396,036,914.81	23.03	7.096	355	81.67	662
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

__________________

(1)  The non-zero weighted average Prepayment Penalty of all of the Home Equity Loans is approximately 25  months.

PURPOSE OF ALL HOME EQUITY LOANS

Purpose	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
Cash Out Refinance	4,460	$1,136,616,145.13	66.09%	7.639%	355	82.20%	640
Home Improvement	257	69,755,140.19	4.06	7.553	354	80.89	642
Purchase	2,533	493,533,231.81	28.70	8.154	354	85.60	660
Rate/Term Refinance	79	19,918,188.78	1.16	7.420	354	84.96	653
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

DEBT TO INCOME RATIO OF ALL HOME EQUITY LOANS (1)

Debt to Income Ratio	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
0.01 - 20.00	687	$ 95,125,119.70	5.53%	8.639%	353	87.92%	653
20.01 - 25.00	289	49,397,931.73	2.87	7.976	355	83.49	643
25.01 - 30.00	401	90,110,113.33	5.24	7.661	355	82.40	650
30.01 - 35.00	634	147,422,926.78	8.57	7.627	355	82.37	656
35.01 - 40.00	976	231,814,729.30	13.48	7.669	354	82.03	654
40.01 - 45.00	1,174	290,042,717.46	16.86	7.741	355	83.35	655
45.01 - 50.00	1,702	415,881,172.62	24.18	7.789	355	85.30	652
50.01 - 55.00	1,466	400,027,994.99	23.26	7.721	355	80.73	624
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

________________

(1)

The non-zero weighted average Debt to Income Ratio of all of the Home Equity Loans is approximately 41.79%.

FIXED RATE/ARM STATUS OF ALL HOME EQUITY LOANS

Fixed Rate/ARM	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
ARM	4,451	$1,219,171,283.10	70.89%	7.783%	355	82.82%	639
Fixed Rate	2,878	500,651,422.81	29.11	7.774	353	83.99	663
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

INTEREST ONLY STATUS OF ALL HOME EQUITY LOANS

Interest Only	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
Interest Only	229	$ 87,720,151.24	5.10%	6.850%	355	82.18%	661
Not Interest Only	7,100	1,632,102,554.67	94.90	7.831	355	83.21	645
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

GROSS MARGIN OF ALL HOME EQUITY LOANS(1)

Gross Margin (%)	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
N/A	2,878	$ 500,651,422.81	29.11%	7.774%	353	83.99%	663
2.500 - 2.999	18	7,420,229.65	0.43	5.267	356	81.72	709
3.000 - 3.499	110	42,845,351.27	2.49	5.685	356	77.28	697
3.500 - 3.999	245	91,337,520.24	5.31	6.158	356	81.37	679
4.000 - 4.499	459	162,038,439.07	9.42	6.646	355	82.46	668
4.500 - 4.999	575	178,023,253.74	10.35	7.147	355	82.67	655
5.000 - 5.499	693	194,202,622.82	11.29	7.695	355	82.67	644
5.500 - 5.999	745	204,629,048.44	11.90	8.194	355	83.85	632
6.000 - 6.499	569	138,629,967.00	8.06	8.650	355	84.77	616
6.500 - 6.999	1,037	200,044,850.87	11.63	9.622	355	82.87	589
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

________________

(1)

The non-zero weighted average Gross Margin of all of the Home Equity Loans is approximately 5.304%.

MINIMUM INTEREST RATE OF ALL HOME EQUITY LOANS (1)

Minimum Interest Rate (%)	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
N/A	2,878	$ 500,651,422.81	29.11%	7.774%	353	83.99%	663
5.000 - 5.499	27	11,273,871.70	0.66	5.318	356	81.24	710
5.500 - 5.999	148	57,452,417.76	3.34	5.779	356	78.29	694
6.000 - 6.499	274	103,029,938.27	5.99	6.270	356	82.26	672
6.500 - 6.999	560	184,991,082.35	10.76	6.765	355	82.09	666
7.000 - 7.499	517	158,719,637.28	9.23	7.250	355	82.69	652
7.500 - 7.999	774	220,370,841.63	12.81	7.763	355	83.33	642
8.000 - 8.499	568	155,434,035.15	9.04	8.246	355	83.98	632
8.500 - 8.999	587	142,352,372.82	8.28	8.734	355	84.96	613
9.000 - 9.499	331	70,642,683.35	4.11	9.217	355	85.21	599
9.500 - 9.999	377	69,227,357.28	4.03	9.717	355	83.90	584
10.000 - 10.499	124	21,026,945.73	1.22	10.214	355	81.64	575
10.500 - 10.999	94	14,228,646.07	0.83	10.727	355	74.86	558
11.000 - 11.499	24	3,345,519.63	0.19	11.265	355	64.65	557
11.500 - 11.999	30	4,740,985.26	0.28	11.759	356	62.00	542
12.000 - 12.499	11	1,428,984.71	0.08	12.169	355	57.38	546
12.500 - 12.999	5	905,964.11	0.05	12.547	355	63.07	539
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

________________

(1)   The non-zero weighted average Minimum Interest Rate of all of the Home Equity Loans is approximately 7.783%.

MAXIMUM INTEREST RATE OF ALL HOME EQUITY LOANS (1)

Maximum Interest Rate (%)	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
N/A	2,878	$ 500,651,422.81	29.11%	7.774%	353	83.99%	663
11.000 - 11.499	27	11,273,871.70	0.66	5.318	356	81.24	710
11.500 - 11.999	148	57,452,417.76	3.34	5.779	356	78.29	694
12.000 - 12.499	274	103,029,938.27	5.99	6.270	356	82.26	672
12.500 - 12.999	560	184,991,082.35	10.76	6.765	355	82.09	666
13.000 - 13.499	517	158,719,637.28	9.23	7.250	355	82.69	652
13.500 - 13.999	774	220,370,841.63	12.81	7.763	355	83.33	642
14.000 - 14.499	568	155,434,035.15	9.04	8.246	355	83.98	632
14.500 - 14.999	587	142,352,372.82	8.28	8.734	355	84.96	613
15.000 - 15.499	331	70,642,683.35	4.11	9.217	355	85.21	599
15.500 - 15.999	377	69,227,357.28	4.03	9.717	355	83.90	584
16.000 - 16.499	124	21,026,945.73	1.22	10.214	355	81.64	575
16.500 - 16.999	94	14,228,646.07	0.83	10.727	355	74.86	558
17.000 - 17.499	24	3,345,519.63	0.19	11.265	355	64.65	557
17.500 - 17.999	30	4,740,985.26	0.28	11.759	356	62.00	542
18.000 - 18.499	11	1,428,984.71	0.08	12.169	355	57.38	546
18.500 - 18.999	5	905,964.11	0.05	12.547	355	63.07	539
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

________________

(1)   The non-zero weighted average Maximum Interest Rate of all of the Home Equity Loans is approximately 13.783%.

INITIAL PERIODIC RATE CAP OF ALL HOME EQUITY LOANS (1)

Initial Periodic Rate Cap (%)	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
N/A	2,878	$ 500,651,422.81	29.11%	7.774%	353	83.99%	663
2.000	1	565,990.45	0.03	8.950	351	90.00	580
3.000	4,450	1,218,605,292.65	70.86	7.783	355	82.82	639
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

________________

(1)   The non-zero weighted average Initial Periodic Rate Cap of all of the Home Equity Loans is approximately 3.000%

SUBSEQUENT PERIODIC RATE CAP OF ALL HOME EQUITY LOANS (1)

Subsequent Periodic Rate Cap (%)	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
N/A	2,878	$ 500,651,422.81	29.11%	7.774%	353	83.99%	663
1.500	4,451	1,219,171,283.10	70.89	7.783	355	82.82	639
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

________________

(1)   The non-zero weighted average Subsequent Periodic Rate Cap of all of the Home Equity Loans is approximately 1.500%.

NEXT INTEREST RATE ADJUSTMENT DATES OF ALL HOME EQUITY LOANS

Adjustment Date	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
N/A	2,878	$ 500,651,422.81	29.11%	7.774%	353	83.99%	663
06/01/08	1	160,045.78	0.01	7.150	348	80.00	635
07/01/08	1	152,892.03	0.01	10.550	349	80.00	523
08/01/08	2	256,383.81	0.01	10.404	350	65.94	512
09/01/08	24	7,383,226.47	0.43	8.644	351	78.56	618
10/01/08	47	15,175,308.58	0.88	8.705	352	84.69	618
11/01/08	178	63,589,345.49	3.70	8.018	353	84.55	638
12/01/08	643	156,293,835.36	9.09	7.983	354	82.81	636
01/01/09	817	201,744,240.60	11.73	7.907	355	82.80	639
02/01/09	1,066	284,695,349.10	16.55	7.884	356	82.21	634
03/01/09	489	127,895,060.53	7.44	8.062	357	81.79	622
09/01/09	1	249,791.81	0.01	8.600	351	52.08	587
10/01/09	16	7,139,420.83	0.42	8.797	352	87.31	610
11/01/09	68	23,883,589.93	1.39	7.811	353	85.05	633
12/01/09	160	45,870,601.00	2.67	7.466	354	83.89	662
01/01/10	250	74,534,908.78	4.33	7.294	355	84.01	655
02/01/10	405	126,043,555.43	7.33	7.246	356	83.63	654
03/01/10	204	55,534,382.65	3.23	7.607	357	81.92	637
09/01/11	1	244,000.00	0.01	7.850	351	80.00	699
10/01/11	2	1,348,449.13	0.08	7.365	352	83.33	676
11/01/11	1	455,399.42	0.03	6.550	353	80.00	718
12/01/11	5	1,772,975.84	0.10	7.400	354	86.58	659
01/01/12	17	5,775,117.45	0.34	6.359	355	79.35	704
02/01/12	38	13,733,764.90	0.80	6.502	356	80.74	681
03/01/12	15	5,239,638.18	0.30	6.161	357	79.75	703
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

 GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES
OF GROUP 1 HOME EQUITY LOANS (1)

State	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
Alabama	8	$ 1,098,063.60	0.12%	8.507%	355	91.29%	609
Alaska	1	119,772.79	0.01	11.750	356	48.00	522
Arizona	161	28,486,840.92	3.15	7.840	355	82.15	629
Arkansas	13	1,145,744.06	0.13	8.513	356	87.17	616
California	585	156,016,147.27	17.22	7.211	355	76.95	651
Colorado	109	15,997,149.77	1.77	7.977	355	85.43	645
Connecticut	89	18,280,570.03	2.02	8.032	356	83.67	629
Delaware	42	6,750,745.61	0.75	8.100	356	84.28	613
District of Columbia	40	8,626,479.90	0.95	7.430	356	73.78	627
Florida	715	133,352,083.27	14.72	8.008	356	80.09	623
Georgia	175	24,315,666.92	2.68	8.282	354	87.45	632
Hawaii	50	17,945,417.87	1.98	7.225	355	79.98	672
Idaho	25	3,712,901.55	0.41	8.394	355	86.47	606
Illinois	293	52,824,673.15	5.83	8.087	355	83.79	642
Indiana	32	3,750,949.87	0.41	8.678	354	88.69	622
Iowa	6	751,305.00	0.08	10.353	355	82.62	556
Kansas	16	1,885,115.10	0.21	8.523	356	85.74	616
Kentucky	29	3,092,463.81	0.34	8.691	354	87.53	620
Maine	12	1,511,910.90	0.17	9.233	356	82.07	592
Maryland	424	90,167,541.72	9.95	7.866	355	82.82	630
Massachusetts	136	31,727,682.25	3.50	7.899	355	82.43	636
Michigan	21	2,409,872.08	0.27	8.467	355	83.89	647
Minnesota	92	13,498,678.79	1.49	7.917	355	84.92	649
Missouri	43	4,462,670.99	0.49	8.838	349	86.99	618
Montana	2	432,481.53	0.05	8.151	354	87.50	586
Nebraska	2	413,137.42	0.05	8.765	357	81.30	653
Nevada	60	11,721,436.32	1.29	7.933	355	82.66	618
New Hampshire	25	4,486,247.50	0.50	8.056	356	83.27	620
New Jersey	212	48,733,458.65	5.38	8.197	353	79.78	632
New Mexico	22	3,426,683.57	0.38	7.930	355	84.23	648
New York	240	71,170,369.87	7.86	7.354	354	77.62	647
North Carolina	94	13,503,048.77	1.49	8.653	354	87.71	618
Ohio	42	5,083,902.98	0.56	8.722	354	87.42	624
Oklahoma	9	777,981.56	0.09	9.042	356	85.15	616
Oregon	35	6,830,430.19	0.75	7.364	355	87.00	651
Pennsylvania	129	17,616,189.63	1.94	8.477	352	83.98	630
Rhode Island	10	2,040,741.10	0.23	8.334	354	83.78	600
South Carolina	27	3,043,618.02	0.34	8.919	356	84.54	613
Tennessee	42	4,107,689.57	0.45	8.727	348	86.86	626
Texas	112	15,490,732.51	1.71	7.718	345	82.40	645
Utah	32	6,042,056.55	0.67	7.676	355	83.86	628
Vermont	5	495,419.86	0.05	8.544	354	88.55	654
Virginia	196	35,472,030.36	3.92	7.917	354	82.68	629
Washington	91	18,159,502.79	2.00	7.622	355	84.35	638
West Virginia	11	1,323,883.86	0.15	8.934	340	85.13	612
Wisconsin	100	13,011,625.57	1.44	8.555	354	85.36	612
Wyoming	3	460,378.95	0.05	7.742	354	89.61	694
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

—————————

(1)

Determined by property address designated as such in the related mortgage.

ORIGINAL COMBINED LOAN-TO-VALUE RATIOS OF GROUP 1 HOME EQUITY LOANS (1)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
0.01 - 49.99	165	$ 26,694,487.68	2.95%	7.839%	354	40.07%	626
50.00 - 54.99	63	12,874,741.11	1.42	7.928	352	52.56	610
55.00 - 59.99	92	19,126,699.49	2.11	7.501	353	57.61	626
60.00 - 64.99	149	28,928,837.84	3.19	7.789	356	62.42	619
65.00 - 69.99	170	34,848,710.22	3.85	7.801	355	67.17	621
70.00 - 74.99	235	49,141,801.02	5.43	7.885	355	72.08	614
75.00 - 79.99	371	81,567,526.15	9.01	7.682	354	76.90	625
80.00	956	199,647,567.92	22.04	7.651	354	80.00	644
80.01 - 84.99	201	48,562,075.80	5.36	7.150	355	83.13	645
85.00 - 89.99	543	123,115,250.42	13.59	7.585	356	86.14	632
90.00 - 94.99	777	169,402,773.91	18.70	7.852	355	90.40	641
95.00 - 99.99	290	60,220,229.52	6.65	8.238	355	95.26	635
100.00	606	51,642,793.27	5.70	9.540	351	100.00	654
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

—————————

(1)

The weighted average Original Combined Loan-to-Value Ratio of Group 1 Home Equity Loans is approximately 81.30%.

CURRENT COUPON RATES OF GROUP 1 HOME EQUITY LOANS (1)

Range of Coupon Rates (%)	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
5.000 - 5.499	16	$ 5,179,901.97	0.57%	5.308%	356	79.26%	700
5.500 - 5.999	160	45,409,170.16	5.01	5.870	352	76.79	684
6.000 - 6.499	390	100,498,202.86	11.10	6.276	354	77.55	675
6.500 - 6.999	619	155,854,214.22	17.21	6.759	355	79.78	663
7.000 - 7.499	435	101,052,708.00	11.16	7.254	355	81.84	646
7.500 - 7.999	639	139,802,278.24	15.43	7.757	355	82.17	636
8.000 - 8.499	449	91,616,405.17	10.11	8.244	355	83.42	622
8.500 - 8.999	519	99,812,572.55	11.02	8.742	355	83.99	610
9.000 - 9.499	284	48,696,488.31	5.38	9.214	355	84.01	593
9.500 - 9.999	370	55,991,637.05	6.18	9.740	355	82.17	578
10.000 - 10.499	248	22,911,870.98	2.53	10.207	353	84.47	595
10.500 - 10.999	137	15,350,264.26	1.69	10.735	353	76.27	568
11.000 - 11.499	132	8,510,990.73	0.94	11.300	346	84.91	617
11.500 - 11.999	108	8,693,828.19	0.96	11.719	353	77.96	581
12.000 - 12.499	80	4,445,056.04	0.49	12.249	346	83.11	588
12.500 - 12.999	29	1,861,131.30	0.21	12.581	334	81.66	575
13.000 - 13.499	3	86,774.32	0.01	13.137	285	85.16	565
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

__________________

(1)

The weighted average Coupon Rate of Group 1 Home Equity Loans is approximately 7.831%.

LOAN BALANCES OF GROUP 1 HOME EQUITY LOANS (1)

Range of Loan Balances ($)	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
0.01 - 50,000.00	331	$ 11,878,723.26	1.31%	11.101%	336	97.46%	651
50,000.01 - 100,000.00	581	44,533,554.50	4.92	9.514	354	83.49	624
100,000.01 - 150,000.00	757	95,512,593.59	10.54	8.418	354	78.47	616
150,000.01 - 200,000.00	932	163,195,428.67	18.02	8.006	355	79.83	624
200,000.01 - 250,000.00	711	159,164,168.94	17.57	7.791	355	80.57	631
250,000.01 - 300,000.00	490	134,256,064.98	14.82	7.611	355	80.36	635
300,000.01 - 350,000.00	396	128,230,156.56	14.16	7.428	355	82.24	646
350,000.01 - 400,000.00	275	103,007,068.97	11.37	7.159	356	82.68	654
400,000.01 - 450,000.00	79	32,562,694.11	3.60	7.211	356	85.76	656
450,000.01 - 500,000.00	35	16,576,171.42	1.83	7.434	355	82.48	649
500,000.01 - 550,000.00	17	8,761,928.03	0.97	7.058	344	84.89	667
550,000.01 - 600,000.00	12	6,879,611.69	0.76	6.809	355	81.89	698
600,000.01 - 650,000.00	2	1,215,329.63	0.13	7.250	356	80.00	660
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

__________________

(1)

The average outstanding Loan Balance of Group 1 Home Equity Loans is approximately $196,140.

TYPES OF MORTGAGED PROPERTIES OF GROUP 1 HOME EQUITY LOANS

Property Type	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
2 Units	180	$ 51,890,327.06	5.73%	7.661%	353	79.17%	647
3 Units	24	8,736,008.55	0.96	7.234	356	77.45	668
4 Units	10	2,808,964.60	0.31	7.183	355	80.16	663
Condominium	320	55,200,836.55	6.09	7.981	355	82.80	644
Single Family	4,084	787,137,357.59	86.90	7.841	355	81.38	634
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

ORIGINAL TERMS TO MATURITY OF GROUP 1 HOME EQUITY LOANS (1)

Original Terms to Maturity (months)	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
120	10	$ 390,077.94	0.04%	11.459%	115	99.66%	647
180	56	3,647,054.95	0.40	7.916	176	75.22	659
240	5	731,310.64	0.08	8.197	236	79.72	598
300	1	190,522.85	0.02	6.850	294	80.00	626
360	4,546	900,814,527.97	99.45	7.829	356	81.32	635
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

__________________

(1)

The weighted average Original Term to Maturity of Group 1 Home Equity Loans is approximately 359 months.

REMAINING TERMS TO MATURITY OF GROUP 1 HOME EQUITY LOANS (1)

Range of Remaining Terms to Maturity (months)	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
61 - 120	10	$ 390,077.94	0.04%	11.459%	115	99.66%	647
121 - 180	56	3,647,054.95	0.40	7.916	176	75.22	659
181 - 240	5	731,310.64	0.08	8.197	236	79.72	598
241 - 300	1	190,522.85	0.02	6.850	294	80.00	626
301 - 360	4,546	900,814,527.97	99.45	7.829	356	81.32	635
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

__________________

(1)

The weighted average Remaining Term to Maturity of Group 1 Home Equity Loans is approximately 355 months.

SEASONING OF GROUP 1 HOME EQUITY LOANS (1)

Range of Seasoning (months)	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
1 - 6	4,401	$854,421,125.27	94.33%	7.814%	355	81.34%	636
7 - 12	217	51,352,369.08	5.67	8.119	352	80.67	632
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

__________________

(1)

The weighted average Seasoning of Group 1 Home Equity Loans is approximately 4 months.

CURRENT DELINQUENCY STATUS OF GROUP 1 HOME EQUITY LOANS

Current Delinquency Status	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
Current	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

NUMBER OF TIMES 30-59 DAYS DELINQUENT OF GROUP 1 HOME EQUITY LOANS

Number of Times 30 Days Delinquent	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
0	4,592	$901,158,470.80	99.49%	7.825%	355	81.32%	636
1	24	4,288,154.47	0.47	9.059	354	79.83	596
2	2	326,869.08	0.04	9.155	354	52.25	545
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

NUMBER OF TIMES 60-89 DAYS DELINQUENT OF GROUP 1 HOME EQUITY LOANS

Number of Times 60 Days Delinquent	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
0	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

NUMBER OF TIMES 90 DAYS OR MORE DELINQUENT OF GROUP 1 HOME EQUITY LOANS

Number of Times 90 Days Delinquent	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
0	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

OCCUPANCY STATUS OF GROUP 1 HOME EQUITY LOANS

Occupancy Status	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
Non-owner	463	$ 83,348,532.64	9.20%	8.212%	355	80.78%	657
Primary	4,106	812,442,863.23	89.70	7.793	355	81.36	633
Second Home	49	9,982,098.48	1.10	7.743	355	80.56	643
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

LIEN POSITIONS OF GROUP 1 HOME EQUITY LOANS

Lien Position	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
First Lien	4,138	$884,245,479.77	97.62%	7.752%	355	80.85%	635
Second Lien	480	21,528,014.58	2.38	11.088	344	99.64	656
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

DOCUMENTATION TYPES OF GROUP 1 HOME EQUITY LOANS

Documentation Type	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
Easy Documentation	43	$ 8,888,994.39	0.98%	8.046%	351	81.59%	622
Full Documentation	3,539	683,840,389.62	75.50	7.674	355	82.49	632
Stated Income	1,036	213,044,110.34	23.52	8.329	355	77.45	645
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

CREDIT GRADES OF GROUP 1 HOME EQUITY LOANS

Credit Grade	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
A	466	$ 93,690,180.08	10.34%	8.376%	355	81.09%	608
A+	2,815	532,759,166.54	58.82	7.743	355	83.09	643
A-	225	43,278,494.16	4.78	8.516	355	74.62	593
AA	671	157,721,751.43	17.41	6.785	354	82.03	669
B	225	41,561,820.35	4.59	9.020	355	75.33	578
C	144	25,083,183.87	2.77	9.371	354	70.73	567
C-	60	9,871,310.50	1.09	11.498	355	61.68	555
D	12	1,807,587.42	0.20	11.889	355	52.68	567
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

CREDIT SCORES OF GROUP 1 HOME EQUITY LOANS (1)

Range of Credit Scores (2)	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
500 - 524	136	$ 23,052,061.87	2.55%	9.906%	354	71.04%	512
525 - 549	250	42,927,088.43	4.74	9.413	355	71.97	536
550 - 574	370	68,969,592.50	7.61	9.011	355	78.96	562
575 - 599	399	78,911,998.58	8.71	8.585	355	80.08	588
600 - 624	864	161,002,524.99	17.78	8.064	355	82.78	612
625 - 649	992	190,679,594.78	21.05	7.520	355	83.28	638
650 - 674	688	134,805,381.50	14.88	7.364	355	82.52	661
675 - 699	389	86,229,634.19	9.52	7.132	354	82.82	686
700+	530	119,195,617.51	13.16	6.899	354	81.15	732
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

__________________

(1)

The non-zero weighted average Credit Score of Group 1 Home Equity Loans is approximately 635.

(2)

The statistical credit score based on the borrower’s historical credit data obtained by the originator of the Home Equity Loan through one or more of the three major credit bureaus in connection with the origination of the Home Equity Loan.

PRODUCT TYPES OF GROUP 1 HOME EQUITY LOANS

Product Type	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
2/28 6 MO LIBOR	1,008	$167,203,588.92	18.46%	8.748%	355	78.54%	599
2/28 6 MO LIBOR 40/30 Balloon	288	62,930,119.27	6.95	8.155	355	81.69	615
2/28 6 MO LIBOR 50/30 Balloon	822	191,771,470.80	21.17	7.830	355	83.34	636
2/28 6 MO LIBOR IO	62	15,240,197.77	1.68	7.158	355	83.47	658
3/27 6 MO LIBOR	225	41,606,164.48	4.59	8.228	356	79.81	609
3/27 6 MO LIBOR 40/30 Balloon	80	17,207,342.48	1.90	7.822	356	81.00	636
3/27 6 MO LIBOR 50/30 Balloon	388	100,372,730.34	11.08	7.490	355	83.86	646
3/27 6 MO LIBOR IO	28	8,126,552.98	0.90	6.627	355	82.42	663
5/25 6 MO LIBOR	7	1,696,488.21	0.19	6.370	356	80.94	669
5/25 6 MO LIBOR 40/30 Balloon	2	516,562.08	0.06	7.216	355	79.66	717
5/25 6 MO LIBOR 50/30 Balloon	24	6,372,033.26	0.70	6.600	356	82.36	687
5/25 6 MO LIBOR IO	15	3,823,905.68	0.42	6.279	356	77.58	707
Fixed Rate	1,202	170,340,759.07	18.81	7.664	351	80.94	652
Fixed Rate 40/30 Balloon	119	28,763,559.23	3.18	7.044	356	80.89	658
Fixed Rate 50/30 Balloon	348	89,802,019.78	9.91	7.077	356	80.10	664
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

PREPAYMENT PENALTIES AS OF ORIGINATION OF GROUP 1 HOME EQUITY LOANS (1)

Prepayment Penalty (months)	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
Prepay Penalty: 0 months	1,369	$251,941,895.83	27.82%	8.175%	354	82.55%	629
Prepay Penalty: 12 months	507	121,426,742.12	13.41	7.666	355	80.46	646
Prepay Penalty: 24 months	1,622	301,439,223.80	33.28	8.098	355	81.28	623
Prepay Penalty: 30 months	14	2,716,467.27	0.30	8.561	355	89.76	617
Prepay Penalty: 36 months	1,106	228,249,165.33	25.20	7.179	355	80.29	654
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

__________________

(1)  The non-zero weighted average Prepayment Penalty of Group 1 Home Equity Loans is approximately 26 months.

PURPOSE OF GROUP 1 HOME EQUITY LOANS

Purpose	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
Cash Out Refinance	3,667	$759,358,248.51	83.84%	7.787%	355	80.80%	633
Home Improvement	192	42,375,918.00	4.68	7.675	354	78.52	631
Purchase	700	93,577,209.50	10.33	8.284	354	86.20	656
Rate/Term Refinance	59	10,462,118.34	1.16	7.641	353	84.78	645
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

DEBT TO INCOME RATIO OF GROUP 1 HOME EQUITY LOANS (1)

Debt to Income Ratio	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
0.01 - 20.00	286	$ 33,915,276.10	3.74%	8.258%	354	84.00%	646
20.01 - 25.00	172	23,903,533.66	2.64	8.144	355	80.48	631
25.01 - 30.00	256	47,476,980.47	5.24	7.744	355	80.40	643
30.01 - 35.00	422	77,358,474.05	8.54	7.771	355	80.76	645
35.01 - 40.00	587	115,208,691.22	12.72	7.706	354	81.12	641
40.01 - 45.00	699	137,829,255.02	15.22	7.813	355	82.03	645
45.01 - 50.00	1,015	202,933,133.80	22.40	7.802	355	84.05	642
50.01 - 55.00	1,181	267,148,150.03	29.49	7.868	355	78.95	618
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

________________

(1)  The non-zero weighted average Debt to Income Ratio of Group 1 Home Equity Loans is approximately 42.97%.

FIXED RATE/ARM STATUS OF GROUP 1 HOME EQUITY LOANS

Fixed Rate/ARM	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
ARM	2,949	$616,867,156.27	68.10%	8.024%	355	81.59%	626
Fixed Rate	1,669	288,906,338.08	31.90	7.420	353	80.68	656
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

INTEREST ONLY STATUS OF GROUP 1 HOME EQUITY LOANS

Interest Only	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
Interest Only	105	$ 27,190,656.43	3.00%	6.876%	355	82.33%	666
Not Interest Only	4,513	878,582,837.92	97.00	7.861	355	81.27	634
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

GROSS MARGIN OF GROUP 1 HOME EQUITY LOANS (1)

Gross Margin (%)	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
N/A	1,669	$ 288,906,338.08	31.90%	7.420%	353	80.68%	656
2.500 - 2.999	11	3,687,696.47	0.41	5.281	356	80.96	704
3.000 - 3.499	63	18,011,496.39	1.99	5.687	356	76.16	687
3.500 - 3.999	128	34,246,815.05	3.78	6.172	356	79.32	678
4.000 - 4.499	247	62,945,849.21	6.95	6.646	355	80.82	668
4.500 - 4.999	339	81,276,893.55	8.97	7.156	355	81.93	648
5.000 - 5.499	426	93,810,635.43	10.36	7.738	355	81.78	633
5.500 - 5.999	506	107,695,948.60	11.89	8.237	355	83.33	621
6.000 - 6.499	410	81,135,047.11	8.96	8.667	355	83.80	608
6.500 - 6.999	819	134,056,774.46	14.80	9.700	355	80.20	578
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

________________

(1)

The non-zero weighted average Gross Margin of Group 1 Home Equity Loans is approximately 5.492%.

MINIMUM INTEREST RATE OF GROUP 1 HOME EQUITY LOANS (1)

Minimum Interest Rate (%)	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
N/A	1,669	$ 288,906,338.08	31.90%	7.420%	353	80.68%	656
5.000 - 5.499	16	5,179,901.97	0.57	5.308	356	79.26	700
5.500 - 5.999	83	23,776,032.65	2.62	5.763	356	77.10	687
6.000 - 6.499	149	38,962,564.89	4.30	6.285	356	80.56	673
6.500 - 6.999	310	77,467,860.68	8.55	6.774	356	80.37	663
7.000 - 7.499	305	72,423,560.48	8.00	7.253	355	82.30	643
7.500 - 7.999	472	105,676,700.92	11.67	7.765	355	82.37	633
8.000 - 8.499	373	78,301,990.38	8.64	8.250	355	83.82	621
8.500 - 8.999	436	86,090,058.97	9.50	8.741	355	84.04	606
9.000 - 9.499	251	43,169,306.62	4.77	9.215	355	83.89	591
9.500 - 9.999	308	50,118,824.41	5.53	9.726	355	81.56	574
10.000 - 10.499	99	14,438,629.72	1.59	10.204	355	77.99	563
10.500 - 10.999	78	10,904,243.78	1.20	10.748	355	71.40	551
11.000 - 11.499	23	3,281,546.72	0.36	11.263	355	64.35	558
11.500 - 11.999	30	4,740,985.26	0.52	11.759	356	62.00	542
12.000 - 12.499	11	1,428,984.71	0.16	12.169	355	57.38	546
12.500 - 12.999	5	905,964.11	0.10	12.547	355	63.07	539
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

________________

(1)  The non-zero weighted average Minimum Interest Rate of Group 1 Home Equity Loans is approximately 8.024%.

MAXIMUM INTEREST RATE OF GROUP 1 HOME EQUITY LOANS (1)

Maximum Interest Rate (%)	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
N/A	1,669	$ 288,906,338.08	31.90%	7.420%	353	80.68%	656
11.000 - 11.499	16	5,179,901.97	0.57	5.308	356	79.26	700
11.500 - 11.999	83	23,776,032.65	2.62	5.763	356	77.10	687
12.000 - 12.499	149	38,962,564.89	4.30	6.285	356	80.56	673
12.500 - 12.999	310	77,467,860.68	8.55	6.774	356	80.37	663
13.000 - 13.499	305	72,423,560.48	8.00	7.253	355	82.30	643
13.500 - 13.999	472	105,676,700.92	11.67	7.765	355	82.37	633
14.000 - 14.499	373	78,301,990.38	8.64	8.250	355	83.82	621
14.500 - 14.999	436	86,090,058.97	9.50	8.741	355	84.04	606
15.000 - 15.499	251	43,169,306.62	4.77	9.215	355	83.89	591
15.500 - 15.999	308	50,118,824.41	5.53	9.726	355	81.56	574
16.000 - 16.499	99	14,438,629.72	1.59	10.204	355	77.99	563
16.500 - 16.999	78	10,904,243.78	1.20	10.748	355	71.40	551
17.000 - 17.499	23	3,281,546.72	0.36	11.263	355	64.35	558
17.500 - 17.999	30	4,740,985.26	0.52	11.759	356	62.00	542
18.000 - 18.499	11	1,428,984.71	0.16	12.169	355	57.38	546
18.500 - 18.999	5	905,964.11	0.10	12.547	355	63.07	539
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

________________

(1)  The weighted average Maximum Interest Rate of Group 1 Home Equity Loans is approximately 14.024%.

INITIAL PERIODIC RATE CAP OF GROUP 1 HOME EQUITY LOANS (1)

Initial Periodic Rate Cap (%)	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
N/A	1,669	$288,906,338.08	31.90%	7.420%	353	80.68%	656
3.000	2,949	616,867,156.27	68.10	8.024	355	81.59	626
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

________________

(1)  The weighted average Initial Periodic Rate Cap of Group 1 Home Equity Loans is approximately 3.000%.

SUBSEQUENT PERIODIC RATE CAP OF GROUP 1 HOME EQUITY LOANS (1)

Subsequent Periodic Rate Cap (%)	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
N/A	1,669	$288,906,338.08	31.90%	7.420%	353	80.68%	656
1.500	2,949	616,867,156.27	68.10	8.024	355	81.59	626
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

________________

(1)  The weighted average Subsequent Periodic Rate Cap of Group 1 Home Equity Loans is approximately 1.500%.

NEXT INTEREST RATE ADJUSTMENT DATES OF GROUP 1 HOME EQUITY LOANS

Adjustment Date	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
N/A	1,669	$288,906,338.08	31.90%	7.420%	353	80.68%	656
08/01/08	1	125,900.12	0.01	10.200	350	75.24	515
09/01/08	11	2,709,842.05	0.30	8.648	351	74.60	627
10/01/08	26	5,726,767.41	0.63	9.001	352	80.76	612
11/01/08	80	18,292,952.68	2.02	8.293	353	81.18	617
12/01/08	442	84,023,048.31	9.28	8.251	354	82.96	621
01/01/09	540	101,367,015.10	11.19	8.204	355	81.82	621
02/01/09	728	151,897,912.21	16.77	8.112	356	80.77	622
03/01/09	352	73,001,938.88	8.06	8.240	357	79.94	613
09/01/09	1	249,791.81	0.03	8.600	351	52.08	587
10/01/09	6	1,956,237.40	0.22	9.408	352	84.60	600
11/01/09	36	9,267,713.45	1.02	7.981	353	82.73	619
12/01/09	100	22,841,070.73	2.52	7.748	354	84.09	642
01/01/10	150	33,353,061.20	3.68	7.573	355	83.74	638
02/01/10	274	64,852,714.30	7.16	7.534	356	82.73	643
03/01/10	154	34,792,201.39	3.84	7.759	357	79.83	626
09/01/11	1	244,000.00	0.03	7.850	351	80.00	699
12/01/11	3	643,558.48	0.07	7.833	354	83.20	681
01/01/12	12	3,239,663.49	0.36	6.568	355	79.35	706
02/01/12	21	5,486,905.18	0.61	6.416	356	81.23	692
03/01/12	11	2,794,862.08	0.31	6.140	357	80.18	678
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES
OF GROUP 2 HOME EQUITY LOANS (1)

State	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
Alabama	5	$ 972,714.24	0.12%	7.669%	356	90.79%	650
Arizona	68	18,473,558.79	2.27	7.745	355	82.63	648
Arkansas	4	403,117.47	0.05	8.326	357	93.26	639
California	901	331,333,771.19	40.70	7.445	355	84.48	661
Colorado	31	5,579,159.82	0.69	8.051	355	84.51	658
Connecticut	27	8,045,327.19	0.99	7.885	355	83.13	662
Delaware	6	1,818,486.57	0.22	8.936	354	85.50	596
District of Columbia	11	4,471,850.61	0.55	7.570	354	86.01	686
Florida	414	91,404,060.56	11.23	8.069	355	85.95	655
Georgia	52	11,302,663.54	1.39	8.163	353	87.55	642
Hawaii	31	9,312,390.66	1.14	8.228	353	87.50	676
Idaho	3	825,851.12	0.10	8.886	356	86.78	559
Illinois	96	22,440,051.23	2.76	8.283	355	84.39	654
Indiana	12	1,490,837.34	0.18	8.337	355	86.60	647
Kansas	2	121,855.48	0.01	9.301	318	83.97	666
Kentucky	2	225,217.98	0.03	8.579	354	90.00	622
Maryland	182	63,097,933.08	7.75	7.697	355	86.88	651
Massachusetts	61	18,173,594.50	2.23	7.653	355	85.87	659
Michigan	1	283,616.17	0.03	9.950	356	80.00	519
Minnesota	19	4,418,975.24	0.54	8.332	354	85.70	643
Missouri	6	1,253,092.35	0.15	8.198	354	87.23	625
Nevada	27	7,077,703.31	0.87	7.894	355	78.21	638
New Hampshire	2	695,193.71	0.09	7.233	355	89.24	619
New Jersey	94	28,796,670.43	3.54	8.101	355	85.77	658
New Mexico	8	2,241,612.01	0.28	8.228	355	88.05	650
New York	301	101,494,497.09	12.47	7.662	355	85.99	673
North Carolina	28	6,501,096.00	0.80	8.414	356	87.09	630
Ohio	16	2,830,919.07	0.35	7.984	354	86.98	652
Oklahoma	2	225,680.92	0.03	7.992	354	84.01	614
Oregon	5	1,765,996.42	0.22	7.765	352	86.32	695
Pennsylvania	29	7,529,018.50	0.92	8.380	355	84.64	635
Rhode Island	12	2,615,259.56	0.32	7.855	356	82.54	624
South Carolina	9	1,944,959.05	0.24	8.567	356	90.06	643
Tennessee	10	1,429,141.41	0.18	8.507	355	89.62	642
Texas	82	14,009,983.39	1.72	7.726	350	83.26	642
Utah	13	2,962,715.51	0.36	8.344	355	82.80	634
Virginia	88	25,817,422.94	3.17	7.962	355	86.85	641
Washington	35	8,132,196.18	1.00	7.667	354	84.30	680
West Virginia	3	328,649.30	0.04	9.144	354	82.55	584
Wisconsin	13	2,202,371.63	0.27	8.879	355	90.06	627
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

—————————

(1)

Determined by property address designated as such in the related mortgage.

ORIGINAL COMBINED LOAN-TO-VALUE RATIOS OF GROUP 2 HOME EQUITY LOANS (1)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
0.01 - 49.99	6	$ 3,746,606.10	0.46%	7.490%	355	41.05%	634
50.00 - 54.99	10	4,485,627.39	0.55	6.561	354	52.52	677
55.00 - 59.99	7	2,562,343.14	0.31	7.605	355	57.89	619
60.00 - 64.99	12	5,996,152.14	0.74	6.599	354	62.83	677
65.00 - 69.99	23	11,791,178.87	1.45	7.063	356	67.79	649
70.00 - 74.99	28	14,156,490.10	1.74	6.931	355	71.95	642
75.00 - 79.99	59	30,497,139.91	3.75	6.832	355	77.33	669
80.00	902	317,902,865.87	39.05	7.358	355	80.00	665
80.01 - 84.99	56	30,758,605.48	3.78	6.859	356	83.66	646
85.00 - 89.99	203	96,389,890.71	11.84	7.125	355	86.47	654
90.00 - 94.99	308	141,431,637.39	17.37	7.644	355	90.41	647
95.00 - 99.99	179	55,906,795.08	6.87	8.145	354	95.17	647
100.00	918	98,423,879.38	12.09	10.247	353	100.00	667
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

—————————

(1)

The weighted average Original Combined Loan-to-Value Ratio of Group 2 Home Equity Loans is approximately 85.23%.

CURRENT COUPON RATES OF GROUP 2 HOME EQUITY LOANS (1)

Range of Coupon Rates (%)	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
5.000 - 5.499	11	$ 6,093,969.73	0.75%	5.326%	356	82.93%	719
5.500 - 5.999	98	52,503,953.78	6.45	5.861	356	78.26	689
6.000 - 6.499	203	102,258,608.52	12.56	6.264	356	82.48	682
6.500 - 6.999	334	149,467,976.72	18.36	6.767	355	83.60	672
7.000 - 7.499	250	101,049,768.79	12.41	7.247	355	83.33	660
7.500 - 7.999	344	129,808,087.06	15.95	7.753	355	84.41	653
8.000 - 8.499	212	83,328,553.46	10.24	8.240	355	84.43	642
8.500 - 8.999	165	60,289,068.59	7.41	8.718	355	86.35	624
9.000 - 9.499	88	29,440,678.41	3.62	9.225	355	87.01	611
9.500 - 9.999	129	23,866,714.33	2.93	9.737	351	91.85	625
10.000 - 10.499	207	21,827,375.26	2.68	10.189	352	96.72	658
10.500 - 10.999	134	13,175,242.22	1.62	10.773	354	96.38	654
11.000 - 11.499	243	19,852,354.29	2.44	11.256	352	99.76	672
11.500 - 11.999	137	11,377,293.04	1.40	11.645	355	99.77	651
12.000 - 12.499	103	6,935,767.91	0.85	12.276	355	99.78	620
12.500 - 12.999	41	2,182,317.82	0.27	12.653	321	98.87	633
13.000 - 13.499	11	549,515.72	0.07	13.271	325	98.50	632
13.500 - 13.999	1	41,965.91	0.01	13.600	355	95.00	619
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

__________________

(1)

The weighted average Coupon Rate of Group 2 Home Equity Loans is approximately 7.724%.

LOAN BALANCES OF GROUP 2 HOME EQUITY LOANS (1)

Range of Loan Balances ($)	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
0.01 - 50,000.00	230	$ 8,504,293.70	1.04%	11.376%	340	99.34%	656
50,000.01 - 100,000.00	472	35,390,792.96	4.35	10.894	352	98.50	665
100,000.01 - 150,000.00	274	33,410,249.63	4.10	10.117	352	94.03	660
150,000.01 - 200,000.00	211	36,820,855.80	4.52	8.622	355	86.59	647
200,000.01 - 250,000.00	183	41,116,792.06	5.05	7.969	355	83.14	651
250,000.01 - 300,000.00	142	39,074,622.92	4.80	7.912	355	83.05	657
300,000.01 - 350,000.00	122	39,403,315.21	4.84	7.557	355	82.89	664
350,000.01 - 400,000.00	108	40,508,611.02	4.98	7.478	355	83.62	666
400,000.01 - 450,000.00	191	82,030,304.90	10.08	7.372	355	83.79	658
450,000.01 - 500,000.00	213	101,116,694.72	12.42	7.282	355	83.32	659
500,000.01 - 550,000.00	175	91,691,504.66	11.26	7.192	354	84.38	661
550,000.01 - 600,000.00	134	77,046,137.55	9.46	7.206	355	85.32	661
600,000.01 - 650,000.00	61	38,116,673.60	4.68	7.301	355	84.59	661
650,000.01 - 700,000.00	64	43,153,357.49	5.30	7.270	355	84.74	658
700,000.01 - 750,000.00	41	29,778,181.30	3.66	7.300	355	87.07	650
750,000.01 - 800,000.00	55	42,876,347.30	5.27	7.607	355	83.49	640
800,000.01 - 850,000.00	3	2,448,989.82	0.30	6.932	355	81.39	653
850,000.01 - 900,000.00	6	5,263,796.26	0.65	6.476	356	85.84	667
900,000.01 - 950,000.00	7	6,389,384.68	0.78	6.299	356	76.57	655
950,000.01 - 1,000,000.00	12	11,818,132.21	1.45	6.579	356	83.30	670
1,000,000.01+	7	8,090,173.77	0.99	6.480	355	76.03	688
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

__________________

(1)

The average outstanding Loan Balance of Group 2 Home Equity Loans is approximately $300,276.

TYPES OF MORTGAGED PROPERTIES OF GROUP 2 HOME EQUITY LOANS

Property Type	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
2 Units	142	$ 48,400,539.50	5.95%	7.735%	354	86.10%	685
3 Units	4	2,252,220.59	0.28	7.422	355	81.30	711
Condominium	196	48,435,123.43	5.95	7.946	354	85.76	664
Single Family	2,369	714,961,328.04	87.83	7.710	355	85.15	656
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

ORIGINAL TERMS TO MATURITY OF GROUP 2 HOME EQUITY LOANS (1)

Original Terms to Maturity (months)	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
120	13	$ 884,792.32	0.11%	10.786%	115	99.48%	676
180	26	998,748.99	0.12	9.451	175	90.74	651
240	2	162,850.94	0.02	10.221	234	84.01	656
360	2,670	812,002,819.31	99.75	7.718	355	85.21	658
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

__________________

(1)

The weighted average Original Term to Maturity of Group 2 Home Equity Loans is approximately 359 months.

REMAINING TERMS TO MATURITY OF GROUP 2 HOME EQUITY LOANS (1)

Range of Remaining Terms to Maturity (months)	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
61 - 120	13	$ 884,792.32	0.11%	10.786%	115	99.48%	676
121 - 180	26	998,748.99	0.12	9.451	175	90.74	651
181 - 240	2	162,850.94	0.02	10.221	234	84.01	656
301 - 360	2,670	812,002,819.31	99.75	7.718	355	85.21	658
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

__________________

(1)

The weighted average Remaining Term to Maturity of Group 2 Home Equity Loans is approximately 355 months.

SEASONING OF GROUP 2 HOME EQUITY LOANS (1)

Range of Seasoning (months)	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
1 - 6	2,436	$708,338,141.00	87.01%	7.693%	355	85.26%	659
7 - 12	275	105,711,070.56	12.99	7.938	353	84.98	651
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

__________________

(1)

The weighted average Seasoning of Group 2 Home Equity Loans is approximately 5 months.

CURRENT DELINQUENCY STATUS OF GROUP 2 HOME EQUITY LOANS

Current Delinquency Status	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
Current	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

NUMBER OF TIMES 30-59 DAYS DELINQUENT OF GROUP 2 HOME EQUITY LOANS

Number of Times 30 Days Delinquent	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
0	2,684	$804,931,706.67	98.88%	7.716%	355	85.21%	659
1	26	8,494,793.85	1.04	8.437	350	86.89	627
2	1	622,711.04	0.08	8.550	353	79.97	538
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

NUMBER OF TIMES 60-89 DAYS DELINQUENT OF GROUP 2 HOME EQUITY LOANS

Number of Times 60 Days Delinquent	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
0	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

NUMBER OF TIMES 90 DAYS OR MORE DELINQUENT OF GROUP 2 HOME EQUITY LOANS

Number of Times 90 Days Delinquent	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
0	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

OCCUPANCY STATUS OF GROUP 2 HOME EQUITY LOANS

Occupancy Status	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
Non-owner	61	$ 19,689,190.89	2.42%	7.840%	352	83.78%	674
Primary	2,635	786,806,187.89	96.65	7.723	355	85.25	658
Second Home	15	7,553,832.78	0.93	7.527	355	86.36	639
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

LIEN POSITIONS OF GROUP 2 HOME EQUITY LOANS

Lien Position	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
First Lien	1,818	$743,617,787.24	91.35%	7.405%	355	83.85%	658
Second Lien	893	70,431,424.32	8.65	11.098	351	99.74	666
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

DOCUMENTATION TYPES OF GROUP 2 HOME EQUITY LOANS

Documentation Type	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
Easy Documentation	50	$ 15,069,037.68	1.85%	7.760%	355	83.56%	647
Full Documentation	1,724	541,712,710.54	66.55	7.421	355	85.60	651
Stated Income	937	257,267,463.34	31.60	8.362	355	84.54	674
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

CREDIT GRADES OF GROUP 2 HOME EQUITY LOANS

Credit Grade	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
A	131	$ 56,773,830.93	6.97%	8.177%	355	84.16%	624
A+	1,883	512,268,207.70	62.93	7.896	354	85.81	658
A-	33	13,359,724.76	1.64	8.361	355	77.15	598
AA	623	215,982,747.10	26.53	7.085	355	84.94	676
B	33	12,842,265.37	1.58	8.648	355	81.85	592
C	8	2,822,435.70	0.35	9.193	355	76.53	565
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

CREDIT SCORES OF GROUP 2 HOME EQUITY LOANS (1)

Range of Credit Scores (2)	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
500 - 524	10	$ 2,783,915.07	0.34%	9.966%	354	73.92%	518
525 - 549	23	8,444,489.71	1.04	8.930	355	77.18	538
550 - 574	64	25,699,958.51	3.16	8.739	355	81.62	562
575 - 599	95	41,351,792.02	5.08	8.526	355	87.70	587
600 - 624	451	119,552,834.29	14.69	8.139	355	86.01	613
625 - 649	603	176,768,671.32	21.71	7.725	354	85.07	638
650 - 674	579	166,157,516.66	20.41	7.708	355	86.11	662
675 - 699	381	107,801,861.25	13.24	7.425	355	86.12	687
700+	505	165,488,172.73	20.33	7.179	355	83.91	732
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

__________________

(1)

The non-zero weighted average Credit Score of Group 2 Home Equity Loans is approximately 658.

(2)

The statistical credit score based on the borrower’s historical credit data obtained by the originator of the Home Equity Loan through one or more of the three major credit bureaus in connection with the origination of the Home Equity Loan.

PRODUCT TYPES OF GROUP 2 HOME EQUITY LOANS

Product Type	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
2/28 6 MO LIBOR	294	$ 88,222,293.99	10.84%	8.216%	355	83.58%	638
2/28 6 MO LIBOR 40/30 Balloon	96	37,043,394.85	4.55	8.150	355	82.59	636
2/28 6 MO LIBOR 50/30 Balloon	616	257,368,585.77	31.62	7.584	355	84.60	652
2/28 6 MO LIBOR IO	82	37,566,036.38	4.61	7.039	355	81.46	653
3/27 6 MO LIBOR	69	24,578,980.40	3.02	7.417	355	82.68	659
3/27 6 MO LIBOR 40/30 Balloon	27	10,320,729.50	1.27	7.260	355	83.98	667
3/27 6 MO LIBOR 50/30 Balloon	253	112,896,746.17	13.87	7.210	355	85.42	665
3/27 6 MO LIBOR IO	34	18,147,004.08	2.23	6.589	355	83.97	657
5/25 6 MO LIBOR	5	2,112,389.60	0.26	6.547	356	71.63	721
5/25 6 MO LIBOR 40/30 Balloon	1	559,856.97	0.07	6.800	354	85.00	621
5/25 6 MO LIBOR 50/30 Balloon	17	8,671,654.77	1.07	6.696	355	83.16	674
5/25 6 MO LIBOR IO	8	4,816,454.35	0.59	6.219	355	80.30	701
Fixed Rate	1,052	136,049,253.88	16.71	9.020	352	90.82	668
Fixed Rate 40/30 Balloon	20	8,912,362.65	1.09	6.973	356	86.46	681
Fixed Rate 50/30 Balloon	137	66,783,468.20	8.20	6.878	355	84.05	681
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

PREPAYMENT PENALTIES AS OF ORIGINATION OF GROUP 2 HOME EQUITY LOANS (1)

Prepayment Penalty (months)	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
Prepay Penalty: 0 months	657	$176,676,757.20	21.70%	8.148%	354	86.54%	652
Prepay Penalty: 12 months	446	149,712,803.69	18.39	7.775	355	85.50	666
Prepay Penalty: 24 months	1,128	319,647,538.01	39.27	7.855	355	85.25	651
Prepay Penalty: 30 months	1	224,363.18	0.03	8.900	354	100.00	663
Prepay Penalty: 36 months	479	167,787,749.48	20.61	6.984	355	83.55	673
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

__________________

(1)   The non-zero weighted average Prepayment Penalty of Group 2 Home Equity Loans is approximately 24 months.

PURPOSE OF GROUP 2 HOME EQUITY LOANS

Purpose	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
Cash Out Refinance	793	$377,257,896.62	46.34%	7.341%	355	85.03%	655
Home Improvement	65	27,379,222.19	3.36	7.364	355	84.55	658
Purchase	1,833	399,956,022.31	49.13	8.124	354	85.46	662
Rate/Term Refinance	20	9,456,070.44	1.16	7.175	356	85.16	662
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

DEBT TO INCOME RATIO OF GROUP 2 HOME EQUITY LOANS (1)

Debt to Income Ratio	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
0.01 - 20.00	401	$ 61,209,843.60	7.52%	8.850%	352	90.09%	657
20.01 - 25.00	117	25,494,398.07	3.13	7.819	355	86.32	654
25.01 - 30.00	145	42,633,132.86	5.24	7.569	355	84.63	658
30.01 - 35.00	212	70,064,452.73	8.61	7.467	355	84.14	668
35.01 - 40.00	389	116,606,038.08	14.32	7.632	355	82.94	666
40.01 - 45.00	475	152,213,462.44	18.70	7.676	355	84.55	663
45.01 - 50.00	687	212,948,038.82	26.16	7.778	355	86.49	662
50.01 - 55.00	285	132,879,844.96	16.32	7.425	355	84.31	638
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

________________

(1)  The non-zero weighted average Debt to Income Ratio of Group 2 Home Equity Loans is approximately 40.47%.

FIXED RATE/ARM STATUS OF GROUP 2 HOME EQUITY LOANS

Fixed Rate/ARM	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
ARM	1,502	$602,304,126.83	73.99%	7.537%	355	84.08%	653
Fixed Rate	1,209	211,745,084.73	26.01	8.258	353	88.50	672
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

INTEREST ONLY STATUS OF GROUP 2 HOME EQUITY LOANS

Interest Only	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
Interest Only	124	$ 60,529,494.81	7.44%	6.839%	355	82.12%	658
Not Interest Only	2,587	753,519,716.75	92.56	7.796	355	85.48	658
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

GROSS MARGIN OF GROUP 2 HOME EQUITY LOANS (1)

Gross Margin (%)	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
N/A	1,209	$211,745,084.73	26.01%	8.258%	353	88.50%	672
2.500 - 2.999	7	3,732,533.18	0.46	5.254	356	82.47	714
3.000 - 3.499	47	24,833,854.88	3.05	5.683	355	78.08	704
3.500 - 3.999	117	57,090,705.19	7.01	6.149	356	82.60	680
4.000 - 4.499	212	99,092,589.86	12.17	6.646	355	83.51	668
4.500 - 4.999	236	96,746,360.19	11.88	7.139	355	83.28	661
5.000 - 5.499	267	100,391,987.39	12.33	7.654	355	83.51	653
5.500 - 5.999	239	96,933,099.84	11.91	8.146	355	84.43	643
6.000 - 6.499	159	57,494,919.89	7.06	8.626	355	86.14	628
6.500 - 6.999	218	65,988,076.41	8.11	9.463	355	88.27	612
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

________________

(1)

The non-zero weighted average Gross Margin of Group 2 Home Equity Loans is approximately 5.112%.

MINIMUM INTEREST RATE OF GROUP 2 HOME EQUITY LOANS (1)

Minimum Interest Rate (%)	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
N/A	1,209	$ 211,745,084.73	26.01%	8.258%	353	88.50%	672
5.000 - 5.499	11	6,093,969.73	0.75	5.326	356	82.93	719
5.500 - 5.999	65	33,676,385.11	4.14	5.789	355	79.13	698
6.000 - 6.499	125	64,067,373.38	7.87	6.262	356	83.29	672
6.500 - 6.999	250	107,523,221.67	13.21	6.759	355	83.33	668
7.000 - 7.499	212	86,296,076.80	10.60	7.247	355	83.02	659
7.500 - 7.999	302	114,694,140.71	14.09	7.760	355	84.22	651
8.000 - 8.499	195	77,132,044.77	9.48	8.243	355	84.14	643
8.500 - 8.999	151	56,262,313.85	6.91	8.721	355	86.37	624
9.000 - 9.499	80	27,473,376.73	3.37	9.220	355	87.29	611
9.500 - 9.999	69	19,108,532.87	2.35	9.694	355	90.04	611
10.000 - 10.499	25	6,588,316.01	0.81	10.235	355	89.64	601
10.500 - 10.999	16	3,324,402.29	0.41	10.660	355	86.18	582
11.000 - 11.499	1	63,972.91	0.01	11.350	355	80.00	503
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

________________

(1)  The non-zero weighted average Minimum Interest Rate of Group 2 Home Equity Loans is approximately 7.537%.

MAXIMUM INTEREST RATE OF GROUP 2 HOME EQUITY LOANS (1)

Maximum Interest Rate (%)	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
N/A	1,209	$ 211,745,084.73	26.01%	8.258%	353	88.50%	672
11.000 - 11.499	11	6,093,969.73	0.75	5.326	356	82.93	719
11.500 - 11.999	65	33,676,385.11	4.14	5.789	355	79.13	698
12.000 - 12.499	125	64,067,373.38	7.87	6.262	356	83.29	672
12.500 - 12.999	250	107,523,221.67	13.21	6.759	355	83.33	668
13.000 - 13.499	212	86,296,076.80	10.60	7.247	355	83.02	659
13.500 - 13.999	302	114,694,140.71	14.09	7.760	355	84.22	651
14.000 - 14.499	195	77,132,044.77	9.48	8.243	355	84.14	643
14.500 - 14.999	151	56,262,313.85	6.91	8.721	355	86.37	624
15.000 - 15.499	80	27,473,376.73	3.37	9.220	355	87.29	611
15.500 - 15.999	69	19,108,532.87	2.35	9.694	355	90.04	611
16.000 - 16.499	25	6,588,316.01	0.81	10.235	355	89.64	601
16.500 - 16.999	16	3,324,402.29	0.41	10.660	355	86.18	582
17.000 - 17.499	1	63,972.91	0.01	11.350	355	80.00	503
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

________________

(1)   The non-zero weighted average Maximum Interest Rate of Group 2 Home Equity Loans is approximately 13.537%.

INITIAL PERIODIC RATE CAP OF GROUP 2 HOME EQUITY LOANS (1)

Initial Periodic Rate Cap (%)	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
N/A	1,209	$211,745,084.73	26.01%	8.258%	353	88.50%	672
2.000	1	565,990.45	0.07	8.950	351	90.00	580
3.000	1,501	601,738,136.38	73.92	7.535	355	84.07	653
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

________________

(1)   The non-zero weighted average Initial Periodic Rate Cap of Group 2 Home Equity Loans is approximately 2.999%.

SUBSEQUENT PERIODIC RATE CAP OF GROUP 2 HOME EQUITY LOANS (1)

Subsequent Periodic Rate Cap (%)	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
N/A	1,209	$211,745,084.73	26.01%	8.258%	353	88.50%	672
1.500	1,502	602,304,126.83	73.99	7.537	355	84.08	653
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

________________

(1)   The non-zero weighted average Subsequent Periodic Rate Cap of Group 2 Home Equity Loans is approximately 1.500%.

NEXT INTEREST RATE ADJUSTMENT DATES OF GROUP 2 HOME EQUITY LOANS

Adjustment Date	Number of Home Equity Loans	Cut-off Date Loan Balance	% of Cut-off Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
N/A	1,209	$ 211,745,084.73	26.01%	8.258%	353	88.50%	672
06/01/08	1	160,045.78	0.02	7.150	348	80.00	635
07/01/08	1	152,892.03	0.02	10.550	349	80.00	523
08/01/08	1	130,483.69	0.02	10.600	350	56.96	510
09/01/08	13	4,673,384.42	0.57	8.641	351	80.86	613
10/01/08	21	9,448,541.17	1.16	8.525	352	87.07	622
11/01/08	98	45,296,392.81	5.56	7.907	353	85.91	646
12/01/08	201	72,270,787.05	8.88	7.672	354	82.64	653
01/01/09	277	100,377,225.50	12.33	7.607	355	83.78	657
02/01/09	338	132,797,436.89	16.31	7.622	356	83.86	648
03/01/09	137	54,893,121.65	6.74	7.825	357	84.24	635
10/01/09	10	5,183,183.43	0.64	8.567	352	88.33	614
11/01/09	32	14,615,876.48	1.80	7.703	353	86.53	642
12/01/09	60	23,029,530.27	2.83	7.186	354	83.70	682
01/01/10	100	41,181,847.58	5.06	7.068	355	84.22	669
02/01/10	131	61,190,841.13	7.52	6.941	356	84.59	664
03/01/10	50	20,742,181.26	2.55	7.354	357	85.42	655
10/01/11	2	1,348,449.13	0.17	7.365	352	83.33	676
11/01/11	1	455,399.42	0.06	6.550	353	80.00	718
12/01/11	2	1,129,417.36	0.14	7.153	354	88.50	647
01/01/12	5	2,535,453.96	0.31	6.091	355	79.34	702
02/01/12	17	8,246,859.72	1.01	6.560	356	80.41	673
03/01/12	4	2,444,776.10	0.30	6.185	357	79.26	731
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

ANNEX C

ASSUMED HOME EQUITY LOAN CHARACTERISTICS

Group 1 Home Equity Loans

Pool Number	Cut-off Date Loan Balance ($)	Gross Coupon (%)	Net Coupon (%)	Stated Original Term to Maturity (months)	Stated Remaining Term to Maturity (months)	Original Amortization Term* (months)	Original IO Term (months)	Original Prepayment Term (months)

1	178,353.63	9.00944	8.50194	360	356	360	N/A	24
2	64,739.29	9.75000	9.24250	360	357	360	N/A	24
3	125,900.12	10.20000	9.69250	360	350	360	N/A	12
4	358,649.05	9.20000	8.69250	360	352	360	N/A	12
5	600,423.14	8.73240	8.22490	360	353	360	N/A	12
6	174,445.07	9.25000	8.74250	360	353	360	N/A	12
7	2,325,042.98	9.29957	8.79207	360	354	360	N/A	12
8	652,450.42	8.38750	7.88000	360	354	360	N/A	12
9	2,784,683.65	8.22201	7.71451	360	355	360	N/A	12
10	1,909,676.03	6.97127	6.46377	360	355	360	N/A	12
11	7,273,103.50	8.60690	8.09940	360	356	360	N/A	12
12	1,586,175.59	7.62562	7.11812	360	356	360	N/A	12
13	4,184,062.92	8.99146	8.48396	360	357	360	N/A	12
14	220,200.09	7.95000	7.44250	360	357	360	N/A	12
15	453,650.75	10.96923	10.46173	360	351	360	N/A	24
16	262,685.72	8.49000	7.98250	360	351	360	N/A	24
17	1,527,103.34	9.43556	8.92806	360	352	360	N/A	24
18	63,373.44	9.45000	8.94250	360	352	360	N/A	24
19	4,021,116.59	9.60053	9.09303	360	353	360	N/A	24
20	139,385.36	7.65000	7.14250	360	353	360	N/A	24
21	14,841,430.69	8.64734	8.13984	360	354	360	N/A	24
22	3,122,634.26	7.82891	7.32141	360	354	360	N/A	24
23	16,656,660.36	8.66358	8.15608	360	355	360	N/A	24
24	4,277,024.44	7.71059	7.20309	360	355	360	N/A	24
25	29,226,866.96	8.82880	8.32130	360	356	360	N/A	24
26	4,392,839.82	7.44032	6.93282	360	356	360	N/A	24
27	17,456,044.16	8.82274	8.31524	360	357	360	N/A	24
28	2,692,623.61	7.71826	7.21076	360	357	360	N/A	24
29	688,900.47	8.32554	7.81804	360	353	480	N/A	12
30	969,579.41	7.82934	7.32184	360	354	480	N/A	12
31	357,578.49	8.00208	7.49458	360	354	480	N/A	12
32	1,156,952.68	8.46083	7.95333	360	355	480	N/A	12
33	237,666.16	8.28134	7.77384	360	355	480	N/A	12
34	2,270,542.77	9.05969	8.55219	360	356	480	N/A	12
35	2,167,194.74	7.28043	6.77293	360	356	480	N/A	12
36	490,713.67	7.95000	7.44250	360	357	480	N/A	12
37	1,015,689.37	7.95520	7.44770	360	357	480	N/A	12
38	196,583.27	8.40000	7.89250	360	351	480	N/A	24
39	161,188.29	8.20000	7.69250	360	352	480	N/A	24
40	1,091,088.34	7.11047	6.60297	360	353	480	N/A	24
41	963,607.20	6.77616	6.26866	360	353	480	N/A	24
42	10,405,298.18	7.95010	7.44260	360	354	480	N/A	24
43	2,608,569.16	7.06339	6.55589	360	354	480	N/A	24
44	6,396,317.16	8.11006	7.60256	360	355	480	N/A	24
45	1,632,370.84	7.11548	6.60798	360	355	480	N/A	24
46	10,650,883.64	8.37113	7.86363	360	356	480	N/A	24
47	2,574,911.74	7.12378	6.61628	360	356	480	N/A	24
48	6,482,946.18	8.98768	8.48018	360	357	480	N/A	24
49	599,772.58	7.23548	6.72798	360	357	480	N/A	24
50	191,450.74	7.30000	6.79250	360	351	480	N/A	N/A
51	653,397.79	8.23562	7.72812	360	352	480	N/A	N/A
52	349,129.85	6.75000	6.24250	360	353	480	N/A	N/A
53	1,050,298.71	9.52305	9.01555	360	354	480	N/A	N/A
54	435,582.25	7.63058	7.12308	360	354	480	N/A	N/A
55	1,143,433.95	9.32626	8.81876	360	355	480	N/A	N/A
56	492,982.35	9.06990	8.56240	360	355	480	N/A	N/A
57	3,639,274.32	8.44936	7.94186	360	356	480	N/A	N/A
58	472,463.08	7.72789	7.22039	360	356	480	N/A	N/A
59	1,162,516.71	9.37291	8.86541	360	357	480	N/A	N/A
60	221,235.18	9.15000	8.64250	360	357	480	N/A	N/A
61	104,761.95	8.12500	7.61750	360	356	600	N/A	24
62	402,801.04	7.75000	7.24250	360	352	600	N/A	12
63	1,150,937.67	7.35910	6.85160	360	353	600	N/A	12
64	267,829.69	8.50000	7.99250	360	353	600	N/A	12
65	3,134,966.60	8.50646	7.99896	360	354	600	N/A	12
66	824,597.71	7.58861	7.08111	360	354	600	N/A	12
67	3,029,789.16	8.32573	7.81823	360	355	600	N/A	12
68	1,625,619.52	7.42238	6.91488	360	355	600	N/A	12
69	4,483,919.74	8.11210	7.60460	360	356	600	N/A	12
70	5,182,179.98	7.34698	6.83948	360	356	600	N/A	12
71	3,040,071.44	8.24145	7.73395	360	357	600	N/A	12
72	777,693.31	6.93672	6.42922	360	357	600	N/A	12
73	560,464.25	8.43321	7.92571	360	352	600	N/A	24
74	1,003,747.34	8.30358	7.79608	360	352	600	N/A	24
75	3,711,667.94	7.72561	7.21811	360	353	600	N/A	24
76	1,396,619.84	7.63176	7.12426	360	353	600	N/A	24
77	17,761,085.07	8.25996	7.75246	360	354	600	N/A	24
78	5,439,498.68	7.68386	7.17636	360	354	600	N/A	24
79	23,611,313.23	8.05100	7.54350	360	355	600	N/A	24
80	6,836,961.32	7.30727	6.79977	360	355	600	N/A	24
81	30,363,601.45	7.66268	7.15518	360	356	600	N/A	24
82	14,638,972.24	7.05347	6.54597	360	356	600	N/A	24
83	13,381,689.68	7.82422	7.31672	360	357	600	N/A	24
84	6,582,525.21	6.80177	6.29427	360	357	600	N/A	24
85	287,463.14	6.40000	5.89250	360	351	600	N/A	N/A
86	149,278.93	7.15000	6.64250	360	352	600	N/A	N/A
87	737,419.40	8.34741	7.83991	360	353	600	N/A	N/A
88	7,633,500.68	8.27679	7.76929	360	354	600	N/A	N/A
89	1,205,395.48	8.05589	7.54839	360	354	600	N/A	N/A
90	11,544,028.29	8.26141	7.75391	360	355	600	N/A	N/A
91	1,683,151.47	7.60707	7.09957	360	355	600	N/A	N/A
92	9,725,899.02	8.24198	7.73448	360	356	600	N/A	N/A
93	3,910,803.03	7.94563	7.43813	360	356	600	N/A	N/A
94	4,522,566.67	8.03813	7.53063	360	357	600	N/A	N/A
95	1,058,650.63	7.30610	6.79860	360	357	600	N/A	N/A
96	230,000.00	6.57000	6.06250	360	354	360	60	12
97	285,300.00	7.60000	7.09250	360	354	360	60	12
98	320,000.00	8.65000	8.14250	360	355	360	60	12
99	107,100.00	7.75000	7.24250	360	356	360	60	12
100	267,298.58	5.70000	5.19250	360	356	360	60	12
101	360,000.00	6.65000	6.14250	360	357	360	60	12
102	411,920.64	6.99000	6.48250	360	351	360	60	24
103	156,800.00	7.99000	7.48250	360	353	360	60	24
104	1,978,394.71	7.43689	6.92939	360	354	360	60	24
105	1,242,750.00	6.61697	6.10947	360	354	360	60	24
106	1,805,242.32	7.33644	6.82894	360	355	360	60	24
107	1,195,400.00	6.05205	5.54455	360	355	360	60	24
108	2,523,250.00	7.16502	6.65752	360	356	360	60	24
109	270,000.00	7.35000	6.84250	360	356	360	60	24
110	569,500.00	7.58288	7.07538	360	357	360	60	24
111	82,000.00	6.55000	6.04250	360	357	360	60	24
112	292,000.00	7.40000	6.89250	360	351	360	60	N/A
113	219,000.00	6.90000	6.39250	360	353	360	60	N/A
114	480,450.00	7.85827	7.35077	360	354	360	60	N/A
115	157,500.00	9.65000	9.14250	360	355	360	60	N/A
116	675,349.13	7.56061	7.05311	360	355	360	60	N/A
117	1,369,000.00	7.22575	6.71825	360	356	360	60	N/A
118	241,942.39	6.05000	5.54250	360	357	360	60	N/A
119	614,087.79	10.25665	9.74915	360	351	360	N/A	N/A
120	846,763.94	10.96921	10.46171	360	352	360	N/A	N/A
121	2,509,015.74	9.09191	8.58441	360	353	360	N/A	N/A
122	115,566.38	8.45000	7.94250	360	353	360	N/A	N/A
123	5,894,657.15	9.08203	8.57453	360	354	360	N/A	N/A
124	1,143,987.68	8.92465	8.41715	360	354	360	N/A	N/A
125	10,752,951.51	9.37549	8.86799	360	355	360	N/A	N/A
126	1,441,941.53	7.99280	7.48530	360	355	360	N/A	N/A
127	12,759,669.91	9.22927	8.72177	360	356	360	N/A	N/A
128	1,758,846.52	8.20895	7.70145	360	356	360	N/A	N/A
129	6,772,723.94	8.65556	8.14806	360	357	360	N/A	N/A
130	1,022,031.85	7.75036	7.24286	360	357	360	N/A	N/A
131	50,305.78	9.80000	9.29250	360	355	360	N/A	36
132	105,875.64	9.49000	8.98250	360	353	360	N/A	12
133	573,209.06	7.46543	6.95793	360	354	360	N/A	12
134	479,762.68	8.20656	7.69906	360	355	360	N/A	12
135	350,729.08	6.55000	6.04250	360	355	360	N/A	12
136	1,822,921.77	7.60257	7.09507	360	356	360	N/A	12
137	632,674.29	6.76240	6.25490	360	356	360	N/A	12
138	1,500,986.27	7.62648	7.11898	360	357	360	N/A	12
139	393,843.58	6.55000	6.04250	360	353	360	N/A	24
140	1,102,666.00	7.73957	7.23207	360	355	360	N/A	24
141	104,679.11	8.90000	8.39250	360	355	360	N/A	24
142	554,587.24	8.02925	7.52175	360	356	360	N/A	24
143	446,912.56	8.28087	7.77337	360	357	360	N/A	24
144	208,466.83	8.30000	7.79250	360	355	360	N/A	30
145	199,692.61	9.35000	8.84250	360	356	360	N/A	30
146	259,063.67	8.16516	7.65766	360	353	360	N/A	36
147	84,716.48	7.10000	6.59250	360	353	360	N/A	36
148	996,911.82	8.27169	7.76419	360	354	360	N/A	36
149	310,711.65	6.36056	5.85306	360	354	360	N/A	36
150	1,905,173.74	8.00797	7.50047	360	355	360	N/A	36
151	2,530,879.42	8.30911	7.80161	360	356	360	N/A	36
152	578,207.23	7.35868	6.85118	360	356	360	N/A	36
153	3,138,428.78	8.12442	7.61692	360	357	360	N/A	36
154	571,080.94	7.35030	6.84280	360	357	360	N/A	36
155	190,887.54	8.00000	7.49250	360	354	480	N/A	12
156	890,759.84	7.36043	6.85293	360	355	480	N/A	12
157	219,551.73	6.80000	6.29250	360	355	480	N/A	12
158	1,323,860.43	8.50827	8.00077	360	356	480	N/A	12
159	691,460.87	7.77295	7.26545	360	356	480	N/A	12
160	289,777.77	6.99000	6.48250	360	357	480	N/A	12
161	281,060.16	7.45000	6.94250	360	357	480	N/A	12
162	340,990.49	8.52254	8.01504	360	356	480	N/A	24
163	174,920.37	8.80000	8.29250	360	357	480	N/A	24
164	267,821.00	7.30000	6.79250	360	355	480	N/A	30
165	218,335.32	9.72000	9.21250	360	356	480	N/A	30
166	1,220,457.98	7.27509	6.76759	360	354	480	N/A	36
167	954,562.51	7.37871	6.87121	360	354	480	N/A	36
168	918,558.56	7.85696	7.34946	360	355	480	N/A	36
169	1,144,606.35	6.44506	5.93756	360	355	480	N/A	36
170	175,838.72	7.80000	7.29250	360	356	480	N/A	36
171	315,490.73	6.85000	6.34250	360	356	480	N/A	36
172	592,220.14	8.84411	8.33661	360	357	480	N/A	36
173	309,735.17	6.60000	6.09250	360	357	480	N/A	36
174	300,638.26	8.65000	8.14250	360	354	480	N/A	N/A
175	167,773.15	8.25000	7.74250	360	354	480	N/A	N/A
176	845,248.87	8.53118	8.02368	360	355	480	N/A	N/A
177	503,248.40	7.55788	7.05038	360	355	480	N/A	N/A
178	2,124,447.74	8.12011	7.61261	360	356	480	N/A	N/A
179	335,635.91	7.21728	6.70978	360	356	480	N/A	N/A
180	2,207,146.34	8.18664	7.67914	360	357	480	N/A	N/A
181	202,308.13	8.20000	7.69250	360	357	480	N/A	N/A
182	242,903.12	8.64000	8.13250	360	355	600	N/A	36
183	344,738.30	8.45000	7.94250	360	352	600	N/A	12
184	1,502,284.88	7.13904	6.63154	360	353	600	N/A	12
185	408,121.08	7.50000	6.99250	360	353	600	N/A	12
186	845,542.80	7.57606	7.06856	360	354	600	N/A	12
187	1,302,619.25	7.13868	6.63118	360	354	600	N/A	12
188	927,463.69	7.89036	7.38286	360	355	600	N/A	12
189	1,971,490.44	6.96178	6.45428	360	355	600	N/A	12
190	1,624,900.08	8.18587	7.67837	360	356	600	N/A	12
191	2,267,703.44	7.03273	6.52523	360	356	600	N/A	12
192	806,197.33	7.84411	7.33661	360	357	600	N/A	12
193	733,695.11	7.27707	6.76957	360	357	600	N/A	12
194	249,791.81	8.60000	8.09250	360	351	600	N/A	24
195	127,759.82	8.50000	7.99250	360	356	600	N/A	24
196	586,610.88	6.92028	6.41278	360	356	600	N/A	24
197	343,001.11	7.68432	7.17682	360	357	600	N/A	24
198	323,878.49	6.95000	6.44250	360	357	600	N/A	24
199	189,931.51	8.90000	8.39250	360	355	600	N/A	30
200	229,826.31	8.45000	7.94250	360	356	600	N/A	30
201	2,189,775.10	8.72633	8.21883	360	353	600	N/A	36
202	1,020,588.41	6.76696	6.25946	360	353	600	N/A	36
203	2,673,035.07	8.27606	7.76856	360	354	600	N/A	36
204	3,485,396.05	6.81576	6.30826	360	354	600	N/A	36
205	5,134,282.66	7.72093	7.21343	360	355	600	N/A	36
206	1,642,400.03	6.54964	6.04214	360	355	600	N/A	36
207	9,848,197.79	7.45047	6.94297	360	356	600	N/A	36
208	8,484,047.81	6.32462	5.81712	360	356	600	N/A	36
209	4,837,930.24	7.39035	6.88285	360	357	600	N/A	36
210	3,140,374.41	6.80972	6.30222	360	357	600	N/A	36
211	1,077,053.21	9.17233	8.66483	360	352	600	N/A	N/A
212	1,165,024.55	7.91568	7.40818	360	353	600	N/A	N/A
213	143,815.40	7.24000	6.73250	360	353	600	N/A	N/A
214	5,336,599.13	8.40457	7.89707	360	354	600	N/A	N/A
215	1,190,920.99	7.44865	6.94115	360	354	600	N/A	N/A
216	6,092,583.28	8.16328	7.65578	360	355	600	N/A	N/A
217	1,682,573.61	7.07610	6.56860	360	355	600	N/A	N/A
218	13,360,654.92	7.98606	7.47856	360	356	600	N/A	N/A
219	5,832,406.18	6.51058	6.00308	360	356	600	N/A	N/A
220	4,761,607.33	7.82885	7.32135	360	357	600	N/A	N/A
221	2,245,004.72	6.97012	6.46262	360	357	600	N/A	N/A
222	367,899.70	6.75000	6.24250	360	354	360	36	12
223	328,498.76	6.15000	5.64250	360	355	360	36	12
224	369,000.00	6.90000	6.39250	360	354	360	36	36
225	360,000.00	5.30000	4.79250	360	355	360	36	36
226	150,400.00	6.20000	5.69250	360	355	360	36	36
227	407,672.53	5.50000	4.99250	360	356	360	36	36
228	230,400.00	6.99000	6.48250	360	357	360	36	36
229	283,916.32	5.50000	4.99250	360	355	360	60	12
230	331,062.74	7.99000	7.48250	360	354	360	60	36
231	351,357.00	5.50000	4.99250	360	354	360	60	36
232	500,316.22	7.17197	6.66447	360	355	360	60	36
233	749,500.00	5.58046	5.07296	360	355	360	60	36
234	340,000.00	6.55000	6.04250	360	356	360	60	36
235	238,500.00	5.80000	5.29250	360	356	360	60	36
236	320,000.00	6.70000	6.19250	360	357	360	60	36
237	994,599.97	8.26865	7.76115	360	355	360	36	N/A
238	504,415.50	7.93043	7.42293	360	356	360	36	N/A
239	196,000.00	6.90000	6.39250	360	356	360	36	N/A
240	292,000.00	5.25000	4.74250	360	355	360	60	N/A
241	269,786.11	7.95000	7.44250	360	356	360	60	N/A
242	301,230.00	5.30000	4.79250	360	356	360	60	N/A
243	239,998.13	6.65000	6.14250	360	357	360	60	N/A
244	534,445.89	10.50000	9.99250	360	352	360	N/A	N/A
245	1,651,833.14	9.35946	8.85196	360	353	360	N/A	N/A
246	342,771.52	6.25000	5.74250	360	353	360	N/A	N/A
247	1,042,145.38	8.82936	8.32186	360	354	360	N/A	N/A
248	830,340.65	8.33655	7.82905	360	354	360	N/A	N/A
249	2,100,525.60	8.38544	7.87794	360	355	360	N/A	N/A
250	718,098.02	7.44383	6.93633	360	355	360	N/A	N/A
251	7,004,940.21	8.77216	8.26466	360	356	360	N/A	N/A
252	1,383,039.95	6.90731	6.39981	360	356	360	N/A	N/A
253	6,520,165.37	8.60760	8.10010	360	357	360	N/A	N/A
254	575,372.52	7.54204	7.03454	360	357	360	N/A	N/A
255	115,760.16	7.90000	7.39250	360	356	360	N/A	12
256	155,530.86	5.99000	5.48250	360	356	360	N/A	24
257	600,361.08	6.77608	6.26858	360	357	360	N/A	24
258	351,466.95	5.58000	5.07250	360	355	360	N/A	36
259	79,066.50	8.90000	8.39250	360	356	360	N/A	36
260	260,945.08	8.75000	8.24250	360	354	480	N/A	36
261	255,617.00	5.65000	5.14250	360	357	480	N/A	36
262	464,569.73	6.61654	6.10904	360	355	600	N/A	12
263	382,065.80	6.99000	6.48250	360	355	600	N/A	12
264	330,111.06	7.70000	7.19250	360	355	600	N/A	36
265	732,849.95	6.30648	5.79898	360	355	600	N/A	36
266	655,006.83	7.40600	6.89850	360	356	600	N/A	36
267	2,180,522.03	6.27108	5.76358	360	356	600	N/A	36
268	174,860.68	6.00000	5.49250	360	357	600	N/A	36
269	639,419.26	6.26819	5.76069	360	357	600	N/A	36
270	247,798.40	7.50000	6.99250	360	354	600	N/A	N/A
271	564,829.52	6.56317	6.05567	360	356	600	N/A	N/A
272	287,586.62	5.80000	5.29250	360	356	360	60	12
273	157,500.00	7.65000	7.14250	360	355	360	60	36
274	821,100.00	6.33871	5.83121	360	355	360	60	36
275	158,000.00	5.87500	5.36750	360	356	360	60	36
276	648,800.00	6.05252	5.54502	360	356	360	60	36
277	220,000.00	6.10000	5.59250	360	357	360	60	36
278	624,604.06	5.72057	5.21307	360	357	360	60	36
279	244,000.00	7.85000	7.34250	360	351	360	60	N/A
280	134,815.00	6.67000	6.16250	360	354	360	60	N/A
281	247,500.00	6.75000	6.24250	360	356	360	60	N/A
282	280,000.00	5.99000	5.48250	360	357	360	60	N/A
283	394,302.66	5.65000	5.14250	360	356	360	N/A	N/A
284	106,386.22	10.99000	10.48250	180	176	180	N/A	12
285	516,411.90	5.99000	5.48250	180	177	180	N/A	12
286	482,855.96	8.08385	7.57635	180	176	180	N/A	36
287	676,856.74	6.34762	5.84012	180	176	180	N/A	36
288	98,290.30	7.95000	7.44250	240	236	240	N/A	36
289	190,522.85	6.85000	6.34250	300	294	300	N/A	36
290	126,982.57	7.69000	7.18250	360	355	360	N/A	12
291	152,215.17	8.44181	7.93431	360	356	360	N/A	36
292	169,465.12	7.01423	6.50673	360	357	360	N/A	36
293	12,400,140.54	7.20663	6.69913	360	356	360	N/A	12
294	6,810,521.81	6.47801	5.97051	360	356	360	N/A	12
295	3,480,504.74	7.91732	7.40982	360	356	360	N/A	24
296	2,972,117.30	6.84905	6.34155	360	356	360	N/A	24
297	833,864.30	8.13417	7.62667	360	355	360	N/A	30
298	51,370,572.98	7.26332	6.75582	360	356	360	N/A	36
299	28,932,529.79	6.77856	6.27106	360	356	360	N/A	36
300	44,516.61	11.07500	10.56750	120	116	120	N/A	24
301	179,139.89	11.57742	11.06992	180	175	180	N/A	24
302	66,955.53	10.48097	9.97347	180	175	180	N/A	24
303	127,328.46	11.85741	11.34991	180	175	180	N/A	36
304	46,455.55	10.64661	10.13911	180	174	180	N/A	36
305	26,180.01	12.57500	12.06750	360	356	360	N/A	24
306	29,837.42	9.85000	9.34250	360	357	360	N/A	36
307	1,191,399.81	11.51052	11.00302	360	356	360	N/A	12
308	1,003,188.02	10.63995	10.13245	360	355	360	N/A	12
309	3,348,578.36	11.32257	10.81507	360	355	360	N/A	24
310	2,669,523.54	10.47124	9.96374	360	355	360	N/A	24
311	2,688,242.39	11.30262	10.79512	360	355	360	N/A	36
312	1,366,717.59	10.42008	9.91258	360	355	360	N/A	36
313	261,197.29	11.98691	11.47941	120	116	120	N/A	N/A
314	84,364.04	10.02500	9.51750	120	113	120	N/A	N/A
315	255,463.59	11.15427	10.64677	180	175	180	N/A	N/A
316	147,049.81	10.58500	10.07750	180	175	180	N/A	N/A
317	4,984,371.21	11.56543	11.05793	360	355	360	N/A	N/A
318	3,007,505.46	10.60757	10.10007	360	355	360	N/A	N/A
319	2,577,628.52	6.67737	6.16987	360	356	480	N/A	12
320	1,377,672.07	7.02161	6.51411	360	355	480	N/A	12
321	273,370.39	7.83104	7.32354	360	355	480	N/A	24
322	602,002.70	6.34674	5.83924	360	355	480	N/A	24
323	9,434,859.70	7.22319	6.71569	360	355	480	N/A	36
324	7,429,936.51	6.74724	6.23974	360	356	480	N/A	36
325	4,033,299.20	7.66794	7.16044	360	356	480	N/A	N/A
326	3,034,790.14	6.77379	6.26629	360	356	480	N/A	N/A
327	6,919,249.56	7.05237	6.54487	360	355	600	N/A	12
328	7,038,855.72	6.62091	6.11341	360	356	600	N/A	12
329	1,183,375.98	7.33530	6.82780	360	354	600	N/A	24
330	2,319,190.48	6.80433	6.29683	360	355	600	N/A	24
331	340,578.89	8.84066	8.33316	360	355	600	N/A	30
332	227,950.50	9.45000	8.94250	360	356	600	N/A	30
333	30,406,705.28	7.31015	6.80265	360	356	600	N/A	36
334	23,251,815.27	6.66540	6.15790	360	356	600	N/A	36
335	8,835,974.57	7.77068	7.26318	360	356	600	N/A	N/A
336	9,278,323.53	6.96210	6.45460	360	356	600	N/A	N/A
337	666,650.99	7.22007	6.71257	180	175	180	N/A	N/A
338	375,500.31	6.41628	5.90878	180	177	180	N/A	N/A
339	633,020.34	8.23511	7.72761	240	236	240	N/A	N/A
340	24,594,126.06	7.75546	7.24796	360	356	360	N/A	N/A
341	13,223,208.50	6.66630	6.15880	360	356	360	N/A	N/A

* Includes IO Term

Pool Number	Gross Margin (%)	Lifetime Cap (%)	Lifetime Floor (%)	Next Rate Change (months)	Rate Change Frequency (months)	Initial Periodic Cap (%)	Subsequent Periodic Cap (%)	Index
1	6.46799	15.00944	9.00944	20	6	3.00000	1.50000	6 Month LIBOR
2	6.99000	15.75000	9.75000	21	6	3.00000	1.50000	6 Month LIBOR
3	6.99000	16.20000	10.20000	14	6	3.00000	1.50000	6 Month LIBOR
4	6.62000	15.20000	9.20000	16	6	3.00000	1.50000	6 Month LIBOR
5	6.14012	14.73240	8.73240	17	6	3.00000	1.50000	6 Month LIBOR
6	6.82700	15.25000	9.25000	17	6	3.00000	1.50000	6 Month LIBOR
7	6.39606	15.29957	9.29957	18	6	3.00000	1.50000	6 Month LIBOR
8	5.67105	14.38750	8.38750	18	6	3.00000	1.50000	6 Month LIBOR
9	5.61840	14.22201	8.22201	19	6	3.00000	1.50000	6 Month LIBOR
10	4.57741	12.97127	6.97127	19	6	3.00000	1.50000	6 Month LIBOR
11	5.65201	14.60690	8.60690	20	6	3.00000	1.50000	6 Month LIBOR
12	5.10836	13.62562	7.62562	20	6	3.00000	1.50000	6 Month LIBOR
13	5.65420	14.99146	8.99146	21	6	3.00000	1.50000	6 Month LIBOR
14	5.57800	13.95000	7.95000	21	6	3.00000	1.50000	6 Month LIBOR
15	6.99000	16.96923	10.96923	15	6	3.00000	1.50000	6 Month LIBOR
16	5.91000	14.49000	8.49000	15	6	3.00000	1.50000	6 Month LIBOR
17	6.69122	15.43556	9.43556	16	6	3.00000	1.50000	6 Month LIBOR
18	6.87000	15.45000	9.45000	16	6	3.00000	1.50000	6 Month LIBOR
19	6.54100	15.60053	9.60053	17	6	3.00000	1.50000	6 Month LIBOR
20	5.22700	13.65000	7.65000	17	6	3.00000	1.50000	6 Month LIBOR
21	6.03720	14.64734	8.64734	18	6	3.00000	1.50000	6 Month LIBOR
22	5.55963	13.82891	7.82891	18	6	3.00000	1.50000	6 Month LIBOR
23	6.06044	14.66358	8.66358	19	6	3.00000	1.50000	6 Month LIBOR
24	5.29928	13.71059	7.71059	19	6	3.00000	1.50000	6 Month LIBOR
25	6.13080	14.82880	8.82880	20	6	3.00000	1.50000	6 Month LIBOR
26	5.03330	13.44032	7.44032	20	6	3.00000	1.50000	6 Month LIBOR
27	6.19297	14.82274	8.82274	21	6	3.00000	1.50000	6 Month LIBOR
28	5.28849	13.71826	7.71826	21	6	3.00000	1.50000	6 Month LIBOR
29	5.90254	14.32554	8.32554	17	6	3.00000	1.50000	6 Month LIBOR
30	5.27586	13.82934	7.82934	18	6	3.00000	1.50000	6 Month LIBOR
31	5.60208	14.00208	8.00208	18	6	3.00000	1.50000	6 Month LIBOR
32	5.47520	14.46083	8.46083	19	6	3.00000	1.50000	6 Month LIBOR
33	5.88619	14.28134	8.28134	19	6	3.00000	1.50000	6 Month LIBOR
34	5.96831	15.05969	9.05969	20	6	3.00000	1.50000	6 Month LIBOR
35	4.90505	13.28043	7.28043	20	6	3.00000	1.50000	6 Month LIBOR
36	5.60267	13.95000	7.95000	21	6	3.00000	1.50000	6 Month LIBOR
37	5.29176	13.95520	7.95520	21	6	3.00000	1.50000	6 Month LIBOR
38	5.82000	14.40000	8.40000	15	6	3.00000	1.50000	6 Month LIBOR
39	5.70000	14.20000	8.20000	16	6	3.00000	1.50000	6 Month LIBOR
40	4.68747	13.11047	7.11047	17	6	3.00000	1.50000	6 Month LIBOR
41	4.35316	12.77616	6.77616	17	6	3.00000	1.50000	6 Month LIBOR
42	5.44620	13.95010	7.95010	18	6	3.00000	1.50000	6 Month LIBOR
43	4.68658	13.06339	7.06339	18	6	3.00000	1.50000	6 Month LIBOR
44	5.53787	14.11006	8.11006	19	6	3.00000	1.50000	6 Month LIBOR
45	4.72068	13.11548	7.11548	19	6	3.00000	1.50000	6 Month LIBOR
46	5.88336	14.37113	8.37113	20	6	3.00000	1.50000	6 Month LIBOR
47	4.74992	13.12378	7.12378	20	6	3.00000	1.50000	6 Month LIBOR
48	6.20206	14.98768	8.98768	21	6	3.00000	1.50000	6 Month LIBOR
49	4.85936	13.23548	7.23548	21	6	3.00000	1.50000	6 Month LIBOR
50	4.72000	13.30000	7.30000	15	6	3.00000	1.50000	6 Month LIBOR
51	5.68652	14.23562	8.23562	16	6	3.00000	1.50000	6 Month LIBOR
52	4.32700	12.75000	6.75000	17	6	3.00000	1.50000	6 Month LIBOR
53	6.58564	15.52305	9.52305	18	6	3.00000	1.50000	6 Month LIBOR
54	5.20758	13.63058	7.63058	18	6	3.00000	1.50000	6 Month LIBOR
55	6.47561	15.32626	9.32626	19	6	3.00000	1.50000	6 Month LIBOR
56	6.67346	15.06990	9.06990	19	6	3.00000	1.50000	6 Month LIBOR
57	5.88450	14.44936	8.44936	20	6	3.00000	1.50000	6 Month LIBOR
58	5.35589	13.72789	7.72789	20	6	3.00000	1.50000	6 Month LIBOR
59	6.62471	15.37291	9.37291	21	6	3.00000	1.50000	6 Month LIBOR
60	5.50000	15.15000	9.15000	21	6	3.00000	1.50000	6 Month LIBOR
61	5.75300	14.12500	8.12500	20	6	3.00000	1.50000	6 Month LIBOR
62	5.25000	13.75000	7.75000	16	6	3.00000	1.50000	6 Month LIBOR
63	4.90937	13.35910	7.35910	17	6	3.00000	1.50000	6 Month LIBOR
64	6.00000	14.50000	8.50000	17	6	3.00000	1.50000	6 Month LIBOR
65	5.73558	14.50646	8.50646	18	6	3.00000	1.50000	6 Month LIBOR
66	5.18138	13.58861	7.58861	18	6	3.00000	1.50000	6 Month LIBOR
67	5.80456	14.32573	8.32573	19	6	3.00000	1.50000	6 Month LIBOR
68	5.02727	13.42238	7.42238	19	6	3.00000	1.50000	6 Month LIBOR
69	5.56723	14.11210	8.11210	20	6	3.00000	1.50000	6 Month LIBOR
70	4.99133	13.34698	7.34698	20	6	3.00000	1.50000	6 Month LIBOR
71	5.72619	14.24145	8.24145	21	6	3.00000	1.50000	6 Month LIBOR
72	4.60202	12.93672	6.93672	21	6	3.00000	1.50000	6 Month LIBOR
73	5.93321	14.43321	8.43321	16	6	3.00000	1.50000	6 Month LIBOR
74	5.79397	14.30358	8.30358	16	6	3.00000	1.50000	6 Month LIBOR
75	5.28249	13.72561	7.72561	17	6	3.00000	1.50000	6 Month LIBOR
76	5.21123	13.63176	7.63176	17	6	3.00000	1.50000	6 Month LIBOR
77	5.79581	14.25996	8.25996	18	6	3.00000	1.50000	6 Month LIBOR
78	5.28054	13.68386	7.68386	18	6	3.00000	1.50000	6 Month LIBOR
79	5.62347	14.05100	8.05100	19	6	3.00000	1.50000	6 Month LIBOR
80	4.91603	13.30727	7.30727	19	6	3.00000	1.50000	6 Month LIBOR
81	5.27874	13.66268	7.66268	20	6	3.00000	1.50000	6 Month LIBOR
82	4.67179	13.05347	7.05347	20	6	3.00000	1.50000	6 Month LIBOR
83	5.46103	13.82422	7.82422	21	6	3.00000	1.50000	6 Month LIBOR
84	4.42413	12.80177	6.80177	21	6	3.00000	1.50000	6 Month LIBOR
85	3.82000	12.40000	6.40000	15	6	3.00000	1.50000	6 Month LIBOR
86	4.57000	13.15000	7.15000	16	6	3.00000	1.50000	6 Month LIBOR
87	5.55263	14.34741	8.34741	17	6	3.00000	1.50000	6 Month LIBOR
88	5.79144	14.27679	8.27679	18	6	3.00000	1.50000	6 Month LIBOR
89	5.64818	14.05589	8.05589	18	6	3.00000	1.50000	6 Month LIBOR
90	5.73971	14.26141	8.26141	19	6	3.00000	1.50000	6 Month LIBOR
91	5.08897	13.60707	7.60707	19	6	3.00000	1.50000	6 Month LIBOR
92	5.57743	14.24198	8.24198	20	6	3.00000	1.50000	6 Month LIBOR
93	5.49084	13.94563	7.94563	20	6	3.00000	1.50000	6 Month LIBOR
94	5.57985	14.03813	8.03813	21	6	3.00000	1.50000	6 Month LIBOR
95	4.92731	13.30610	7.30610	21	6	3.00000	1.50000	6 Month LIBOR
96	4.14700	12.57000	6.57000	18	6	3.00000	1.50000	6 Month LIBOR
97	5.20000	13.60000	7.60000	18	6	3.00000	1.50000	6 Month LIBOR
98	5.50000	14.65000	8.65000	19	6	3.00000	1.50000	6 Month LIBOR
99	5.36300	13.75000	7.75000	20	6	3.00000	1.50000	6 Month LIBOR
100	3.32800	11.70000	5.70000	20	6	3.00000	1.50000	6 Month LIBOR
101	4.27800	12.65000	6.65000	21	6	3.00000	1.50000	6 Month LIBOR
102	4.41000	12.99000	6.99000	15	6	3.00000	1.50000	6 Month LIBOR
103	5.49000	13.99000	7.99000	17	6	3.00000	1.50000	6 Month LIBOR
104	5.03573	13.43689	7.43689	18	6	3.00000	1.50000	6 Month LIBOR
105	4.20764	12.61697	6.61697	18	6	3.00000	1.50000	6 Month LIBOR
106	4.94253	13.33644	7.33644	19	6	3.00000	1.50000	6 Month LIBOR
107	3.65746	12.05205	6.05205	19	6	3.00000	1.50000	6 Month LIBOR
108	4.75387	13.16502	7.16502	20	6	3.00000	1.50000	6 Month LIBOR
109	4.97800	13.35000	7.35000	20	6	3.00000	1.50000	6 Month LIBOR
110	5.20723	13.58288	7.58288	21	6	3.00000	1.50000	6 Month LIBOR
111	4.16700	12.55000	6.55000	21	6	3.00000	1.50000	6 Month LIBOR
112	4.82000	13.40000	7.40000	15	6	3.00000	1.50000	6 Month LIBOR
113	4.40000	12.90000	6.90000	17	6	3.00000	1.50000	6 Month LIBOR
114	5.45827	13.85827	7.85827	18	6	3.00000	1.50000	6 Month LIBOR
115	6.50000	15.65000	9.65000	19	6	3.00000	1.50000	6 Month LIBOR
116	5.16745	13.56061	7.56061	19	6	3.00000	1.50000	6 Month LIBOR
117	4.84307	13.22575	7.22575	20	6	3.00000	1.50000	6 Month LIBOR
118	3.66700	12.05000	6.05000	21	6	3.00000	1.50000	6 Month LIBOR
119	6.99000	16.25665	10.25665	15	6	3.00000	1.50000	6 Month LIBOR
120	6.99000	16.96921	10.96921	16	6	3.00000	1.50000	6 Month LIBOR
121	6.43523	15.09191	9.09191	17	6	3.00000	1.50000	6 Month LIBOR
122	6.02700	14.45000	8.45000	17	6	3.00000	1.50000	6 Month LIBOR
123	6.24011	15.08203	9.08203	18	6	3.00000	1.50000	6 Month LIBOR
124	6.36702	14.92465	8.92465	18	6	3.00000	1.50000	6 Month LIBOR
125	6.35311	15.37549	9.37549	19	6	3.00000	1.50000	6 Month LIBOR
126	5.52514	13.99280	7.99280	19	6	3.00000	1.50000	6 Month LIBOR
127	6.36599	15.22927	9.22927	20	6	3.00000	1.50000	6 Month LIBOR
128	5.49428	14.20895	8.20895	20	6	3.00000	1.50000	6 Month LIBOR
129	5.99651	14.65556	8.65556	21	6	3.00000	1.50000	6 Month LIBOR
130	5.37569	13.75036	7.75036	21	6	3.00000	1.50000	6 Month LIBOR
131	6.99000	15.80000	9.80000	31	6	3.00000	1.50000	6 Month LIBOR
132	6.99000	15.49000	9.49000	29	6	3.00000	1.50000	6 Month LIBOR
133	5.04771	13.46543	7.46543	30	6	3.00000	1.50000	6 Month LIBOR
134	5.81956	14.20656	8.20656	31	6	3.00000	1.50000	6 Month LIBOR
135	4.16300	12.55000	6.55000	31	6	3.00000	1.50000	6 Month LIBOR
136	5.16732	13.60257	7.60257	32	6	3.00000	1.50000	6 Month LIBOR
137	4.38224	12.76240	6.76240	32	6	3.00000	1.50000	6 Month LIBOR
138	5.25066	13.62648	7.62648	33	6	3.00000	1.50000	6 Month LIBOR
139	4.12700	12.55000	6.55000	29	6	3.00000	1.50000	6 Month LIBOR
140	5.23214	13.73957	7.73957	31	6	3.00000	1.50000	6 Month LIBOR
141	6.51300	14.90000	8.90000	31	6	3.00000	1.50000	6 Month LIBOR
142	5.65058	14.02925	8.02925	32	6	3.00000	1.50000	6 Month LIBOR
143	5.87093	14.28087	8.28087	33	6	3.00000	1.50000	6 Month LIBOR
144	5.90000	14.30000	8.30000	31	6	3.00000	1.50000	6 Month LIBOR
145	6.97800	15.35000	9.35000	32	6	3.00000	1.50000	6 Month LIBOR
146	5.74216	14.16516	8.16516	29	6	3.00000	1.50000	6 Month LIBOR
147	4.67700	13.10000	7.10000	29	6	3.00000	1.50000	6 Month LIBOR
148	5.84041	14.27169	8.27169	30	6	3.00000	1.50000	6 Month LIBOR
149	3.96056	12.36056	6.36056	30	6	3.00000	1.50000	6 Month LIBOR
150	5.55533	14.00797	8.00797	31	6	3.00000	1.50000	6 Month LIBOR
151	5.60482	14.30911	8.30911	32	6	3.00000	1.50000	6 Month LIBOR
152	4.97366	13.35868	7.35868	32	6	3.00000	1.50000	6 Month LIBOR
153	5.52880	14.12442	8.12442	33	6	3.00000	1.50000	6 Month LIBOR
154	4.97403	13.35030	7.35030	33	6	3.00000	1.50000	6 Month LIBOR
155	5.57700	14.00000	8.00000	30	6	3.00000	1.50000	6 Month LIBOR
156	4.95669	13.36043	7.36043	31	6	3.00000	1.50000	6 Month LIBOR
157	4.41300	12.80000	6.80000	31	6	3.00000	1.50000	6 Month LIBOR
158	5.34951	14.50827	8.50827	32	6	3.00000	1.50000	6 Month LIBOR
159	5.39407	13.77295	7.77295	32	6	3.00000	1.50000	6 Month LIBOR
160	4.60700	12.99000	6.99000	33	6	3.00000	1.50000	6 Month LIBOR
161	5.07800	13.45000	7.45000	33	6	3.00000	1.50000	6 Month LIBOR
162	6.04528	14.52254	8.52254	32	6	3.00000	1.50000	6 Month LIBOR
163	6.42800	14.80000	8.80000	33	6	3.00000	1.50000	6 Month LIBOR
164	4.91300	13.30000	7.30000	31	6	3.00000	1.50000	6 Month LIBOR
165	6.99000	15.72000	9.72000	32	6	3.00000	1.50000	6 Month LIBOR
166	4.87098	13.27509	7.27509	30	6	3.00000	1.50000	6 Month LIBOR
167	4.97278	13.37871	7.37871	30	6	3.00000	1.50000	6 Month LIBOR
168	5.24662	13.85696	7.85696	31	6	3.00000	1.50000	6 Month LIBOR
169	4.04747	12.44506	6.44506	31	6	3.00000	1.50000	6 Month LIBOR
170	5.42800	13.80000	7.80000	32	6	3.00000	1.50000	6 Month LIBOR
171	4.47800	12.85000	6.85000	32	6	3.00000	1.50000	6 Month LIBOR
172	6.28274	14.84411	8.84411	33	6	3.00000	1.50000	6 Month LIBOR
173	4.21700	12.60000	6.60000	33	6	3.00000	1.50000	6 Month LIBOR
174	6.25000	14.65000	8.65000	30	6	3.00000	1.50000	6 Month LIBOR
175	5.85000	14.25000	8.25000	30	6	3.00000	1.50000	6 Month LIBOR
176	6.05306	14.53118	8.53118	31	6	3.00000	1.50000	6 Month LIBOR
177	5.17088	13.55788	7.55788	31	6	3.00000	1.50000	6 Month LIBOR
178	5.55915	14.12011	8.12011	32	6	3.00000	1.50000	6 Month LIBOR
179	4.83111	13.21728	7.21728	32	6	3.00000	1.50000	6 Month LIBOR
180	5.78616	14.18664	8.18664	33	6	3.00000	1.50000	6 Month LIBOR
181	5.81700	14.20000	8.20000	33	6	3.00000	1.50000	6 Month LIBOR
182	6.24000	14.64000	8.64000	31	6	3.00000	1.50000	6 Month LIBOR
183	5.95000	14.45000	8.45000	28	6	3.00000	1.50000	6 Month LIBOR
184	4.66402	13.13904	7.13904	29	6	3.00000	1.50000	6 Month LIBOR
185	5.00000	13.50000	7.50000	29	6	3.00000	1.50000	6 Month LIBOR
186	5.17040	13.57606	7.57606	30	6	3.00000	1.50000	6 Month LIBOR
187	4.73247	13.13868	7.13868	30	6	3.00000	1.50000	6 Month LIBOR
188	5.49691	13.89036	7.89036	31	6	3.00000	1.50000	6 Month LIBOR
189	4.56714	12.96178	6.96178	31	6	3.00000	1.50000	6 Month LIBOR
190	5.78242	14.18587	8.18587	32	6	3.00000	1.50000	6 Month LIBOR
191	4.65042	13.03273	7.03273	32	6	3.00000	1.50000	6 Month LIBOR
192	5.46768	13.84411	7.84411	33	6	3.00000	1.50000	6 Month LIBOR
193	4.90507	13.27707	7.27707	33	6	3.00000	1.50000	6 Month LIBOR
194	6.02000	14.60000	8.60000	27	6	3.00000	1.50000	6 Month LIBOR
195	6.11300	14.50000	8.50000	32	6	3.00000	1.50000	6 Month LIBOR
196	4.54828	12.92028	6.92028	32	6	3.00000	1.50000	6 Month LIBOR
197	5.31232	13.68432	7.68432	33	6	3.00000	1.50000	6 Month LIBOR
198	4.57800	12.95000	6.95000	33	6	3.00000	1.50000	6 Month LIBOR
199	6.51300	14.90000	8.90000	31	6	3.00000	1.50000	6 Month LIBOR
200	6.07800	14.45000	8.45000	32	6	3.00000	1.50000	6 Month LIBOR
201	6.16693	14.72633	8.72633	29	6	3.00000	1.50000	6 Month LIBOR
202	4.31994	12.76696	6.76696	29	6	3.00000	1.50000	6 Month LIBOR
203	5.86879	14.27606	8.27606	30	6	3.00000	1.50000	6 Month LIBOR
204	4.43514	12.81576	6.81576	30	6	3.00000	1.50000	6 Month LIBOR
205	5.30276	13.72093	7.72093	31	6	3.00000	1.50000	6 Month LIBOR
206	4.15477	12.54964	6.54964	31	6	3.00000	1.50000	6 Month LIBOR
207	5.02071	13.45047	7.45047	32	6	3.00000	1.50000	6 Month LIBOR
208	3.94750	12.32462	6.32462	32	6	3.00000	1.50000	6 Month LIBOR
209	5.01487	13.39035	7.39035	33	6	3.00000	1.50000	6 Month LIBOR
210	4.72170	12.80972	6.80972	33	6	3.00000	1.50000	6 Month LIBOR
211	6.51377	15.17233	9.17233	28	6	3.00000	1.50000	6 Month LIBOR
212	5.44285	13.91568	7.91568	29	6	3.00000	1.50000	6 Month LIBOR
213	4.81700	13.24000	7.24000	29	6	3.00000	1.50000	6 Month LIBOR
214	5.92208	14.40457	8.40457	30	6	3.00000	1.50000	6 Month LIBOR
215	5.04562	13.44865	7.44865	30	6	3.00000	1.50000	6 Month LIBOR
216	5.58119	14.16328	8.16328	31	6	3.00000	1.50000	6 Month LIBOR
217	4.68717	13.07610	7.07610	31	6	3.00000	1.50000	6 Month LIBOR
218	5.55392	13.98606	7.98606	32	6	3.00000	1.50000	6 Month LIBOR
219	4.13530	12.51058	6.51058	32	6	3.00000	1.50000	6 Month LIBOR
220	5.54895	13.82885	7.82885	33	6	3.00000	1.50000	6 Month LIBOR
221	4.93548	12.97012	6.97012	33	6	3.00000	1.50000	6 Month LIBOR
222	4.35000	12.75000	6.75000	30	6	3.00000	1.50000	6 Month LIBOR
223	3.75000	12.15000	6.15000	31	6	3.00000	1.50000	6 Month LIBOR
224	4.50000	12.90000	6.90000	30	6	3.00000	1.50000	6 Month LIBOR
225	2.91300	11.30000	5.30000	31	6	3.00000	1.50000	6 Month LIBOR
226	3.80000	12.20000	6.20000	31	6	3.00000	1.50000	6 Month LIBOR
227	3.12800	11.50000	5.50000	32	6	3.00000	1.50000	6 Month LIBOR
228	4.60700	12.99000	6.99000	33	6	3.00000	1.50000	6 Month LIBOR
229	3.11300	11.50000	5.50000	31	6	3.00000	1.50000	6 Month LIBOR
230	5.59000	13.99000	7.99000	30	6	3.00000	1.50000	6 Month LIBOR
231	3.10000	11.50000	5.50000	30	6	3.00000	1.50000	6 Month LIBOR
232	4.78497	13.17197	7.17197	31	6	3.00000	1.50000	6 Month LIBOR
233	3.19346	11.58046	5.58046	31	6	3.00000	1.50000	6 Month LIBOR
234	4.16300	12.55000	6.55000	32	6	3.00000	1.50000	6 Month LIBOR
235	3.42800	11.80000	5.80000	32	6	3.00000	1.50000	6 Month LIBOR
236	4.32800	12.70000	6.70000	33	6	3.00000	1.50000	6 Month LIBOR
237	5.87828	14.26865	8.26865	31	6	3.00000	1.50000	6 Month LIBOR
238	5.55623	13.93043	7.93043	32	6	3.00000	1.50000	6 Month LIBOR
239	4.51300	12.90000	6.90000	32	6	3.00000	1.50000	6 Month LIBOR
240	2.86300	11.25000	5.25000	31	6	3.00000	1.50000	6 Month LIBOR
241	5.57800	13.95000	7.95000	32	6	3.00000	1.50000	6 Month LIBOR
242	2.91300	11.30000	5.30000	32	6	3.00000	1.50000	6 Month LIBOR
243	4.27800	12.65000	6.65000	33	6	3.00000	1.50000	6 Month LIBOR
244	6.99000	16.50000	10.50000	28	6	3.00000	1.50000	6 Month LIBOR
245	6.77849	15.35946	9.35946	29	6	3.00000	1.50000	6 Month LIBOR
246	3.82700	12.25000	6.25000	29	6	3.00000	1.50000	6 Month LIBOR
247	6.23290	14.82936	8.82936	30	6	3.00000	1.50000	6 Month LIBOR
248	5.92555	14.33655	8.33655	30	6	3.00000	1.50000	6 Month LIBOR
249	5.80772	14.38544	8.38544	31	6	3.00000	1.50000	6 Month LIBOR
250	5.04606	13.44383	7.44383	31	6	3.00000	1.50000	6 Month LIBOR
251	6.01062	14.77216	8.77216	32	6	3.00000	1.50000	6 Month LIBOR
252	4.53228	12.90731	6.90731	32	6	3.00000	1.50000	6 Month LIBOR
253	6.04365	14.60760	8.60760	33	6	3.00000	1.50000	6 Month LIBOR
254	6.09036	13.54204	7.54204	33	6	3.00000	1.50000	6 Month LIBOR
255	5.52800	13.90000	7.90000	56	6	3.00000	1.50000	6 Month LIBOR
256	3.61800	11.99000	5.99000	56	6	3.00000	1.50000	6 Month LIBOR
257	4.39734	12.77608	6.77608	57	6	3.00000	1.50000	6 Month LIBOR
258	3.18000	11.58000	5.58000	55	6	3.00000	1.50000	6 Month LIBOR
259	6.52800	14.90000	8.90000	56	6	3.00000	1.50000	6 Month LIBOR
260	6.32700	14.75000	8.75000	54	6	3.00000	1.50000	6 Month LIBOR
261	3.27800	11.65000	5.65000	57	6	3.00000	1.50000	6 Month LIBOR
262	4.22604	12.61654	6.61654	55	6	3.00000	1.50000	6 Month LIBOR
263	4.60300	12.99000	6.99000	55	6	3.00000	1.50000	6 Month LIBOR
264	5.31300	13.70000	7.70000	55	6	3.00000	1.50000	6 Month LIBOR
265	3.91948	12.30648	6.30648	55	6	3.00000	1.50000	6 Month LIBOR
266	5.03400	13.40600	7.40600	56	6	3.00000	1.50000	6 Month LIBOR
267	3.89770	12.27108	6.27108	56	6	3.00000	1.50000	6 Month LIBOR
268	3.62800	12.00000	6.00000	57	6	3.00000	1.50000	6 Month LIBOR
269	3.88766	12.26819	6.26819	57	6	3.00000	1.50000	6 Month LIBOR
270	5.10000	13.50000	7.50000	54	6	3.00000	1.50000	6 Month LIBOR
271	4.18050	12.56317	6.56317	56	6	3.00000	1.50000	6 Month LIBOR
272	3.42800	11.80000	5.80000	56	6	3.00000	1.50000	6 Month LIBOR
273	5.25000	13.65000	7.65000	55	6	3.00000	1.50000	6 Month LIBOR
274	3.94674	12.33871	6.33871	55	6	3.00000	1.50000	6 Month LIBOR
275	3.50300	11.87500	5.87500	56	6	3.00000	1.50000	6 Month LIBOR
276	3.68052	12.05252	6.05252	56	6	3.00000	1.50000	6 Month LIBOR
277	3.72800	12.10000	6.10000	57	6	3.00000	1.50000	6 Month LIBOR
278	3.33757	11.72057	5.72057	57	6	3.00000	1.50000	6 Month LIBOR
279	5.27000	13.85000	7.85000	51	6	3.00000	1.50000	6 Month LIBOR
280	4.27000	12.67000	6.67000	54	6	3.00000	1.50000	6 Month LIBOR
281	4.37800	12.75000	6.75000	56	6	3.00000	1.50000	6 Month LIBOR
282	3.61800	11.99000	5.99000	57	6	3.00000	1.50000	6 Month LIBOR
283	3.27800	11.65000	5.65000	56	6	3.00000	1.50000	6 Month LIBOR
284	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
285	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
286	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
287	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
288	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
289	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
290	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
291	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
292	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
293	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
294	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
295	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
296	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
297	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
298	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
299	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
300	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
301	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
302	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
303	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
304	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
305	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
306	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
307	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
308	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
309	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
310	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
311	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
312	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
313	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
314	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
315	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
316	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
317	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
318	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
319	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
320	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
321	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
322	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
323	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
324	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
325	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
326	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
327	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
328	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
329	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
330	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
331	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
332	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
333	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
334	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
335	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
336	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
337	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
338	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
339	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
340	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
341	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Group 2 Home Equity Loans

Pool Number	Cut-off Date Loan Balance ($)	Gross Coupon (%)	Net Coupon (%)	Stated Original Term to Maturity (months)	Stated Remaining Term to Maturity (months)	Original Amortization Term* (months)	Original IO Term (months)	Original Prepayment Term (months)
1	76,865.40	8.75000	8.24250	360	356	360	N/A	24
2	972,060.76	10.29271	9.78521	360	353	360	N/A	12
3	557,801.26	8.05000	7.54250	360	353	360	N/A	12
4	1,391,612.54	8.29476	7.78726	360	354	360	N/A	12
5	2,583,318.78	7.57187	7.06437	360	354	360	N/A	12
6	1,658,553.74	8.23813	7.73063	360	355	360	N/A	12
7	1,084,821.94	8.35273	7.84523	360	355	360	N/A	12
8	2,081,353.39	8.29937	7.79187	360	356	360	N/A	12
9	1,309,133.38	7.64705	7.13955	360	356	360	N/A	12
10	1,942,191.08	8.35790	7.85040	360	357	360	N/A	12
11	578,930.11	6.41623	5.90873	360	357	360	N/A	12
12	152,892.03	10.55000	10.04250	360	349	360	N/A	24
13	130,483.69	10.60000	10.09250	360	350	360	N/A	24
14	1,187,166.01	9.43260	8.92510	360	351	360	N/A	24
15	112,765.12	7.65000	7.14250	360	351	360	N/A	24
16	1,751,684.37	9.26622	8.75872	360	352	360	N/A	24
17	2,988,793.86	9.10161	8.59411	360	353	360	N/A	24
18	1,364,254.43	8.84643	8.33893	360	353	360	N/A	24
19	3,335,760.11	7.88691	7.37941	360	354	360	N/A	24
20	2,055,798.07	8.12184	7.61434	360	354	360	N/A	24
21	6,414,166.01	8.04071	7.53321	360	355	360	N/A	24
22	6,567,301.08	7.57047	7.06297	360	355	360	N/A	24
23	13,628,364.85	8.10396	7.59646	360	356	360	N/A	24
24	7,596,897.86	7.48967	6.98217	360	356	360	N/A	24
25	4,447,747.92	8.08787	7.58037	360	357	360	N/A	24
26	969,881.80	7.57641	7.06891	360	357	360	N/A	24
27	156,422.23	8.50000	7.99250	360	357	480	N/A	24
28	648,879.67	7.43599	6.92849	360	354	480	N/A	12
29	279,592.43	7.99000	7.48250	360	354	480	N/A	12
30	1,264,621.26	7.23345	6.72595	360	355	480	N/A	12
31	1,731,132.15	8.71451	8.20701	360	356	480	N/A	12
32	893,273.83	7.64329	7.13579	360	356	480	N/A	12
33	2,166,077.17	9.29367	8.78617	360	357	480	N/A	12
34	565,990.45	8.95000	8.44250	360	351	480	N/A	24
35	702,024.27	7.57779	7.07029	360	351	480	N/A	24
36	1,062,004.19	8.30856	7.80106	360	352	480	N/A	24
37	213,407.36	8.20000	7.69250	360	353	480	N/A	24
38	450,807.00	7.10000	6.59250	360	353	480	N/A	24
39	1,644,673.05	7.99483	7.48733	360	354	480	N/A	24
40	2,326,233.06	6.75695	6.24945	360	354	480	N/A	24
41	3,101,380.52	7.48000	6.97250	360	355	480	N/A	24
42	1,202,494.23	7.75422	7.24672	360	355	480	N/A	24
43	4,304,618.28	8.25060	7.74310	360	356	480	N/A	24
44	2,436,034.86	7.17312	6.66562	360	356	480	N/A	24
45	2,595,535.73	8.71914	8.21164	360	357	480	N/A	24
46	483,924.04	8.03754	7.53004	360	357	480	N/A	24
47	2,206,132.68	9.01619	8.50869	360	354	480	N/A	N/A
48	377,292.77	8.37944	7.87194	360	354	480	N/A	N/A
49	1,531,163.70	8.02818	7.52068	360	355	480	N/A	N/A
50	650,700.45	8.20000	7.69250	360	355	480	N/A	N/A
51	2,455,974.13	9.44218	8.93468	360	356	480	N/A	N/A
52	203,883.08	9.40000	8.89250	360	356	480	N/A	N/A
53	1,027,019.23	8.80331	8.29581	360	357	480	N/A	N/A
54	362,103.03	6.75000	6.24250	360	357	480	N/A	N/A
55	135,871.78	7.10000	6.59250	360	357	600	N/A	24
56	1,184,679.58	7.03632	6.52882	360	353	600	N/A	12
57	1,112,253.43	8.06053	7.55303	360	353	600	N/A	12
58	1,050,212.12	7.50364	6.99614	360	354	600	N/A	12
59	3,048,434.35	8.14096	7.63346	360	354	600	N/A	12
60	2,071,919.69	7.38061	6.87311	360	355	600	N/A	12
61	4,590,564.09	7.59504	7.08754	360	355	600	N/A	12
62	7,179,996.33	8.03469	7.52719	360	356	600	N/A	12
63	5,124,597.17	7.66863	7.16113	360	356	600	N/A	12
64	5,402,912.77	8.15730	7.64980	360	357	600	N/A	12
65	1,872,950.50	7.03546	6.52796	360	357	600	N/A	12
66	607,038.04	8.80000	8.29250	360	351	600	N/A	24
67	3,134,146.65	8.54951	8.04201	360	352	600	N/A	24
68	1,015,433.73	6.95646	6.44896	360	352	600	N/A	24
69	11,578,534.10	7.76025	7.25275	360	353	600	N/A	24
70	7,777,874.32	7.33607	6.82857	360	353	600	N/A	24
71	15,307,429.67	7.59443	7.08693	360	354	600	N/A	24
72	11,192,991.67	7.34929	6.84179	360	354	600	N/A	24
73	24,894,827.38	7.59544	7.08794	360	355	600	N/A	24
74	21,159,163.86	7.12486	6.61736	360	355	600	N/A	24
75	34,373,753.36	7.58331	7.07581	360	356	600	N/A	24
76	22,541,615.03	6.86612	6.35862	360	356	600	N/A	24
77	18,039,919.54	7.74926	7.24176	360	357	600	N/A	24
78	7,223,953.85	6.92993	6.42243	360	357	600	N/A	24
79	1,291,401.77	7.95018	7.44268	360	352	600	N/A	N/A
80	3,963,704.43	7.94676	7.43926	360	353	600	N/A	N/A
81	4,390,097.15	7.35141	6.84391	360	353	600	N/A	N/A
82	5,911,489.89	8.34310	7.83560	360	354	600	N/A	N/A
83	2,653,531.39	7.87240	7.36490	360	354	600	N/A	N/A
84	7,851,687.46	7.77070	7.26320	360	355	600	N/A	N/A
85	4,304,420.90	7.85205	7.34455	360	355	600	N/A	N/A
86	8,374,291.67	8.35248	7.84498	360	356	600	N/A	N/A
87	4,482,699.79	7.96075	7.45325	360	356	600	N/A	N/A
88	2,074,363.41	9.13275	8.62525	360	357	600	N/A	N/A
89	449,824.90	6.85000	6.34250	360	357	600	N/A	N/A
90	499,920.00	6.90000	6.39250	360	353	360	60	12
91	1,308,000.00	7.74725	7.23975	360	354	360	60	12
92	827,360.00	6.68197	6.17447	360	354	360	60	12
93	2,221,750.00	7.72881	7.22131	360	355	360	60	12
94	512,100.00	7.25000	6.74250	360	356	360	60	12
95	591,200.00	7.35000	6.84250	360	357	360	60	12
96	631,172.44	5.79602	5.28852	360	357	360	60	12
97	496,000.00	7.90000	7.39250	360	351	360	60	24
98	531,964.43	7.07256	6.56506	360	351	360	60	24
99	1,194,670.00	7.26088	6.75338	360	353	360	60	24
100	1,588,000.00	6.89574	6.38824	360	353	360	60	24
101	6,692,151.95	7.36946	6.86196	360	354	360	60	24
102	3,657,713.51	6.35161	5.84411	360	354	360	60	24
103	2,917,812.07	6.96441	6.45691	360	355	360	60	24
104	193,230.93	6.40000	5.89250	360	355	360	60	24
105	6,498,789.10	6.75488	6.24738	360	356	360	60	24
106	3,133,700.00	6.16645	5.65895	360	356	360	60	24
107	1,138,770.00	8.14651	7.63901	360	357	360	60	24
108	900,000.00	6.65000	6.14250	360	357	360	60	24
109	307,829.27	8.05000	7.54250	360	354	360	60	N/A
110	480,000.00	8.97167	8.46417	360	354	360	60	N/A
111	699,600.00	7.61257	7.10507	360	355	360	60	N/A
112	419,468.00	8.25000	7.74250	360	355	360	60	N/A
113	124,834.68	7.65000	7.14250	360	356	360	60	N/A
114	160,045.78	7.15000	6.64250	360	348	360	N/A	N/A
115	470,436.10	10.45000	9.94250	360	351	360	N/A	N/A
116	763,848.69	9.86917	9.36167	360	352	360	N/A	N/A
117	430,021.77	8.90000	8.39250	360	352	360	N/A	N/A
118	4,634,283.17	8.83325	8.32575	360	353	360	N/A	N/A
119	825,251.96	9.03004	8.52254	360	353	360	N/A	N/A
120	2,153,851.21	8.41878	7.91128	360	354	360	N/A	N/A
121	830,498.86	8.20235	7.69485	360	354	360	N/A	N/A
122	2,958,969.71	8.64622	8.13872	360	355	360	N/A	N/A
123	2,618,608.48	8.53382	8.02632	360	355	360	N/A	N/A
124	2,711,448.42	8.23225	7.72475	360	356	360	N/A	N/A
125	1,022,080.13	8.43371	7.92621	360	356	360	N/A	N/A
126	1,702,350.12	7.88025	7.37275	360	357	360	N/A	N/A
127	432,894.66	6.20000	5.69250	360	354	360	N/A	12
128	896,096.15	6.77297	6.26547	360	354	360	N/A	12
129	771,848.51	7.91642	7.40892	360	355	360	N/A	12
130	1,008,610.13	8.14872	7.64122	360	356	360	N/A	12
131	1,251,203.96	6.63631	6.12881	360	356	360	N/A	12
132	972,363.87	7.12877	6.62127	360	357	360	N/A	12
133	189,498.37	9.75000	9.24250	360	355	360	N/A	24
134	723,668.09	6.63891	6.13141	360	356	360	N/A	24
135	580,681.29	9.91031	9.40281	360	353	360	N/A	36
136	1,099,137.90	7.19112	6.68362	360	354	360	N/A	36
137	3,384,812.78	7.02866	6.52116	360	355	360	N/A	36
138	1,415,475.67	6.22222	5.71472	360	355	360	N/A	36
139	1,128,582.30	7.51936	7.01186	360	356	360	N/A	36
140	625,567.04	7.40000	6.89250	360	356	360	N/A	36
141	722,347.11	6.31609	5.80859	360	357	360	N/A	36
142	530,484.18	9.20000	8.69250	360	352	480	N/A	12
143	399,330.51	8.15000	7.64250	360	353	480	N/A	12
144	991,118.72	6.24426	5.73676	360	355	480	N/A	12
145	716,415.37	6.76255	6.25505	360	355	480	N/A	12
146	479,442.36	8.25000	7.74250	360	356	480	N/A	12
147	571,185.47	8.15000	7.64250	360	357	480	N/A	12
148	157,754.59	6.75000	6.24250	360	356	480	N/A	24
149	1,454,395.96	5.84498	5.33748	360	354	480	N/A	36
150	931,886.11	6.37464	5.86714	360	355	480	N/A	36
151	486,999.05	5.95000	5.44250	360	355	480	N/A	36
152	860,544.72	8.12083	7.61333	360	356	480	N/A	36
153	233,857.52	7.80000	7.29250	360	357	480	N/A	36
154	368,235.32	8.00000	7.49250	360	353	480	N/A	N/A
155	518,608.53	5.80000	5.29250	360	354	480	N/A	N/A
156	63,972.91	11.35000	10.84250	360	355	480	N/A	N/A
157	484,631.84	8.45000	7.94250	360	356	480	N/A	N/A
158	239,660.52	6.25000	5.74250	360	356	480	N/A	N/A
159	680,311.96	9.62447	9.11697	360	357	480	N/A	N/A
160	151,893.86	7.32000	6.81250	360	357	480	N/A	N/A
161	2,126,340.14	8.08715	7.57965	360	353	600	N/A	12
162	612,318.50	6.50000	5.99250	360	353	600	N/A	12
163	2,365,439.03	7.91214	7.40464	360	354	600	N/A	12
164	2,521,228.56	7.45437	6.94687	360	354	600	N/A	12
165	972,607.39	7.03090	6.52340	360	355	600	N/A	12
166	6,144,393.44	7.57523	7.06773	360	355	600	N/A	12
167	6,450,173.92	7.85143	7.34393	360	356	600	N/A	12
168	5,954,201.31	6.55980	6.05230	360	356	600	N/A	12
169	2,822,171.68	8.60356	8.09606	360	357	600	N/A	12
170	659,666.49	6.15579	5.64829	360	357	600	N/A	12
171	263,618.99	8.34821	7.84071	360	354	600	N/A	24
172	302,787.49	5.30000	4.79250	360	355	600	N/A	24
173	217,547.87	9.20000	8.69250	360	356	600	N/A	24
174	512,751.05	9.60000	9.09250	360	352	600	N/A	36
175	2,027,651.66	7.67685	7.16935	360	353	600	N/A	36
176	1,403,574.12	6.93292	6.42542	360	353	600	N/A	36
177	3,242,989.60	7.01962	6.51212	360	354	600	N/A	36
178	2,809,141.81	6.98641	6.47891	360	354	600	N/A	36
179	3,400,983.71	7.23752	6.73002	360	355	600	N/A	36
180	5,704,669.20	6.65515	6.14765	360	355	600	N/A	36
181	7,657,896.69	6.75930	6.25180	360	356	600	N/A	36
182	8,345,018.23	6.26855	5.76105	360	356	600	N/A	36
183	3,548,960.38	7.31103	6.80353	360	357	600	N/A	36
184	1,864,068.95	6.49967	5.99217	360	357	600	N/A	36
185	2,963,387.94	8.32130	7.81380	360	352	600	N/A	N/A
186	3,292,117.86	8.16992	7.66242	360	353	600	N/A	N/A
187	2,284,642.28	7.43393	6.92643	360	353	600	N/A	N/A
188	2,819,912.11	7.39874	6.89124	360	354	600	N/A	N/A
189	2,287,896.28	7.78021	7.27271	360	354	600	N/A	N/A
190	3,410,911.01	7.66550	7.15800	360	355	600	N/A	N/A
191	5,172,673.46	7.03965	6.53215	360	355	600	N/A	N/A
192	5,116,107.43	7.61310	7.10560	360	356	600	N/A	N/A
193	7,587,705.71	6.85594	6.34844	360	356	600	N/A	N/A
194	1,341,230.13	7.24807	6.74057	360	357	600	N/A	N/A
195	4,689,961.75	6.45935	5.95185	360	357	600	N/A	N/A
196	288,000.00	6.90000	6.39250	360	355	360	36	12
197	464,000.00	6.80000	6.29250	360	355	360	36	12
198	2,969,450.00	6.92029	6.41279	360	356	360	36	12
199	311,199.70	6.70000	6.19250	360	356	360	36	24
200	473,100.00	6.95000	6.44250	360	352	360	36	36
201	1,047,984.80	7.09238	6.58488	360	353	360	36	36
202	473,000.00	6.00000	5.49250	360	353	360	36	36
203	127,120.00	8.90000	8.39250	360	354	360	36	36
204	580,000.00	6.25000	5.74250	360	355	360	36	36
205	579,996.67	6.20000	5.69250	360	355	360	36	36
206	760,000.00	5.25000	4.74250	360	356	360	36	36
207	712,625.49	5.57500	5.06750	360	355	360	60	12
208	157,250.00	7.90000	7.39250	360	356	360	60	12
209	990,000.00	6.39000	5.88250	360	356	360	60	12
210	594,700.00	6.99000	6.48250	360	354	360	60	36
211	464,997.42	5.99000	5.48250	360	354	360	60	36
212	999,875.00	6.45000	5.94250	360	356	360	60	36
213	996,000.00	5.80000	5.29250	360	356	360	60	36
214	308,000.00	6.42000	5.91250	360	355	360	36	N/A
215	812,840.00	5.93685	5.42935	360	356	360	36	N/A
216	998,750.00	7.14043	6.63293	360	355	360	60	N/A
217	571,500.00	5.95000	5.44250	360	355	360	60	N/A
218	1,011,000.00	6.43368	5.92618	360	356	360	60	N/A
219	1,079,615.00	8.02657	7.51907	360	357	360	60	N/A
220	376,000.00	7.10000	6.59250	360	357	360	60	N/A
221	703,460.26	9.46044	8.95294	360	352	360	N/A	N/A
222	150,668.23	9.45000	8.94250	360	354	360	N/A	N/A
223	980,685.04	7.20268	6.69518	360	354	360	N/A	N/A
224	2,082,476.08	8.11733	7.60983	360	355	360	N/A	N/A
225	535,446.15	7.53581	7.02831	360	355	360	N/A	N/A
226	2,624,791.34	7.02481	6.51731	360	356	360	N/A	N/A
227	1,270,118.38	7.66400	7.15650	360	356	360	N/A	N/A
228	734,785.27	9.33833	8.83083	360	357	360	N/A	N/A
229	293,761.82	7.78265	7.27515	360	357	360	N/A	N/A
230	323,398.28	8.86667	8.35917	360	356	360	N/A	36
231	993,585.15	6.23733	5.72983	360	356	360	N/A	36
232	795,406.17	5.99000	5.48250	360	357	360	N/A	36
233	559,856.97	6.80000	6.29250	360	354	480	N/A	36
234	566,809.68	8.33000	7.82250	360	356	600	N/A	12
235	455,399.42	6.55000	6.04250	360	353	600	N/A	24
236	483,024.27	7.70000	7.19250	360	355	600	N/A	24
237	448,449.13	8.60000	8.09250	360	352	600	N/A	36
238	569,560.39	7.50000	6.99250	360	354	600	N/A	36
239	1,522,560.67	5.82104	5.31354	360	355	600	N/A	36
240	449,755.32	7.05000	6.54250	360	356	600	N/A	36
241	1,772,550.59	6.22431	5.71681	360	356	600	N/A	36
242	534,802.30	6.99000	6.48250	360	357	600	N/A	36
243	514,768.09	6.45000	5.94250	360	357	600	N/A	36
244	463,720.42	6.80000	6.29250	360	356	600	N/A	N/A
245	890,254.49	5.88220	5.37470	360	356	600	N/A	N/A
246	900,000.00	6.75000	6.24250	360	352	360	60	36
247	529,869.02	5.40000	4.89250	360	355	360	60	36
248	1,398,785.79	6.55872	6.05122	360	356	360	60	36
249	1,388,000.00	6.15663	5.64913	360	356	360	60	36
250	599,799.54	5.50000	4.99250	360	357	360	60	36
251	505,047.82	6.77000	6.26250	180	176	180	N/A	36
252	3,422,944.69	7.26646	6.75896	360	355	360	N/A	12
253	7,115,680.61	6.81416	6.30666	360	356	360	N/A	12
254	594,863.04	8.25000	7.74250	360	355	360	N/A	24
255	2,116,351.23	6.30165	5.79415	360	356	360	N/A	24
256	224,363.18	8.90000	8.39250	360	354	360	N/A	30
257	18,384,433.97	6.96392	6.45642	360	356	360	N/A	36
258	19,504,762.25	6.48913	5.98163	360	356	360	N/A	36
259	66,731.50	11.47500	10.96750	120	116	120	N/A	12
260	46,147.04	11.00000	10.49250	120	116	120	N/A	12
261	81,405.39	10.95251	10.44501	120	114	120	N/A	24
262	83,013.10	11.07500	10.56750	120	115	120	N/A	24
263	27,392.51	11.47500	10.96750	120	115	120	N/A	36
264	36,362.08	13.30625	12.79875	180	175	180	N/A	12
265	58,736.58	12.74544	12.23794	180	175	180	N/A	12
266	36,324.63	13.10000	12.59250	180	174	180	N/A	24
267	106,776.39	12.43563	11.92813	180	175	180	N/A	24
268	64,399.09	12.28638	11.77888	180	174	180	N/A	36
269	33,958.06	11.47500	10.96750	360	357	360	N/A	24
270	3,944,948.65	11.32220	10.81470	360	355	360	N/A	12
271	7,566,807.24	10.90663	10.39913	360	355	360	N/A	12
272	14,583,790.63	11.44507	10.93757	360	355	360	N/A	24
273	15,570,106.71	10.69092	10.18342	360	355	360	N/A	24
274	4,461,776.97	11.28241	10.77491	360	355	360	N/A	36
275	4,823,136.45	10.40909	9.90159	360	355	360	N/A	36
276	439,724.59	10.69327	10.18577	120	114	120	N/A	N/A
277	140,378.19	10.27500	9.76750	120	117	120	N/A	N/A
278	110,619.07	11.35410	10.84660	180	175	180	N/A	N/A
279	80,483.33	11.63393	11.12643	180	175	180	N/A	N/A
280	32,637.00	12.50000	11.99250	240	234	240	N/A	N/A
281	11,509,276.84	11.54781	11.04031	360	355	360	N/A	N/A
282	6,526,492.28	10.92221	10.41471	360	355	360	N/A	N/A
283	2,082,804.61	7.07688	6.56938	360	356	480	N/A	12
284	1,573,692.12	6.74423	6.23673	360	356	480	N/A	12
285	1,691,621.35	7.73158	7.22408	360	356	480	N/A	36
286	3,564,244.57	6.65398	6.14648	360	356	480	N/A	36
287	3,480,686.72	7.13341	6.62591	360	355	600	N/A	12
288	14,146,216.37	6.81399	6.30649	360	355	600	N/A	12
289	1,384,723.19	6.91449	6.40699	360	356	600	N/A	24
290	14,405,267.37	7.09147	6.58397	360	355	600	N/A	36
291	26,515,752.98	6.59255	6.08505	360	355	600	N/A	36
292	4,799,840.89	7.91776	7.41026	360	355	600	N/A	N/A
293	2,050,980.68	6.60394	6.09644	360	356	600	N/A	N/A
294	130,213.94	9.65000	9.14250	240	234	240	N/A	N/A
295	9,571,490.37	6.85371	6.34621	360	356	360	N/A	N/A
296	4,047,678.46	6.68917	6.18167	360	355	360	N/A	N/A

* Includes IO Term

Pool Number	Gross Margin (%)	Lifetime Cap (%)	Lifetime Floor (%)	Next Rate Change (months)	Rate Change Frequency (months)	Initial Periodic Cap (%)	Subsequent Periodic Cap (%)	Index
1	6.37800	14.75000	8.75000	20	6	3.00000	1.50000	6 Month LIBOR
2	6.99000	16.29271	10.29271	17	6	3.00000	1.50000	6 Month LIBOR
3	5.62700	14.05000	8.05000	17	6	3.00000	1.50000	6 Month LIBOR
4	5.87963	14.29476	8.29476	18	6	3.00000	1.50000	6 Month LIBOR
5	5.14695	13.57187	7.57187	18	6	3.00000	1.50000	6 Month LIBOR
6	5.83183	14.23813	8.23813	19	6	3.00000	1.50000	6 Month LIBOR
7	5.92195	14.35273	8.35273	19	6	3.00000	1.50000	6 Month LIBOR
8	5.91712	14.29937	8.29937	20	6	3.00000	1.50000	6 Month LIBOR
9	5.49113	13.64705	7.64705	20	6	3.00000	1.50000	6 Month LIBOR
10	5.84638	14.35790	8.35790	21	6	3.00000	1.50000	6 Month LIBOR
11	4.03081	12.41623	6.41623	21	6	3.00000	1.50000	6 Month LIBOR
12	6.99000	16.55000	10.55000	13	6	3.00000	1.50000	6 Month LIBOR
13	6.99000	16.60000	10.60000	14	6	3.00000	1.50000	6 Month LIBOR
14	6.67513	15.43260	9.43260	15	6	3.00000	1.50000	6 Month LIBOR
15	5.07000	13.65000	7.65000	15	6	3.00000	1.50000	6 Month LIBOR
16	6.57429	15.26622	9.26622	16	6	3.00000	1.50000	6 Month LIBOR
17	6.52140	15.10161	9.10161	17	6	3.00000	1.50000	6 Month LIBOR
18	6.31684	14.84643	8.84643	17	6	3.00000	1.50000	6 Month LIBOR
19	5.44979	13.88691	7.88691	18	6	3.00000	1.50000	6 Month LIBOR
20	5.61159	14.12184	8.12184	18	6	3.00000	1.50000	6 Month LIBOR
21	5.61268	14.04071	8.04071	19	6	3.00000	1.50000	6 Month LIBOR
22	5.13926	13.57047	7.57047	19	6	3.00000	1.50000	6 Month LIBOR
23	5.68777	14.10396	8.10396	20	6	3.00000	1.50000	6 Month LIBOR
24	5.08141	13.48967	7.48967	20	6	3.00000	1.50000	6 Month LIBOR
25	5.68153	14.08787	8.08787	21	6	3.00000	1.50000	6 Month LIBOR
26	5.17437	13.57641	7.57641	21	6	3.00000	1.50000	6 Month LIBOR
27	6.12800	14.50000	8.50000	21	6	3.00000	1.50000	6 Month LIBOR
28	5.03599	13.43599	7.43599	18	6	3.00000	1.50000	6 Month LIBOR
29	5.59000	13.99000	7.99000	18	6	3.00000	1.50000	6 Month LIBOR
30	4.84109	13.23345	7.23345	19	6	3.00000	1.50000	6 Month LIBOR
31	6.33929	14.71451	8.71451	20	6	3.00000	1.50000	6 Month LIBOR
32	5.27129	13.64329	7.64329	20	6	3.00000	1.50000	6 Month LIBOR
33	6.02458	15.29367	9.29367	21	6	3.00000	1.50000	6 Month LIBOR
34	6.37000	14.95000	8.95000	15	6	2.00000	1.50000	6 Month LIBOR
35	5.89422	13.57779	7.57779	15	6	3.00000	1.50000	6 Month LIBOR
36	5.74991	14.30856	8.30856	16	6	3.00000	1.50000	6 Month LIBOR
37	5.77700	14.20000	8.20000	17	6	3.00000	1.50000	6 Month LIBOR
38	4.67700	13.10000	7.10000	17	6	3.00000	1.50000	6 Month LIBOR
39	5.58350	13.99483	7.99483	18	6	3.00000	1.50000	6 Month LIBOR
40	4.41695	12.75695	6.75695	18	6	3.00000	1.50000	6 Month LIBOR
41	5.09347	13.48000	7.48000	19	6	3.00000	1.50000	6 Month LIBOR
42	5.48803	13.75422	7.75422	19	6	3.00000	1.50000	6 Month LIBOR
43	5.86406	14.25060	8.25060	20	6	3.00000	1.50000	6 Month LIBOR
44	4.79079	13.17312	7.17312	20	6	3.00000	1.50000	6 Month LIBOR
45	6.15886	14.71914	8.71914	21	6	3.00000	1.50000	6 Month LIBOR
46	5.55802	14.03754	8.03754	21	6	3.00000	1.50000	6 Month LIBOR
47	6.02281	15.01619	9.01619	18	6	3.00000	1.50000	6 Month LIBOR
48	5.97944	14.37944	8.37944	18	6	3.00000	1.50000	6 Month LIBOR
49	5.63942	14.02818	8.02818	19	6	3.00000	1.50000	6 Month LIBOR
50	5.81300	14.20000	8.20000	19	6	3.00000	1.50000	6 Month LIBOR
51	6.69657	15.44218	9.44218	20	6	3.00000	1.50000	6 Month LIBOR
52	6.99000	15.40000	9.40000	20	6	3.00000	1.50000	6 Month LIBOR
53	6.93164	14.80331	8.80331	21	6	3.00000	1.50000	6 Month LIBOR
54	4.36300	12.75000	6.75000	21	6	3.00000	1.50000	6 Month LIBOR
55	4.71700	13.10000	7.10000	21	6	3.00000	1.50000	6 Month LIBOR
56	4.57683	13.03632	7.03632	17	6	3.00000	1.50000	6 Month LIBOR
57	5.69332	14.06053	8.06053	17	6	3.00000	1.50000	6 Month LIBOR
58	5.09336	13.50364	7.50364	18	6	3.00000	1.50000	6 Month LIBOR
59	5.73407	14.14096	8.14096	18	6	3.00000	1.50000	6 Month LIBOR
60	4.98308	13.38061	7.38061	19	6	3.00000	1.50000	6 Month LIBOR
61	5.19972	13.59504	7.59504	19	6	3.00000	1.50000	6 Month LIBOR
62	5.60393	14.03469	8.03469	20	6	3.00000	1.50000	6 Month LIBOR
63	5.28771	13.66863	7.66863	20	6	3.00000	1.50000	6 Month LIBOR
64	5.76329	14.15730	8.15730	21	6	3.00000	1.50000	6 Month LIBOR
65	4.63123	13.03546	7.03546	21	6	3.00000	1.50000	6 Month LIBOR
66	6.22000	14.80000	8.80000	15	6	3.00000	1.50000	6 Month LIBOR
67	5.91768	14.54951	8.54951	16	6	3.00000	1.50000	6 Month LIBOR
68	4.43280	12.95646	6.95646	16	6	3.00000	1.50000	6 Month LIBOR
69	5.30796	13.76025	7.76025	17	6	3.00000	1.50000	6 Month LIBOR
70	4.90030	13.33607	7.33607	17	6	3.00000	1.50000	6 Month LIBOR
71	5.18276	13.59443	7.59443	18	6	3.00000	1.50000	6 Month LIBOR
72	4.94458	13.34929	7.34929	18	6	3.00000	1.50000	6 Month LIBOR
73	5.18838	13.59544	7.59544	19	6	3.00000	1.50000	6 Month LIBOR
74	4.73415	13.12486	7.12486	19	6	3.00000	1.50000	6 Month LIBOR
75	5.17979	13.58331	7.58331	20	6	3.00000	1.50000	6 Month LIBOR
76	4.48840	12.86612	6.86612	20	6	3.00000	1.50000	6 Month LIBOR
77	5.35663	13.74926	7.74926	21	6	3.00000	1.50000	6 Month LIBOR
78	4.55261	12.92993	6.92993	21	6	3.00000	1.50000	6 Month LIBOR
79	5.41032	13.95018	7.95018	16	6	3.00000	1.50000	6 Month LIBOR
80	5.49003	13.94676	7.94676	17	6	3.00000	1.50000	6 Month LIBOR
81	4.88127	13.35141	7.35141	17	6	3.00000	1.50000	6 Month LIBOR
82	5.90878	14.34310	8.34310	18	6	3.00000	1.50000	6 Month LIBOR
83	5.46296	13.87240	7.87240	18	6	3.00000	1.50000	6 Month LIBOR
84	5.38927	13.77070	7.77070	19	6	3.00000	1.50000	6 Month LIBOR
85	5.42564	13.85205	7.85205	19	6	3.00000	1.50000	6 Month LIBOR
86	5.93459	14.35248	8.35248	20	6	3.00000	1.50000	6 Month LIBOR
87	5.58474	13.96075	7.96075	20	6	3.00000	1.50000	6 Month LIBOR
88	6.44382	15.13275	9.13275	21	6	3.00000	1.50000	6 Month LIBOR
89	4.47800	12.85000	6.85000	21	6	3.00000	1.50000	6 Month LIBOR
90	4.47700	12.90000	6.90000	17	6	3.00000	1.50000	6 Month LIBOR
91	5.33564	13.74725	7.74725	18	6	3.00000	1.50000	6 Month LIBOR
92	4.28197	12.68197	6.68197	18	6	3.00000	1.50000	6 Month LIBOR
93	5.32881	13.72881	7.72881	19	6	3.00000	1.50000	6 Month LIBOR
94	4.87800	13.25000	7.25000	20	6	3.00000	1.50000	6 Month LIBOR
95	4.96700	13.35000	7.35000	21	6	3.00000	1.50000	6 Month LIBOR
96	3.42402	11.79602	5.79602	21	6	3.00000	1.50000	6 Month LIBOR
97	5.32000	13.90000	7.90000	15	6	3.00000	1.50000	6 Month LIBOR
98	4.53202	13.07256	7.07256	15	6	3.00000	1.50000	6 Month LIBOR
99	4.82190	13.26088	7.26088	17	6	3.00000	1.50000	6 Month LIBOR
100	4.47274	12.89574	6.89574	17	6	3.00000	1.50000	6 Month LIBOR
101	4.96737	13.36946	7.36946	18	6	3.00000	1.50000	6 Month LIBOR
102	3.93877	12.35161	6.35161	18	6	3.00000	1.50000	6 Month LIBOR
103	4.57363	12.96441	6.96441	19	6	3.00000	1.50000	6 Month LIBOR
104	4.01300	12.40000	6.40000	19	6	3.00000	1.50000	6 Month LIBOR
105	4.37984	12.75488	6.75488	20	6	3.00000	1.50000	6 Month LIBOR
106	3.78343	12.16645	6.16645	20	6	3.00000	1.50000	6 Month LIBOR
107	5.76895	14.14651	8.14651	21	6	3.00000	1.50000	6 Month LIBOR
108	4.27800	12.65000	6.65000	21	6	3.00000	1.50000	6 Month LIBOR
109	5.55000	14.05000	8.05000	18	6	3.00000	1.50000	6 Month LIBOR
110	6.46317	14.97167	8.97167	18	6	3.00000	1.50000	6 Month LIBOR
111	5.21885	13.61257	7.61257	19	6	3.00000	1.50000	6 Month LIBOR
112	5.86300	14.25000	8.25000	19	6	3.00000	1.50000	6 Month LIBOR
113	5.27800	13.65000	7.65000	20	6	3.00000	1.50000	6 Month LIBOR
114	4.92900	13.15000	7.15000	12	6	3.00000	1.50000	6 Month LIBOR
115	6.99000	16.45000	10.45000	15	6	3.00000	1.50000	6 Month LIBOR
116	6.99000	15.86917	9.86917	16	6	3.00000	1.50000	6 Month LIBOR
117	6.40000	14.90000	8.90000	16	6	3.00000	1.50000	6 Month LIBOR
118	6.27631	14.83325	8.83325	17	6	3.00000	1.50000	6 Month LIBOR
119	6.50227	15.03004	9.03004	17	6	3.00000	1.50000	6 Month LIBOR
120	5.89652	14.41878	8.41878	18	6	3.00000	1.50000	6 Month LIBOR
121	5.74577	14.20235	8.20235	18	6	3.00000	1.50000	6 Month LIBOR
122	5.95452	14.64622	8.64622	19	6	3.00000	1.50000	6 Month LIBOR
123	6.06705	14.53382	8.53382	19	6	3.00000	1.50000	6 Month LIBOR
124	5.73370	14.23225	8.23225	20	6	3.00000	1.50000	6 Month LIBOR
125	6.00501	14.43371	8.43371	20	6	3.00000	1.50000	6 Month LIBOR
126	5.29820	13.88025	7.88025	21	6	3.00000	1.50000	6 Month LIBOR
127	3.80000	12.20000	6.20000	30	6	3.00000	1.50000	6 Month LIBOR
128	4.36132	12.77297	6.77297	30	6	3.00000	1.50000	6 Month LIBOR
129	5.51928	13.91642	7.91642	31	6	3.00000	1.50000	6 Month LIBOR
130	5.70387	14.14872	8.14872	32	6	3.00000	1.50000	6 Month LIBOR
131	4.25194	12.63631	6.63631	32	6	3.00000	1.50000	6 Month LIBOR
132	4.75187	13.12877	7.12877	33	6	3.00000	1.50000	6 Month LIBOR
133	6.99000	15.75000	9.75000	31	6	3.00000	1.50000	6 Month LIBOR
134	4.26464	12.63891	6.63891	32	6	3.00000	1.50000	6 Month LIBOR
135	6.98277	15.91031	9.91031	29	6	3.00000	1.50000	6 Month LIBOR
136	4.78155	13.19112	7.19112	30	6	3.00000	1.50000	6 Month LIBOR
137	4.63560	13.02866	7.02866	31	6	3.00000	1.50000	6 Month LIBOR
138	3.83348	12.22222	6.22222	31	6	3.00000	1.50000	6 Month LIBOR
139	5.08956	13.51936	7.51936	32	6	3.00000	1.50000	6 Month LIBOR
140	5.02800	13.40000	7.40000	32	6	3.00000	1.50000	6 Month LIBOR
141	3.94409	12.31609	6.31609	33	6	3.00000	1.50000	6 Month LIBOR
142	6.70000	15.20000	9.20000	28	6	3.00000	1.50000	6 Month LIBOR
143	5.65000	14.15000	8.15000	29	6	3.00000	1.50000	6 Month LIBOR
144	3.85726	12.24426	6.24426	31	6	3.00000	1.50000	6 Month LIBOR
145	4.36255	12.76255	6.76255	31	6	3.00000	1.50000	6 Month LIBOR
146	5.86300	14.25000	8.25000	32	6	3.00000	1.50000	6 Month LIBOR
147	5.76700	14.15000	8.15000	33	6	3.00000	1.50000	6 Month LIBOR
148	4.37800	12.75000	6.75000	32	6	3.00000	1.50000	6 Month LIBOR
149	3.44498	11.84498	5.84498	30	6	3.00000	1.50000	6 Month LIBOR
150	3.98764	12.37464	6.37464	31	6	3.00000	1.50000	6 Month LIBOR
151	3.55000	11.95000	5.95000	31	6	3.00000	1.50000	6 Month LIBOR
152	5.63572	14.12083	8.12083	32	6	3.00000	1.50000	6 Month LIBOR
153	5.42800	13.80000	7.80000	33	6	3.00000	1.50000	6 Month LIBOR
154	5.57700	14.00000	8.00000	29	6	3.00000	1.50000	6 Month LIBOR
155	3.40000	11.80000	5.80000	30	6	3.00000	1.50000	6 Month LIBOR
156	6.99000	17.35000	11.35000	31	6	3.00000	1.50000	6 Month LIBOR
157	6.07800	14.45000	8.45000	32	6	3.00000	1.50000	6 Month LIBOR
158	3.87800	12.25000	6.25000	32	6	3.00000	1.50000	6 Month LIBOR
159	6.73478	15.62447	9.62447	33	6	3.00000	1.50000	6 Month LIBOR
160	4.94800	13.32000	7.32000	33	6	3.00000	1.50000	6 Month LIBOR
161	5.66415	14.08715	8.08715	29	6	3.00000	1.50000	6 Month LIBOR
162	4.07700	12.50000	6.50000	29	6	3.00000	1.50000	6 Month LIBOR
163	5.50454	13.91214	7.91214	30	6	3.00000	1.50000	6 Month LIBOR
164	5.04587	13.45437	7.45437	30	6	3.00000	1.50000	6 Month LIBOR
165	4.63846	13.03090	7.03090	31	6	3.00000	1.50000	6 Month LIBOR
166	5.17568	13.57523	7.57523	31	6	3.00000	1.50000	6 Month LIBOR
167	5.47442	13.85143	7.85143	32	6	3.00000	1.50000	6 Month LIBOR
168	4.17941	12.55980	6.55980	32	6	3.00000	1.50000	6 Month LIBOR
169	6.22929	14.60356	8.60356	33	6	3.00000	1.50000	6 Month LIBOR
170	3.78379	12.15579	6.15579	33	6	3.00000	1.50000	6 Month LIBOR
171	5.84356	14.34821	8.34821	30	6	3.00000	1.50000	6 Month LIBOR
172	2.91300	11.30000	5.30000	31	6	3.00000	1.50000	6 Month LIBOR
173	6.82800	15.20000	9.20000	32	6	3.00000	1.50000	6 Month LIBOR
174	6.99000	15.60000	9.60000	28	6	3.00000	1.50000	6 Month LIBOR
175	5.20958	13.67685	7.67685	29	6	3.00000	1.50000	6 Month LIBOR
176	4.50992	12.93292	6.93292	29	6	3.00000	1.50000	6 Month LIBOR
177	4.61783	13.01962	7.01962	30	6	3.00000	1.50000	6 Month LIBOR
178	4.58505	12.98641	6.98641	30	6	3.00000	1.50000	6 Month LIBOR
179	4.84721	13.23752	7.23752	31	6	3.00000	1.50000	6 Month LIBOR
180	4.26542	12.65515	6.65515	31	6	3.00000	1.50000	6 Month LIBOR
181	4.36883	12.75930	6.75930	32	6	3.00000	1.50000	6 Month LIBOR
182	3.89276	12.26855	6.26855	32	6	3.00000	1.50000	6 Month LIBOR
183	4.92816	13.31103	7.31103	33	6	3.00000	1.50000	6 Month LIBOR
184	4.12454	12.49967	6.49967	33	6	3.00000	1.50000	6 Month LIBOR
185	5.80514	14.32130	8.32130	28	6	3.00000	1.50000	6 Month LIBOR
186	5.68747	14.16992	8.16992	29	6	3.00000	1.50000	6 Month LIBOR
187	4.97437	13.43393	7.43393	29	6	3.00000	1.50000	6 Month LIBOR
188	4.99370	13.39874	7.39874	30	6	3.00000	1.50000	6 Month LIBOR
189	5.37240	13.78021	7.78021	30	6	3.00000	1.50000	6 Month LIBOR
190	5.27487	13.66550	7.66550	31	6	3.00000	1.50000	6 Month LIBOR
191	4.65059	13.03965	7.03965	31	6	3.00000	1.50000	6 Month LIBOR
192	5.19974	13.61310	7.61310	32	6	3.00000	1.50000	6 Month LIBOR
193	4.48007	12.85594	6.85594	32	6	3.00000	1.50000	6 Month LIBOR
194	4.86895	13.24807	7.24807	33	6	3.00000	1.50000	6 Month LIBOR
195	4.08053	12.45935	6.45935	33	6	3.00000	1.50000	6 Month LIBOR
196	4.50000	12.90000	6.90000	31	6	3.00000	1.50000	6 Month LIBOR
197	4.40000	12.80000	6.80000	31	6	3.00000	1.50000	6 Month LIBOR
198	4.53709	12.92029	6.92029	32	6	3.00000	1.50000	6 Month LIBOR
199	4.32800	12.70000	6.70000	32	6	3.00000	1.50000	6 Month LIBOR
200	4.37000	12.95000	6.95000	28	6	3.00000	1.50000	6 Month LIBOR
201	4.66938	13.09238	7.09238	29	6	3.00000	1.50000	6 Month LIBOR
202	3.57700	12.00000	6.00000	29	6	3.00000	1.50000	6 Month LIBOR
203	6.50000	14.90000	8.90000	30	6	3.00000	1.50000	6 Month LIBOR
204	3.86300	12.25000	6.25000	31	6	3.00000	1.50000	6 Month LIBOR
205	3.81300	12.20000	6.20000	31	6	3.00000	1.50000	6 Month LIBOR
206	2.87800	11.25000	5.25000	32	6	3.00000	1.50000	6 Month LIBOR
207	3.18800	11.57500	5.57500	31	6	3.00000	1.50000	6 Month LIBOR
208	5.66300	13.90000	7.90000	32	6	3.00000	1.50000	6 Month LIBOR
209	4.01800	12.39000	6.39000	32	6	3.00000	1.50000	6 Month LIBOR
210	4.59000	12.99000	6.99000	30	6	3.00000	1.50000	6 Month LIBOR
211	3.59000	11.99000	5.99000	30	6	3.00000	1.50000	6 Month LIBOR
212	4.06300	12.45000	6.45000	32	6	3.00000	1.50000	6 Month LIBOR
213	3.41300	11.80000	5.80000	32	6	3.00000	1.50000	6 Month LIBOR
214	4.02000	12.42000	6.42000	31	6	3.00000	1.50000	6 Month LIBOR
215	3.54985	11.93685	5.93685	32	6	3.00000	1.50000	6 Month LIBOR
216	4.74457	13.14043	7.14043	31	6	3.00000	1.50000	6 Month LIBOR
217	3.56300	11.95000	5.95000	31	6	3.00000	1.50000	6 Month LIBOR
218	4.04668	12.43368	6.43368	32	6	3.00000	1.50000	6 Month LIBOR
219	5.65109	14.02657	8.02657	33	6	3.00000	1.50000	6 Month LIBOR
220	4.72800	13.10000	7.10000	33	6	3.00000	1.50000	6 Month LIBOR
221	6.91835	15.46044	9.46044	28	6	3.00000	1.50000	6 Month LIBOR
222	6.99000	15.45000	9.45000	30	6	3.00000	1.50000	6 Month LIBOR
223	4.80268	13.20268	7.20268	30	6	3.00000	1.50000	6 Month LIBOR
224	5.56854	14.11733	8.11733	31	6	3.00000	1.50000	6 Month LIBOR
225	5.13939	13.53581	7.53581	31	6	3.00000	1.50000	6 Month LIBOR
226	4.64515	13.02481	7.02481	32	6	3.00000	1.50000	6 Month LIBOR
227	5.28233	13.66400	7.66400	32	6	3.00000	1.50000	6 Month LIBOR
228	6.60599	15.33833	9.33833	33	6	3.00000	1.50000	6 Month LIBOR
229	5.40095	13.78265	7.78265	33	6	3.00000	1.50000	6 Month LIBOR
230	6.44723	14.86667	8.86667	56	6	3.00000	1.50000	6 Month LIBOR
231	3.85666	12.23733	6.23733	56	6	3.00000	1.50000	6 Month LIBOR
232	3.61800	11.99000	5.99000	57	6	3.00000	1.50000	6 Month LIBOR
233	4.40000	12.80000	6.80000	54	6	3.00000	1.50000	6 Month LIBOR
234	5.94300	14.33000	8.33000	56	6	3.00000	1.50000	6 Month LIBOR
235	4.12700	12.55000	6.55000	53	6	3.00000	1.50000	6 Month LIBOR
236	5.31300	13.70000	7.70000	55	6	3.00000	1.50000	6 Month LIBOR
237	6.10000	14.60000	8.60000	52	6	3.00000	1.50000	6 Month LIBOR
238	5.07700	13.50000	7.50000	54	6	3.00000	1.50000	6 Month LIBOR
239	3.43404	11.82104	5.82104	55	6	3.00000	1.50000	6 Month LIBOR
240	4.66300	13.05000	7.05000	56	6	3.00000	1.50000	6 Month LIBOR
241	3.85231	12.22431	6.22431	56	6	3.00000	1.50000	6 Month LIBOR
242	4.61800	12.99000	6.99000	57	6	3.00000	1.50000	6 Month LIBOR
243	4.07800	12.45000	6.45000	57	6	3.00000	1.50000	6 Month LIBOR
244	4.42800	12.80000	6.80000	56	6	3.00000	1.50000	6 Month LIBOR
245	3.50255	11.88220	5.88220	56	6	3.00000	1.50000	6 Month LIBOR
246	4.25000	12.75000	6.75000	52	6	3.00000	1.50000	6 Month LIBOR
247	3.01300	11.40000	5.40000	55	6	3.00000	1.50000	6 Month LIBOR
248	4.18391	12.55872	6.55872	56	6	3.00000	1.50000	6 Month LIBOR
249	3.77763	12.15663	6.15663	56	6	3.00000	1.50000	6 Month LIBOR
250	3.12800	11.50000	5.50000	57	6	3.00000	1.50000	6 Month LIBOR
251	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
252	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
253	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
254	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
255	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
256	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
257	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
258	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
259	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
260	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
261	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
262	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
263	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
264	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
265	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
266	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
267	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
268	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
269	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
270	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
271	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
272	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
273	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
274	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
275	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
276	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
277	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
278	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
279	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
280	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
281	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
282	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
283	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
284	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
285	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
286	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
287	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
288	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
289	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
290	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
291	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
292	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
293	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
294	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
295	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
296	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

ANNEX D

DECREMENT TABLES

Percent of Initial Certificate Principal Balance Outstanding

	Class 1AV-1
Prepayment Scenario	I	II	III	IV	V
Initial Percentage	100	100	100	100	100
June 25, 2008	84	77	68	54	38
June 25, 2009	64	48	32	8	0
June 25, 2010	50	31	13	0	0
June 25, 2011	38	25	13	0	0
June 25, 2012	30	20	12	0	0
June 25, 2013	26	16	9	0	0
June 25, 2014	22	13	6	0	0
June 25, 2015	19	10	5	0	0
June 25, 2016	17	8	3	0	0
June 25, 2017	14	7	2	0	0
June 25, 2018	12	5	2	0	0
June 25, 2019	11	4	1	0	0
June 25, 2020	9	4	1	0	0
June 25, 2021	8	3	1	0	0
June 25, 2022	7	2	*	0	0
June 25, 2023	6	2	*	0	0
June 25, 2024	5	1	0	0	0
June 25, 2025	4	1	0	0	0
June 25, 2026	4	1	0	0	0
June 25, 2027	3	1	0	0	0
June 25, 2028	3	1	0	0	0
June 25, 2029	2	*	0	0	0
June 25, 2030	2	*	0	0	0
June 25, 2031	2	0	0	0	0
June 25, 2032	1	0	0	0	0
June 25, 2033	1	0	0	0	0
June 25, 2034	1	0	0	0	0
June 25, 2035	1	0	0	0	0
June 25, 2036	*	0	0	0	0
June 25, 2037	0	0	0	0	0
Weighted Average Life** (1)	4.97	3.33	2.19	1.10	0.85
Weighted Average Life** (2)	4.61	3.04	1.99	1.10	0.85

*

Means a number greater than 0.00% but less than 0.50%.

**

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To Servicer optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class 2-AV-1
Prepayment Scenario	I	II	III	IV	V
Initial Percentage	100	100	100	100	100
June 25, 2008	75	64	50	27	3
June 25, 2009	43	19	0	0	0
June 25, 2010	23	0	0	0	0
June 25, 2011	5	0	0	0	0
June 25, 2012	0	0	0	0	0
June 25, 2013	0	0	0	0	0
June 25, 2014	0	0	0	0	0
June 25, 2015	0	0	0	0	0
June 25, 2016	0	0	0	0	0
June 25, 2017	0	0	0	0	0
June 25, 2018	0	0	0	0	0
June 25, 2019	0	0	0	0	0
June 25, 2020	0	0	0	0	0
June 25, 2021	0	0	0	0	0
June 25, 2022	0	0	0	0	0
June 25, 2023	0	0	0	0	0
June 25, 2024	0	0	0	0	0
June 25, 2025	0	0	0	0	0
June 25, 2026	0	0	0	0	0
June 25, 2027	0	0	0	0	0
June 25, 2028	0	0	0	0	0
June 25, 2029	0	0	0	0	0
June 25, 2030	0	0	0	0	0
June 25, 2031	0	0	0	0	0
June 25, 2032	0	0	0	0	0
June 25, 2033	0	0	0	0	0
June 25, 2034	0	0	0	0	0
June 25, 2035	0	0	0	0	0
June 25, 2036	0	0	0	0	0
June 25, 2037	0	0	0	0	0
Weighted Average Life** (1)	1.96	1.32	1.00	0.72	0.54
Weighted Average Life** (2)	1.96	1.32	1.00	0.72	0.54

**

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To Servicer optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class 2-AV-2
Prepayment Scenario	I	II	III	IV	V
Initial Percentage	100	100	100	100	100
June 25, 2008	100	100	100	100	100
June 25, 2009	100	100	48	0	0
June 25, 2010	100	42	0	0	0
June 25, 2011	100	0	0	0	0
June 25, 2012	45	0	0	0	0
June 25, 2013	0	0	0	0	0
June 25, 2014	0	0	0	0	0
June 25, 2015	0	0	0	0	0
June 25, 2016	0	0	0	0	0
June 25, 2017	0	0	0	0	0
June 25, 2018	0	0	0	0	0
June 25, 2019	0	0	0	0	0
June 25, 2020	0	0	0	0	0
June 25, 2021	0	0	0	0	0
June 25, 2022	0	0	0	0	0
June 25, 2023	0	0	0	0	0
June 25, 2024	0	0	0	0	0
June 25, 2025	0	0	0	0	0
June 25, 2026	0	0	0	0	0
June 25, 2027	0	0	0	0	0
June 25, 2028	0	0	0	0	0
June 25, 2029	0	0	0	0	0
June 25, 2030	0	0	0	0	0
June 25, 2031	0	0	0	0	0
June 25, 2032	0	0	0	0	0
June 25, 2033	0	0	0	0	0
June 25, 2034	0	0	0	0	0
June 25, 2035	0	0	0	0	0
June 25, 2036	0	0	0	0	0
June 25, 2037	0	0	0	0	0
Weighted Average Life** (1)	4.95	3.10	2.00	1.48	1.10
Weighted Average Life** (2)	4.95	3.10	2.00	1.48	1.10

**

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To Servicer optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class 2-AV-3
Prepayment Scenario	I	II	III	IV	V
Initial Percentage	100	100	100	100	100
June 25, 2008	100	100	100	100	100
June 25, 2009	100	100	100	0	0
June 25, 2010	100	100	15	0	0
June 25, 2011	100	90	15	0	0
June 25, 2012	100	62	15	0	0
June 25, 2013	96	39	0	0	0
June 25, 2014	76	22	0	0	0
June 25, 2015	58	7	0	0	0
June 25, 2016	43	0	0	0	0
June 25, 2017	31	0	0	0	0
June 25, 2018	19	0	0	0	0
June 25, 2019	10	0	0	0	0
June 25, 2020	2	0	0	0	0
June 25, 2021	0	0	0	0	0
June 25, 2022	0	0	0	0	0
June 25, 2023	0	0	0	0	0
June 25, 2024	0	0	0	0	0
June 25, 2025	0	0	0	0	0
June 25, 2026	0	0	0	0	0
June 25, 2027	0	0	0	0	0
June 25, 2028	0	0	0	0	0
June 25, 2029	0	0	0	0	0
June 25, 2030	0	0	0	0	0
June 25, 2031	0	0	0	0	0
June 25, 2032	0	0	0	0	0
June 25, 2033	0	0	0	0	0
June 25, 2034	0	0	0	0	0
June 25, 2035	0	0	0	0	0
June 25, 2036	0	0	0	0	0
June 25, 2037	0	0	0	0	0
Weighted Average Life** (1)	8.85	5.71	3.00	1.70	1.35
Weighted Average Life** (2)	8.85	5.71	3.00	1.70	1.35

**

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To Servicer optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class 2-AV-4
Prepayment Scenario	I	II	III	IV	V
Initial Percentage	100	100	100	100	100
June 25, 2008	100	100	100	100	100
June 25, 2009	100	100	100	60	0
June 25, 2010	100	100	100	0	0
June 25, 2011	100	100	100	0	0
June 25, 2012	100	100	100	0	0
June 25, 2013	100	100	97	0	0
June 25, 2014	100	100	70	0	0
June 25, 2015	100	100	51	0	0
June 25, 2016	100	92	37	0	0
June 25, 2017	100	74	27	0	0
June 25, 2018	100	59	19	0	0
June 25, 2019	100	48	14	0	0
June 25, 2020	100	38	10	0	0
June 25, 2021	89	31	7	0	0
June 25, 2022	76	25	4	0	0
June 25, 2023	65	20	1	0	0
June 25, 2024	56	16	0	0	0
June 25, 2025	48	13	0	0	0
June 25, 2026	41	10	0	0	0
June 25, 2027	35	8	0	0	0
June 25, 2028	29	6	0	0	0
June 25, 2029	25	3	0	0	0
June 25, 2030	21	1	0	0	0
June 25, 2031	17	0	0	0	0
June 25, 2032	14	0	0	0	0
June 25, 2033	12	0	0	0	0
June 25, 2034	9	0	0	0	0
June 25, 2035	7	0	0	0	0
June 25, 2036	4	0	0	0	0
June 25, 2037	0	0	0	0	0
Weighted Average Life** (1)	18.97	12.93	8.85	2.05	1.58
Weighted Average Life** (2)	14.99	9.90	6.73	2.05	1.58

**

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To Servicer optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class M-1
Prepayment Scenario	I	II	III	IV	V
Initial Percentage	100	100	100	100	100
June 25, 2008	100	100	100	100	100
June 25, 2009	100	100	100	100	47
June 25, 2010	100	100	100	74	47
June 25, 2011	100	78	100	74	47
June 25, 2012	93	62	39	74	39
June 25, 2013	81	50	27	69	22
June 25, 2014	70	40	19	44	10
June 25, 2015	60	32	14	29	1
June 25, 2016	52	26	10	19	0
June 25, 2017	45	21	7	11	0
June 25, 2018	38	17	5	3	0
June 25, 2019	33	13	4	0	0
June 25, 2020	28	11	3	0	0
June 25, 2021	24	9	2	0	0
June 25, 2022	21	7	0	0	0
June 25, 2023	18	6	0	0	0
June 25, 2024	15	4	0	0	0
June 25, 2025	13	4	0	0	0
June 25, 2026	11	3	0	0	0
June 25, 2027	10	2	0	0	0
June 25, 2028	8	*	0	0	0
June 25, 2029	7	0	0	0	0
June 25, 2030	6	0	0	0	0
June 25, 2031	5	0	0	0	0
June 25, 2032	4	0	0	0	0
June 25, 2033	3	0	0	0	0
June 25, 2034	3	0	0	0	0
June 25, 2035	1	0	0	0	0
June 25, 2036	0	0	0	0	0
June 25, 2037	0	0	0	0	0
Weighted Average Life** (1)	11.00	7.31	5.85	6.44	3.76
Weighted Average Life** (2)	9.91	6.48	5.28	3.86	2.26

*

Means a number greater than 0.00% but less than 0.50%.

**

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To Servicer optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class M-2
Prepayment Scenario	I	II	III	IV	V
Initial Percentage	100	100	100	100	100
June 25, 2008	100	100	100	100	100
June 25, 2009	100	100	100	100	100
June 25, 2010	100	100	100	100	100
June 25, 2011	100	78	85	100	36
June 25, 2012	93	62	37	51	6
June 25, 2013	81	50	27	10	3
June 25, 2014	70	40	19	6	0
June 25, 2015	60	32	14	4	0
June 25, 2016	52	26	10	3	0
June 25, 2017	45	21	7	0	0
June 25, 2018	38	17	5	0	0
June 25, 2019	33	13	4	0	0
June 25, 2020	28	11	3	0	0
June 25, 2021	24	9	0	0	0
June 25, 2022	21	7	0	0	0
June 25, 2023	18	6	0	0	0
June 25, 2024	15	4	0	0	0
June 25, 2025	13	4	0	0	0
June 25, 2026	11	3	0	0	0
June 25, 2027	10	1	0	0	0
June 25, 2028	8	0	0	0	0
June 25, 2029	7	0	0	0	0
June 25, 2030	6	0	0	0	0
June 25, 2031	5	0	0	0	0
June 25, 2032	4	0	0	0	0
June 25, 2033	3	0	0	0	0
June 25, 2034	3	0	0	0	0
June 25, 2035	0	0	0	0	0
June 25, 2036	0	0	0	0	0
June 25, 2037	0	0	0	0	0
Weighted Average Life** (1)	10.98	7.29	5.56	5.25	3.91
Weighted Average Life** (2)	9.91	6.48	5.00	4.37	2.88

**

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To Servicer optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class M-3
Prepayment Scenario	I	II	III	IV	V
Initial Percentage	100	100	100	100	100
June 25, 2008	100	100	100	100	100
June 25, 2009	100	100	100	100	100
June 25, 2010	100	100	100	100	39
June 25, 2011	100	78	51	68	10
June 25, 2012	93	62	37	15	6
June 25, 2013	81	50	27	10	3
June 25, 2014	70	40	19	6	0
June 25, 2015	60	32	14	4	0
June 25, 2016	52	26	10	1	0
June 25, 2017	45	21	7	0	0
June 25, 2018	38	17	5	0	0
June 25, 2019	33	13	4	0	0
June 25, 2020	28	11	2	0	0
June 25, 2021	24	9	0	0	0
June 25, 2022	21	7	0	0	0
June 25, 2023	18	6	0	0	0
June 25, 2024	15	4	0	0	0
June 25, 2025	13	4	0	0	0
June 25, 2026	11	2	0	0	0
June 25, 2027	10	0	0	0	0
June 25, 2028	8	0	0	0	0
June 25, 2029	7	0	0	0	0
June 25, 2030	6	0	0	0	0
June 25, 2031	5	0	0	0	0
June 25, 2032	4	0	0	0	0
June 25, 2033	3	0	0	0	0
June 25, 2034	0	0	0	0	0
June 25, 2035	0	0	0	0	0
June 25, 2036	0	0	0	0	0
June 25, 2037	0	0	0	0	0
Weighted Average Life** (1)	10.96	7.27	5.41	4.52	3.18
Weighted Average Life** (2)	9.91	6.47	4.87	4.12	2.84

**

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To Servicer optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class M-4
Prepayment Scenario	I	II	III	IV	V
Initial Percentage	100	100	100	100	100
June 25, 2008	100	100	100	100	100
June 25, 2009	100	100	100	100	100
June 25, 2010	100	100	100	100	19
June 25, 2011	100	78	51	24	10
June 25, 2012	93	62	37	15	6
June 25, 2013	81	50	27	10	2
June 25, 2014	70	40	19	6	0
June 25, 2015	60	32	14	4	0
June 25, 2016	52	26	10	0	0
June 25, 2017	45	21	7	0	0
June 25, 2018	38	17	5	0	0
June 25, 2019	33	13	4	0	0
June 25, 2020	28	11	0	0	0
June 25, 2021	24	9	0	0	0
June 25, 2022	21	7	0	0	0
June 25, 2023	18	6	0	0	0
June 25, 2024	15	4	0	0	0
June 25, 2025	13	4	0	0	0
June 25, 2026	11	0	0	0	0
June 25, 2027	10	0	0	0	0
June 25, 2028	8	0	0	0	0
June 25, 2029	7	0	0	0	0
June 25, 2030	6	0	0	0	0
June 25, 2031	5	0	0	0	0
June 25, 2032	4	0	0	0	0
June 25, 2033	2	0	0	0	0
June 25, 2034	0	0	0	0	0
June 25, 2035	0	0	0	0	0
June 25, 2036	0	0	0	0	0
June 25, 2037	0	0	0	0	0
Weighted Average Life** (1)	10.95	7.25	5.34	4.22	2.92
Weighted Average Life** (2)	9.91	6.47	4.80	3.83	2.63

**

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To Servicer optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class M-5
Prepayment Scenario	I	II	III	IV	V
Initial Percentage	100	100	100	100	100
June 25, 2008	100	100	100	100	100
June 25, 2009	100	100	100	100	100
June 25, 2010	100	100	100	100	19
June 25, 2011	100	78	51	24	10
June 25, 2012	93	62	37	15	6
June 25, 2013	81	50	27	10	0
June 25, 2014	70	40	19	6	0
June 25, 2015	60	32	14	4	0
June 25, 2016	52	26	10	0	0
June 25, 2017	45	21	7	0	0
June 25, 2018	38	17	5	0	0
June 25, 2019	33	13	4	0	0
June 25, 2020	28	11	0	0	0
June 25, 2021	24	9	0	0	0
June 25, 2022	21	7	0	0	0
June 25, 2023	18	6	0	0	0
June 25, 2024	15	4	0	0	0
June 25, 2025	13	2	0	0	0
June 25, 2026	11	0	0	0	0
June 25, 2027	10	0	0	0	0
June 25, 2028	8	0	0	0	0
June 25, 2029	7	0	0	0	0
June 25, 2030	6	0	0	0	0
June 25, 2031	5	0	0	0	0
June 25, 2032	4	0	0	0	0
June 25, 2033	0	0	0	0	0
June 25, 2034	0	0	0	0	0
June 25, 2035	0	0	0	0	0
June 25, 2036	0	0	0	0	0
June 25, 2037	0	0	0	0	0
Weighted Average Life** (1)	10.92	7.23	5.27	4.01	2.74
Weighted Average Life** (2)	9.91	6.47	4.74	3.64	2.46

**

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To Servicer optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class M-6
Prepayment Scenario	I	II	III	IV	V
Initial Percentage	100	100	100	100	100
June 25, 2008	100	100	100	100	100
June 25, 2009	100	100	100	100	100
June 25, 2010	100	100	100	100	19
June 25, 2011	100	78	51	24	10
June 25, 2012	93	62	37	15	6
June 25, 2013	81	50	27	10	0
June 25, 2014	70	40	19	6	0
June 25, 2015	60	32	14	2	0
June 25, 2016	52	26	10	0	0
June 25, 2017	45	21	7	0	0
June 25, 2018	38	17	5	0	0
June 25, 2019	33	13	1	0	0
June 25, 2020	28	11	0	0	0
June 25, 2021	24	9	0	0	0
June 25, 2022	21	7	0	0	0
June 25, 2023	18	6	0	0	0
June 25, 2024	15	4	0	0	0
June 25, 2025	13	0	0	0	0
June 25, 2026	11	0	0	0	0
June 25, 2027	10	0	0	0	0
June 25, 2028	8	0	0	0	0
June 25, 2029	7	0	0	0	0
June 25, 2030	6	0	0	0	0
June 25, 2031	5	0	0	0	0
June 25, 2032	*	0	0	0	0
June 25, 2033	0	0	0	0	0
June 25, 2034	0	0	0	0	0
June 25, 2035	0	0	0	0	0
June 25, 2036	0	0	0	0	0
June 25, 2037	0	0	0	0	0
Weighted Average Life** (1)	10.89	7.20	5.21	3.87	2.62
Weighted Average Life** (2)	9.91	6.47	4.71	3.50	2.35

*

Means a number greater than 0.00% but less than 0.50%.

**

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To Servicer optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class M-7A and Class M-7B
Prepayment Scenario	I	II	III	IV	V
Initial Percentage	100	100	100	100	100
June 25, 2008	100	100	100	100	100
June 25, 2009	100	100	100	100	100
June 25, 2010	100	100	100	79	19
June 25, 2011	100	78	51	24	10
June 25, 2012	93	62	37	15	6
June 25, 2013	81	50	27	10	0
June 25, 2014	70	40	19	6	0
June 25, 2015	60	32	14	0	0
June 25, 2016	52	26	10	0	0
June 25, 2017	45	21	7	0	0
June 25, 2018	38	17	5	0	0
June 25, 2019	33	13	0	0	0
June 25, 2020	28	11	0	0	0
June 25, 2021	24	9	0	0	0
June 25, 2022	21	7	0	0	0
June 25, 2023	18	6	0	0	0
June 25, 2024	15	0	0	0	0
June 25, 2025	13	0	0	0	0
June 25, 2026	11	0	0	0	0
June 25, 2027	10	0	0	0	0
June 25, 2028	8	0	0	0	0
June 25, 2029	7	0	0	0	0
June 25, 2030	6	0	0	0	0
June 25, 2031	2	0	0	0	0
June 25, 2032	0	0	0	0	0
June 25, 2033	0	0	0	0	0
June 25, 2034	0	0	0	0	0
June 25, 2035	0	0	0	0	0
June 25, 2036	0	0	0	0	0
June 25, 2037	0	0	0	0	0
Weighted Average Life** (1)	10.86	7.17	5.16	3.75	2.53
Weighted Average Life** (2)	9.91	6.47	4.68	3.40	2.27

**

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To Servicer optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class M-8
Prepayment Scenario	I	II	III	IV	V
Initial Percentage	100	100	100	100	100
June 25, 2008	100	100	100	100	100
June 25, 2009	100	100	100	100	37
June 25, 2010	100	100	100	39	19
June 25, 2011	100	78	51	24	10
June 25, 2012	93	62	37	15	2
June 25, 2013	81	50	27	10	0
June 25, 2014	70	40	19	6	0
June 25, 2015	60	32	14	0	0
June 25, 2016	52	26	10	0	0
June 25, 2017	45	21	7	0	0
June 25, 2018	38	17	1	0	0
June 25, 2019	33	13	0	0	0
June 25, 2020	28	11	0	0	0
June 25, 2021	24	9	0	0	0
June 25, 2022	21	7	0	0	0
June 25, 2023	18	2	0	0	0
June 25, 2024	15	0	0	0	0
June 25, 2025	13	0	0	0	0
June 25, 2026	11	0	0	0	0
June 25, 2027	10	0	0	0	0
June 25, 2028	8	0	0	0	0
June 25, 2029	7	0	0	0	0
June 25, 2030	3	0	0	0	0
June 25, 2031	0	0	0	0	0
June 25, 2032	0	0	0	0	0
June 25, 2033	0	0	0	0	0
June 25, 2034	0	0	0	0	0
June 25, 2035	0	0	0	0	0
June 25, 2036	0	0	0	0	0
June 25, 2037	0	0	0	0	0
Weighted Average Life** (1)	10.81	7.13	5.11	3.66	2.46
Weighted Average Life** (2)	9.91	6.47	4.66	3.33	2.22

**

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To Servicer optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class M-9A and Class M-9B
Prepayment Scenario	I	II	III	IV	V
Initial Percentage	100	100	100	100	100
June 25, 2008	100	100	100	100	100
June 25, 2009	100	100	100	100	37
June 25, 2010	100	100	100	39	19
June 25, 2011	100	78	51	24	10
June 25, 2012	93	62	37	15	0
June 25, 2013	81	50	27	10	0
June 25, 2014	70	40	19	1	0
June 25, 2015	60	32	14	0	0
June 25, 2016	52	26	10	0	0
June 25, 2017	45	21	6	0	0
June 25, 2018	38	17	0	0	0
June 25, 2019	33	13	0	0	0
June 25, 2020	28	11	0	0	0
June 25, 2021	24	9	0	0	0
June 25, 2022	21	4	0	0	0
June 25, 2023	18	0	0	0	0
June 25, 2024	15	0	0	0	0
June 25, 2025	13	0	0	0	0
June 25, 2026	11	0	0	0	0
June 25, 2027	10	0	0	0	0
June 25, 2028	8	0	0	0	0
June 25, 2029	3	0	0	0	0
June 25, 2030	0	0	0	0	0
June 25, 2031	0	0	0	0	0
June 25, 2032	0	0	0	0	0
June 25, 2033	0	0	0	0	0
June 25, 2034	0	0	0	0	0
June 25, 2035	0	0	0	0	0
June 25, 2036	0	0	0	0	0
June 25, 2037	0	0	0	0	0
Weighted Average Life** (1)	10.74	7.08	5.05	3.57	2.40
Weighted Average Life** (2)	9.91	6.47	4.63	3.26	2.18

**

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To Servicer optional termination.

SCHEDULE I

SCHEDULED NOTIONAL AMOUNTS FOR THE INTEREST RATE SWAP AGREEMENT*

Distribution Date	Notional Amount($)	Payment Factor	Distribution Date	Notional Amount($)	Payment Factor
7/25/2007	15,717,200.00	100	7/25/2010	1,243,748.66	100
8/25/2007	15,448,060.27	100	8/25/2010	1,195,510.97	100
9/25/2007	15,134,526.67	100	9/25/2010	1,149,148.65	100
10/25/2007	14,777,506.13	100	10/25/2010	1,104,588.64	100
11/25/2007	14,378,549.55	100	11/25/2010	1,061,758.84	100
12/25/2007	13,940,118.06	100	12/25/2010	1,020,592.46	100
1/25/2008	13,467,242.39	100	1/25/2011	981,022.38	100
2/25/2008	12,969,104.64	100	2/25/2011	942,989.99	100
3/25/2008	12,460,974.09	100	3/25/2011	906,445.02	100
4/25/2008	11,964,682.00	100	4/25/2011	871,346.63	100
5/25/2008	11,486,332.20	100	5/25/2011	837,618.53	100
6/25/2008	11,025,224.25	100	6/25/2011	805,196.46	100
7/25/2008	10,580,733.48	100	7/25/2011	774,028.04	100
8/25/2008	10,152,230.26	100	8/25/2011	744,063.74	100
9/25/2008	9,737,285.47	100	9/25/2011	715,256.37	100
10/25/2008	9,331,877.45	100	10/25/2011	687,488.32	100
11/25/2008	8,921,412.40	100	11/25/2011	660,476.03	100
12/25/2008	8,399,506.55	100	12/25/2011	634,773.31	100
1/25/2009	7,553,687.37	100	1/25/2012	609,702.86	100
2/25/2009	6,609,887.19	100	2/25/2012	584,548.71	100
3/25/2009	5,783,037.62	100	3/25/2012	558,354.36	100
4/25/2009	5,167,549.12	100	4/25/2012	535,464.96	100
5/25/2009	4,745,085.12	100	5/25/2012	514,807.20	100
6/25/2009	4,332,062.20	100	6/25/2012	494,943.44	100
7/25/2009	3,798,150.53	100	7/25/2012	475,843.24	100
8/25/2009	3,235,023.99	100	8/25/2012	457,477.34	100
9/25/2009	2,594,914.41	100	9/25/2012	439,817.60	100
10/25/2009	2,264,386.50	100	10/25/2012	422,836.95	100
11/25/2009	2,152,453.73	100	11/25/2012	406,509.35	100
12/25/2009	2,027,242.12	100	12/25/2012	390,809.77	100
1/25/2010	1,885,070.43	100	1/25/2013	375,714.13	100
2/25/2010	1,721,867.29	100	2/25/2013	361,199.26	100
3/25/2010	1,518,021.96	100	3/25/2013	347,242.90	100
4/25/2010	1,400,814.59	100	4/25/2013	333,823.61	100
5/25/2010	1,346,210.21	100	5/25/2013	320,920.82	100
6/25/2010	1,293,933.15	100	6/25/2013	308,514.68	100

________________________________
* Each notional amount is based on the characteristics of the Home Equity Loans as of the Cut-off Date.

SCHEDULE II

Regulation AB Static Pool Data

Fremont Rome Loan Trust Series 2006-A

.		.		October 2006 Remittances
Original Pool Profile:	Original Count	Original Amount		# of Active Accts	Active Balance	% of Balance
			Delinquency Data:
Number of Mortgage Loans	4,268		0 - 30 Days (BK, FC, REO)	6	962,827	0.97%
Original Pool Balance		982,532.607	31-60 Days	142	32,701,376	33.08%
Weighted Average Interest Rate		8.502	61-90 Days	67	17,196,636	17.39%
Weighted Average Remaining Term		396.9	91 - 120 Days	61	13,758,838	13.92%
Weighted Average CLTV		87.73	121-150 Days	68	18,792,310	19.01%
Weighted Average FICO		621	151-180 Days	52	12,589,711	12.73%
Minimum FICO		500	181- 210 Days	10	2,864,589	2.90%
Maximum FICO		813	211 - 240 Days	0	0	0.00%
Product Type:			241 - 270 Days	0	0	0.00%
Fixed	834	83,698,556	271 - 360 Days	0	0	0.00%
2/6, 2/1 FIRM w IO	287	92,939,518	1 to 2 Years	0	0	0.00%
2/6, 2/1 FIRM wo IO	2,044	471,596,271	2 to 3 Yeats	0	0	0.00%
3/6, 3/1 FIRM w IO	10	3,791,460
3/6, 3/1 FIRM wo IO	21	3,385,073	Total	406	98,866,287	100.00%
5/6, 5/1 FIRM wo IO	4	1,091,990	Total as a % Original	9.51%	10.06%
Fixed 40/30	43	12,676,340
2/6 FIRM 40/30	1,006	307,002,532
3/6 FIRM 40/30	12	4,031,425
5/6 FIRM 40/30	7	2,319,443			Loss $
Loan Purpose:			Gross Losses To Date		0
Purchase	2,178	470,070,672	Recoveries		0
Refi Cash-Out	2,051	503.571,427	Net Losses To Date		0
Refi No Cash-Out	39	8,890,508	Net Loss TD % of Original		0.000%
Property Type:
Single Family	3,558	806,099,045
Two to Four Family	423	119,673,157		CPR 1 Month	CPR 3 Month	CPR 6 Month
Condominium	287	56,760,405	Current Prepayment Rate	31.45%	30.28%	26.63%

Occupancy Status:
Primary	3,926	914,535,286
Non-owner	294	57,051,015
Second Home	48	10,946,307
Distribution of Assets by Current:
5.00%+ - 6.00%	8	3,086,758
6.00%+ - 7.00%	253	73,569,812
7.00%+ - 8.00%	1,025	298,863,686
8.00%+ - 9.00%	1,370	369,933,631
9.00%+ - 10.00%	789	151,287,613
10.00%+-11.00%	358	43,884,783
11.00%+- 12.00%	338	33,594,518
12.00%+- 13.00%	119	7,897,269
13.00%+-14.00%	8	414,539
Documentation Level:
Full Documentation	2,470	521,436,330
Low Documentation	1,798	461,096,278
Geographic Concentration:
California	789	249,976,496
Colorado	70	11,953,049
Flordia	705	137,188,295
Georgia	189	26,236,463
Illinois	224	43,296,258
Massachusetts	148	37,158,377
Maryland	333	73,904,890
Minnesota	34	5,481,204
New Jersey	236	62,581,564
Nevada	73	16,025,403
New York	372	120,557,859
Virginia	141	33,955,774
Other (less than 2% concentration)	954	164,216,975

Regulation AB Static Pool Data

Fremont Home Loan Trust Series 2006-A

.		.		October 2006 Remittances
Original Pool Profile:	Original Count	Original Amount		# of Active Accts	Active Balance	% of Balance
			Delinquency Data:
Number of Mortgage Loans	4,268		0 - 30 Days (BK, FC, REO)	5	912,453	1.04%
Original Pool Balance		982,532,607	31-60 Days	148	35,754,608	40.59%
Weighted Average Interest Rate		8.502	61-90 Days	71	15,990,097	18.15%
Weighted Average Remaining Term		396.9	91 - 120 Days	70	19,185,151	21.78%
Weighted Average CLTV		87.73	121-150 Days	56	13,384,497	15.19%
Weighted Average FICO		621	151-180 Days	10	2,864.589	3.25%
Minimum FICO		500	181- 210 Days	0	0	0.00%
Maximum FICO		813	211 - 240 Days	0	0	0.00%
Product Type:			241 - 270 Days	0	0	0.00%
Fixed	834	83,698,556	271 - 360 Days	0	0	0.00%
2/6, 2/1 FIRM w IO	287	92,939,518	1 to 2 Years	0	0	0 00%
2/6, 2/1 FIRM wo IO	2,044	471,596,271	2 to 3 Yeats	0	0	0.00%
3/6, 3/1 FIRM w IO	10	3,791,460
3/6, 3/1 FIRM wo IO	21	3,385,073	Total	360	88,091,395	100.00%
5/6, 5/1 FIRM wo IO	4	1,091,990	Total as a % Original	8.43%	8.97%
Fixed 40/30	43	12,676,340
2/6 FIRM 40/30	1,006	307,002,532
3/6 FIRM 40/30	12	4,031,425
5/6 FIRM 40/30	7	2,319,443			Loss $
Loan Purpose:			Gross Losses To Date		0
Purchase	2,178	470,070,672	Recoveries		0
Refi Cash-Out	2,051	503,571,427	Net Losses To Date		0
Refi No Cash-Out	39	8,890,508	Net Loss TD % of Original		0.000%
Property Type:
Single Family	3,558	806,099,045
Two to Four Family	423	119,673,157		CPR 1 Month	CPR 3 Month	CPR 6 Month
Condominium	287	56,760,405	Current Prepayment Rate	34.25%	28.32%	NA

Occupancy Status:
Primary	3,926	914,535,286
Non-owner	294	57,051,015
Second Home	48	10,946,307
Distribution of Assets by Current:
5.00%+ - 6.00%	8	3,086,758
6.00%+ - 7.00%	253	73,569,812
7.00%+ - 8.00%	1,025	298,863,686
8.00%+ - 9.00%	1,370	369,933,631
9.00%+ - 10.00%	789	151,287,613
10.00%+-11.00%	358	43,884,783
11.00%+- 12.00%	338	33,594,518
12.00%+- 13.00%	119	7,897,269
13.00%+-14.00%	8	414,539
Documentation Level:
Full Documentation	2,470	521,436,330
Low Documentation	1,798	461,096,278
Geographic Concentration:
California	789	249,976,496
Colorado	70	11,953,049
Flordia	705	137,188,295
Georgia	189	26,236,463
Illinois	224	43,296,258
Massachusetts	148	37,158,377
Maryland	333	73,904,890
Minnesota	34	5,481,204
New Jersey	236	62,581,564
Nevada	73	16,025,403
New York	372	120,557,859
Virginia	141	33,955,774
Other (less than 2% concentration)	954	164,216,975

Regulation AB Static Pool Data

Fremont Rome Loan Trust Series 2006-B (Pool 1)

.		.		October 2006 Remittances
Original Pool Profile:	Original Count	Original Amount		# of Active Accts	Active Balance	% of Balance
			Delinquency Data:
Number of Mortgage Loans	4,725		0 - 30 Days (BK, FC, REO)	2	274,743	0.49%
Original Pool Balance		1,002,548,679	31-60 Days	152	33,359,911	59.25%
Weighted Average Interest Rate		8.592	61-90 Days	60	13,384,824	231.7%
Weighted Average Remaining Term		403.0	91 - 120 Days	44	9,285,140	16.50%
Weighted Average CLTV		88.87	121-150 Days	0	0	0.00%
Weighted Average FICO		627	151-180 Days	0	0	0.00%
Minimum FICO		500	181- 210 Days	0	0	0.00%
Maximum FICO		816	211 - 240 Days	0	0	0.00%
Product Type:			241 - 270 Days	0	0	0.00%
Fixed	1,499	161,107,866	271 - 360 Days	0	0	0.00%
2/6, 2/1 FIRM w I0	270	93,683,846	1 to 2 Years	0	0	0.00%
2/6, 2/1 FIRM wo IO	1,664	362,026,457	2 to 3 Yeats	0	0	0.00%
3/6, 3/1 FIRM w IO	3	773,600
3/6, 3/1 FIRM wo IO	21	4,574,547	Total	258	56,307,668	100.00%
5/6, 5/1 FIRM wo IO	3	295,623	Total as a % Original	5.46%	5.62%
Fixed 40/30	101	31,742,795
2/6 FIRM 40/30	1,148	344,351,639
3/6 FIRM 40/30	11	2,223,035
5/6 FIRM 40/30	5	1,769,271			Loss $
Loan Purpose:			Gross Losses To Date		45,992
Purchase	2,736	496,506,698	Recoveries		0
Refi Cash-Out	1,947	497,719,170	Net Losses To Date		45,992
Refi No Cash-Out	42	8,322,812	Net Loss TD % of Original		0.005%
Property Type:
Single Family	3,940	826,892,163
Two to Four Family	415	108,026,126		CPR 1 Month	CPR 3 Month	CPR 6 Month
Condominium	370	67,630,390	Current Prepayment Rate	13.31%	NA	NA

Occupancy Status:
Primary	4,495	957,472,052
Non-owner	190	36,010,126
Second Home	40	9,066,500
Distribution of Assets by Current:
5.00%+ - 6.00%	16	6,142,078
6.00%+ - 7.00%	328	114,795,823
7.00%+ - 8.00%	903	260,950,106
8.00%+ - 9.00%	1,195	322,465,916
9.00%+ - 10.00%	821	159,251,602
10.00%+-11.00%	572	67,047,181
11.00%+- 12.00%	563	50,176,445
12.00%+- 13.00%	309	20,715,674
13.00%+-14.00%	17	981,428
Documentation Level:	1	22,427
Full Documentation	2,865	570,846,255
Low Documentation	1,860	431,702,424
Geographic Concentration:
California	831	261,627,668
Colorado	53	8,355,051
Flordia	810	147,929,920
Georgia	201	28,705,707
Illinois	338	60,439,110
Massachusetts	126	33,835,162
Maryland	315	72,617,668
Minnesota	67	10,010,346
New Jersey	196	49,460,600
Nevada	59	11,232,717
New York	359	105,162,142
Virginia	120	26,787,471
Other (less than 2% concentration)	1,250	186,185,117

Regulation AB Static Pool Data

Fremont Home Loan Trust Series 2006-B (Pool 2)

.		.		October 2006 Remittances
Original Pool Profile:	Original Count	Original Amount		# of Active Accts	Active Balance	% of Balance
			Delinquency Data:
Number of Mortgage Liana	4,407		0 - 30 Days (BK, FC, REO)	1	60,523	0.32%
			31-60 Days	153	10,925,841	57.97%
			61-90 Days	56	4,695,224	24.91%
Original Pool Balance		283,066,575	91 - 120 Days	38	3,167,178	16.80%
Weighted Average Interest Rate		11.493	121-150 Days	0	0	0.00%
Weighted Average Remaining Term		351.1	151-180 Days	0	0	0.00%
Weighted Average CLTV		99.50	181- 210 Days	0	0	0.00%
Weighted Average PICO		647	211 - 240 Days	0	0	0.00%
Minimum FICO		550	241 - 270 Days	0	0	0 00%
Maximum PICO		807	271 - 360 Days	0	0	0.00%
Product Typo:			1 to 2 Years	0	0	0.00%
Fixed	4,407	283,066,575	2 to 3 Yeats	0	0	0.00%

			Total	248	18,848,766	100.00%
			Total as a % Original	5.63%	6.66%

					Loss $
Loan Purpose:			Gross Losses To Date		0
Purchase	3,591	221,052,262	Recoveries		0
Refi Cash-Out	798	54,687,767	Net Losses To Date		0
Refi No Cash-Out	18	1,326,546	Net Loss TD % of Original		0.000%
Property Type:
Single Family	3,592	227,948,648
Two to Four Family	445	35,380,636		CPR 1 Month	CPR 3 Month	CPR 6 Month
Condominium	370	19,737,292	Current Prepayment Rate	11.13%	NA	NA

Occupancy Status:
Primary	4,333	281,365,903
Non-owner	67	1,513,406
Second Home	7	187,267
Distribution of Assets by Current:
9.00%+ - 10.00%	445	31,603,782
10.00%+ - 11.00%	871	68,181,037
11.00%+ -12.00%	1,156	79,284,075
12.00%+ - 13.00%	1,718	90,554,391
13.00%+ -14,00%	217	13,443,290
Documentation Level:
Full Documentation	2,641	152,290,478
Low Documentation	1,766	130,776,097
Geographic Concentration:
California	770	75,939,807
Colorado	66	3,012,285
Flordia	766	42,626,154
Georgia	246	9,420,323
Illinois	337	15,638,466
Massachusetts	136	8,984,136
Maryland	243	15,964,881
Minnesota	72	3,369,170
New Jersey	233	16,365,538
Nevada	66	4,232,032
New York	368	33,656,181
Virginia	164	11,735,796
Other (less than 2% concentration)	940	42,121,806

PROSPECTUS
Asset-Backed Certificates
Asset-Backed Notes
(Issuable in Series)
_______________

Nationstar Mortgage LLC
(Sponsor, Seller and Servicer)

Nationstar Funding LLC
(Depositor)
_______________

OFFERED SECURITIES

Asset-backed certificates and asset-backed notes will be sold from time to time pursuant to a prospectus supplement in amounts, at prices and on terms to be determined at the time of sale. Each series will include one or more classes of certificates or one or more classes of notes with differing payment terms, priority of payments and maturities.

A series of certificates will evidence undivided interests in an issuing entity created in connection with the issuance of the series. A series of notes will be issued pursuant to an indenture and secured by assets of the issuing entity. In each case, the certificates and notes will be payable only from the assets of the issuing entity.

Separate loan groups may be established for one or several classes of a series of notes or certificates issued by an issuing entity, with each class or group of classes being entitled to payment either from the assets of their individual loan group or one or more other loan groups.  Crosscollateralization among loan groups of an issuing entity may be permitted.

Credit enhancement will be provided for all offered securities.

ISSUING ENTITY

The assets of the issuing entity may only include some or all of the following assets:

•

closed-end home equity loans secured by first or second mortgages on one- to four-family residential or mixed properties

•

amounts received or due on the home equity loans

•

the mortgaged properties securing the home equity loans and certain proceeds of liquidation of these properties

•

funds on deposit in one or more prefunding, capitalized interest or other accounts as described herein

•

reserve funds, letters of credit, surety bonds, insurance policies and/or the additional forms of credit enhancement described herein

Prefunding accounts may be established to purchase additional home equity loans during a specified prefunding period.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED WHETHER
THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT ARE
TRUTHFUL AND COMPLETE. ANY REPRESENTATION TO
THE CONTRARY IS A CRIMINAL OFFENSE.

June 26, 2007

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
AND IN
THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the offered securities in two separate documents that provide progressively more detail:

•

this prospectus, which provides general information, some of which may not be applicable to your series of notes or certificates; and

•

the accompanying prospectus supplement, which describes the specific terms of your series of notes or certificates.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference.  See “Reports to Holders”, “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus. You can request information incorporated by reference from Nationstar Mortgage LLC by calling us at (469) 549-2000 or writing to us at Nationstar Mortgage LLC, 350 Highland Drive, Lewisville, TX 75067.  We have not authorized anyone to provide you with different information. We are not offering the notes or certificates in any state where the offer is not permitted.

TABLE OF CONTENTS

Page

PROSPECTUS SUPPLEMENT

REPORTS TO HOLDERS

INTRODUCTION

THE DEPOSITOR

THE SPONSOR, THE SELLER AND THE SERVICER

General

Underwriting Guidelines Applicable to the Home Equity Loans

Nationstar Mortgage’s Underwriting Criteria

Servicing

The Sponsor’s Securitization Program

DESCRIPTION OF THE SECURITIES

General

Book-Entry Securities

Valuation of the Home Equity Loans

Payments of Interest

Payments of Principal

Final Scheduled Distribution Date

Weighted Average Life of the Securities

Ratings

THE ISSUING ENTITIES

General

The Home Equity Loans

Additional Information About the Home Equity Loans

ACCOUNTS

Certificate and Distribution Accounts

Prefunding and Capitalized Interest Accounts

Eligible Investments

Revolving Period and Amortization Period; Retained Interest

ENHANCEMENT

Derivative Instruments

THE AGREEMENTS

General

Repurchase and Substitution of Non-Conforming Home Equity Loans

Assignment of Home Equity Loans

Deposits to Principal and Interest Account and Certificate Account

Advances; Compensating Interest

Advance Facility

Optional Repurchase of Defaulted Home Equity Loans

Realization Upon Defaulted Home Equity Loans

Hazard Insurance

Servicing

General Servicing Standard

Sub-Servicing Arrangements

Certain Matters Regarding the Servicer

Evidence as to Compliance

Merger, Conversion, Consolidation or Succession to Business of Servicer

Removal and Resignation of Servicer

The Master Servicer and the Securities Administrator

The Trustee

Reporting Requirements

Removal of Trustee for Cause

Governing Law

Amendments

Termination of the Trust

Optional Termination

REMIC Administrator

CERTAIN LEGAL ASPECTS OF THE HOME EQUITY LOANS

Home Equity Loans

Foreclosure

Rights of Redemption

Junior Home Equity Loans; Rights of Senior Home Equity Loans

Anti-Deficiency Legislation and Other Limitations on Lenders

Due-on-Sale Clauses in Home Equity Loans

Enforceability of Prepayment Charges and Late Payment Fees

Equitable Limitations on Remedies

Applicability of Usury Laws

Environmental Legislation

Servicemembers Civil Relief Act

USE OF PROCEEDS

FEDERAL INCOME TAX CONSEQUENCES

General

Opinions

Taxation of Debt Securities (Including Regular Interest Securities)

Status of Regular Interest Securities

REMIC Expenses; Single Class REMICs

Taxation of the REMIC

Taxation of Holders of Residual Interest Securities

Administrative Matters

Tax Status as a Grantor Trust

Miscellaneous Tax Aspects

Tax Treatment of Foreign Investors

Tax Characterization of the Trust as a Partnership

Tax Consequences to Holders of the Notes Issued by a Partnership

Tax Consequences to Holders of the Certificates Issued by a Partnership

STATE TAX CONSEQUENCES

ERISA CONSIDERATIONS

General

ERISA Considerations Relating to Certificates

Underwriter Exemption

ERISA Considerations Relating to Notes

LEGAL INVESTMENT

PLAN OF DISTRIBUTION

LEGAL MATTERS

WHERE YOU CAN FIND MORE INFORMATION

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

PROSPECTUS SUPPLEMENT

The prospectus supplement relating to a series of securities to be offered under this prospectus will, among other things, set forth with respect to the series of securities:

•

the aggregate principal amount, interest rate and authorized denominations of each class;

•

the type of securities to be issued with respect to each class;

•

certain information concerning the home equity loans;

•

the terms of any credit enhancement with respect to the series;

•

the terms of any insurance related to the home equity loans;

•

the final scheduled distribution date of each class;

•

the method to be used to calculate the amount of interest and principal required to be applied to the securities of each class of the series on each distribution date, and the timing, order of priority and allocation of distributions of interest and principal among the classes;

•

the distribution dates on which payments of principal and interest on the securities, along with other amounts specified in the prospectus supplement, are made;

•

any assumed reinvestment rate with respect to funds held in any fund or account for the series;

•

the amount, if any, deposited in a prefunding account available to purchase additional home equity loans, the length of the prefunding period and the criteria for determining which additional home equity loans may become part of the assets of the issuing entity;

•

additional information with respect to the plan of distribution of the securities; and

•

whether one or more real estate mortgage investment conduit, which we refer to as a REMIC, elections will be made under U.S. federal income tax laws with respect to some or all of the issuing entity for the series and, if so, the designation of the offered securities as regular interests or residual interests in a REMIC.

REPORTS TO HOLDERS

Depending on whether a series of certificates or a series of notes is being issued, the agreements governing the transaction will include:

•

a pooling and servicing agreement for a transaction involving the issuance of certificates; or

•

a sale and servicing agreement, an indenture and a trust agreement for a transaction involving the issuance of notes.

The agreements require periodic and annual reports concerning the related issuing entity for a series of securities to be forwarded to holders of the securities. If specified in the related prospectus supplement, these reports will not be examined and reported on by an independent public accountant. If specified in the prospectus supplement for a series of securities, the series or one or more classes of the series will be issued in book-entry form. In this case, owners of the notes or certificates will not be considered “holders” under the agreements and will not receive any reports directly. Instead, reports will be furnished to owners through the participants and indirect participants of the applicable book-entry system. References in this prospectus to the rights of “holders” will refer to the rights of owners as they may be exercised indirectly through these participants.

We refer you to “THE AGREEMENTS—Reporting Requirements” for more detail.

INTRODUCTION

This prospectus provides for the issuance of series of certificates or notes consisting of one or more classes, one or more of which may be classes of:

•

compound interest securities

•

variable interest securities

•

planned amortization class securities

•

zero coupon securities

•

principal only securities

•

interest only securities

Certain classes of securities may be subordinated to other classes, both as to payment priority and as to allocation of losses on the home equity loans. In addition, securities representing a retained interest in the residual value of the issuing entity may be provided for. Each class may differ in payment terms and priorities, final scheduled distribution dates and distribution dates with respect to distributions of interest and principal.

The certificates will represent interests in, and the notes will be secured by, all or a portion of the assets of the issuing entity with respect to the series issued. Where one or more classes of securities are backed by only a portion of the assets of the issuing entity, it will, unless crosscollateralization is permitted pursuant to the related agreement, only be entitled to payment out of the assets of its portion of the issuing entity.

This prospectus provides for various features, including a prefunding account to be used to purchase assets after the closing date for a specified prefunding period, revolving and amortizing periods, and optional termination of the trust. Credit enhancement is available in a number of forms, which are discussed in this prospectus.

THE DEPOSITOR

Nationstar Funding LLC, formerly known as CHEC Funding, LLC, will act as depositor.  Nationstar Funding LLC is a Delaware limited liability company formed in December 1999, and is a wholly-owned subsidiary of the sponsor, seller and servicer, Nationstar Mortgage LLC, formerly known as Centex Home Equity Company, LLC.  The depositor maintains its principal offices at 350 Highland Drive, Lewisville, TX 75067. Its telephone number is (469) 549-2000.

The depositor was formed for the sole purpose of, and its only business activity has been, acting as depositor for asset-backed securities transactions sponsored by Nationstar Mortgage LLC.  The depositor has been engaged in this activity since 1999. The depositor does not have, nor is it expected in the future to have, any significant assets.

THE SPONSOR, THE SELLER AND THE SERVICER

General

The sponsor, seller and servicer, Nationstar Mortgage LLC, a Delaware limited liability company, which we sometimes refer to as “Nationstar Mortgage”, is a sub-prime mortgage lender formed in 1994 that engages in originating primarily non-conforming home equity loans, through five major origination sources. The sponsor was originally named Nova Credit Corporation and was headquartered in Denver, Colorado. In the first calendar quarter of 1997, the sponsor’s operations were moved to Dallas, Texas and the sponsor underwent a reorganization and the hiring of a new management team. In April 1997, the sponsor’s name was changed to Centex Credit Corporation. In September of 2001, the sponsor merged into its wholly-owned subsidiary, Centex Home Equity Company, LLC, a Delaware limited liability company, with Centex Home Equity Company, LLC becoming the surviving entity.  On July 11, 2006, Centex Financial Services, LLC sold Centex Home Equity Company, LLC to FIF HE Holdings LLC, an affiliate of Fortress Investment Group LLC.  Pursuant to such sale, FIF HE Holdings LLC became the sole equityholder of Centex Home Equity Company, LLC and Centex Home Equity Company, LLC’s name was changed to Nationstar Mortgage LLC.  In addition, the name of CHEC Funding, LLC was changed to Nationstar Funding LLC. Fortress Investment Group LLC is a global alternative investment and asset management firm that manages private equity capital on behalf of institutional investors and high net worth individuals.  Since inception, the sponsor has focused on lending to individuals who have substantial equity in their homes but have impaired or limited credit histories. The sponsor’s home equity loans to these borrowers are made for many purposes such as debt consolidation, refinancing, home improvement and educational expenses. Substantially all of the sponsor’s home equity loans are secured by first or second mortgage liens on one- to four-family residences, and have amortization schedules ranging from 5 to 50 years.  On February 28, 2007, Nationstar Mortgage completed the purchase of certain assets of KeyCorp’s (NYSE:KEY) subprime mortgage line of business operating under the name “Champion Mortgage”.  Champion Mortgage became an operating division of Nationstar Mortgage.

Nationstar Mortgage is currently licensed to do business in 48 states and employs approximately 2,250 people in 71 locations throughout the United States. Nationstar Mortgage originates home equity loans through its retail branch network of 58 offices and eight direct sales centers.  Nationstar Mortgage also originates home equity loans through a broker referral network from four division offices with a total of 16 regions nationwide. A fourth production source for Nationstar Mortgage is its Alliance Division which generates loans through conforming referral sources such as CTX Mortgage Company, LLC, other prime mortgage companies and national home builders. In addition, Nationstar Mortgage purchases loans from approved wholesale sources.  Nationstar Mortgage’s strategy is to utilize these origination channels to generate growth in the volume of the home equity loans originated while diversifying sources of the home equity loans and maintaining emphasis on its underwriting standards.

Nationstar Mortgage’s executive offices are located at 350 Highland Drive, Lewisville, TX 75067. Its telephone number is (469) 549-2000.  Nationstar Mortgage has centralized its underwriting, servicing and quality control functions in its Lewisville office. The Lewisville office is located at 350 Highland Drive, Lewisville, Texas, 75067.

Nationstar Mortgage will sell home equity loans to the depositor, which will then transfer the loans to the relevant issuing entity. In addition, as specified in the related prospectus supplement, certain affiliates of Nationstar Mortgage may sell home equity loans to the depositor. References in this prospectus to the transfer of home equity loans by Nationstar Mortgage to the depositor will be deemed to include, unless the context indicates otherwise, sales of home equity loans by affiliates of Nationstar Mortgage to the depositor as provided in the related prospectus supplement.

Underwriting Guidelines Applicable to the Home Equity Loans

General.  If specified in the related prospectus supplement, from time to time Nationstar Mortgage may purchase home equity loans from other originators.  In such event, a description of such originators and the underwriting guidelines applicable to those home equity loans will be presented in the related prospectus supplement.  Otherwise, the description below shall apply.

The Pre-Underwriting Process. Nationstar Mortgage’s home equity loan application process is conducted by Nationstar Mortgage’s branch officers and approved mortgage brokers who compile information necessary for Nationstar Mortgage’s underwriting department to evaluate the home equity loan. The approval process is generally coordinated over the telephone with applications and credit reports obtained by branch processors or brokers and usually sent by facsimile transmission to the processing department at one of Nationstar Mortgage’s offices. Branch personnel communicate with Nationstar Mortgage’s centralized underwriting staff, located in five retail centers consisting of approximately 23 underwriters. Nationstar Mortgage also employs 13 other underwriters in four wholesale offices, which have loan approval authority on a limited basis. Branch operation personnel review the applicant’s credit history, based on the information contained in the application as well as reports available from credit reporting bureaus, to see if the credit history is acceptable given Nationstar Mortgage’s underwriting guidelines. A credit report from one approved repository is required for pre-approval and one preferred credit bureau report or three credit reports are required prior to underwriting review. These credit reports are the primary means utilized to verify each borrower’s mortgage and other debt payment histories. Based on this review, the proposed terms of the home equity loan are then communicated to the branch officer or broker responsible for the application who in turn discusses the proposal with the home equity loan applicant. If the applicant accepts the proposed terms, a branch officer or broker will gather additional information necessary for the underwriting, closing and funding of the loan.

The Standard Non-Conforming Program. The home equity loans were originated under, or, if acquired by Nationstar Mortgage from wholesale sources, were reunderwritten to comply with, Nationstar Mortgage’s Standard Non-Conforming Program. The Standard Non-Conforming Program is applicable to residential loans which, for credit reasons, do not conform to “traditional lenders” underwriting guidelines comparable to those employed by savings and loans and commercial banks. The sponsor began underwriting home equity loans in accordance with the Standard Non-Conforming Program in May 1997.

Nationstar Mortgage’s underwriting standards under the Standard Non-Conforming Program are primarily intended to assess the creditworthiness of the mortgagor and the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the home equity loan. While Nationstar Mortgage’s primary consideration in underwriting a home equity loan is the borrower’s employment stability and debt-to-income ratio, the condition and value of the mortgaged property relative to the amount of the home equity loan is another critical factor. In addition, it also considers, among other things, a mortgagor’s credit history and repayment ability, as well as the type and use of the mortgaged property.

Nationstar Mortgage currently employs approximately 36 underwriters and has its underwriting functions primarily centralized in its Lewisville, Texas location. Nationstar Mortgage does not delegate underwriting authority to any broker or correspondent lender. Nationstar Mortgage’s underwriting department functions independently of its mortgage origination departments. Underwriters are compensated on a salary basis, and not through commissions.

Nationstar Mortgage’s policy is that every home equity loan is reviewed and approved by an underwriter with assigned approval authorities. Home equity loans exceeding those authorities require a second approval, generally from a manager of underwriting or an underwriting vice president. Individual approval authorities are controlled within the loan origination system.  The loan origination system also contains embedded automated pre-approval underwriting and pricing engines.  Nationstar Mortgage’s policy is to conduct a pre-closing call, typically initiated by a manager, prior to the closing of a mortgage loan.  Nationstar Mortgage’s quality control group typically re-underwrites approximately 10% to 15% of a previous month’s originations upon review

Nationstar Mortgage has established classifications with respect to the credit profile of the applicant, and each loan is placed into one of seven ratings “A+” through “D”. Terms of loans made by Nationstar Mortgage as well as maximum loan-to-value ratios and debt-to-income ratios vary depending on the classification of the applicant. Home equity loan applicants with less favorable credit ratings are generally offered home equity loans with higher interest rates and lower loan-to-value ratios than applicants with more favorable credit ratings.

The home equity loans underwritten under Nationstar Mortgage’s Standard Non-Conforming Program are fixed and adjustable rate loans. Except for balloon loans and interest only loans, the fixed rate home equity loans originated by Nationstar Mortgage have amortization schedules ranging from 5 to 30 years, and generally require equal monthly payments that are due as of a scheduled day of each month which is fixed at the time of origination. The fixed rate balloon loans originated by Nationstar Mortgage generally provide for scheduled amortization over 30, 40 or 50 years, with a maturity date and a balloon payment at the end of the 15th or 30th year. Nationstar Mortgage originates adjustable rate mortgage (ARM) loan products called six-month ARMs, 2/28 ARMs, 3/27 ARMs or 5/25 ARMs, each of which bear interest at rates which adjust based on the six-month (or, in the case of the 5/25 ARMs, one-year) London interbank offered rate, or LIBOR, with the initial rate adjustment date being either six months, 24 months, 36 months or 60 months after the date of origination of the loan, respectively. The six-month ARMs amortize over 15 to 30 years, adjust every six months and allow for a maximum periodic rate adjustment of 1.50%. The maximum adjustment over the life of a six-month ARM is capped at 7.00% above the initial interest rate of the loan and the minimum interest rate is generally equal to the initial interest rate. The 2/28 and the 3/27 ARMs amortize over 30, 40 or 50 years, have an initial interest rate adjustment date which is 24 months or 36 months, respectively, after the date of origination and allow for a maximum rate adjustment on the initial interest rate adjustment date of 3.00%. After the initial rate adjustment date, the 2/28 ARMs and the 3/27 ARMs adjust every six months, allow for a maximum periodic rate adjustment of 1.50%, have a lifetime cap on interest rate adjustments of 7.00% above the initial interest rate of the loan and allow for a minimum rate generally equal to the initial interest rate of the loan. Certain of Nationstar Mortgage’s fixed, 2/28 ARM and 3/27 ARM loans contain an interest only feature whereby the mortgagor initially makes monthly payments of interest only on the outstanding balance. At the expiration of this interest only period, the mortgagor makes monthly payments of principal and interest sufficient to fully repay the loan over the remaining term. The 5/25 ARMs amortize over 30 years, have an initial interest rate adjustment date which is 60 months after the date of origination and allow for a maximum rate adjustment on the initial interest rate adjustment date of 2.00%. After the initial rate adjustment date, the 5/25 ARMs adjust every 12 months, allow for a maximum periodic rate adjustment of 2.00%, have a lifetime cap on interest rate adjustments of 6.00% above the initial interest rate of the loan and allow for a minimum rate generally equal to the initial interest rate of the loan.

The principal amounts of the home equity loans originated by Nationstar Mortgage generally range from a minimum of $5,000 to a maximum of $1,000,000. The collateral securing loans originated by Nationstar Mortgage are generally one- to four-family residences, including condominiums, townhomes and manufactured housing treated as real property under applicable state law. These properties may or may not be occupied by the owner. It is Nationstar Mortgage’s policy not to accept commercial properties, mixed-use properties or unimproved land as collateral. Rural property requires a 5% reduction in loan-to-value ratio. Second mortgages require a 5% reduction in loan-to-value ratio on owner occupied property. Nationstar Mortgage generally does not originate second lien home equity loans where any senior mortgage lien allows for open-end advances or negative amortization, is a private party mortgage or has shared appreciation provisions.

Nationstar Mortgage has established a “piggyback” program under which Nationstar Mortgage may originate a first and second lien home equity loan with the same borrower and secured by the same property simultaneously. Under the “piggyback” program, the loan-to-value ratio of the first mortgage must meet standard “A+” or “A-1” product guidelines. The second mortgage is allowed a combined loan-to-value ratio of up to 100%. Under the program, second mortgages must meet, in addition to standard program requirements, certain other requirements, including a maximum loan size of $200,000, a maximum loan term of 360 months, collateral consisting of a single family owner occupied property, income documentation from the borrower as described below, a minimum risk (FICO) score of 580, no judgments, charge-offs or tax liens in excess of $2,000 within the last two years, no bankruptcy or notice of default filings by the borrower may have occurred during the preceding two years and an “A-1” or better credit standard.  Nationstar Mortgage also established a “one loan” program under which the loan-to-value ratio of a first (and only) mortgage is allowed to be up to 100%, subject to all other criteria of the “piggyback” program.

The home equity loans underwritten under the Standard Non-Conforming Program are underwritten pursuant to the “Full Documentation” residential loan program, the “Limited Documentation” residential loan program or the “Stated Income” residential loan program. Under each of these programs, Nationstar Mortgage reviews the home equity loan applicant’s source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant’s ability to repay the home equity loan, reviews the type and use of the property being financed and reviews the property for compliance with Nationstar Mortgage’s standards. In determining an applicant’s ability to repay a six-month ARM, Nationstar Mortgage uses a qualifying rate equal to six-month LIBOR plus a margin. In determining an applicant’s ability to repay a 2/28 ARM, a 3/27 ARM or a 5/25 ARM, Nationstar Mortgage uses a qualifying rate equal to six-month LIBOR plus a margin, minus a percentage amount up to 3.50%. It is Nationstar Mortgage’s policy for its underwriting process to consist of a thorough credit review and a thorough appraisal review on each home equity loan by its underwriting department. In addition, Nationstar Mortgage performs a separate appraisal review by its appraisal review department on home equity loans not appraised by a Nationstar Mortgage preferred appraisal management company and loans considered to be higher risk loans. These higher risk loans include Limited Documentation Program loans, Stated Income Program loans, loans secured by multi-unit properties, loans secured by non-owner occupied collateral, loans with higher loan-to-value ratios, loans involving non-approved appraisers and loans with higher loan amounts. Finally, Nationstar Mortgage performs a full compliance review to ensure that all documents have been properly prepared, all applicable disclosures given in a timely fashion and all federal and state regulations properly complied with. Appraisals are performed by third party, independent, fee-based, state-licensed appraisers generally approved by Nationstar Mortgage’s staff appraiser and generally conforming to current Fannie Mae and/or Freddie Mac secondary market requirements for residential property appraisals. Each appraisal includes, among other things, an inspection of the interior and exterior of the subject property and data from sales within the same general location as the subject property where available.

Nationstar Mortgage’s underwriting criteria require it to determine the income of each borrower and the source of funds (if applicable). Under the Full Documentation Program, it is Nationstar Mortgage’s policy that home equity loans to borrowers who are salaried employees be supported by current employment information in addition to employment history. This information for salaried borrowers is verified based on any of the following: written confirmation from employers, one or more pay-stubs, recent W-2 tax forms or recent tax returns. In addition, a telephone confirmation of employment is made. Under the Limited Documentation Program, self-employed borrowers are qualified based upon monthly income calculated from current tax return or six to twelve months of current bank statement deposits.  A copy of business license or other similar documentation is obtained to verify existence of business and acceptable cash flow. Under the Stated Income Program, borrowers are qualified based upon monthly income as stated on the home equity loan application and telephone confirmation of employment. Self-employed borrowers under the Stated Income Program are required to submit a business license, current bank statements, or other acceptable form of documentation and verification with directory assistance to ensure existence of the business.

Verification of the applicant’s source of funds (if any) is generally required under purchase money programs in the form of a standard verification of deposit, current bank statement or other acceptable documentation. Twelve months of mortgage payments or rental history must be verified by lender or landlord. If appropriate compensating factors exist, Nationstar Mortgage may waive certain documentation requirements for individual borrowers. All documentation should be no more than 60 days old at underwriting and no more than 90 days old at the time of the funding of the related loan. Upon completion of a home equity loan’s underwriting and processing, the closing of the loan is scheduled with a closing attorney or agent approved by Nationstar Mortgage. The closing attorney or agent is responsible for completing the loan closing transaction in accordance with applicable law and Nationstar Mortgage’s operating procedures. Title insurance that insures Nationstar Mortgage’s interest as mortgagee and evidence of adequate homeowner’s insurance naming Nationstar Mortgage and its assignees as an additional insured party are required on all loans.

Mortgage Life Insurance. Nationstar Mortgage is currently underwriting some of its home equity loans with mortgage life insurance that is underwritten by an unrelated third party. This insurance provides for the payment of indebtedness upon the death of the insured. This insurance may be underwritten as either joint insurance (covering both borrower and co-borrower) or single insurance (covering the primary borrower only). The maximum coverage amount of the mortgage life insurance is $125,000 and is based upon a net payoff basis. The term of the coverage is generally limited to five years. Borrowers pay for the mortgage life insurance by payment of monthly premiums that are not financed as part of the home equity loan balance. The insured can voluntarily cancel the policy at any time and the policy can be cancelled by the insurer if three monthly premiums become delinquent. Loans originated prior to March 1, 2002 may have included credit life insurance whereby the borrower paid a single premium for the purchase of such credit life insurance which was financed as part of the home equity loan balance.

Involuntary Unemployment Insurance. Nationstar Mortgage is currently underwriting some of its home equity loans with involuntary unemployment insurance that is underwritten by an unrelated third party. This insurance provides for the payment of monthly loan payments upon the insured’s loss of income due to (i) individual or mass layoff, (ii) general strike, unionized labor dispute or lockout or (iii) termination by an employer, unless such termination occurred because of willful misconduct. The insurance covers the primary borrower only. The maximum coverage amount of the involuntary unemployment insurance is $1,000 per month. The insurance payments are generally limited to six months. Borrowers pay for the involuntary unemployment insurance by payment of monthly premiums that are not financed as part of the home equity loan balance. The insured can cancel the policy at any time, and the insurer can cancel the policy if three monthly premiums become delinquent.

Nationstar Mortgage’s Underwriting Criteria

“A+” Risk. Under the “A+” risk category, the prospective borrower must have within the prior 12 month period no 30-day late payments on an existing mortgage. Judgments over $5,000 are not permitted within the past two years. No bankruptcy or foreclosure may have occurred during the preceding two years commencing from the date of discharge or three years from the date the foreclosure was filed. No state or federal tax liens greater than $5,000 are permitted in the last year. A maximum loan-to-value ratio of 90% for home equity loans originated under the Full Documentation Program (90% for the Limited Documentation Program or 85% for the Stated Income Program) is permitted for a home equity loan of less than $1,000,000 on an owner-occupied property. A maximum loan-to-value ratio of 85% for a home equity loan originated under the Full Documentation Program (75% for the Limited Documentation Program or 70% for the Stated Income Program) is permitted for a home equity loan of less than $500,000 on non-owner occupied property. The maximum debt service-to-income ratio is 50%. The prospective borrower must also have a minimum risk (FICO) score of 580.

“A-1” Risk. Under the “A-1” risk category, the prospective borrower must have a maximum of one 30-day late payment in the last 12 months on an existing mortgage. Consecutive 30-day delinquencies may be considered as a single late. This is limited to 30-days late only. Judgments over $5,000 within the last two years are not allowed. No bankruptcy or notice of default filings by the borrower may have occurred during the preceding two years (bankruptcy may be allowed if the bankruptcy of the borrower occurred more than one year ago and the borrower has had no 30-day late payments within the last 12 months). A maximum loan-to-value ratio of up to 95% (90% for the Limited Documentation Program or 85% for the Stated Income Program) is permitted for a home equity loan on a one to four-family owner-occupied property. A maximum loan-to-value ratio of up to 85% (75% for the Limited Documentation Program or 70% for the Stated Income Program) is permitted for a home equity loan on a non-owner occupied property. The debt service-to-income ratio generally is 50% or less based on the relevant qualifying rate for the home equity loan. The maximum loan amount is $1,000,000 for a single family property and $500,000 for a two-to-four family property under the Full Documentation Program. The maximum loan amount is $500,000 for a home equity loan on a one to four-family property under the Limited Documentation Program or Stated Income Program. Exceptions to the maximum loan amount for a single-family, owner occupied property are considered by Nationstar Mortgage on a limited basis. The prospective borrower must also have a minimum risk (FICO) score of 560 (525 if under the Full Documentation Program and loan-to-value ratio of less than or equal to 80%).

“A-2” Risk. Under the “A-2” risk category, the prospective borrower must have a maximum of three 30-day late payments and no 60-day late payments within the last 12 months on an existing home equity loan. Collection accounts, charge-offs or judgments within the last two years are allowed. No bankruptcy or notice of default filings by the borrower may have occurred during the preceding two years (bankruptcy may be allowed if the bankruptcy of the borrower occurred more than one year ago and the borrower has had no 30-day late payments within the last 12 months). A maximum loan-to-value ratio of up to 90% (85% for the Limited Documentation Program or 80% for the Stated Income Program) is permitted for a home equity loan on a one to four-family owner occupied property. A maximum loan-to-value ratio of up to 80% (75% for the Limited Documentation Program or 65% for the Stated Income Program) is permitted for a home equity loan on a non-owner occupied property. The debt service-to-income ratio generally is 50% or less based on the relevant qualifying rate of the home equity loan. The maximum loan amount is $1,000,000 for a single family property and $500,000 for a two-to-four family property under the Full Documentation Program. The maximum loan amount is $500,000 for a home equity loan on a one to four-family property under the Limited Documentation Program or Stated Income Program. Exceptions to the maximum loan amount for a single-family, owner occupied property are considered by Nationstar Mortgage on a limited basis. The prospective borrower must also have a minimum risk (FICO) score of 525.

“B” Risk. Under the “B” risk category, the prospective borrower must have no 60-day late payments within the last 12 months on an existing home equity loan on the subject property. Open collections and/or charge-offs and judgments within the last 24 months are permitted and are not required to be paid from the proceeds of the home equity loan. No bankruptcy or foreclosure by the borrower may have occurred during the preceding 12 months. A maximum loan-to-value ratio of 85% (80% for the Limited Documentation Program or 75% for the Stated Income Program) is permitted for a home equity loan on a one to four-family owner occupied property. A maximum loan-to-value ratio of 75% (70% for the Limited Documentation Program or 65% for the Stated Income Program) is permitted for a home equity loan on a non-owner occupied property. The debt service-to-income ratio generally is 50% or less based on the relevant qualifying rate for the home equity loan. The maximum loan amount is $750,000 for a one to four-family property under the Full Documentation Program. The maximum loan amount is $500,000 for home equity loans originated under the Limited Documentation Program or Stated Income Program. The prospective borrower must also have a minimum risk (FICO) score of 500.

“C-1” Risk. Under the “C-1” risk category, the prospective borrower may have experienced significant credit problems in the past. A maximum of one 60-day late payment within the last 12 months is acceptable on an existing home equity loan. The existing home equity obligation can be up to 60 days past due at the funding of the loan. As to non-mortgage credit, significant prior defaults may have occurred. There may be open collections or charge-offs within the last 24 months. However, collection accounts, unpaid charge-offs or judgments are not required to be paid from the proceeds of the home equity loan. No bankruptcy or notice of default filings by the borrower may have occurred during the preceding 12 months. A maximum loan-to-value ratio of 80% (75% for the Limited Documentation Program or 70% for the Stated Income Program) is permitted for a home equity loan on a one to four-family owner-occupied property. A maximum loan-to-value ratio of 70% (65% for the Limited Documentation Program) is permitted for a home equity loan on a non-owner-occupied property. The debt service-to-income ratio is generally 50% or less based on the relevant qualifying rate for the home equity loan. The maximum loan amount is $350,000 for a home equity loan on a one to four-family owner-occupied or non-owner occupied property. The prospective borrower must also have a minimum risk (FICO) score of 500.

“C-2” Risk. Under the “C-2” risk category, the prospective borrower may have experienced significant credit problems in the past. A maximum of two 60-day late payments or one 90-day late payment within 12 months is acceptable on an existing home equity loan on the subject property. The existing home equity obligation can be up to 90 days past due at the funding of the loan. As to non-mortgage credit, significant prior defaults may have occurred. There may be open collections or charge-offs during the past 24 months and collection accounts, unpaid charge-offs or judgments are not required to be paid from the proceeds of the home equity loan. No foreclosure or notice of default filings by the borrower may have occurred during the preceding 12 months. Any bankruptcy must be discharged. A maximum loan-to-value ratio of 75% is permitted for a home equity loan on a one to four-family owner-occupied property. A maximum loan-to-value ratio of 65% is permitted for a home equity loan on a non-owner-occupied property. The debt service-to-income ratio is generally 50% or less based on the relevant qualifying rate for the home equity loan. The maximum loan amount is $350,000. The prospective borrower must also have a minimum risk (FICO) score of 500.

“D” Risk. Under the “D” risk category, the prospective borrower may have experienced significant credit problems in the past. As to non-mortgage credit, significant prior defaults may have occurred. The borrower is sporadic in some or all areas with a disregard for timely payment or credit standing. With respect to an existing home equity loan on the subject property, the home equity loan may be no more than one time 120 days late and may be in foreclosure proceedings. The existing home equity loan is not required to be current at the time the application is submitted. The borrower may have open collections, charge-offs and judgments, which are generally paid through the loan proceeds if the amount exceeds $5,000. Bankruptcy or notice of default filings by the borrower may be present at the time of the loan. A maximum loan-to-value ratio of 70% is permitted for a home equity loan on a one to four-family owner-occupied property. A maximum loan to value ratio of 50% is permitted for a home equity loan on non-owner occupied one to four-family property. The maximum loan amount is $350,000. The debt service-to-income ratio generally is 50% or less based on the relevant qualifying rate for the home equity loan. The prospective borrower must also have a minimum risk (FICO) score of 500.

Exceptions. As described above, Nationstar Mortgage uses the foregoing categories and characteristics as underwriting guidelines only. On a case-by-case basis, it may determine that the prospective borrower warrants a risk category upgrade, a debt service-to-income ratio exception, a pricing exception, a loan-to-value exception or an exception from certain requirements of a particular risk category. An upgrade or exception may generally be allowed if the application reflects certain compensating factors, among others:

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reduced loan-to-value ratio;

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good property maintenance;

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mortgage history consistent with the risk category upgrade;

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stable employment;

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disposable income;

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the length of residence in the subject property; and

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minimum risk (FICO) score greater than or equal to 580.

Accordingly, Nationstar Mortgage may classify certain home equity loan applications in a more favorable risk category than other home equity loan applications that, in the absence of these compensating factors, would satisfy only the criteria of a less favorable risk category.

Servicing

General. The sponsor has been servicing loans since March 1997, when it assumed the default management cycle of loans previously handled by CTX Mortgage Company, LLC, a seller/servicer of primarily conforming mortgage loans. Nationstar Mortgage or one of its affiliates originates all of the loans it services, other than those purchased by it from wholesale sources. Servicing encompasses, among other activities, the following processes: billing and collection of payments when due, movement and reporting of cash to the payment clearing bank accounts, customer help, reconveyance, recovery of delinquent installments, instituting foreclosure and liquidation of the underlying collateral. Nationstar Mortgage’s most current rating as a residential subprime loan servicer is “RPS2” by Fitch Ratings, dated November 14, 2006. Nationstar Mortgage was ranked “above average” as a residential subprime loan servicer by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. in December 2004.

Nationstar Mortgage services all loans in its Lewisville, Texas servicing facility using a mid-range AS-400 based servicing platform, known as LSAMS, for which it purchased a separate user license in August of 1997. The LSAMS system is also employed by other large servicers in the subprime and prime mortgage loan industries. Nationstar Mortgage has purchased an additional servicing system from London Bridge Corporation, known as FORTRACS. This event-tracking system, working in tandem with LSAMS, can separately track (i) mortgaged properties in foreclosure, (ii) borrower bankruptcies and (iii) mortgaged properties acquired by foreclosure or otherwise in connection with defaulted home equity loans (commonly referred to as REO property). FORTRACS has generally increased Nationstar Mortgage’s ability to track and monitor loans in the default process.

Nationstar Mortgage’s operating and compliance policies and procedures are published on its intranet system and updated to comply with state and federal legal and regulatory requirements.

Nationstar Mortgage’s default management policy has been designed to identify collection problems so as to facilitate a prompt response to the delinquent borrower’s situation. Early identification of a significant collection problem is especially critical in the subprime mortgage environment.

Borrowers are mailed a monthly billing statement approximately two weeks prior to their payment’s scheduled due date. Collection activity on an account begins as soon as five days after the scheduled due date if a payment is not made. Nationstar Mortgage uses a custom behavioral risk scoring model to prioritize the calling of customers in the early stages of delinquency and utilizes a Davox predictive power dialer to assist with productivity of calls. New loans that do not perform in accordance with their loan terms are specifically identified for collection work performed by managers and, if necessary, the originating operation. Notices and special collection letters are used in the normal collection process.

The collection strategy is to determine the facts surrounding the delinquency, obtain customer agreement for the solution and attempt to preclude future delinquency on the part of the borrower. Generally, when a promise for payment is obtained from the borrower by the collector, LSAMS will target the loan in the “queue” for the date of the promised payment. If the payment is made, the account is removed from the collection queue. If the arrangement for payment was not kept, the loan is placed back in the call route for the collector to contact and follow up on the previous arrangements for payment. If the payment is received per the arrangements and no future promise or target dates are noted on LSAMS, the loan will be removed from the collection cycle unless the account becomes delinquent in the future.

Generally, when a loan appears in the LSAMS default management system, the collector will telephone the borrower to discuss the past due payment situation. Standard collection form letters, approved by Nationstar Mortgage’s legal department, are generally utilized in conjunction with telephone calling, in order to reach the delinquent borrower. Documentation of collection activity is critically important in the default management process. Collectors have access on LSAMS to borrower demographics, telephone numbers, loan payment history and all previous collection notes, to assist in the collection of a past due account. Nationstar Mortgage’s policy requires that managers in the collection department monitor the collectors’ work on LSAMS and offer them appropriate guidance and training.

Nationstar Mortgage’s policy is to send out a notice of demand when an account is classified as a 60-day delinquent account. This may be done sooner if the circumstances of a particular account indicate that legal action appears likely. This letter will give the customer 30 days’ notice of Nationstar Mortgage’s intent to initiate foreclosure action on the loan. If an alternative to foreclosure is appropriate, a recommended course of action will be prescribed by senior servicing management. Servicing and collection practices regarding the liquidation of properties (e.g., foreclosure) and the rights of the borrower vary from state to state.

Prior to bidding at a foreclosure sale, Nationstar Mortgage performs an in-depth market value analysis of the mortgaged property on all defaulted loans. This analysis which is performed by the appraisal review department, includes a current appraisal or broker price opinion of the mortgaged property conducted by an independent vendor from Nationstar Mortgage’s approved network of appraisers or real estate brokers. Nationstar Mortgage uses the market value analysis to develop its strategy for bidding, repairs, and sale of the property.

If Nationstar Mortgage acquires title to a property at a foreclosure sale or through other means, the REO property department immediately begins working on the file by obtaining at least two local real estate brokers to inspect the property and provide an estimate of repairs needed and a recommended list price. Repairs are performed if it is determined that they will increase the net liquidation proceeds and speed of disposal.

If the property is not vacated when it is acquired, a local attorney will be hired to commence eviction proceedings or small cash incentives may be offered the customer to vacate the property in marketable condition. Once it has listed a foreclosed property, the REO property department will follow up closely with the listing agent to ensure that the collateral is secure and that it is being aggressively marketed.

The REO sales team markets properties through a network of over 2,000 approved real estate brokers. Nationstar Mortgage utilizes an online purchase offer management system to track and respond promptly to offers submitted by the real estate brokers. The REO closing department handles all paperwork required to transfer the property in the final sale. Nationstar Mortgage’s REO policies and procedures support expeditious disposition of REO property to maximize recovery.

If a loan is liquidated for less than its unpaid principal balance plus accrued interest, reimbursement of liquidation expenses and servicer advances, or if Nationstar Mortgage determines that a delinquent loan is nonrecoverable, a realized loss will be incurred. A separate loss recovery unit is responsible for pursuing deficiency balances after completion of the foreclosure action. This unit evaluates relevant information on loans that resulted in a realized loss, searches for recovery opportunities and attempts recovery of funds through various collection methods.

Nationstar Mortgage will exercise its discretion consistent with customary servicing procedures and its rights under the relevant servicing agreements, with respect to the enforcement and servicing of loans in such manner as will maximize the receipt of principal and interest, including but not limited to the waiver of ancillary fees, such as late charges and prepayment penalties, and the modification of the loans.

Nationstar Mortgage will not agree to any modification, waiver or amendment of any provision of any loan unless, in its good faith judgment, the modification, waiver or amendment will minimize the loss that might otherwise be experienced with respect to the loan, but only in the event of a payment default with respect to the loan o r in the event that a payment default with respect to the loan is reasonably foreseeable by Nationstar Mortgage. However, with respect to loans held in Nationstar Mortgage -sponsored term securitizations, no such modification, waiver or amendment may extend the maturity date of the loan beyond the date that is six months after the latest final scheduled distribution date of the classes of offered securities of the related issuing entity that remain outstanding. In addition, Nationstar Mortgage may modify, waive or amend any provision of a loan if required to do so by statute or a court of competent jurisdiction.

Nationstar Mortgage outsources the tracking and follow-up on homeowners and flood insurance for loans without escrows. Nationstar Mortgage follows an established process of sending Nationstar Mortgage -approved letters notifying the customer of non-receipt of proof of insurance renewal. This three-letter process is supplemented with phone calls made to the homeowner’s insurance agent. If proof of insurance has still not been received following this process, Nationstar Mortgage will obtain a collateral protection insurance policy on the borrower’s behalf and at the borrower’s expense. Nationstar Mortgage has a master policy with the collateral protection insurance provider, which protects against errors and omissions with a blanket policy covering Nationstar Mortgage’s balance on the loan. For property taxes on loans without escrows, Nationstar Mortgage obtains tax service contracts on the loans from a major vendor, which tracks all properties for the payment of property taxes by the homeowner.

Nationstar Mortgage offers full tax and insurance escrow services to its new customers. These escrow services involve collecting monthly pro-rated tax and insurance amounts from borrowers and controlling the payments to taxing authorities and insurers.

Nationstar Mortgage, as servicer, reports borrower information monthly to the major credit reporting agencies.

Borrower Bankruptcy. Under the Federal Bankruptcy Code (Title 11 of the United States Code), as amended by the Bankruptcy Amendments and Federal Judgeship Act of 1984, as well as the Bankruptcy Abuse Prevention and Consumer Protection Act, a borrower may be entitled to protection from both the immediate foreclosure by Nationstar Mortgage upon the mortgaged property and the collection by Nationstar Mortgage of past due payments. In addition, a borrower’s bankruptcy filing could limit the ability of Nationstar Mortgage to seek and secure a deficiency judgment against the borrower where such judgment may be allowed by state law.

In the case of a Chapter 7 bankruptcy filing by a borrower, unless and until Nationstar Mortgage secures a reaffirmation agreement from the borrower, the process of collecting payments on the loan or foreclosing on the mortgaged property may be delayed by the filing. If a reaffirmation agreement is executed by the borrower and approved by the bankruptcy court, and is not otherwise rejected in the bankruptcy proceedings, the borrower may retain the mortgaged property and will be obligated to continue to make loan payments. If the borrower elects not to reaffirm the loan, the borrower is deemed to have surrendered the mortgaged property.

In addition to filings under Chapter 7 of the Bankruptcy Code, borrowers may seek protection from enforcement of loan obligations pursuant to Chapter 13 of the Bankruptcy Code. Courts have broad discretion in the administration of bankruptcies pursuant to Chapter 13, including the discretion to restructure the loan by reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the loan and reducing the lender’s security interest, including classifying the lender as an unsecured lender, or making other modifications to the loan the court deems appropriate.

Upon receipt of notice of the filing of a bankruptcy by a borrower, Nationstar Mortgage will verify the validity of the filing by the use of its PACER bankruptcy reporting system. In the case of a Chapter 7 bankruptcy filing, a reaffirmation agreement will be provided by Nationstar Mortgage to counsel for the borrower. If the borrower fails to execute a reaffirmation agreement, the mortgaged property is deemed surrendered and Nationstar Mortgage may begin the process to recover the property.

In the case of a Chapter 13 bankruptcy filing, Nationstar Mortgage will file a proof of claim to protect the loan amount and secured nature of the claim. If a borrower fails to make post-petition mortgage payments, or plan payments of arrearages, during the pendency of a Chapter 13 bankruptcy, Nationstar Mortgage will seek relief from the automatic stay and proceed to recover the mortgaged property.

Material Changes in Servicing Procedures. There have been no material changes to Nationstar Mortgage’s servicing policies and procedures during the past three years.

The Sponsor’s Securitization Program

Nationstar Mortgage, as sponsor, originator and servicer, began securitizing home equity loans in February 1998. Since that time, it has completed 34 asset-backed securities transactions involving approximately $21.0 billion aggregate principal amount of home equity loans. Nationstar Mortgage generally securitizes its home equity loans on a quarterly basis.

Certain of the Nationstar Mortgage -sponsored securitization transactions were structured as “wrapped” transactions, involving the guaranty by an insurance company of principal and interest on the offered securities of the issuing entity. In servicing these “wrapped” transactions, some of which have terminated as a result of the exercise of “clean up call” options, Nationstar Mortgage, from time to time, (i) exercised rights pursuant to the related pooling and servicing agreement to repurchase home equity loans from the related issuing entity or (ii) renegotiated with the insurer, through amendments or waivers, the “servicer termination tests” contained in the agreement, which tests related to defined loss or delinquency performance triggers, in each case to maintain compliance with the agreement’s servicer performance requirements.

As of May 18, 2007, Nationstar Mortgage was exceeding certain “servicer termination test” performance triggers on a “wrapped” transaction. In connection with the sale of Centex Home Equity Company, LLC to FIF HE Holdings LLC, the insurers agreed, subject to certain conditions, to waive any servicer termination events arising from the change of control of Centex Home Equity Company, LLC or certain performance triggers.  These waivers do not limit the rights of the insurers to remove Nationstar Mortgage as servicer upon the occurrence of any servicer termination event, other than the ones described above.

Although Nationstar Mortgage has received no notification of any intent to remove or replace it as servicer on that transaction, there can be no assurance that an insurer will not act to remove or replace Nationstar Mortgage as servicer with respect to any “wrapped” transaction as to which Nationstar Mortgage is exceeding “servicer termination test” triggers.

Nationstar Mortgage has never been terminated as a servicer on any securitization transaction it has serviced.

The over-collateralization requirements of a Nationstar Mortgage -sponsored securitization transaction may change during the life of the transaction based on the performance of the underlying home equity loans. Performance is measured by defined loss or delinquency performance tests. From time to time, for certain of the Nationstar Mortgage -sponsored securitizations, the required over-collateralization was increased or was prevented from stepping down as a result of these tests.

DESCRIPTION OF THE SECURITIES

General

Each series of notes will be issued pursuant to an indenture between the related issuing entity and the entity named in the related prospectus supplement as indenture trustee with respect to the series. In addition, for a series of notes, a sale and servicing agreement will be entered into among the depositor, the seller, the servicer, the issuing entity and the indenture trustee, and a trust agreement will be entered into among the depositor, the seller and an owner trustee. A form of indenture, sale and servicing agreement and trust agreement have been filed as exhibits to the registration statement of which this prospectus forms a part. Certificates will be issued in series pursuant to a pooling and servicing agreement among the depositor, the seller, the servicer, the entity named in the related prospectus supplement as the trustee and any other entities named in the prospectus supplement. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. A series may consist of both notes and certificates. For purposes of this prospectus, the term “trustee” will be used to refer to the trustee with respect to a series of certificates or the indenture trustee with respect to a series of notes. The term “agreement” or “agreements” will refer to the relevant agreement or agreements in the context in which the term appears.

The following summaries describe the material provisions in the agreements common to each series of securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the agreements and the prospectus supplement relating to each series of securities. Where particular provisions or terms used in the agreements are referred to, the actual provisions (including definitions of terms) are incorporated in this prospectus by reference as part of the summaries contained in this prospectus.

Each series of securities will consist of one or more classes of securities, one or more of which may be:

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compound interest securities, with respect to which, for a certain specified period of time, instead of requiring payment of interest, all or a portion of the accrued interest is capitalized, that is, added to the principal balance on each distribution date. At the end of this period, interest payments will be made on a principal balance that includes the capitalized interest;

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variable interest securities, with respect to which interest accrues at a rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, as set forth in the related prospectus supplement;

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planned amortization class securities, with respect to which payments of principal are made in accordance with a schedule specified in the related prospectus supplement, based on certain assumptions stated in the prospectus supplement;

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zero coupon securities, which are entitled to receive payments of principal only;

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principal only securities, which are entitled solely or primarily to distributions of principal and identified as set forth in the prospectus supplement; or

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interest only securities, which are entitled solely or primarily to distributions of interest as set forth in the related prospectus supplement.

A series may also include one or more classes of subordinated securities. The right to receive principal and/or interest on a subordinated security is subordinated to the rights of more senior classes to distribution of principal and/or interest, and the subordinated securities may also be allocated losses and shortfalls prior to senior classes. Securities may also be issued to represent a retained interest in the residual value of the issuing entity.

The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement. Upon satisfaction of the conditions, if any, applicable to a class of a series, as described in the related prospectus supplement, the transfer of the securities may be registered and the securities may be exchanged at the office of the trustee specified in the prospectus supplement without the payment of any service charge other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

Payments of principal of and interest on a series of securities will be made on the distribution dates specified in the related prospectus supplement (which may be different for each class for the payment of principal and interest) by check mailed to holders of the securities of the series registered as holders at the close of business on the record date applicable to the relevant distribution date, as specified in the related prospectus supplement, at their addresses appearing on the security register. However, payments may be made by wire transfer (which will be at the expense of the holder requesting payment by wire transfer) in certain circumstances described in the related prospectus supplement. In addition, final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the trustee specified in the prospectus supplement. Notice of the final payment on a security will be mailed to the holder of the security before the distribution date on which the final principal payment on any security is expected to be made to the holder of the security.

Payments of principal of and interest on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the related prospectus supplement. All payments with respect to the home equity loans for a series, together with reinvestment income on these payments, amounts withdrawn from any reserve fund and amounts available pursuant to any other credit enhancement will be deposited into the Certificate Account (in the case of a series of certificates) or the Distribution Account (in the case of a series of notes), as specified in the related agreement. If provided in the related agreement, these amounts may be net of certain amounts payable to the servicer or other persons specified in the agreement. These net amounts will then be available to make payments on the securities of the series on the next applicable distribution date. See “Accounts—Certificate and Distribution Accounts.”

The securities will not represent an interest in or obligation of, and the home equity loans are not guaranteed by, the sponsor, the depositor, the trustee, the owner trustee (if applicable), the seller, the servicer or any of their affiliates, except as described in this prospectus or the accompanying prospectus supplement.

Book-Entry Securities

If specified in the related prospectus supplement, one or more classes of securities may be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company (“DTC”) in the United States, or Clearstream Banking société anonyme (“Clearstream, Luxembourg”) or the Euroclear System (“Euroclear”) in Europe, if they are participants of those systems, or indirectly through organizations that are participants in those systems. The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing its security.

Unless and until physical certificates representing the securities are issued, it is anticipated that the only certificateholder or noteholder, as applicable, will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through DTC or, in Europe, Clearstream, Luxembourg and Euroclear, and their participants.

The beneficial owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner’s account for this purpose. In turn, the financial intermediary’s ownership of the book-entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a DTC participant, and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

Beneficial owners will receive all distributions of principal of, and interest on, the book-entry securities from the trustee through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants and indirect participants with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess certificates or notes, the DTC rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their interest.

Beneficial owners will not receive or be entitled to receive physical certificates representing their respective interests in the securities, except under the limited circumstances described below. Unless and until physical certificates are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing participants and indirect participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of these securities, which account must be maintained with their participants. Under the DTC rules and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during subsequent securities settlement processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant European depositary; however, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant European depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the European depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg was originally incorporated in 1970 under the name of “Cedel S.A.”, a company with limited liability under Luxembourg law (a société anonyme). Cedel S.A. subsequently changed its name to Cedelbank. In January 2000, Cedelbank’s parent company, Cedel International, société anonyme (“CI”), merged its clearing, settlement and custody business with that of Deutsche Börse Clearing AG (“DBC”). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in Cedelbank) to a new Luxembourg company, New Cedel International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company, Deutsche Börse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. In connection with the merger, the Board of Directors of New CI decided to rename the companies in the group to give them a cohesive brand name. The new brand name that was chosen is “Clearstream”. Effective January 14, 2000, New CI was renamed “Clearstream International, société anonyme”. On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme”. In addition, on January 17, 2000, DBC was renamed “Clearstream Banking AG”. As a result, there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking”, the entity previously named “Cedelbank” and the entity previously named “Deutsche Börse Clearing AG”.

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depositary and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to banks and securities brokers and dealers. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the operator of Euroclear (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under these Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the book-entry securities will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting the amount of these payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing these payments to the beneficial owners that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since these payments will be forwarded by the trustee to Cede & Co. Distributions with respect to securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant European depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the book-entry securities, may be limited due to the lack of physical certificates for book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

Monthly and annual reports on the applicable issuing entity will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry securities of the beneficial owners are credited.

DTC has advised the trustee that, unless and until physical certificates representing the securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the relevant agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that these actions are taken on behalf of financial intermediaries whose holdings include the book-entry securities. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a holder under the relevant operating agreement on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant European depositary to effect these actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

Physical certificates representing the securities of a series will be issued to beneficial owners, or their nominees, rather than to DTC, only if:

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DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the seller or the trustee is unable to locate a qualified successor; or

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after the occurrence of a servicer termination event or an event of default, the beneficial owners of each class of the series of securities representing percentage interests aggregating at least 51% of such class advise the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the best interests of beneficial owners. We refer you to “The Agreements—Removal and Resignation of Servicer” and “—Optional Termination—Events of Default; Termination Under Indenture” for a discussion of what constitutes a servicer termination event and an event of default.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all applicable beneficial owners of the occurrence of the event and the availability through DTC of physical certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the trustee will issue physical certificates representing the securities, and thereafter the trustee will recognize the holders of the physical certificates as certificateholders or noteholders, as applicable, under the applicable agreement.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time.

Neither the sponsor, the depositor, the seller, the servicer, the owner trustee (if applicable), the trustee or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

Valuation of the Home Equity Loans

If specified in the related prospectus supplement for a series of certificates or notes, each home equity loan included in the related issuing entity for a series will be assigned an initial “asset value.” Generally, the related agreement will specify that at any time the asset value of the home equity loans will be equal to the product of the asset value percentage as set forth in the related agreement and the lesser of:

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the stream of remaining regularly scheduled payments on the home equity loans, net of certain amounts payable as expenses, together with income earned on each scheduled payment received through the day preceding the next distribution date at the “assumed reinvestment rate,” if any, discounted to present value at the highest interest rate on the certificates or notes of the series over periods equal to the interval between payments on the certificates or notes; and

•

the then principal balance of the home equity loans.

Generally, the related agreement will specify that the initial asset value of the home equity loans will be at least equal to the principal amount of the certificates or notes of the related series at the date of issuance.

The assumed reinvestment rate, if any, for a series will be the highest rate permitted by the relevant rating agency or a rate insured by means of a surety bond, guaranteed investment contract or other arrangement satisfactory to the rating agency. If the assumed reinvestment rate is insured in this manner, the related prospectus supplement will set forth the terms of the relevant insurance arrangement.

Payments of Interest

The securities of each class by their terms entitled to receive interest will bear interest (which is generally calculated on the basis of a 360 day year of twelve 30-day months) from the date and at the rate per annum specified, or calculated in the method described, in the related prospectus supplement. Interest on these securities will be payable on the distribution date specified in the related prospectus supplement. If so specified in the related prospectus supplement, the distribution date for the payment of interest of a class may be different from, or occur more or less frequently than, the distribution date for the payment of principal with respect to the class. The rate of interest on securities of a series may be variable or may change with changes in the annual percentage rates of the home equity loans included in the related issuing entity and/or as prepayments occur with respect to these home equity loans. Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on zero coupon securities that is not paid on the related distribution date will accrue and be added to principal on the related distribution date. Interest rates for the fixed-rate certificates and notes will be determined semi-annually or annually (as specified in the related prospectus supplement) in accordance with the Eurodollar Synthetic Forward Curve (“EDSF”). Interest rates for the variable rate certificates and notes will be determined in accordance with and adjust monthly based upon one-month LIBOR. Generally, LIBOR will be calculated on each LIBOR determination date with reference to the London interbank offered rate for one-month United States dollar deposits which appears on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time. If the rate does not appear on Reuters Screen LIBOR01 Page, the rate for that day will be determined on the basis of the rates at which one-month deposits in United States dollars are offered by certain reference banks specified in the related prospectus supplement at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m. (New York City time) on that day for one-month loans in United States dollars to leading European banks.

Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding the distribution date.

Payments of Principal

On each distribution date, principal payments will be made to the holders of securities on which principal is then payable, to the extent set forth in the related prospectus supplement. These payments will be made in an aggregate amount determined as specified in the related prospectus supplement and will be allocated among the relevant classes in the manner, at the times and in the priority set forth in the prospectus supplement. The holders of one or more classes of securities may have the right to request that principal distributions allocable to the applicable class of securities be distributed directly to the holder. If the requests of holders exceed the amount of principal to be distributed, the requests generally will be filled in the order in which they were received. If the amount of principal to be distributed exceeds the amount of requests, the trustee will select random lots of $1,000 each to receive the relevant principal distribution. Thus, some holders of the applicable class of securities may receive no principal distributions or a disproportionate amount of principal distributions. If specified in the related prospectus supplement, the distribution date for the payment of principal of a class may be different from, or occur more or less frequently than, the distribution date for the payment of interest for the class.

Final Scheduled Distribution Date

The final scheduled distribution date with respect to each class of notes is the date no later than the date on which principal will be fully paid. The prospectus supplement may use the term “final payment date” or “final maturity date” to refer to the final scheduled distribution date with respect to a class of notes. With respect to each class of certificates, the final scheduled distribution date will be the date on which the entire aggregate principal balance is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to the relevant series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement. Since payments on the home equity loans will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual final distribution date of a class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates, as a result of delinquencies, defaults and liquidations of the home equity loans in the issuing entity, the actual final distribution date of any certificate may occur later than its final scheduled distribution date. No assurance can be given as to the actual prepayment experience with respect to a series. See “—Weighted Average Life of the Securities” below.

Weighted Average Life of the Securities

Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. Generally, the weighted average life of a class of securities will be influenced by the rate at which the amount financed under the home equity loans included in the issuing entity for a series is paid, which may be in the form of scheduled amortization or prepayments.

Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the weighted average life of each class of securities, and the percentage of the original principal amount of each class of securities that would be outstanding on specified distribution dates for the series, in each case based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the home equity loans included in the related issuing entity are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

There is, however, no assurance that prepayment of the home equity loans included in the related issuing entity will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do other borrowers. The deductibility of mortgage interest payments and servicing decisions also affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the home equity loans either from time to time or over the lives of the home equity loans.

The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the home equity loans for a series, the loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In this regard, it should be noted that the home equity loans for a series may have different interest rates. In addition, the weighted average life of the securities may be affected by the varying maturities of the home equity loans. If any home equity loans for a series have actual terms-to-stated maturity of less than those assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution date, even in the absence of prepayments and a reinvestment return higher than the assumed reinvestment rate for the series.

Ratings

Any class of securities issued under this prospectus and the related prospectus supplement may be rated by one or more of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. or Fitch Ratings or other rating agencies, as specified in the related prospectus supplement. Any such rating will be based on, among other things, the adequacy of the value of the assets of the related issuing entity and any credit enhancement with respect to the class of securities, and will reflect the rating agency’s assessment solely of the likelihood that holders of the class of securities will receive payments to which the holders are entitled under the related agreement. The rating will not constitute an assessment of the likelihood that principal prepayments on the related home equity loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. The ratings should not be deemed a recommendation to purchase, hold or sell the securities, because they do not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating.

There is also no assurance that any security rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant.

THE ISSUING ENTITIES

General

The notes of each series will be secured by the pledge of the assets of the related issuing entity, and the certificates of each series will represent interests in the assets of the related issuing entity. The assets of each issuing entity of each series will include:

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the home equity loans; and

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any mortgaged property that secured a home equity loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession so as to become an REO property.

The securities will be non-recourse obligations of the related issuing entity. The assets of each issuing entity specified in the related prospectus supplement for a series or class of securities will serve as collateral only for that series or one or more classes of securities. Holders of a series or class of notes, as applicable, may only proceed against the collateral securing their series or class of notes in the case of a default with respect to their series or class of notes and may not proceed against any assets of the depositor, the seller or the servicer or the related issuing entity not pledged to secure their notes.

The home equity loans for a series will be transferred by the seller to the depositor and from the depositor to the issuing entity. Home equity loans relating to a series will be master serviced by the servicer pursuant to the related agreement.

If specified in the related prospectus supplement, an issuing entity relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the seller and the trustee of the issuing entity specified in the related prospectus supplement.

With respect to each issuing entity, prior to the initial offering of the related series of securities, the issuing entity will have no assets or liabilities. No issuing entity is expected to engage in any activities other than acquiring, managing and holding the related home equity loans and the additional assets described in this prospectus and specified in the related prospectus supplement and proceeds of the assets, issuing securities, making payments and distributions on the securities and certain related activities. No issuing entity is expected to have any source of capital other than its assets and any related credit enhancement.

If specified in the related prospectus supplement, additional home equity loans may be added to the issuing entity through pre-funding or revolving periods. If there is a pre-funding period, the length of the pre-funding period for the trust to acquire additional home equity loans with amounts on deposit in the pre-funding account will be disclosed in the related prospectus supplement. The length of the pre-funding period will not extend for more than one year from the date of issuance of the related series of certificates or notes. The portion of the proceeds for the pre-funding account will not involve more than 50% of the proceeds of the offering of the related series of certificates or notes. The additional home equity loans will be required to have the same general characteristics as the original home equity loans in the related pool, with such variations as are specified in the related prospectus supplement.

If there is a revolving period, the length of the revolving period for the trust to acquire additional home equity loans with the cash flows from the related pool of trust home equity loans will be disclosed in the related prospectus supplement. The length of the revolving period will not extend for more than three years from the date of issuance of the related series of certificates or notes. In addition, the additional home equity loans will be required to have the same general characteristics as the original home equity loans in the related pool, with such variations as are specified in the related prospectus supplement.

Additional home equity loans may be added to the issuing entity only through pre-funding or revolving periods.

An agreement may provide that additional home equity loans may be added to the issuing entity if:

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the home equity loans were originated or acquired by the seller in the ordinary course of its business;

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the inclusion of the home equity loans will maintain or increase the level of overcollateralization; and

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the inclusion of the home equity loans will not result in the withdrawal or downgrading of the ratings then assigned to the series.

In addition, an agreement may provide that home equity loans may be removed from a trust fund from time to time if the actual level of overcollateralization exceeds the amount of overcollateralization required to be maintained and removal will not result in the withdrawal or downgrading of the ratings then assigned to the securities of the related series.

The depositor will have discretion over the addition of home equity loans to the issuing entity through pre-funding or revolving periods. The servicer will have discretion over the substitution of home equity loans in the issuing entity.

The Home Equity Loans

The home equity loans for a series may consist, in whole or in part, of closed-end home equity loans secured by first or second mortgages primarily on one-to four-family residential properties. The home equity loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below.

The full principal amount of a home equity loan is advanced at origination of the loan and, except for balloon loan, generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize the loan at its stated maturity. As more fully described in the related prospectus supplement, interest on each home equity loan is calculated on the basis of the outstanding principal balance of the loan multiplied by the applicable home equity loan interest rate and, in the case of simple interest loans, further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator is the number of days in the annual period for which interest accrues on the loan. Interest on home equity loans also may be calculated on an actuarial basis, in which case each monthly payment consists of a decreasing amount of interest and an increasing amount of principal, and the payment either earlier or later then the due date for each payment will not affect the relative applications of principal and interest. The home equity loans for a series may include home equity loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms, and require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. The original terms to stated maturity of home equity loans will generally not exceed 360 months.

The mortgaged properties will include single family property, which consists of one- to four-family attached or detached residential housing, including condominium units and cooperative dwellings, and may include mixed-use property. A condominium unit is an individual housing unit in a multi-unit building, buildings or group of buildings (whether or not attached to each other), with respect to which the owner has exclusive ownership and possession, and also includes the owner’s individual interest in all common areas of the building or buildings. By contrast, a cooperative dwelling is an individual housing unit owned by a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership securities in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units and which is described in Section 216 of the Internal Revenue Code. Mixed-use properties may consist of structures of no more than three stories, which include one to four residential dwelling units and space used for retail, professional or other commercial uses. These uses, which may not involve more than 50% of the space in the structure, may include doctor, dentist or law offices, real estate agencies, boutiques, newsstands, convenience stores or other similar types of uses intended to cater to individual customers as specified in the related prospectus supplement. The properties may be located in suburban or metropolitan districts. Any non-residential use must be in compliance with local zoning laws and regulations.

The mortgaged properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. The mortgaged properties also may include module or manufactured homes which are treated as real estate under local law. Except for condominium units and cooperative dwellings, each single family property must be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least as long as the term of the related home equity loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common, or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. Mortgages on cooperative dwellings consist of a lien on the shares issued by the cooperative dwelling and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

The aggregate principal balance of home equity loans secured by mortgaged properties that are owner-occupied will be disclosed in the related prospectus supplement. The sole basis for determining that a given percentage of the home equity loans are secured by single family property that is owner-occupied will be either (1) the making of an oral representation by the mortgagor at origination of the home equity loan either that the underlying mortgaged property will be used by the mortgagor for a period of at least six months every year or that the mortgagor intends to use the mortgaged property as a primary residence, or (2) a finding that the address of the underlying mortgaged property is the mortgagor’s mailing address as reflected in the servicer’s or the applicable sub-servicer’s records. The mortgaged properties also may include non-owner occupied investment properties and vacation and second homes.

Additional Information About the Home Equity Loans

The related prospectus supplement for each series will provide information with respect to the home equity loans that are home equity loans as of a statistical calculation date specified in the prospectus supplement. This information will include to the extent relevant:

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the aggregate unpaid principal balance of the home equity loans;

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the range of interest rates, and the weighted average interest rate, on the home equity loans, and, in the case of adjustable rate home equity loans, the range and weighted average of the current home equity loan interest rates and any lifetime rate caps;

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the range of the outstanding principal balances, and the average outstanding principal balance, of the home equity loans;

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the weighted average original and remaining term-to-stated maturity of the home equity loans and the range of original and remaining terms-to-stated maturity, if applicable;

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the range and weighted average of “combined loan-to-value ratios” (defined below) for the home equity loans;

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the percentage (by outstanding principal balance as of the statistical calculation date) of home equity loans that accrue interest at adjustable or fixed interest rates;

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any special hazard insurance policy or bankruptcy bond or other enhancement relating to the home equity loans;

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the geographic distribution of the mortgaged properties securing the home equity loans;

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the percentage of home equity loans (by principal balance as of the statistical calculation date) that are secured by single family properties, shares relating to cooperative dwellings, condominium units, investment property and vacation or second homes;

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the lien priority of the home equity loans; and

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the delinquency status and year of origination of the home equity loans.

The related prospectus supplement will also specify any other limitations on the types or characteristics of home equity loans for a series. The characteristics of the home equity loans for a series as of the cut-off date established for the assignment of the home equity loans to the issuing entity may differ from the characteristics presented in the prospectus supplement as of the statistical calculation date. However, the depositor does not believe that the home equity loans as they will be constituted on the cut-off date will deviate in any material respect from the home equity loan pool characteristics that are described in the prospectus supplement.

The “combined loan-to-value ratio” of a home equity loan is the percentage equivalent of a fraction, the numerator of which is the sum of (1) the original principal amount of the home equity loan at its date of origination and (2) the outstanding principal amount of any senior loan on the mortgaged property at the time of origination of the home equity loan, and the denominator of which is the “appraised value” (defined below) of the mortgaged property at the date of origination.

“Appraised value” means, with respect to property securing a home equity loan, the lesser of the appraised value determined in an appraisal obtained at origination of the home equity loan or sales price of the property at that time.

If information of the nature described above about the home equity loans is not known to the seller at the time the securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the SEC within four business days after the initial issuance of the securities.

ACCOUNTS

Certificate and Distribution Accounts

A separate Principal and Interest Account will be established for each series of securities for receipt of all amounts received on or with respect to the home equity loans. Certain amounts on deposit in the Principal and Interest Account and certain amounts available pursuant to any credit enhancement, as provided in the related prospectus supplement, will be deposited into one or more Certificate Accounts (in the case of a series of certificates) or Distribution Accounts (in the case of a series of notes). Funds in these accounts generally will be invested in eligible investments maturing, with certain exceptions, not later, in the case of funds in the Principal and Interest Account, than the day the funds are due to be deposited in the Certificate or Distribution Account or otherwise distributed and, in the case of funds in the Certificate or Distribution Account, than the business day preceding the next distribution date for the related series of securities. For purposes of this prospectus, the term “Certificate Account” may be used in place of “Distribution Account.”

We refer you to “—Eligible Investments” and “The Agreements—Deposits to Principal and Interest Account and Certificate Account” below for more detail.

Prefunding and Capitalized Interest Accounts

If specified in the related prospectus supplement, an issuing entity will include one or more Prefunding Accounts, that are segregated trust accounts established and maintained with the trustee for the related series. If so specified, on the closing date for the series, a prefunded amount representing a portion of the proceeds of the sale of the securities limited to 50% of the aggregate principal amount of the series may be deposited in the Prefunding Account and may be used to purchase additional home equity loans during a prefunding period, not to exceed six months, specified in the related prospectus supplement. Pending the purchase of additional home equity loans, funds deposited in the Prefunding Account will be invested in eligible investments. If any prefunded amount remains on deposit in the Prefunding Account at the end of the prefunding period, this amount will be applied in the manner specified in the related prospectus supplement to prepay the notes or the certificates of the applicable series.

Each additional home equity loan must satisfy the eligibility criteria specified in the related prospectus supplement and related agreements. This eligibility criteria will be determined in consultation with the relevant rating agencies and any credit enhancer prior to the issuance of the related series and are designed to ensure that if the additional home equity loans were included as part of the initial home equity loans, the credit quality of the assets as a whole would continue to be consistent with the initial rating on the securities. The eligibility criteria will apply to the aggregate pool of home equity loans, including the original and the additional home equity loans, and must include a minimum weighted average interest rate, a maximum weighted average remaining term to maturity and a maximum weighted average combined loan-to-value ratio. Depending on the composition of the original home equity loans and the type of credit enhancement, additional eligibility criteria, such as a minimum interest rate, a maximum principal balance, a limitation on geographic concentration and a limit on certain types of home equity loans such as balloon loans or loans secured by other than primary residences, may need to be satisfied. The seller will certify to the trustee that all conditions precedent to the transfer of the additional home equity loans, including the satisfaction of the eligibility criteria applicable to the issuing entity, have been satisfied. It is a condition to the transfer of any additional home equity loans to the issuing entity that no rating agency, after receiving prior notice of the proposed transfer of the additional home equity loans to the issuing entity, advises the seller or the trustee or any credit enhancer that the conveyance of the additional home equity loans will result in a qualification, modification or withdrawal of its then current rating of any class of notes or certificates of the series. Following the transfer of additional home equity loans to the issuing entity, the aggregate characteristics of the home equity loans then held in the issuing entity may vary from those of the initial home equity loans. As a result, the additional home equity loans may adversely affect the performance of the related securities.

If a Prefunding Account is established, one or more Capitalized Interest Accounts, which must be segregated trust accounts, may be established and maintained with the trustee for the related series. On the relevant closing date, a portion of the proceeds of the sale of the securities will be deposited in the Capitalized Interest Account and used to pay interest accrued on the securities and, if specified in the related prospectus supplement, certain fees or expenses (such as trustee fees and credit enhancement fees) that are not covered by interest generated by the home equity loans in the issuing entity during the prefunding period and available to pay these amounts. Pending use for this purpose, amounts on deposit in the Capitalized Interest Account will be invested in eligible investments. If specified in the related prospectus supplement, amounts on deposit in the Capitalized Interest Account may be released to the seller prior to the end of the prefunding period subject to the satisfaction of certain tests specified in the related prospectus supplement. Any amounts on deposit in the Capitalized Interest Account at the end of the prefunding period will be distributed to the person specified in the related prospectus supplement.

Eligible Investments

Each agreement generally will define eligible investments to include the following (if the rating agencies that rate the relevant series of securities do not include Standard & Poor’s or Moody’s, the ratings referred to below will instead refer to the equivalent ratings of any other rating agency that rates the series):

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direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, if these obligations are backed by the full faith and credit of the United States, Fannie Mae senior debt obligations and Freddie Mac senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

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Freddie Mac participation certificates which guaranty timely payment of principal and interest;

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Fannie Mae mortgaged-backed securities (other than stripped mortgage securities);

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repurchase agreements with a term of 30 days or less collateralized by obligations specified in the three subparagraphs above, if the unsecured short-term or long-term debt obligations of the party agreeing to repurchase these obligations are rated “A-1+” or “AA” (or better), respectively, by Standard & Poor’s and “P-1” or “Aa2” (or better), respectively, by Moody’s;

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federal funds, certificates of deposit, time deposits and bankers’ acceptances of any domestic bank, if the unsecured short-term debt obligations of the bank have been rated “A-1” by Standard & Poor’s and “P-1” by Moody’s;

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commercial paper (having original maturities of not more than 270 days) which has been rated by each of Standard & Poor’s and Moody’s in its highest unsecured short-term debt rating category;

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interests in any money market fund which has a rating of either “AAAm” or “AAAm-G” by Standard & Poor’s and “Aaa” by Moody’s; and

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deposits of any bank or savings and loan association which has a long-term deposit rating of “AA-” or better by Standard & Poor’s and “A2” or better by Moody’s and has combined capital, surplus and undivided profits of at least $50,000,000.

However, no instrument described above may evidence either the right to receive (1) only interest with respect to the obligations underlying the instrument or (2) both principal and interest payments derived from obligations underlying the instrument and the interest and principal payments with respect to the instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations. In addition, no instrument may be purchased at a price greater than par if the instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

To the extent any investment would require registration of the issuing entity as an investment company, that investment will not constitute an eligible investment.

The servicer will select the eligible investments in which the amounts on deposit in the relevant accounts will be invested. If any amounts are needed for disbursement from any account held by the trustee and sufficient uninvested funds are not available to make such disbursement, the trustee will sell or otherwise convert to cash as directed by the servicer a sufficient amount of the investments in the account. Any investment earnings or losses on funds held in an account will be for the account of the servicer, except that, for the Certificate Account, any gain from investment earned on the business day immediately preceding a distribution date will be retained by the trustee.

Revolving Period and Amortization Period; Retained Interest

If the related prospectus supplement so provides, there may be a revolving period commencing on the date of issuance of a class or classes of notes or certificates of a series and ending on the date set forth in the prospectus supplement during which limited or no principal payments will be made to one or more classes of notes or certificates of the related series identified in the prospectus supplement. Some or all collections of principal otherwise allocated to these classes of notes or certificates may be:

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utilized during the revolving period to acquire additional home equity loans which satisfy the criteria specified above and the criteria set forth in the related prospectus supplement;

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held in an account and invested in eligible investments for later distribution to holders; or

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applied to those notes or certificates, if any, specified in the related prospectus supplement that are in amortization.

An amortization period is a period during which an amount of principal is payable to holders of a series which, during the revolving period, were not entitled to payments of principal. If specified in the related prospectus supplement, during an amortization period all or a portion of principal collections on the home equity loans may be applied as specified above for a revolving period and, to the extent not so applied, will be distributed to the classes of notes or certificates specified in the related prospectus supplement as then being entitled to payments of principal. In addition, if specified in the related prospectus supplement, amounts deposited in certain accounts for the benefit of one or more classes of notes or certificates may be released from time to time or on a specified date and applied as a payment of principal on those classes of notes or certificates. The related prospectus supplement will set forth the circumstances which will result in the commencement of an amortization period.

Each series which has a revolving period may also issue to the depositor or one of its affiliates a retained interest security, which is an undivided beneficial interest in the series not represented by the other securities issued by the depositor. As further described in the related prospectus supplement, the value of the retained interest security will fluctuate as the outstanding amount of notes and certificates of the related series is reduced.

ENHANCEMENT

The amounts and types of credit enhancement arrangements and the provider of the credit enhancement, if applicable, with respect to a series or any class of securities will be set forth in the related prospectus supplement. If specified in the related prospectus supplement, credit enhancement for any series of securities may cover one or more classes of notes or certificates, and accordingly may be exhausted for the benefit of a particular class of notes or certificates and afterwards be unavailable to other classes of notes or certificates. Further information regarding any provider of credit enhancement, including financial information when material, will be included in the related prospectus supplement.

If specified in the related prospectus supplement, credit enhancement may only take the form of:

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a financial guaranty insurance policy, which will be issued by a monoline insurance company and which, subject to the terms of the policy, will guarantee timely payment of interest on, and ultimate (as opposed to timely) payment of principal of, the applicable class or classes of securities;

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overcollateralization, which will equal the excess of the aggregate principal balance of the home equity loans over the aggregate principal balance of the securities. Overcollateralization may be created by the initial or subsequent deposit of home equity loans or may build over time from the application of certain excess cash amounts generated by the home equity loans to accelerate the amortization of the applicable class or classes of securities;

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crosscollateralization, where one or more forms of credit enhancement permitted by this prospectus that is available to primarily support payments on the securities of one loan group or one class of securities may be used to support payments on the securities of another loan group or class of securities;

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a letter of credit, which will be issued by a bank or other financial institution in a maximum amount which may be permanently reduced as draws are made or may be replenished as previous draws are repaid from certain excess cash amounts generated by the home equity loans. Draws may be made to cover shortfalls generally in collections, with respect to particular types of shortfalls such as those due to particular types of losses or with respect to specific situations such as shortfalls in amounts necessary to pay current interest;

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a cash reserve fund, which may be partially or fully funded on the date of issuance or may be funded over time from certain excess cash amounts generated by the home equity loans. Withdrawals may be made in circumstances similar to those for which draws may be made on a letter of credit;

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insurance policies, such as mortgage insurance, hazard insurance and other insurance policies, which may insure a portion of the home equity loans against credit losses, bankruptcy losses, fraud losses or special hazard losses not covered by typical homeowners insurance policies;

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subordinated securities, which will be subordinated in the right to receive distributions to one or more other classes of more senior securities of the same series, some or all of which may themselves be subordinated to other classes in the series. Subordination may be with respect to distributions of interest, principal or both. In addition, all or portions of certain types of losses on the home equity loans may be allocated to one or more classes of subordinate securities prior to their allocation to other classes of more senior securities in the applicable series; or

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any combination of the foregoing.

The presence of credit enhancement is intended to increase the likelihood of receipt by the holders of securities of the full amount of principal and interest due on their securities and to decrease the likelihood that the holders will experience losses, or may be structured to provide protection against changes in interest rates or against other risks, such as basis risk and liquidity risk, to the extent and under the conditions specified in the related prospectus supplement. Forms of credit enhancement may provide for one or more classes of securities to be paid in foreign currencies. The credit enhancement for a class of securities generally will not provide protection against all risks of loss and may not guarantee repayment of all principal and interest on the securities. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, holders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one class of securities of a series, holders of one class will be subject to the risk that the credit enhancement will be exhausted by the claims of holders of other classes.

Derivative Instruments

If so specified in the prospectus supplement relating to a series of securities, the trust will enter into, or obtain an assignment of, one or more derivative products, which may only include (i) a swap to convert floating or fixed rate payments, as applicable, on the home equity loans into fixed or floating rate payments, as applicable, on the securities, or (ii) a cap or floor agreement intended to provide protection against changes in floating rates of interest payable on the home equity loans and/or the securities.  In addition, if so specified in the prospectus supplement relating to a series of securities, the trust may enter into one or more currency swaps.

The related prospectus supplement will describe the material terms and risks associated with each such derivative agreement and the risks associated with the related counterparty. The prospectus supplement relating to the series of securities also will set forth information relating to the applicable significance estimate and significance percentage (as such terms are defined in Regulation AB), and, to the extent required, the corporate status, ownership and credit quality of the counterparty or counterparties to each such derivative instrument in accordance the provisions of Regulation AB.

The related prospectus supplement will provide disclosure required by Item 301 of Regulation S-K if the aggregate significance percentage related to any entity or group of affiliated entities providing derivative instruments is 10% or more, but less than 20%, for such entity or group of affiliated entities.  The related prospectus supplement will provide disclosure required by Regulation S-X if the aggregate significance percentage related to any entity or group of affiliated entities providing derivative instruments is 20% or more for such entity or group of affiliated entities.

THE AGREEMENTS

The provisions of the applicable pooling and servicing agreement, trust agreement, sale and servicing agreement and indenture will vary depending on the nature of the securities to be issued thereunder and the nature of the related issuing entity. The following summaries describe the material provisions of the agreements common to each series of securities. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements and the prospectus supplement relating to each series of securities. Where particular provisions or terms used in the agreements are referred to, the actual provisions (including definitions of terms) are incorporated in this prospectus by reference as part of the summaries contained in this prospectus.

General

At the time of issuance of the securities of a series, the seller will transfer, convey and assign to the depositor and the depositor will transfer, convey and assign to the issuing entity all right, title and interest of the seller and the depositor in the home equity loans to be transferred to the depositor and the issuing entity for that series. The assignment will include all principal collected and interest due on or with respect to the home equity loans after the cut-off date to the extent specified in the related prospectus supplement (except for any retained interests). The trustee will, concurrently with the assignment, execute and deliver the securities.

Repurchase and Substitution of Non-Conforming Home Equity Loans

Under the applicable agreement, as of the closing date for a series of securities, the seller and, if applicable, the servicer will make certain representations and warranties about the home equity loans transferred to the issuing entity.

These representations and warranties will include representations and warranties regarding:

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title to and encumbrances on the home equity loans;

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the type of mortgaged property securing the home equity loans;

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the loan-to-value ratios of the home equity loans;

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the schedule of monthly payments on the home equity loans;

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the priority, validity and enforceability of the mortgages securing the home equity loans;

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delinquency information for the home equity loans;

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the condition of the mortgaged properties;

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compliance of the home equity loans with applicable laws, and whether any of the loans are “high cost” loans as defined by applicable predatory or abusive lending laws;

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title insurance, hazard insurance and flood insurance with respect to the mortgaged properties;

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the validity and binding effect of the obligations of the borrowers under the home equity loans;

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the geographic concentrations of the home equity loans;

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compliance of the mortgaged properties and the use and occupancy thereof with applicable laws, including environmental laws; and

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the underwriting of the home equity loans, the accuracy of the information submitted by the borrowers for the home equity loans and the appraisal of the mortgaged properties.

Pursuant to the related agreement, upon the discovery by the depositor, the seller, the credit enhancer, if any, the servicer, any sub-servicer, any holder, the custodian for the home equity loans, the trustee or any other parties specified in the related agreement that the representations and warranties of the seller or, if applicable, the servicer about the home equity loans are untrue in any material respect as of the closing date, with the result that the interests of the holders or of the credit enhancer are materially and adversely affected, the party discovering the breach is required to give prompt written notice to the other parties.

Upon the earlier of the seller’s discovery, or its receipt from any of the other parties of notice, of breach of a representation or warranty with respect to a home equity loan or the time that an existing untrue statement results in a situation that materially and adversely affects the interests of the holders or the credit enhancer, if any, in the home equity loan, the seller will be required promptly to cure the breach in all material respects or the seller will, on or prior to the second Monthly Remittance Date (defined under “Deposits to Principal and Interest Account and Certificate Account” below) immediately succeeding the discovery, receipt of notice or applicable time:

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substitute each home equity loan which has given rise to the requirement for action by the seller with a “Qualified Replacement Mortgage” (as defined in the related agreement) and deliver an amount equal to the applicable Substitution Amount (defined below) to the trustee, to be deemed part of the collections remitted by the servicer on the applicable Monthly Remittance Date; or

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purchase the home equity loan from the trust at a purchase price equal to the applicable Loan Purchase Price (defined below), which will be delivered to the trustee along with the Monthly Remittance Amount (defined under “Deposits to Principal and Interest Account and Certificate Account” below) remitted by the servicer on the applicable Monthly Remittance Date.

Despite any contradictory provision of the related agreement, if a REMIC election is made with respect to the issuing entity, no repurchase or substitution of any home equity loan not in default or as to which no default is imminent may be made unless the seller obtains for the trustee and any credit enhancer an opinion of counsel experienced in federal income tax matters stating that a repurchase or substitution of this kind would not constitute a “prohibited transaction” (within the meaning of the Internal Revenue Code) for the REMIC or otherwise subject the REMIC to tax and would not jeopardize the status of the REMIC as such, which we refer to as a “REMIC Opinion”, addressed and acceptable to the trustee and any credit enhancer. The seller will also deliver an officer’s certificate to the trustee and any credit enhancer concurrently with the delivery of a Qualified Replacement Mortgage stating that the home equity loan meets the requirements of a Qualified Replacement Mortgage and that all other conditions to substitution of the Qualified Replacement Mortgage have been satisfied.

Any home equity loan as to which repurchase or substitution was delayed pursuant to the related agreement will be repurchased or substituted for (subject to compliance with the provisions of the related agreement) upon the earlier of the occurrence of a default or imminent default with respect to the home equity loan and receipt by the trustee and the credit enhancer, if any, of a REMIC Opinion.

The obligation of the seller to so substitute or repurchase any home equity loan as to which a representation or warranty is untrue in any material respect and has not been remedied constitutes the sole remedy available to the holders and the trustee.

“Loan Purchase Price” means an amount equal to the outstanding principal balance of a home equity loan as of the date of purchase (assuming that the Monthly Remittance Amount remitted by the servicer on the applicable Monthly Remittance Date has already been remitted), plus all accrued and unpaid interest on the home equity loan at the coupon rate to but not including the date of purchase together with (without duplication) the aggregate amount of (1) all unreimbursed Delinquency Advances and Servicing Advances already made with respect to the home equity loan, (2) all Delinquency Advances which the servicer has so far failed to remit with respect to the home equity loan, (3) all reimbursed Delinquency Advances and Servicing Advances to the extent that the reimbursement is not made from the mortgagor and (4) any costs and damages incurred by the issuing entity in connection with any violation by the home equity loan of any predatory or abusive lending law.

“Substitution Amount” means an amount equal to the excess, if any, of the outstanding principal balance of the home equity loan being replaced over the outstanding principal balance of the replacement home equity loan, together with (without duplication) the aggregate amount of (1) all unreimbursed Delinquency Advances and unreimbursed Servicing Advances made, (2) all accrued and unpaid interest and (3) any costs and damages incurred by the issuing entity in connection with any violation by the home equity loan of any predatory or abusive lending law, with respect to the home equity loan being replaced.

See “—Advances; Compensating Interest” for a definition of what constitutes a “Delinquency Advance” and a “Servicing Advance”.

We refer you to “FEDERAL INCOME TAX CONSEQUENCES” and “ERISA CONSIDERATIONS” for a more detailed discussion of federal income tax and ERISA implications.

Assignment of Home Equity Loans

Pursuant to the related agreement, the seller will transfer, assign, set over and otherwise convey without recourse to the depositor and the depositor will transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the holders all right, title and interest of the seller in and to each home equity loan and all its right, title and interest in and to all principal received on each home equity loan on and after the cut-off date and interest due on each home equity loan after the cut-off date. However, the seller will reserve and retain all its right, title and interest in and to principal received (including prepayments of the home equity loans) and interest due on each home equity loan prior to the cut-off date. As a protective measure only, the seller will also grant to the depositor and the depositor will also grant to the trustee a first priority, perfected security interest in the issuing entity in case the transfer of the home equity loans is considered by a court of law or equity to be a loan and not a sale.

In connection with the transfer and assignment of the home equity loans, the seller will be required to:

(1)

deliver without recourse to the trustee or a custodian (which may be an affiliate or agent of the trustee) on behalf of the trustee, on the date the home equity loans are assigned to the issuing entity, with respect to each of the loans, which will be identified in a schedule of home equity loans in the relevant agreement:

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the original mortgage note, endorsed in blank or to the order of the trustee;

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either (a) the original title insurance policy or a copy certified by the issuer of the title insurance policy or, if not available, the original title insurance commitment or a copy certified as a true copy by the closing agent or the seller, (b) if title insurance is not available in the applicable state, the relevant attorney’s opinion of title, or (c) for home equity loans the original principal balance of which is $40,000 or less, a property report describing the status of title to the mortgaged property and a related indemnity in favor of the seller, issued by a title company qualified to do business in the jurisdiction where the mortgaged property is located;

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originals or copies certified by the closing agent or the seller of all intervening assignments, if any, showing a complete chain of title from origination to the seller, including warehousing assignments, if recorded;

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originals of all assumption and modification agreements, if any;

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either the original mortgage, with evidence of recording (if the original mortgage has been returned to the seller from the applicable recording office), a copy of the mortgage (if the original mortgage has not been returned to the seller) certified by the closing agent or the seller, or a copy of the mortgage certified by the public recording office in those instances where the original recorded mortgage has been lost or retained by the recording office; and

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the original assignment of mortgage to the trustee in recordable form;

(2)

cause, within 60 days following the date the home equity loans are assigned to the issuing entity, assignments of the mortgages to the trustee to be submitted for recording in the appropriate jurisdictions. Alternatively, except as provided in the related agreement, the seller may furnish to the trustee, any credit enhancer and the rating agencies, by the date that the home equity loans are assigned to the issuing entity, at the seller’s expense, an opinion of counsel with respect to the relevant jurisdiction that recording is not required to perfect the trustee’s interests in the related home equity loans (in form satisfactory to the trustee, any credit enhancer and the rating agencies); and

(3)

deliver (a) the title insurance policy, attorney’s opinion of title or property report, (b) the original mortgages and (c) the recorded assignments, together with originals or duly certified copies of any and all prior assignments (other than unrecorded warehouse assignments), to the custodian on behalf of the trustee within 15 days of receipt by the seller (but in any event, with respect to a mortgage as to which original recording information has been made available to the seller, within one year after the date the home equity loans are assigned to the issuing entity).

With respect to up to 10% of the home equity loans in an issuing entity, the depositor may deliver all or a portion of each related mortgage file to the trustee or the custodian not later than 20 days after the date the home equity loans are assigned to the issuing entity.

The trustee will agree, for the benefit of the holders, to cause the custodian to review each file with respect to the home equity loans within 45 days after the date that the home equity loans are assigned to the issuing entity (or the date of receipt of any documents delivered to the trustee after the closing date), to ascertain that all required documents (or certified copies of documents) have been executed and received. If during this 45-day period the custodian finds any document constituting a part of a file which is not properly executed, has not been received or is unrelated to the home equity loans or that any home equity loan does not conform in a material respect to the description set forth in the schedule of home equity loans in the relevant agreement, the custodian will promptly notify the depositor, the seller, the holders and the credit enhancer, if any. The seller will agree in the related agreement to use reasonable efforts to remedy a material defect in a document constituting part of a file of which it is notified by the custodian.

If, however, within 90 days after notice to it with respect to the defect, the seller has not remedied the defect and the defect materially and adversely affects the interest in the related home equity loan of the holders or any credit enhancer, the seller will be required on the next succeeding Monthly Remittance Date to (or will cause an affiliate of the seller to) (1) substitute in lieu of the home equity loan a Qualified Replacement Mortgage and deliver the Substitution Amount to the trustee (to be deemed part of the collections remitted by the servicer on the Monthly Remittance Date) or (2) purchase the home equity loan from the trust at a purchase price equal to the applicable Loan Purchase Price, which will be delivered to the trustee along with the Monthly Remittance Amount remitted by the servicer on the Monthly Remittance Date. If a REMIC election is made with respect to the issuing entity, no substitution or purchase of a home equity loan that is not in default or as to which no default is imminent will be made unless the seller obtains for the trustee and any credit enhancer a REMIC Opinion acceptable to the trustee and any credit enhancer.

In addition, the custodian on behalf of the trustee has agreed to undertake a review during the 12th month after the closing date indicating the current status of the exceptions previously indicated on the pool certification with respect to the applicable agreement. After delivery of this final certification, the custodian, on behalf of the trustee, and the servicer will provide to the trustee and the credit enhancer, if any, at least monthly, updated certifications indicating the then current status of exceptions, until all exceptions have been eliminated.

Deposits to Principal and Interest Account and Certificate Account

Pursuant to the related agreement, the servicer will be required to create and maintain a Principal and Interest Account, in the name of the trustee, as a segregated account with one or more depository institutions, which may be affiliates of the servicer. All funds in the Principal and Interest Account are required to be held uninvested or invested in eligible investments, as defined in the related agreement. Any investment of funds in the Principal and Interest Account must mature or be withdrawable at par on or prior to the next Monthly Remittance Date. Any investment earnings and losses on funds held in the Principal and Interest Account are for the account of the servicer, and net losses must be promptly replenished by the servicer.

Within two business days of receipt, the servicer will be required to deposit to the Principal and Interest Account all principal received and interest due on the home equity loans (net of the servicing fee) on and after the related cut-off date, including any prepayments of the home equity loans, any Net Liquidation Proceeds (defined below) and any income from REO properties, but net of the following:

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Net Liquidation Proceeds to the extent that Net Liquidation Proceeds exceed the sum of (a) the loan balance of the related home equity loan immediately prior to liquidation, (b) accrued and unpaid interest on the home equity loan (net of the servicing fee) to the date of liquidation and (c) the amount of any reduction of the loan balance of the related home equity loan by a court in an insolvency proceeding;

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principal (including prepayments of the home equity loans) collected and interest due on the home equity loans prior to the cut-off date;

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reimbursements for unreimbursed Delinquency Advances and unreimbursed Servicing Advances (in each case, solely from amounts recovered on the related home equity loan); and

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reimbursement for amounts deposited in the Principal and Interest Account representing payments of principal or interest on a home equity loan by a mortgagor which are subsequently returned by a depository institution as unpaid.

The servicer may make withdrawals for its own account from the Principal and Interest Account for the following purposes:

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on each Monthly Remittance Date, to pay itself the servicing fee to the extent not otherwise retained;

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to withdraw net investment earnings on amounts on deposit in the Principal and Interest Account;

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to withdraw amounts that have been deposited to the Principal and Interest Account in error;

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to reimburse itself for unreimbursed Delinquency Advances and unreimbursed Servicing Advances (in each case, solely from amounts recovered on the related home equity loan);

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to reimburse itself for nonrecoverable Delinquency Advances and nonrecoverable Servicing Advances to the extent provided under “Advances; Compensating Interest” below or as described in the related prospectus supplement; and

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to clear and terminate the Principal and Interest Account following the termination of the issuing entity.

The servicer will remit to the trustee for deposit in the Certificate Account the Monthly Remittance Amount (defined below) allocable to a Remittance Period (defined below) not later than the related Monthly Remittance Date (defined below). On each distribution date for a series of securities, the trustee will withdraw amounts from the Certificate Account and make the distributions with respect to the securities in accordance with the provisions of the related agreement.

“Monthly Remittance Amount” means as of any Monthly Remittance Date:

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all interest received during the related Remittance Period with respect to the home equity loans (other than interest received on or after the cut-off date that accrued on the home equity loans during the calendar month prior to the cut-off date);

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all Compensating Interest (defined under “Advances; Compensating Interest” below) paid by the servicer on the Monthly Remittance Date;

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the portion of the Loan Purchase Price amounts and Substitution Amounts relating to interest on the home equity loans paid by the seller or the servicer on or prior to the Monthly Remittance Date;

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the interest portion of all Net Liquidation Proceeds actually collected by the servicer with respect to the home equity loans during the related Remittance Period;

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the principal actually collected by the servicer with respect to home equity loans during the related Remittance Period;

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the outstanding principal balance of each home equity loan that was purchased from the trustee on or prior to the Monthly Remittance Date, to the extent the outstanding principal balance was actually deposited in the Principal and Interest Account on or prior to the Monthly Remittance Date;

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any Substitution Amounts relating to principal delivered by the seller in connection with a substitution of a home equity loan to the extent these Substitution Amounts were actually deposited in the Principal and Interest Account on or prior to the Monthly Remittance Date;

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the principal portion of all Net Liquidation Proceeds actually collected by the servicer with respect to the home equity loans during the related Remittance Period; and

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investment losses required to be deposited on the Monthly Remittance Date.

“Monthly Remittance Date” means the date specified in the related prospectus supplement on which funds on deposit in the Principal and Interest Account are remitted to the Certificate Account.

“Net Liquidation Proceeds” means the proceeds of any liquidation of a home equity loan net of (1) expenses incurred by the servicer (including unreimbursed Servicing Advances) in connection with the liquidation and (2) unreimbursed Delinquency Advances relating to the home equity loan.

“Remittance Period” means with respect to any Monthly Remittance Date, the calendar month preceding the Monthly Remittance Date.

Advances; Compensating Interest

Delinquency Advances. On each Monthly Remittance Date, the servicer will be required to advance to the trustee for deposit to the Certificate Account, out of the servicer’s own funds or from collections on any home equity loans that are not required to be distributed on the distribution date occurring during the month in which the advance is made (but which will be reimbursed by the servicer on or before any subsequent Monthly Remittance Date on which the collection used to make the advance is required to be part of the Monthly Remittance Amount), any delinquent payment of interest with respect to each delinquent home equity loan, which was not received on or prior to the last day of the related Remittance Period and was not already advanced by the servicer. Advances out of the servicer’s own funds are called “Delinquency Advances”. The servicer may reimburse itself for any Delinquency Advances paid from the servicer’s own funds, from late collections on the related home equity loan and from the proceeds realized upon liquidation of the related home equity loan. The servicer may also recover unreimbursed Delinquency Advances from certain amounts on deposit in the Certificate Account as specified in the related prospectus supplement.

If the servicer determines in its reasonable business judgment in accordance with the servicing standards of the related agreement that any proposed Delinquency Advance if made would not be recoverable, the servicer will not be required to make a Delinquency Advance with respect to the home equity loan. To the extent that the servicer previously has made Delinquency Advances with respect to a home equity loan that the servicer subsequently determines to be nonrecoverable, the servicer will be entitled to reimbursement for the Delinquency Advance from collections on any of the home equity loans in the related issuing entity.

Servicing Advances. Except to the extent that the servicer determines they will not be recoverable, the servicer will be required to pay all “out of pocket” costs and expenses incurred in the performance of its servicing obligations, including:

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expenditures in connection with a foreclosed home equity loan prior to its liquidation, including expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation;

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the cost of any enforcement or judicial proceedings, including foreclosures; and

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the cost of the management and liquidation of REO property (including broker’s fees).

These costs and expenses are “Servicing Advances”. The servicer may recover a Servicing Advance from the mortgagor on whose behalf the advance was made to the extent permitted by the related home equity loan or, if not recovered from the mortgagor, from proceeds realized upon the liquidation of the related home equity loan or from certain amounts on deposit in the Certificate Account as specified in the related prospectus supplement. To the extent that the servicer previously has made Servicing Advances with respect to a home equity loan that the servicer subsequently determines to be nonrecoverable, the servicer will be entitled to reimbursement for the Servicing Advance from collections on any of the home equity loans in the related issuing entity.

Compensating Interest. If any prepayment in full of a home equity loan occurs during any calendar month, the servicer must deposit any difference between the interest collected from the mortgagor in connection with the payoff and the full month’s interest at the coupon rate on the home equity loan that would be due on the related due date for the home equity loan (but not in excess of the aggregate servicing fee for the related Remittance Period), to the Principal and Interest Account on the next succeeding Monthly Remittance Date. This difference in interest is called “Compensating Interest”. This Compensating Interest will be included in the Monthly Remittance Amount to be made available to the trustee on such Monthly Remittance Date.

Advance Facility

If specified in the related agreement, the servicer may enter into a facility with any person which provides that the person — called an “advancing person” — may fund Delinquency Advances and/or Servicing Advances, although no facility of this type shall reduce or otherwise affect the servicer’s obligation to fund the Delinquency Advances and/or Servicing Advances. Any Delinquency Advances and/or Servicing Advances made by an advancing person will be reimbursed to the advancing person in the same manner as reimbursements would be made to the servicer.

Optional Repurchase of Defaulted Home Equity Loans

Subject to certain limitations contained in the related agreement, the servicer will have the right and the option, but not the obligation, to purchase for its own account any home equity loan which becomes delinquent for the number of consecutive monthly installments set forth in the related prospectus supplement or any home equity loan as to which enforcement proceedings have been brought by the servicer. However, the servicer may not purchase a home equity loan unless it has delivered a REMIC Opinion to any credit enhancer and the trustee, at its own expense. The purchase price for this home equity loan will be equal to the Loan Purchase Price, which must be deposited in the Principal and Interest Account on the next Monthly Remittance Date.

Realization Upon Defaulted Home Equity Loans

The servicer is required to have liquidated any home equity loan relating to an REO property that has not been liquidated within 35 months of effecting ownership at a price that the servicer deems necessary to comply with this requirement, or within a period of time that, in the opinion of counsel nationally recognized in federal income tax matters, is permitted under the Internal Revenue Code.

Hazard Insurance

The servicer will be required to have hazard insurance maintained with respect to mortgaged property and to advance sums on account of the premiums if not paid by the mortgagor if permitted by the terms of the home equity loan.

Servicing

Nationstar Mortgage or another servicer(s) specified in the related prospectus supplement, Nationstar Mortgage will also serve as the servicer of each home equity loan. The servicer will be entitled to a periodic servicing fee as compensation in an amount specified in the prospectus supplement. The servicer may retain the servicing fee from the interest portion of each monthly payment on the home equity loans. In addition, the servicer will be entitled to retain, as additional servicing compensation, prepayment charges, release fees, bad check charges, assumption fees, late payment charges, prepayment penalties, any other servicing-related fees or Net Liquidation Proceeds not required to be deposited in the Principal and Interest Account pursuant to the related agreement, and similar items.

The servicer may assign its obligations under the related agreement, provided it obtains the written consent of the trustee and any credit enhancer; however, the assignee must meet the eligibility requirements for a successor servicer set forth under “— Removal and Resignation of Servicer” below.

General Servicing Standard

The servicer will be required to service the home equity loans in accordance with the related agreement and the terms of the home equity loans.

The servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the home equity loans, and, to the extent the procedures are consistent with the related agreement and the terms and provisions of any applicable insurance policy, to follow collection procedures for all home equity loans at least as rigorous as those described in Fannie Mae’s Servicing Guide.

The servicer may in its discretion waive or permit to be waived (if the waiver or permission is occasioned by the default or reasonably foreseeable default of a home equity loan or is consistent with the continued treatment of the homes equity loan as a “qualified mortgage” (as defined in the Internal Revenue Code)) any late payment charge, assumption fee or any other fee or charge which the servicer would be entitled to retain as additional servicing compensation. In the event the servicer consents to the deferment of the due dates for payments due on a home equity loan, the servicer must nevertheless pay any required Delinquency Advances with respect to the interest payments extended by the servicer as if the interest portion of the installment had not been deferred.

The servicer will have the right under the related agreement (upon receiving the prior written consent of the credit enhancer, if any) to accept applications of mortgagors for consent to partial releases of mortgages, alterations and removal, demolition or division of mortgaged properties. No application for approval may be considered by the servicer unless:

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the provisions of the related mortgage have been complied with;

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the loan-to-value ratio and debt-to-income ratio after any release does not exceed the loan-to-value ratio and debt-to-income ratio of the home equity loan on the cut-off date or any later date that the home equity loan was acquired by the trust;

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any increase in the loan-to-value ratio does not exceed 5% unless approved in writing by the credit enhancer, if any; and

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the lien priority of the related mortgage is not affected.

The servicer may not agree to any modification, waiver or amendment of any provision of any home equity loan unless, in the servicer’s good faith judgment, the modification, waiver or amendment would minimize the loss that might otherwise be experienced with respect to the home equity loan and only in the event of a payment default with respect to the home equity loan or if a payment default with respect to the home equity loan is reasonably foreseeable by the servicer. However, no modification, waiver or amendment may extend the maturity date of the home equity loan beyond the date that is six months after the latest final scheduled distribution date of all the classes of offered securities then outstanding issued by the issuing entity. Despite any conflicting provisions in the related agreement, the servicer will be permitted to modify, waive or amend any provision of a home equity loan if required by statute or a court of competent jurisdiction to do so.

Sub-Servicing Arrangements

The servicer, with the prior written consent of any credit enhancer, may under the related agreement enter into sub-servicing agreements with qualified sub-servicers for any servicing and administration of home equity loans. A qualified sub-servicer must be in compliance with the laws of each state necessary to enable it to perform its obligations under the sub-servicing agreement, have experience servicing home equity loans that are similar to the home equity loans in the related issuing entity and have equity of not less than $5,000,000 (as determined in accordance with generally accepted accounting principles).

The servicer will be required to provide notice of the appointment of any sub-servicer to the trustee, the holders, any credit enhancer and each rating agency and to obtain confirmation from each rating agency that the appointment of a sub-servicer will not result in any withdrawal or downgrade of the then-current ratings on the securities (without giving effect to any credit enhancement provided by the credit enhancer). A sub-servicing agreement will not relieve the servicer of its obligations under the related agreement, and the servicer’s obligations will be the same as if it alone were servicing and administering the home equity loans. The servicer will be entitled to enter into any agreement with a sub-servicer for indemnification of the servicer by the sub-servicer and nothing contained in the sub-servicing agreement will limit or modify the terms of the related agreement.

Certain Matters Regarding the Servicer

The servicer has agreed to indemnify and hold the trustee, the depositor, each holder and any credit enhancer harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the trustee, the depositor, each holder and any credit enhancer may sustain in any way related to the failure of the servicer to perform its duties and service the home equity loans in compliance with the terms of the related agreement, except to the extent limited in the related agreement. The servicer must immediately notify the trustee, the depositor, each holder and any credit enhancer if a claim is made by a third party with respect to the related agreement, and the servicer must assume the defense of any claim and pay all expenses in connection with the claim, including reasonable counsel fees. It must also promptly pay, discharge and satisfy any judgment or decree that may be entered against the servicer, the trustee, the depositor, each holder and/or any credit enhancer with respect to the claim. The trustee must reimburse the servicer from amounts otherwise distributable on residual interest securities for the related series for all amounts advanced by the servicer as described in this paragraph, except when a final nonappealable adjudication determines that the claim relates directly to the failure of the servicer to perform its duties in compliance with the related agreement. The indemnification provisions will survive the termination of the related agreement and the payment of the outstanding securities.

Evidence as to Compliance

The related agreement for each series will require each servicer, the trustee, any master servicer, any securities administrator, each custodian, each subservicer and any other party that is participating in the function of servicing the home equity loans (including those entities to which servicing functions are outsourced) to provide to the depositor and any other party specified in the related agreement, on an annual basis on or before the date specified in the related agreement, a report on assessment of compliance with servicing criteria for asset-backed securities together with a copy of an attestation report from a registered public accounting firm regarding such party’s assessment of compliance, all in accordance with Item 1122 of Regulation AB. In addition, the related agreement will require each servicer, the trustee, any master servicer, any securities administrator, each custodian, each subservicer and any other party that is participating in the function of servicing the home equity loans (including those entities to which servicing functions are outsourced) to provide to the depositor and any other party specified in the related agreement, on an annual basis on or before the date specified in the related agreement a statement of compliance, signed by an authorized officer, to the effect that (a) a review of the party’s activities during the reporting period and of its performance under the related agreement has been made under such officer’s supervision and (b) to the best of that officer’s knowledge, based on such review, such party has fulfilled all of its obligations under the related agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to that officer and the nature and status thereof.

Merger, Conversion, Consolidation or Succession to Business of Servicer

Any corporation, limited liability company or other entity into which the servicer is merged or converted or with which it is consolidated, or any corporation, limited liability company or other entity resulting from any merger, conversion or consolidation to which the servicer is a party, or any corporation, limited liability company or other entity succeeding to all or substantially all of the business of the servicer, will be the successor to the servicer under the relevant agreement, without the execution or filing of any paper or any further act on the part of any of the parties to the relevant agreement, provided that such corporation, limited liability company or other entity meets the qualifications set forth under “—Removal and Resignation of Servicer” below and the resulting corporation, limited liability company or other entity has a tangible net worth of at least $15,000,000.

For this purpose, “tangible net worth” means the difference between: (a) the tangible assets of the servicer and its affiliates calculated in accordance with generally accepted accounting principles, as reduced by adequate reserves in each case where a reserve is appropriate; and (b) all indebtedness, including subordinated debt, of the servicer and its affiliates; provided that (i) intangible assets such as patents, trademarks, trade names, copyrights, licenses, goodwill, organization costs, advances or loans to, or receivables from, directors, officers, employees or affiliates, prepaid assets, amounts relating to covenants not to compete, pension assets, deferred charges or treasury stock of any securities unless the same are readily marketable in the United States of America or are entitled to be used as a credit against federal income tax liabilities, shall not be included in the calculation of (a) above, (ii) securities included as tangible assets shall be valued at their current market price or cost, whichever is lower and (iii) any write-up in book value of any assets shall not be taken into account.

Removal and Resignation of Servicer

The credit enhancer, if any, or the trustee (with the consent of the credit enhancer, if any), or, if there is no credit enhancer, the holders of at least 51% of the interests represented by the securities of the series then outstanding, will have the right, pursuant to the related agreement, to remove the servicer upon the occurrence of certain events specified in the related agreement, which we refer to as “servicer termination events”, including:

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certain acts of bankruptcy or insolvency of the servicer;

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certain failures of the servicer to perform its obligations under the related agreement (which may include certain performance tests related to the delinquency rate and cumulative losses of the home equity loans, which tests may be amended or eliminated by the credit enhancer, if any, without the consent of the holders); or

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the failure of the servicer to cure material breaches of its representations in the related agreement.

The servicer is not permitted to resign from the obligations and duties imposed on it under the related agreement except upon written consent of the trustee or a determination that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, as long as the activities in question are of a type and nature carried on by the servicer on the date of the related agreement. Any determination permitting the resignation of the servicer must be evidenced by an opinion of counsel confirming these matters, which must be delivered, and reasonably acceptable, to the trustee and any credit enhancer.

Upon removal or resignation of the servicer, the trustee may solicit bids for a successor servicer as described in the related agreement. Until a successor servicer is appointed pursuant to the terms of the related agreement, the trustee must serve in the capacity of successor servicer. The credit enhancer, if any, may appoint any successor servicer other than the trustee. If the credit enhancer, if any, does not appoint a successor servicer, the trustee, if it is unable to obtain a qualifying bid and is prevented by law from acting as servicer, will be required to appoint or petition a court of competent jurisdiction to appoint any housing and home finance institution, bank or mortgage servicing institution designated as an approved seller-servicer by Freddie Mac or Fannie Mae that has equity of not less than $5,000,000, and is acceptable to any credit enhancer, as the successor to the servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the servicer. Upon the occurrence of a servicer termination event in connection with a failure by the servicer to make a required Delinquency Advance, the servicer will be deemed to have been automatically removed as servicer and the trustee will immediately become the successor servicer.

No removal or resignation of the servicer will become effective until the trustee or another successor servicer shall have assumed the servicer’s responsibilities and obligations in accordance with the related agreement.

Upon removal or resignation of the servicer, the servicer, at its own expense, must promptly deliver to the trustee or successor servicer all the books and records that the servicer has maintained for the home equity loans, and any collections due to the issuing entity then being held by the servicer and any collections received by the servicer thereafter must be remitted to the trustee or successor servicer.

The compensation of any successor servicer (other than the trustee) will be the amount agreed to between the successor servicer and the trustee (up to a maximum of 0.50% per annum on the outstanding principal balance of each home equity loan), together with the other servicing compensation in the form of assumption fees, late payment charges and similar items provided in the related agreement. If the trustee becomes the successor servicer, the trustee will receive as its compensation the same compensation paid to the servicer immediately prior to the servicer’s resignation or removal.

If the servicer resigns or is replaced, the servicer must reimburse the issuing entity and the holders for the costs and expenses associated with the transfer of servicing to the replacement servicer, subject to a maximum reimbursement to all parties of $25.00 for each home equity loan then included in the issuing entity.

The trustee must give notice to the depositor, the holders, the seller and the rating agencies of any servicer termination event of which the trustee becomes aware.

The Master Servicer and the Securities Administrator

If specified in the related prospectus supplement with respect to a series of certificates or notes, the transaction may involve a master servicer and/or securities administrator.  In such event, the master servicer and the securities administrator, as applicable, will be named in the related prospectus supplement and a description of the master servicer and the securities administrator (including certain of the duties of, and the compensation paid to, such parties) will be presented in the prospectus supplement.  In addition, the related prospectus supplement will describe material provisions of certain agreements related to the master servicer and the securities administrator, as applicable, and certain circumstances under which the master servicer or the securities administrator, as applicable, may be removed or may resign.  For a series involving a master servicer, references in this prospectus to the trustee as successor servicer, or as the party that will provide servicing functions if the servicer shall fail do to so (including, but not limited to, making advances or paying compensating interest), shall apply to the master servicer as successor servicer.  For a series involving a securities administrator, references in this prospectus to the trustee shall apply to the securities administrator where administrative obligations are described (including, but not limited to, reporting to securityholders, receiving funds remitted by the servicer, establishing accounts, acting as certificate registrar and making payments of principal of and interest on the securities).

The Trustee

The trustee or indenture trustee under each pooling and servicing agreement or indenture will be named in the related prospectus supplement. The owner trustee for each series of notes will also be named in the related prospectus supplement. The commercial bank, national banking association, trust company or other person serving as trustee, indenture trustee or owner trustee may have normal banking relationships with the sponsor, the seller, the depositor and the servicer and their affiliates.

Reporting Requirements

On each distribution date the trustee will be required to report in writing (based on information provided to the trustee by the servicer) to each holder, each rating agency and the credit enhancer, if any:

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the applicable record dates, accrual dates and determination dates for calculating distributions and actual distribution dates for the distribution period;

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cash flow received and the sources thereof for distributions, fees and expenses;

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calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment;

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fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses;

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payments accrued or paid with respect to enhancement, with an identification of the general purpose of such payments and the party receiving such payments;

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principal, interest and other distributions accrued and paid on the securities by type and by class or series and any principal or interest shortfalls or carryovers;

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the amount of excess cash flow or excess spread and the disposition of excess cash flow;

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beginning and ending principal balances of the securities;

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interest rates applicable to the pool assets and the securities, to the extent applicable;

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any amounts drawn on any credit enhancement and the amount of coverage remaining under any such enhancement, to the extent applicable;

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number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, including weighted average coupon, weighted average life, weighted average remaining term, pool factors and prepayment amounts;

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delinquency and loss information for the period;

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information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements;

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any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time;

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material breaches of pool asset representations or warranties or transaction covenants;

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information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met;

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the amount of the distribution with respect to each class of securities (based on a security in the original principal amount of $1,000);

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the amount of the distribution allocable to principal, separately identifying the aggregate amount of any prepayments in full or partial prepayments or other recoveries of principal included in the principal amount paid on the home equity loans (based on a security in the original principal amount of $1,000);

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the amount of the distribution allocable to interest (based on a security in the original principal amount of $1,000);

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if the distribution (net of any payment by any credit enhancer) to the holders of any class of securities on the distribution date was less than the amounts distributable to these holders on the distribution date, the related carry-forward amount resulting from the shortfall;

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the amount of any payment by any credit enhancer included in the amounts distributed to the holders of each class of securities on the distribution date;

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the beginning and ending principal balances of each class of securities which will be outstanding after giving effect to any payment of principal on the distribution date;

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the amount of any overcollateralization amount, target overcollateralization amount or collateralization deficit remaining after giving effect to all distributions and transfers on the distribution date;

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the total of any Substitution Amounts or Loan Purchase Price amounts included in the distribution;

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the weighted average coupon rate of the home equity loans in the aggregate or in each home equity loan group (if applicable);

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other information that the credit enhancer or any holder of securities may reasonably request with respect to delinquent home equity loans;

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the largest home equity loan balance with respect to all the home equity loans or in each home equity loan group (if applicable);

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the interest rate for each class of securities on the distribution date and the home equity loan pass-through rate on any securities subject to an available funds or weighted average coupon limitation;

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during any prefunding period, the loan balance of any home equity loans added to the trust during the related Remittance Period;

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during any prefunding period, the remaining amounts in the Prefunding Account as of the last day of the related Remittance Period; and

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any other information specified in the related prospectus supplement or related agreement.

Certain obligations of the trustee to provide information to the holders are conditioned upon the trustee’s having received the information from the servicer.

In addition, on each distribution date the trustee will be required to distribute to each holder, the credit enhancer, if any, and the rating agencies, together with the information described above, the following information prepared by the servicer and furnished to the trustee:

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the number and aggregate principal balances of home equity loans (1) 30-59 days delinquent, 60-89 days delinquent, or 90 or more days delinquent, as of the close of business on the last day of the Remittance Period immediately preceding the distribution date, (2) the number and aggregate loan balances of all home equity loans, as of the close of business on the last day of the Remittance Period immediately preceding the distribution date, and (3) the percentage that each of the amounts specified in clause (1) represents as a percentage of the amounts specified in clause (2);

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the status and the number and dollar amounts of all home equity loans in foreclosure proceedings as of the close of business on the last day of the Remittance Period immediately preceding the distribution date;

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the number of mortgagors and the loan balances of the related mortgages involved in bankruptcy proceedings as of the close of business on the last day of the Remittance Period immediately preceding the distribution date;

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the number of mortgagors and the loan balances of the home equity loans that are “balloon” loans as of the close of business on the last day of the Remittance Period immediately preceding the distribution date;

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the existence and status of any REO properties as of the close of business on the last day of the Remittance Period immediately preceding the distribution date;

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the book value of any REO properties as of the close of business on the last day of the Remittance Period immediately preceding the distribution date;

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the realized losses incurred on the home equity loans for the Remittance Period immediately preceding the distribution date and the cumulative realized losses incurred on the home equity loans from the closing date to and including the Remittance Period immediately preceding the distribution date; and

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the amount of Net Liquidation Proceeds realized on the home equity loans during the Remittance Period immediately preceding the distribution date.

Removal of Trustee for Cause

The trustee may be removed upon the occurrence of any one of the following events, whatever the reason for the event and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

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failure by the trustee to make distributions of available amounts, if applicable;

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breaches of covenants and representations by the trustee;

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certain acts of bankruptcy or insolvency on the part of the trustee; or

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failure to meet the standards of trustee eligibility as set forth in the related agreement.

If any of these events occurs and is continuing, then (1) the credit enhancer, if any, or (2) with the prior written consent of any credit enhancer (which may not be unreasonably withheld), the depositor and the holders of a majority of the interests represented by the securities of the series then outstanding, or (3) if there are no securities then outstanding, the owners of the residual interest securities, may appoint a successor trustee.

Governing Law

The agreements and each security will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed in New York.

Amendments

The trustee, the depositor, the seller, the servicer and the other parties specified in the related agreements, with the consent of the credit enhancer, if any, may, at any time and from time to time and without notice to or the consent of the holders, amend the related agreements:

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if accompanied by an approving opinion of counsel experienced in federal income tax matters, to remove the restriction against the transfer of a residual interest security to a “disqualified organization” (as defined in the Internal Revenue Code);

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to comply with the requirements of the Internal Revenue Code, including any amendments necessary to maintain REMIC status;

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to cure any ambiguity;

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to correct or supplement any provision in the related agreement that is inconsistent with any other provisions in the agreement;

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to amend the provisions of the agreement relating to the issuing entity’s SEC reporting obligations to comply with any changes to the laws applicable to such reporting obligations; or

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for any other purpose, if the amendment will not adversely affect in any material respect the interest of the holders (an amendment will be deemed not to have such an effect if it will not result in a reduction of the then current rating of the securities of a series, without regard to any financial guaranty insurance policy).

In no event may the amendment change in any manner the amount of, or delay the timing of, payments required to be distributed to any holder without the consent of that holder, change the percentage interest of the holders required to consent to any amendment, without the consent of the holders of all outstanding securities of the class or classes affected, or affect the terms or provisions of any financial guaranty insurance policy.

Termination of the Trust

The related agreement will provide that the trust will terminate upon the payment to the holders (from amounts other than those available under any financial guaranty insurance policy) of all amounts required to be paid to the holders upon the later to occur of:

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the final payment or other liquidation of the last home equity loan in the issuing entity (or any advance made with respect to the home equity loan);

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the disposition of all property acquired in respect of any home equity loan remaining in the issuing entity; and

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any time that an optional termination of the trust is effected as described below under “—Optional Termination”.

To effect an optional termination, the trustee must be furnished with an opinion of counsel experienced in federal income tax matters acceptable to the credit enhancer, if any, and the trustee to the effect that the optional termination constitutes a “qualified liquidation” under the Internal Revenue Code.

Optional Termination

At its option, the servicer may effect an optional termination of the trust (which may also be referred to as a clean-up call) to the extent specified in the related prospectus supplement on any date when the aggregate outstanding loan balance of the home equity loans is 10% (or such other percentage as is specified in the related prospectus supplement) or less than the sum of the loan balances of all the home equity loans in the trust as of the date the home equity loans were transferred to the trust.  If another party may effect a clean-up call to the extent the servicer elects not to do so, such information will be described in the related prospectus supplement.

If specified in the related prospectus supplement, the servicer (or any other party that is specified in the related prospectus supplement) may effect an optional termination of the trust by purchasing from the issuing entity all (but not fewer than all) remaining home equity loans, in whole only, and the related mortgaged property, acquired by foreclosure, deed in lieu of foreclosure, or otherwise then constituting the issuing entity, at a purchase price which will equal an amount up to the sum of (a) the greater of (i) 100% of the fair market value of the home equity loans (disregarding accrued interest) and (ii) 100% of the then outstanding principal balance of the securities, plus (b) all accrued and unpaid interest on the securities (other than any interest rate cap carryover amounts) plus (c) certain reimbursement amounts. Upon such termination of the trust, the holders will be paid the principal balance of the securities plus any previously accrued but unpaid interest on the securities (other than any interest rate cap carryover amounts) in accordance with the payment priorities described in the related prospectus supplement, thereby effecting early retirement of the securities.

Termination Upon Loss of REMIC Status. Following a final determination by the Internal Revenue Service or by a court of competent jurisdiction, from which no appeal is taken within the permitted appeal period, or if any appeal is taken, following a final determination with respect to the appeal from which no further appeal can be taken, to the effect that the REMIC does not and will no longer qualify as a “REMIC” pursuant to Section 860D of the Internal Revenue Code, the credit enhancer, if any, or the holders with the consent of the credit enhancer, if any, may within 30 calendar days following the final determination, direct the trustee on behalf of the issuing entity to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Internal Revenue Code.

Events of Default; Termination Under Indenture. Events of default under the indenture for each series of notes include:

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a default for 30 days or more in the payment of any principal of or interest on any note;

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failure to perform any other covenant of the issuing entity in the indenture which continues for a period of 60 days after notice is given in accordance with the procedures described in the related prospectus supplement;

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any representation or warranty made with respect to or affecting the series by the seller or the issuing entity in the indenture or in any certificate or other writing delivered pursuant to or in connection with the indenture having been incorrect in any material respect as of the time made, and the breach is not cured within 60 days after notice is given in accordance with the procedures described in the related prospectus supplement;

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certain events of bankruptcy, insolvency, receivership or liquidation of the seller or the issuing entity; or

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any other event of default provided with respect to the notes.

If an event of default with respect to any outstanding notes occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes with, if specified in the related prospectus supplement, the consent of the credit enhancer, may declare the principal amount (or, if the notes are zero coupon securities, the portion of the principal amount specified in the terms of that series, as provided in the related prospectus supplement) of all the notes to be due and payable immediately. This declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the notes.

If, following an event of default with respect to any series of notes, the notes have been declared to be due and payable, the trustee may, in its discretion, elect to maintain possession of the collateral securing the notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration, if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been any acceleration of payment. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default unless:

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the holders of 100% of the then aggregate outstanding amount of the notes consent to the sale;

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the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes at the date of the sale; or

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the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if the notes had not been accelerated, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes.

In the event that the trustee liquidates the collateral in connection with an event of default involving a default for 30 days or more in the payment of principal of or interest on the notes, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of the event of default, the amount available for distribution to the noteholders may be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

In the event that the principal of the notes of a series is declared due and payable as described above, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of their notes less the amount of the discount which is unamortized.

Subject to the provisions of the indenture relating to the duties of the trustee, even if an event of default has occurred and is continuing with respect to a series of notes, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of the series, unless the holders have offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the request or direction of the holders. Subject to these provisions for indemnification and certain other limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of the series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes. The holders of a majority of the then aggregate outstanding amount of the notes may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes affected.

The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the trustee for cancellation of all the notes of the series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the series.

In addition to this discharge, with certain limitations, the indenture will provide that, if specified with respect to the notes of any series, the related issuing entity will be discharged from any and all obligations with respect to the notes of the series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of the series, to replace stolen, lost or mutilated notes of the series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes on the final scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes. In the event of any resulting defeasance and discharge of the notes, holders of notes would be able to look only to this money and/or direct obligations for all further payment of principal and interest, if any, on their notes.

REMIC Administrator

For any series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the issuing entity may be performed by a REMIC administrator, who may be the seller or an affiliate of the seller.

CERTAIN LEGAL ASPECTS OF THE HOME EQUITY LOANS

The following discussion contains summaries of certain legal aspects of home equity loans which are general in nature. Because certain of these legal aspects are governed by applicable state law (which may differ substantially from state to state), the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the properties securing the home equity loans are situated.

Home Equity Loans

The home equity loans for a series will be secured by either mortgages, deeds of trust, security deeds, deeds to secure debt or similar security instruments, depending upon the prevailing practice in the state in which the property subject to a home equity loan is located. The filing of a mortgage, deed of trust, deed to secure debt or similar security instrument creates a lien or title interest upon the real property covered and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. The priority of the liens is important because, among other things, the foreclosure of a senior lien will extinguish a junior lien, and because the holder of a senior lien generally will have a right to receive insurance, condemnation or other proceeds before the holder of a junior lien.

Priority between mortgages and deeds of trust (or other instruments of record) generally depends in the first instance on the order of filing with the appropriate government records office. Priority also may be affected by the express terms of the mortgage or the deed of trust and any subordination agreement among the lenders.

Although priority among liens on the same property generally depends in the first instance on the order of filing, there are a number of ways in which a lien that is a senior lien when it is filed can become subordinate to a lien filed at a later date. A deed of trust or mortgage generally is not prior to any liens for real estate taxes and assessments, certain federal liens (including certain federal criminal liens, environmental liens and tax liens), certain mechanics and materialmen’s liens, and other liens given priority by applicable law.

There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a home equity loan, the borrower executes a separate undertaking to make payments on the mortgage note. Under a deed of trust or similar security instrument, the homeowner or borrower, called the “grantor,” grants the security property to a third-party grantee, called the “trustee,” for the benefit of the lender, called the “beneficiary.” The deed of trust gives the trustee the authority, if the borrower defaults and upon the instructions of the beneficiary, to sell the security property in a “foreclosure” or “trustee’s sale” and to apply the sale proceeds to the secured debt. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid. The mortgagee’s authority under a mortgage and the trustee’s authority under a deed of trust, security deed or deed to secure debt are governed by the law of the state in which the real property is located, the express provisions of the mortgage, deed of trust, security deed or deed to secure debt and, in some cases, particularly in deed of trust transactions, the directions of the beneficiary.

Foreclosure

Foreclosure of a mortgage is generally accomplished by judicial action, and foreclosure of a deed of trust may be accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in effecting service on necessary parties and from restrictions imposed by bankruptcy courts. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement or pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

If a borrower defaults under a loan secured by a deed of trust, the lender generally may bring suit against the borrower. The lender generally also may attempt to collect the loan by causing the deed of trust to be enforced against the property it encumbers. Enforcement of a deed of trust is accomplished in most cases by a trustee’s sale in which the trustee, upon default of the grantor, and subject to the expiration of applicable cure periods, sells the security property at a public sale under the terms of the loan documents and subject to the applicable procedural provisions of state law. In certain states, such as California, the lender must exhaust the security through foreclosure (either judicially or non-judicially) prior to other efforts to collect the balance of the promissory note. Whether a lender may thereafter collect on the unpaid balance of the loan is governed by the anti-deficiency statute in the applicable state governing the collectibility of deficiency balances.

The trustee’s sale generally must be conducted by public auction in the county or city in which all or some part of the security property is located. At the sale, the trustee generally requires a bidder to deposit with the trustee a set amount or a percentage of the full amount of the bidder’s final bid in cash (or an equivalent satisfactory to the trustee) prior to and as a condition to recognizing the bid, and may conditionally accept and hold these amounts for the duration of the sale. The beneficiary of the deed of trust generally need not bid cash at the sale, but may instead make a “credit bid” up to the extent of the total amount due under the deed of trust, including costs and expenses actually incurred in enforcing the deed of trust, as well as the trustee’s fees and expenses. The trustee will sell the security property to the highest proper bidder at the sale.

A sale conducted in accordance with the terms of the power of sale contained in the deed of trust generally is presumed to be conducted regularly and fairly, and, on a conveyance of the property by trustee’s deed, confers absolute legal title to the property to the purchaser, free of all junior deeds of trust and free of all other liens and claims subordinate to the deed of trust under which the sale is made. The purchaser’s title, however, is subject to all senior liens and other senior claims. Thus, if the deed of trust being enforced is a junior deed of trust, the trustee will convey title to the property to the purchaser subject to the first deed of trust and any other prior liens and claims. A trustee’s sale or judicial foreclosure under a junior deed of trust generally has no effect on the first deed of trust, with the possible exception of the right of a senior beneficiary to accelerate its indebtedness under a default clause or a “due-on-sale” clause contained in the senior deed of trust.

We refer you to “—Due-on-Sale Clauses in Home Equity Loans” below for more detail.

The proceeds received by the trustee from the sale generally are applied first to the costs, fees and expenses of the foreclosure action and sale and expenses related to maintaining and servicing the mortgage loan during such time (e.g., taxes) and then in satisfaction of the indebtedness secured by the deed of trust under which the sale was conducted. Any remaining proceeds generally are payable to the holders of junior deeds of trust and other liens and claims in order of their priority. Any balance remaining generally is payable to the grantor. Following the sale, if there are insufficient proceeds to repay the secured debt, the beneficiary under the foreclosed lien generally may obtain a deficiency judgment against the grantor. See “—Anti-Deficiency Legislation and Other Limitations on Lenders” below.

Some courts have been faced with the issue of whether federal or state constitutional due process requires that borrowers under deeds of trust receive notices in addition to the statutorily prescribed minimum. For the most part, the courts in these cases have upheld the notice provisions and procedures described above.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee’s rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court’s equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action is equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor’s default was excusable or the mortgagee’s action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title to and other facts about the property and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is relatively uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is more common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor’s debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where a deficiency judgment can be obtained. Afterward, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender (or other purchaser at the foreclosure sale) will assume the burdens of ownership, including servicing any senior mortgage or deed of trust, obtaining hazard insurance, paying taxes and making any repairs at its own expense necessary to render the property suitable for sale. The lender commonly will attempt to resell the property and will obtain the services of a real estate broker and pay the broker’s commission in connection with the resale. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Rights of Redemption

In some states, after foreclosure of a mortgage, the mortgagor and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a statutory or non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest, expenses of foreclosure and reasonable expenses incurred in maintaining the property. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption will defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure. Consequently the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has expired. In many states, there is no right to redeem property after a trustee’s sale under a deed of trust, unless a deficiency judgment is sought by the lender. As a result, lenders may choose to forego their right to a deficiency judgment to expedite the start of the marketing process for such foreclosed mortgage.

When the lender under a junior mortgage or deed of trust cures the default and reinstates or redeems the senior mortgage or deed of trust, the amount paid by the lender for the cure generally becomes a part of the indebtedness secured by the junior deed of trust.

Junior Home Equity Loans; Rights of Senior Home Equity Loans

The home equity loans included in the issuing entity for a series of securities will be secured by mortgages or deeds of trust which may be junior to one or more other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the issuing entity (and therefore the holders of the securities), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the home equity loan to be sold upon default of the mortgagor, thus extinguishing the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior mortgage loan in full and, in some states, may cure the default and bring the senior mortgage loan current, in either event adding the amounts expended to the balance due on the junior home equity loan. In some states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. In addition, as described above, the rights of the issuing entity may be or become subject to liens for real estate taxes and other obligations. Although the seller generally does not cure defaults under a senior deed of trust or other lien, it is the seller’s standard practice to protect its interest by monitoring any sale of which it is aware and bidding for property if it determines that it is in the seller’s best interests to do so.

The standard form of the mortgage or deed of trust used by most institutional lenders, like that used by the seller, confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy required to be maintained by the borrower and all awards made in connection with condemnation proceedings. The lender generally has the right, subject to the specific provisions of the mortgage or deed of trust securing its loan, to apply any proceeds and awards to repair of any damage to the security property or to payment of any indebtedness secured by the mortgage or deed of trust, in any order that the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages or deeds of trust. If available, proceeds in excess of the amount of senior mortgage indebtedness, in most cases, will be applied to the junior indebtedness.

Another provision typically found in the form of the mortgage or deed of trust used by institutional lenders obligates the grantor or mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage. Upon a failure of the grantor or mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right to perform the obligation itself, at its election, with the mortgagor or grantor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or grantor. The mortgage or deed of trust typically provides that all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders

Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. However, some states calculate the deficiency as the difference between the outstanding indebtedness and the greater of the fair market value of the property and the sales price of the property. Other states require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting its security; however, in some of these states, the lender, following judgment on its personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors and military personnel, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Foreclosure is permitted during the pendency of this proceeding only with court permission Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 rehabilitative plan under the federal bankruptcy code to cure a monetary default with respect to a loan on a debtor’s residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon its security (as long as no sale of the property has yet occurred) prior to the filing of the debtor’s Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a home equity loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the home equity loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications cannot be applied to the terms of a home equity loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney’s fees and costs to the extent the value of the security exceeds the debt.

In a Chapter 11 case under the federal bankruptcy code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender’s lien may be transferred to other collateral and/or be limited in amount to the value of the lender’s interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

The federal bankruptcy code provides priority to certain tax liens over the lender’s security. This may delay or interfere with the enforcement of rights in respect of a defaulted home equity loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of home equity loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In most cases, this liability will affect assignees of the loans.

Due-on-Sale Clauses in Home Equity Loans

Due-on-sale clauses permit the lender to accelerate the maturity of the home equity loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender’s prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”) preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of due-on-sale clauses with respect to home equity loans that were originated or assumed during the “window period” under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and that were originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Enforceability of Prepayment Charges and Late Payment Fees

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for a prepayment charge or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment charges are typically retained by servicers of home equity loans as additional servicing compensation. The regulations of the Office of Thrift Supervision (“OTS”) prohibit the imposition of a prepayment charge or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage to a refinancing lender. The absence of a restraint on prepayment or the inability to enforce prepayment charge provisions in the home equity loan documents (particularly with respect to home equity loans having higher interest rates) may increase the likelihood of refinancing or other early retirements of the home equity loans.

Some state laws restrict the imposition of prepayment charges even when the loans expressly provide for the collection of those charges. The Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act, permitted the collection of prepayment charges in connection with certain types of eligible home equity loans preempting any contrary state law prohibitions. However, recent changes to the OTS regulations implementing the Parity Act make home equity loans originated on or after July 1, 2003 subject to state law restrictions on prepayment charges.

Equitable Limitations on Remedies

In connection with lenders’ attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Most conventional single-family home equity loans may be prepaid in full or in part without penalty. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to home equity loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of these home equity loans.

Applicability of Usury Laws

Many states have usury laws which limit the interest and other amounts that may be charged under certain loans. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations will not apply to certain types of residential first home equity loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to home equity loans made during the first three months of 1980. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of the state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on home equity loans covered by Title V. State laws apply to residential second mortgages; however, some state usury limitations do not apply to residential second mortgages.

Environmental Legislation

A federal statute, the Comprehensive Environmental Response, Compensation and Liability Act, and a growing number of state laws impose a statutory lien for associated costs on property that is the subject of a cleanup action on account of hazardous wastes or hazardous substances released or disposed of on the property. A lien of this type generally will have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens, including the lien of a mortgage or deed of trust. The priority of the environmental lien under federal law depends on the time of perfection of the federal lien compared to the time of perfection of any competing liens under applicable state law. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a property at a foreclosure sale may be liable for the costs of cleaning up a contaminated site. Although these costs could be substantial, they would probably not be imposed on a secured lender (such as the applicable issuing entity) if it promptly marketed the foreclosed property for resale. In the event that an issuing entity acquired title to a property securing a home equity loan and cleanup costs were incurred in respect of the property, the holders of the securities might incur a delay or a reduction in the payment if the costs were required to be paid by the issuing entity.

Servicemembers Civil Relief Act

Under the Servicemembers Civil Relief Act, borrowers who enter military service after the origination of their home equity loan, including a borrower who was a member of the National Guard or was in reserve status and is called to active duty after the origination of their home equity loan:

•

are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including home equity loans) incurred prior to the commencement of military service for the duration of military service;

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may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on obligations entered into prior to military service for the duration of military service; and

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may have the maturity of obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

The Servicemembers Civil Relief Act applies to borrowers who are in military service, including members of the Air Force, Army, Navy, Marines, National Guard, Reserves, Coast Guard and U.S. Public Health Officers assigned to duty with the military. If a borrower’s obligation to repay amounts otherwise due on a home equity loan included in an issuing entity for a series is relieved pursuant to the Servicemembers Civil Relief Act, none of the issuing entity, the servicer, the seller, the trustee or the owner trustee (if applicable) will be required to advance these amounts, and any resulting loss may reduce the amounts available to be paid to the holders of the securities. California has a law very similar to the Servicemembers Civil Relief Act.

USE OF PROCEEDS

The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

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to establish any reserve fund, Prefunding Account or Capitalized Interest Account;

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to pay costs of structuring and issuing the securities, including the costs of obtaining credit enhancement; and

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to acquire the home equity loans from the seller, who in turn will use the proceeds for general corporate purposes.

FEDERAL INCOME TAX CONSEQUENCES

General

This section sets forth certain federal income tax opinions of McKee Nelson LLP, special counsel to the seller (“Federal Tax Counsel”) and a summary, based on the advice of Federal Tax Counsel, of the material federal income tax consequences of the purchase, ownership and disposition of the securities offered hereby. The summary focuses primarily upon investors who will hold securities as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), but much of the discussion is applicable to other investors as well. Because tax consequences may vary based on the status or tax attributes of the owner of a security, prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities. For purposes of this tax discussion (except with respect to information reporting, or where the context indicates otherwise), any reference to the “holder” means the beneficial owner of a security.

The summary is based upon the provisions of and the regulations promulgated under the Internal Revenue Code including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and a change could apply retroactively.

The federal income tax consequences to holders will vary depending on whether:

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the securities of a series are classified as indebtedness for federal income tax purposes;

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an election is made to treat the issuing entity (or certain assets of the issuing entity) relating to a particular series of securities as a real estate mortgage investment conduit (REMIC) under the Internal Revenue Code;

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the securities represent an ownership interest for federal income tax purposes in some or all of the assets included in the issuing entity for a series; or

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for federal income tax purposes the issuing entity relating to a particular series of securities is classified as a partnership or is disregarded as an entity separate from its owner.

The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to the series.

Opinions

Federal Tax Counsel is of the opinion that:

(i)

if a prospectus supplement indicates that one or more classes of non-REMIC securities of the related series are to be treated as indebtedness for federal income tax purposes, assuming that all of the provisions of the applicable agreement are complied with, the securities so designated will be considered indebtedness for federal income tax purposes and, for federal income tax purposes, the related issuing entity will not be an association, publicly traded partnership, or taxable mortgage pool taxable as a corporation;

(ii)

if a prospectus supplement indicates that one or more REMIC elections will be made with respect to the related issuing entity, assuming that these elections are timely made and all of the provisions of the applicable agreement are complied with:

•

each segregated pool of assets specified as a REMIC in the agreement will constitute a REMIC for federal income tax purposes;

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the class or classes of securities of the related series which are designated as “regular interests” in the prospectus supplement will be considered “regular interests” in a REMIC for federal income tax purposes; and

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the class of securities of the related series which is designated as the “residual interest” in the prospectus supplement will be considered the sole class of “residual interests” in the applicable REMIC for federal income tax purposes; and

(iii)

if a prospectus supplement indicates that an issuing entity will be treated as a grantor trust for federal income tax purposes, assuming compliance with all of the provisions of the applicable agreement, the issuing entity will be a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code and will not be an association taxable as a corporation, and a holder of the related certificates will be treated for federal income tax purposes as the owner of an undivided interest in the home equity loans included in the issuing entity.

Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the Internal Revenue Service (“IRS”) or any third-party.

Taxation of Debt Securities (Including Regular Interest Securities)

Interest and Acquisition Discount. Securities representing regular interests in a REMIC (“Regular Interest Securities”) are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder’s normal accounting method. Interest (other than original issue discount (“OID”)) on securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities are referred to in this section collectively as “Debt Securities.”

Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities may, be issued with OID. The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Internal Revenue Code and the Treasury regulations issued under these provisions of the Internal Revenue Code (the “OID Regulations”). A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities, and certain provisions expressly provide that they do not apply to debt instruments that have prepayment provisions such as those applicable to the Debt Securities.

In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include the OID in gross income as ordinary interest income as it accrues under a prescribed method which takes into account an economic accrual of the discount. OID must be included in income in advance of the receipt of the cash representing that income. However, the amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Internal Revenue Code. The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). In the case of Debt Securities that are Regular Interest Securities, if less than a substantial amount of a particular class is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. For other Debt Securities if less than a substantial amount is sold the issue price would be the price paid by the underwriter or may not be established for Debt Securities retained by the Depositor or an affiliate of the Depositor until such Debt Securities are transferred to third parties. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if the distributions constitute “qualified stated interest.”

Under the OID Regulations, interest payments will not be qualified stated interest unless the interest payments are “unconditionally payable.” The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment of interest (other than late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency. Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an “accrual class”), or a class the interest on which is substantially disproportionate to its principal amount (an “interest weighted security”).

Certain Debt Securities will provide for distributions of interest based on a period that is the same length as the interval between distribution dates but ends prior to each distribution date. Any interest that accrues prior to the closing date may be treated under the OID Regulations either as part of the issue price and the stated redemption price at maturity of the Debt Securities or as not included in the issue price or stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In these cases, for the sole purpose of determining whether OID is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument’s issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument’s stated principal amount over its issue price. The term “interest period” may also be used to refer to the “accrual period” with respect to interest on a class of notes or certificates.

Under the de minimis rule, OID on a Debt Security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method. See “—Election to Treat All Interest as Original Issue Discount.”

The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds the Debt Security, the sum of the “daily portions’ of the OID. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the home equity loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the Debt Security in all prior periods, other than qualified stated interest payments.

The amount of OID to be included in income by a holder of a debt instrument, such as certain classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing these debt instruments (a “Pay-Through Security”), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the “Prepayment Assumption”). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (1) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (2) events which have occurred before the end of the accrual period and (3) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the home equity loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the home equity loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders that home equity loans will be prepaid at that rate or at any other rate.

The seller may adjust the accrual of OID on a class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the home equity loans, although the OID Regulations do not provide for these adjustments. If the IRS were to require that OID be accrued without these adjustments, the rate of accrual of OID for a class of Regular Interest Securities could increase.

Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless the applicable prospectus supplement specifies otherwise, the trustee intends, based on the OID Regulations, to calculate OID on these securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

A subsequent holder of a Debt Security will also be required to include OID in gross income, but a holder who purchases a Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security’s issue price) to offset OID by comparable economic accruals of portions of excess.

Effects of Defaults and Delinquencies. Holders will be required to report income with respect to their securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the home equity loans, except possibly to the extent that it can be established that these amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a home equity loan default. However, the timing and character of these losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

Interest Weighted Securities. It is not clear how income should be accrued on Debt Securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on home equity loans underlying Pass-Through Securities (defined below) (“Interest Weighted Securities”). The issuing entity intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of the OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Internal Revenue Code with respect to all taxable debt instruments held by the holder, as described below.

Variable Rate Debt Securities. Under the OID Regulations, Debt Securities paying interest at a variable rate (a “Variable Rate Debt Security”) are subject to special rules. A Variable Rate Debt Security will qualify as a “variable rate debt instrument” if:

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its issue price does not exceed the total noncontingent principal payments due under the Variable Rate Debt Security by more than a specified de minimis amount;

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it provides for stated interest, paid or compounded at least annually, at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

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it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except the de minimis amount specified above.

A “qualified floating rate” is any variable rate where the rate variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate Debt Security is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (1) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (2) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations.

In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate Debt Security will be treated as a single qualified floating rate (a “Presumed Single Qualified Floating Rate”). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate Debt Security’s issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Nevertheless, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate Debt Security or the restriction will not significantly affect the yield of the Variable Rate Debt Security.

An “objective rate” is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the IRS in the future. Nevertheless, a variable rate of interest on a Variable Rate Debt Security will not constitute an objective rate if it is reasonably expected that the average value of the variable rate during the first half of the Variable Rate Debt Security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate Debt Security’s term. Further, an objective rate does not include a rate that is based on information that is within the control of or unique to the circumstances of the issuer or a party related to the issuer. An objective rate will qualify as a “qualified inverse floating rate” if the objective rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.

The OID Regulations also provide that if a Variable Rate Debt Security provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate Debt Security’s issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a “Presumed Single Variable Rate”). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate Debt Security’s issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

For Variable Rate Debt Securities that qualify as a “variable rate debt instrument” under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a “Single Variable Rate Debt Security”), OID is computed as described above based on the following:

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stated interest on the Single Variable Rate Debt Security which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest;

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by assuming that the variable rate on the Single Variable Rate Debt Security is a fixed rate equal to: (a) in the case of a Single Variable Rate Debt Security with a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate Debt Security with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for the Single Variable Rate Debt Security; and

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the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described above.

In general, any Variable Rate Debt Security other than a Single Variable Rate Debt Security (a “Multiple Variable Rate Debt Security”) that qualifies as a “variable rate debt instrument” will be converted into an “equivalent” fixed rate debt instrument for purposes of determining the amount and accrual of OID and qualified stated interest on the Multiple Variable Rate Debt Security. The OID Regulations generally require that the Multiple Variable Rate Debt Security be converted into an “equivalent” fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate Debt Security with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate Debt Security’s issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate Debt Security is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate Debt Security.

In the case of a Multiple Variable Rate Debt Security that qualifies as a “variable rate debt instrument” and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate Debt Security provides for a qualified inverse floating rate). Under these circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate Debt Security as of the Multiple Variable Rate Debt Security’s issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate Debt Security is then converted into an “equivalent” fixed rate debt instrument in the manner described above.

Once the Multiple Variable Rate Debt Security is converted into an “equivalent” fixed rate debt instrument pursuant to the foregoing rules, the amount of OID and qualified stated interest, if any, are determined for the “equivalent” fixed rate debt instrument by applying the OID rules to the “equivalent” fixed rate debt instrument in the manner described above. A holder of the Multiple Variable Rate Debt Security will account for this OID and qualified stated interest as if the holder held the “equivalent” fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that these amounts differ from the accrual amount of interest accrued or paid on the Multiple Variable Rate Debt Security during the accrual period.

If a Variable Rate Debt Security does not qualify as a “variable rate debt instrument” under the OID Regulations, then the Variable Rate Debt Security would be treated as a contingent payment debt obligation. It is not clear under current law how a Variable Rate Debt Security would be taxed if the Debt Security were treated as a contingent payment debt obligation.

The IRS has issued final regulations (the “Contingent Regulations”) governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply however to debt instruments to which Internal Revenue Code Section 1272(a)(6) is applicable, such as a Pay-Through Security. Additionally, the OID Regulations do not contain provisions specifically interpreting Internal Revenue Code Section 1272(a)(6). Until the Treasury issues guidelines to the contrary, the trustee intends to base its computation of OID on Pay-Through Securities as described in this prospectus. However, because no regulatory guidance exists under Internal Revenue Code Section 1272(a)(6), there can be no assurance that this methodology represents the correct manner of calculating OID.

Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Internal Revenue Code. A holder that acquires a Debt Security with more than a prescribed de minimis amount of “market discount” (generally, the excess of the principal amount of the Debt Security over the purchaser’s purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until the regulations are issued, the market discount would in general accrue either (1) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (2) in the ratio of (a) in the case of securities (or in the case of a Pass-Through Security, as set forth below, the home equity loans underlying the Security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a Pass-Through Security, as described below, the home equity loans underlying the Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

Section 1277 of the Internal Revenue Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the home equity loans), the excess of interest paid or accrued to purchase or carry a security (or, in the case of a Pass-Through Security, as described below, the underlying home equity loans) with market discount over interest received on the security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including upon the sale, disposition, or repayment of the Debt Security (or in the case of a Pass-Through Security, an underlying home equity loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the holder during the taxable year the election is made and thereafter, in which case the interest deferral rule will not apply.

Premium. A holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing the class. If a holder makes an election to amortize premium on a Debt Security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired afterwards by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

Current treasury regulations (the “Amortizable Bond Premium Regulations”) dealing with amortizable bond premium specifically do not apply to prepayable debt instruments subject to Internal Revenue Code Section 1272(a)(6) such as the Pay-Through Securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or OID) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If an election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

Sale or Exchange. A holder’s tax basis in its Debt Security is the price the holder pays for a Debt Security, plus amounts of OID or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Debt Security, measured by the difference between the amount realized and the Debt Security’s basis as so adjusted, will generally be capital gain or loss, assuming that the Debt Security is held as a capital asset. In the case of a Debt Security held by a bank, thrift, or similar institution described in Section 582 of the Internal Revenue Code, however, gain or loss realized on the sale or exchange of a Debt Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (1) the amount that would have been includible in the holder’s income if the yield on the Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of the holder’s holding period, over the amount of ordinary income actually recognized by the holder with respect to the Regular Interest Security. In addition, if the loss from the Sale of a Security exceeds a threshold amount (which may require aggregating with other related losses) a holder may be required to disclose to the IRS by filing a Form 8886. Investors should consult their tax advisors about the need to file such forms.

Status of Regular Interest Securities

Regular Interest Securities and securities representing a residual interest in a REMIC (“Residual Interest Securities”) (both types of securities collectively referred to as “REMIC Securities”) will be “real estate assets” for purposes of Section 856(c)(4)(A) of the Internal Revenue Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Internal Revenue Code (assets qualifying under one or both of those sections, applying each section separately, “qualifying assets”) to the extent that the REMIC’s assets are qualifying assets. However, if at least 95 percent of the REMIC’s assets are qualifying assets, then 100 percent of the REMIC Securities will be qualifying assets. Similarly, income on the REMIC Securities will be treated as “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code, subject to the limitations of the preceding two sentences. In addition to home equity loans, the REMIC’s assets will include payments on home equity loans held pending distribution to holders of REMIC Securities, amounts in reserve accounts (if any) and other credit enhancements (if any). The home equity loans generally will be qualifying assets under both of the foregoing sections of the Internal Revenue Code. However, home equity loans that are not secured by residential real property or real property used primarily for church purposes may not constitute qualifying assets under Section 7701(a)(19)(C)(v) of the Internal Revenue Code. In addition, to the extent that the principal amount of a home equity loan exceeds the value of the property securing the home equity loan, it is unclear and Federal Tax Counsel is unable to opine whether the home equity loans will be qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on loans and held pending distribution to holders of Regular Interest Securities (“cash flow investments”) will be treated as qualifying assets.

REMIC Expenses; Single Class REMICs

As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a “single class REMIC,” however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a “pass-through interest holder” (including certain pass-through entities but not including real estate investment trusts), these expenses will be deductible only to the extent that these expenses, plus other “miscellaneous itemized deductions” of the holder, exceed 2% of the holder’s adjusted gross income and the holder may not be able to deduct these fees and expenses to any extent in computing its alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced (subject to phase-outs that apply prior to 2011) by the lesser of (1) 3% of the excess of adjusted gross income over a threshold amount (which is adjusted for inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of the partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to this type of holder. In general terms, a single class REMIC is one that either (1) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (2) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. The expenses of the REMIC will be allocated to holders of the related Residual Interest Securities.

Taxation of the REMIC

General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

Tiered REMIC Structures. For certain series of securities, two or more separate elections may be made to treat designated portions of the related issuing entity as REMICs (“Tiered REMICs”) for federal income tax purposes. Solely for purposes of determining whether the REMIC Securities will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code, and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on these securities is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the Tiered REMICs will be treated as one REMIC.

Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (1) the gross income produced by the REMIC’s assets, including stated interest and any OID or market discount on loans and other assets, and (2) deductions, including stated interest and OID accrued on Regular Interest Securities, amortization of any premium with respect to home equity loans, and servicing fees and other expenses of the REMIC.

A holder of a Residual Interest Security that is an individual or a “pass-through interest holder” (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the home equity loans or other administrative expenses of the REMIC for a given taxable year, to the extent that these expenses, when aggregated with the holder’s other miscellaneous itemized deductions for that year, do not exceed 2% of the holder’s adjusted gross income and the holder may not be able to deduct these fees and expenses to any extent in computing its alternative minimum tax liability. Further, subject to phase-outs that apply prior to 2011, such deductions are subject to an additional reduction based on the income of the holder. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of the partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the closing date (generally, the day that the interests are issued). This aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

The OID provisions of the Internal Revenue Code apply to loans of individuals originated on or after March 2, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on these loans will be equivalent to the method under which holders of Pay-Through Securities accrue OID (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include this discount in income, but without regard to the de minimis rules.

We refer you to “Taxation of Debt Securities (Including Regular Interest Securities)” above for more detail.

A REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant interest basis.

To the extent that the REMIC’s basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (presumably taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before this date, it is possible that the premium may be recovered in proportion to payments of loan principal.

Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a “prohibited transaction.” For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

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subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

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subject to a limited exception, the sale or other disposition of a cash flow investment;

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the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Internal Revenue Code; or

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the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the closing date. The holders of Residual Interest Securities will generally be responsible for the payment of any of these taxes imposed on the REMIC. To the extent not paid by these holders or otherwise, however, these taxes will be paid out of the issuing entity and will be allocated pro rata to all outstanding classes of securities of the REMIC.

Taxation of Holders of Residual Interest Securities

The holder of a Residual Interest Security will take into account the “daily portion” of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for the quarter, and by allocating that amount among the holders (on that day) of the Residual Interest Securities in proportion to their respective holdings on that day.

The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to this income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the home equity loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on Regular Interest Securities issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on Regular Interest Securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of a corporate bond or stripped instrument.

Limitation on Losses. The amount of the REMIC’s net loss that a holder may take into account currently is limited to the holder’s adjusted basis at the end of the calendar quarter in which the loss arises. A holder’s basis in a Residual Interest Security will initially equal the holder’s purchase price, and will subsequently be increased by the amount of the REMIC’s taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC’s net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Internal Revenue Code, as to which holders should consult their tax advisers.

Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of the payment exceeds a holder’s adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of the excess.

Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and the holder’s adjusted basis in the Residual Interest Security at the time of the sale or exchange. Except to the extent provided in Treasury regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after the disposition.

Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of “excess inclusion” income may not be offset by other deductions or losses, including net operating losses, on the holder’s federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511, the holder’s excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Interest Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as “portfolio interest” and is subject to certain additional limitations.

We refer you to “Tax Treatment of Foreign Investors” for more detail.

The REMIC provisions of the Internal Revenue Code provide three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder’s alternative minimum income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

The excess inclusion portion of a REMIC’s income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for the quarterly period of (1) 120% of the long term applicable federal rate on the closing date multiplied by (2) the adjusted issue price of the Residual Interest Security at the beginning of the quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest Security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

Under the REMIC Regulations, in certain circumstances, transfers of Residual Interest Securities may be disregarded.

We refer you to “—Restrictions on Ownership and Transfer of Residual Interest Securities” and “Tax Treatment of Foreign Investors” below for more detail.

Inducement Fees. The IRS recently issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest (“inducement fees”). The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and (ii) specify that inducement fees constitute income from sources within the United States. Prospective purchasers of the REMIC residual certificates should consult their own tax advisors regarding the tax consequences of receiving any inducement fee.

Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any “disqualified organization.” Disqualified organizations include the United States, any State or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Internal Revenue Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Internal Revenue Code, if the entity is not subject to tax on its unrelated business income. Accordingly, the applicable agreement will prohibit disqualified organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee has furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

If a Residual Interest Security is transferred to a disqualified organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of the Residual Interest Security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC. For taxable years beginning after December 31, 1997, all partners of certain electing partnerships having 100 or more partners (“electing large partnerships”) will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if these electing large partnerships hold residual interests in a REMIC. However, the electing large partnership would be entitled to exclude the excess inclusion income from gross income for purposes of determining the taxable income of the partners.

The REMIC Regulations provide that a transfer of a “noneconomic residual interest” will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a “noneconomic residual interest” unless, at the time of the transfer:

•

the present value of the expected future distributions on the residual interest at least equals the product of (x) the present value of all anticipated excess inclusions with respect to the residual interest and (y) the highest corporate tax rate, currently 35 percent; and

•

the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on this excess inclusion accrue, sufficient to pay these taxes.

A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had “improper knowledge”) that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to have improper knowledge if:

•

the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future;

•

the transferee represents to the transferor that the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and intends to pay the taxes associated with owning the residual interest as they come due;

•

the transferee represents to the transferor that it will not cause income from the Residual Interest Security to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the Residual Interest Security, is, in fact, not transferred to such permanent establishment or fixed base; and

•

one of the following two tests is satisfied, either:

(a)

the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the sum of:

(i)

the present value of any consideration given to the transferee to acquire the interest;

(ii)

the present value of the expected future distributions on the interest; and

(iii)

the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is presumed to pay tax at the highest corporate rate (currently 35%) or, in certain circumstances the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term federal rate set forth in Section 1274(d) of the Internal Revenue Code, for the month of such transfer and the compounding period used by the transferee; or

(b)

(i)  the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(ii)

the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)

the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

Because these rules are not mandatory but would provide safe harbor protection, the related pooling and servicing agreement will not require that the test contained in either clause (a) or (b) be met as a condition to transfer of a Residual Interest Security. Holders of Residual Interest Securities are advised to consult their tax advisors as to whether or in what amount any such payment should be made upon transfer thereof.

A different formulation of these transfer restriction rules applies to transfers of Residual Interest Securities by or to foreign transferees.

We refer you to “Tax Treatment of Foreign Investors” for more detail.

Mark to Market Rules. A Residual Interest Security cannot be marked to market under Internal Revenue Code Section 475.

Administrative Matters

The REMIC’s books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Internal Revenue Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

General. As further described below, each holder of a security issued by an issuing entity that is a grantor trust (a “Pass-Through Security”) must report on its federal income tax return the gross income from the portion of the home equity loans that is allocable to its Pass-Through Security and may deduct the portion of the expenses incurred or accrued by the issuing entity that is allocable to its Pass-Through Security, at the same time and to the same extent as these items would be reported by the holder if it had purchased and held directly this interest in the home equity loans and received or accrued directly its share of the payments on the home equity loans and incurred or accrued directly its share of expenses incurred or accrued by the issuing entity when those amounts are received, incurred or accrued by the issuing entity.

A holder of a Pass-Through Security that is an individual, estate, or trust will be allowed deductions for these expenses only to the extent that the sum of those expenses and the holder’s other miscellaneous itemized deductions exceeds 2% of the holder’s adjusted gross income. Further, subject to certain phase outs that apply prior to 2011 the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over a threshold amount (which is adjusted annually for inflation) or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of the partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners. Moreover, a holder of a Pass-Through Security that is not a corporation cannot deduct these expenses for purposes of the alternative minimum tax (if applicable). These deductions will include servicing, guarantee and administrative fees paid to the servicer of the home equity loans. As a result, the issuing entity will report additional taxable income to holders of Pass-Through Securities in an amount equal to their allocable share of these deductions, and certain holders of Pass-Through Securities may have taxable income in excess of the cash received.

Status of the Pass-Through Securities. The Pass-Through Securities will be “real estate assets” for purposes of Section 856(c)(4)(A) of the Internal Revenue Code and “loans secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code (assets qualifying under one or both of those sections, applying each section separately, “qualifying assets”) to the extent that the grantor trust’s assets are qualifying assets. Further, the Pass-Through Securities may not be “real estate assets” to the extent loans held by the trust are not secured by real property, and may not be “loans secured by an interest in real property” to the extent loans held by the grantor trust are not secured by residential real property or real property used primarily for church purposes. In addition, to the extent that the principal amount of a loan exceeds the value of the property securing the loan, it is unclear and Federal Tax Counsel is unable to opine whether the loans will be qualifying assets.

Taxation of Pass-Through Securities Under Stripped Bond Rules. The federal income tax treatment of the Pass-Through Securities will depend on whether they are securities (“Stripped Securities”) subject to the “stripped bond” rules of section 1286 of the Internal Revenue Code. The Pass-Through Securities will be Stripped Securities if stripped interest-only certificates are issued. In addition, whether or not stripped interest-only certificates are issued, the IRS may contend that the stripped bond rules apply on the ground that the servicer’s servicing fee, or other amounts, if any, paid to (or retained by) the servicer or its affiliates, as specified in the applicable prospectus supplement, represent greater than an arm’s length consideration for servicing the home equity loans and should be characterized for federal income tax purposes as an ownership interest in the home equity loans. The IRS has taken the position in Revenue Ruling 91-46 that a retained interest in excess of reasonable compensation for servicing is treated as a “stripped coupon” under the rules of Internal Revenue Code Section 1286.

If interest retained for the servicer’s servicing fee or other interest is treated as a “stripped coupon,” the Pass-Through Securities will either be subject to the OID rules or the market discount rules. A holder of a Pass-Through Security will account for any discount on the Pass-Through Security as market discount rather than OID if either (1) the amount of OID with respect to the Pass-Through Security was treated as zero under the OID de minimis rule when the Pass-Through Security was stripped or (2) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from the home equity loans. If neither of the above exceptions applies, the OID rules will apply to the Pass-Through Securities.

If the OID rules apply, the holder of a Pass-Through Security (whether a cash or accrual method taxpayer) will be required to report interest income from the Pass-Through Security in each taxable year equal to the income that accrues on the Pass-Through Security in that year calculated under a constant yield method based on the yield of the Pass-Through Security (or, possibly, the yield of each mortgage underlying the Pass-Through Security) to the holder. This yield would be computed at the rate (assuming monthly compounding) that, if used in discounting the holder’s share of the payments on the mortgages, would cause the present value of those payments to equal the price at which the holder purchased the Pass-Through Security. With respect to certain categories of debt instruments including “any pool of debt instruments the yield on which may be affected by reason of prepayments (or to the extent provided in regulations, by reason of other events),” Section 1272(a)(6) of the Internal Revenue Code requires that OID be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. If required to report interest income on the Pass-Through Securities to the IRS under the stripped bond rules, it is anticipated that the trustee will calculate the yield of the Pass-Through Securities based on a representative initial offering price of the Pass-Through Securities and a reasonable assumed rate of prepayment of the home equity loans (although the yield may differ from the yield to any particular holder that would be used in calculating the interest income of the holder). The prospectus supplement for each series of Pass-Through Securities will describe the prepayment assumption that will be used for this purpose, but no representation is made that the home equity loans will prepay at that rate or at any other rate.

If a home equity loan is prepaid in full, the holder of a Pass-Through Security acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the home equity loan that is allocable to the Pass-Through Security and the portion of the adjusted basis of the Pass-Through Security (see “Sales of Pass-Through Securities” below) that is allocable to the home equity loan. It is not clear whether any other adjustments would be required to reflect differences between the prepayment rate that was assumed in calculating yield and the actual rate of prepayments.

Taxation of Pass-Through Securities If Stripped Bond Rules Do Not Apply. If the stripped bond rules do not apply to a Pass-Through Security, then the holder will be required to include in income its share of the interest payments on the home equity loans in accordance with its tax accounting method. In addition, if the holder purchased the Pass-Through Security at a discount or premium, the holder will be required to account for this discount or premium in the manner described below. The treatment of any discount will depend on whether the discount is OID as defined in the Internal Revenue Code and, in the case of discount other than OID, whether this other discount exceeds a de minimis amount. In the case of OID, the holder (whether a cash or accrual method taxpayer) will be required to report as additional interest income in each month the portion of this discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of OID to be accrued in each month, if any, will be significant relative to the interest paid currently on the home equity loans. However, OID could arise with respect to a home equity loan (“ARM”) that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number. The OID for ARMs generally will be determined under the principles discussed in “Taxation of Debt Securities (Including Regular Interest Securities)—Variable Rate Debt Securities.”

If discount other than OID exceeds a de minimis amount (described below), the holder will also generally be required to include in income in each month the amount of the discount accrued through this month and not previously included in income, but limited, with respect to the portion of the discount allocable to any home equity loan, to the amount of principal on the home equity loan received by the grantor trust in that month. Because the home equity loans will provide for monthly principal payments, this discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount accrues (and therefore at a rate not significantly slower than the rate at which the discount would be included in income if it were OID). The holder may elect to accrue the discount under a constant yield method based on the yield of the Pass-Through Security to the holder (or possibly based on the yields of each home equity loan). In the absence of such an election, it may be necessary to accrue the discount under a more rapid straight-line method. Under the de minimis rule, market discount with respect to a Pass-Through Security will be considered to be zero if it is less than the product of (1) 0.25% of the principal amount of the home equity loans allocable to the Pass-Through Security and (2) the weighted average life (in complete years) of the home equity loans remaining at the time of purchase of the Pass-Through Security.

If a holder purchases a Pass-Through Security at a premium, the holder may elect under Section 171 of the Internal Revenue Code to amortize the portion of the premium that is allocable to a home equity loan under a constant yield method based on the yield of the home equity loan to the holder, provided that the home equity loan was originated after September 27, 1985. Premium allocable to a home equity loan originated on or before that date should be allocated among the principal payments on the home equity loan and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.

It is not clear whether the foregoing adjustments for market discount or premium would be made based on the scheduled payments on the home equity loans or taking account of a reasonable prepayment assumption, and Federal Tax Counsel is unable to opine on this issue.

If a home equity loan is prepaid in full, the holder of a Pass-Through Security acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the home equity loan that is allocable to the Pass-Through Security and the portion of the adjusted basis of the Pass-Through Security (see “Sales of Pass-Through Securities” below) that is allocable to the home equity loan. Adjustments might be required to reflect differences between the prepayment rate that was assumed in accounting for discount or premium and the actual rate of prepayments.

Miscellaneous Tax Aspects

Backup Withholding. A holder, other than a holder of a Residual Interest Security, may, under certain circumstances, be subject to “backup withholding” with respect to distributions or the proceeds of a sale of securities to or through brokers that represent interest or OID on the securities. This withholding generally applies if the holder of a security:

•

fails to furnish the trustee with its taxpayer identification number (“TIN”);

•

furnishes the trustee an incorrect TIN;

•

fails to report properly interest, dividends or other “reportable payments” as defined in the Internal Revenue Code; or

•

under certain circumstances, fails to provide the trustee or the holder’s securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain foreign investors, that is, investors that for United States federal income tax purposes are treated as:

•

corporations or partnerships created outside of the United States;

•

individuals that are not citizens or residents of the United States; or

•

foreign estates or trusts within the meaning of Internal Revenue Code Section 7701.

Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

The trustee will report to the holders and to the servicer for each calendar year the amount of any “reportable payments” during the year and the amount of tax withheld, if any, with respect to payments on the securities.

Tax Treatment of Foreign Investors

Subject to the discussion below with respect to issuing entities which are treated as partnerships for federal income tax purposes, unless interest (including OID) paid on a security (other than a Residual Interest Security) is considered to be “effectively connected” with a trade or business conducted in the United States by a foreign investor, the interest will normally qualify as portfolio interest (except where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax.

See “—Tax Consequences to Holders of the Certificates Issued by a Partnership—Tax Consequences to Foreign Certificateholders.” Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from these interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless the rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to foreign investors. Holders of Pass-Through Securities however, may be subject to withholding to the extent that the home equity loans were originated on or before July 18, 1984.

Interest and OID of a foreign investor are not subject to withholding if they are effectively connected with a United States business conducted by the holder and the holder timely provides an IRS Form W-8ECI. They will, however, generally be subject to the regular United States income tax.

Payments to holders of Residual Interest Securities who are foreign investors will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that this income does not qualify for exemption from United States withholding tax as “portfolio interest.” The extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require these amounts to be taken into account at an earlier time in order to prevent the avoidance of tax.

Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a foreign investor will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that these amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a foreign investor transfers a Residual Interest Security to a United States person (that is, a person that is not a foreign investor), and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Internal Revenue Code.

We refer you to “Taxation of Holders of Residual Interest Securities—Excess Inclusions” for more detail.

Subject to the discussion in the previous paragraph, any capital gain realized on the sale, redemption, retirement or other taxable disposition of a security by a foreign person will be exempt from United States federal income and withholding tax, provided that (1) this gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (2) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

Tax Characterization of the Trust as a Partnership

If an issuing entity is intended to be a partnership for federal income tax purposes the applicable agreements will provide that the nature of the income of the issuing entity will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates will be structured as a private placement under an IRS safe harbor, so that the issuing entity will not be characterized as a publicly traded partnership taxable as a corporation, and that no action will be taken that is inconsistent with the treatment of the issuing entity as a partnership (such as election to treat the issuing entity as a corporation for federal income tax purposes). If, however, the issuing entity has a single owner for federal income tax purposes, it will be treated as a division of its owner and as such will be disregarded as an entity separate from its owner for federal income tax purposes, assuming no election will be made to treat the issuing entity as a corporation for federal income tax purposes.

Certain entities classified as “taxable mortgage pools” are subject to corporate level tax on their net income. A “taxable mortgage pool” is generally defined as an entity that meets the following requirements:

(1)

the entity is not a REMIC;

(2)

substantially all of the assets of the entity are debt obligations, and more than 50 percent of these debt obligations consists of real estate mortgages (or interests in real estate mortgages);

(3)

the entity is the obligor under debt obligations with two or more maturities; and

(4)

payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets.

With respect to requirement (3), equity interests that have maturities that correspond to maturity classes of debt may be treated as debt for purposes of determining whether there are two or more maturities. If the issuing entity were treated as a taxable mortgage pool, it would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. Treasury regulations do not provide for the recharacterization of equity as debt for purposes of determining whether an entity has issued debt with two maturities, except in the case of transactions structured to avoid the taxable mortgage pool rules. Federal Tax Counsel will deliver its opinion for an issuing entity which is intended to be a partnership for federal income tax purposes, as specified in the related prospectus supplement, generally to the effect that the issuing entity will not be a taxable mortgage pool. This opinion will be based on the assumption that the terms of the agreements and related documents will be complied with, and on Federal Tax Counsel’s conclusion that either the number of classes of debt obligations issued be the issuing entity, or the nature of the assets held by the issuing entity will exempt the issuing entity from treatment as a taxable mortgage pool.

Tax Consequences to Holders of the Notes Issued by a Partnership

Treatment of the Notes as Indebtedness. The issuing entity will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Except as otherwise provided in the related prospectus supplement, Federal Tax Counsel will advise the seller that the notes will be classified as debt for federal income tax purposes. Consequently, holders of notes will be subject to taxation as described in “Taxation of Debt Securities (Including Regular Interest Securities)” above for Debt Securities which are not Regular Interest Securities.

Debt Securities generally will be subject to the same rules of taxation as Regular Interest Securities issued by a REMIC, as described above, except that:

(1)

income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method;

(2)

the special rule treating a portion of the gain on sale or exchange of a Regular Interest Security as ordinary income is inapplicable to Debt Securities. See “— FEDERAL INCOME TAX CONSEQUENCES — Taxation of Debt Securities (including Regular Interest Securities) — Sale or Exchange” above and

(3)

the character and timing of any Realized Losses may be governed by Internal Revenue Code Section 165(g) relating to worthless securities rather than by Internal Revenue Code Section 166 relating to bad debts if the Debt Securities are considered issued by a corporation. This could occur, for example, if the issuing trust were disregarded as separate from a single holder of the residual interest in the trust that was a corporation.

Possible Alternative Treatment of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the issuing entity. If so treated, the issuing entity would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to foreign investors generally would be subject to U.S. federal income tax and U.S. federal income tax return filing and withholding requirements, income to certain tax-exempt entities would be “unrelated business taxable income,” and individual holders might be subject to certain limitations on their ability to deduct their share of the issuing entity’s expenses.

Tax Consequences to Holders of the Certificates Issued by a Partnership

Treatment of the Issuing Entity as a Partnership. In the case of an issuing entity intended to qualify as a partnership for federal income tax purposes, the issuing entity and the seller will agree, and the certificateholders will agree by their purchase of certificates, to treat the issuing entity  as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the issuing entity, the partners of the partnership being the certificateholders, and the notes, if any, being debt of the partnership, or if there is a single certificateholder for federal income tax purposes, to disregard the issuing entity as an entity separate from the certificateholder. However, the proper characterization of the arrangement involving the certificates, the notes, the issuing entity and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the issuing entity. Generally, provided the certificates are issued at or close to face value, any characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership. The following discussion also assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates have interest rates which would qualify as contingent interest under the OID regulations, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to these certificates will be disclosed in the applicable prospectus supplement.

Partnership Taxation. As a partnership, the issuing entity will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account its allocated share of income, gains, losses, deductions and credits of the issuing entity. The issuing entity’s income will consist primarily of interest and finance charges earned on the home equity loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of home equity loans. The issuing entity’s deductions will consist primarily of interest and OID accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of home equity loans.

The tax items of a partnership are allocable to the partners in accordance with the Internal Revenue Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the issuing entity for each month equal to the sum of:

(1)

the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the Pass-Through Rate for that month and interest on amounts previously due on the certificates but not yet distributed;

(2)

prepayment premium payable to the certificateholders for the applicable month; and

(3)

any other amounts of income payable to the certificateholders for the applicable month.

All remaining taxable income of the issuing entity will be allocated to the seller. Based on the economic arrangement of the parties, this approach for allocating income of the issuing entity should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the issuing entity might not have sufficient cash to make current cash distributions of this amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on income of this issuing entity even if they have not received cash from the issuing entity to pay these taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the issuing entity.

If a certificate is purchased at a discount or a premium to its stated balance, the timing and character of income associated with such discount or premium is uncertain. The rules that relate to the timing and character with respect to discount and premium on a debt instrument do not apply to equity interests in a partnership. If notes are also issued, all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute “unrelated business taxable income” generally taxable to such a holder under the Internal Revenue Code.

An individual taxpayer’s share of expenses of the issuing entity (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. These deductions might be disallowed to the individual in whole or in part (including for purposes of calculating alternative minimum taxes) and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the issuing entity.

The issuing entity intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that these calculations be made separately for each home equity loan, the issuing entity might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

Discount and Premium. It is believed that the home equity loans will not have been issued with OID and, therefore, the trust should not have OID income. However, the purchase price paid by the issuing entity for the home equity loans may be greater or less than the remaining principal balance of the home equity loans at the time of purchase. If so, the home equity loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the issuing entity will make this calculation on an aggregate basis, but might be required to recompute it on a home equity loan by home equity loan basis.)

If the issuing entity acquires the home equity loans at a market discount or premium, the issuing entity will elect to include this discount in income currently as it accrues over the life of the home equity loans or to offset the premium against interest income on the home equity loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

Section 708 Termination. Under Section 708 of the Internal Revenue Code, the issuing entity will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the issuing entity are sold or exchanged within a 12-month period. If a termination occurs, the issuing entity will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the issuing entity as a new partnership. The issuing entity will not comply with certain technical requirements that might apply when a constructive termination occurs. As a result, the issuing entity may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the issuing entity might not be able to comply due to lack of data.

Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold. A certificateholder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust fund income (includible in income) and decreased by any distributions received with respect to the related certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the notes and other liabilities of the issuing entity. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in those certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the home equity loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The issuing entity does not expect to have any other assets that would give rise to special reporting requirements. Thus, to avoid those special reporting requirements, the issuing entity will elect to include market discount in income as it accrues.

If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect to those certificates, this excess will generally give rise to a capital loss upon the retirement of the certificates.

Losses on the sale of a certificate in excess of a threshold amount (which may require inclusion of other losses) could trigger the requirement to disclose the loss by filing an IRS Form 8886 and investors should discuss the need to file such form with their tax advisors.

Allocations Between Sellers and Transferees. In general, the issuing entity’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the applicable month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the issuing entity might be reallocated among the certificateholders. The issuing entity’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the issuing entity’s assets will not be adjusted to reflect that higher (or lower) basis unless there is a “substantial basis reduction” within the meaning of Section 734 of the Internal Revenue Code or unless the trust were to file an election under Section 754 of the Internal Revenue Code. A Trust that qualifies as a “securitization partnership” within the meaning of Section 743(f) of the Internal Revenue Code cannot be treated as having a substantial basis reduction with respect to the sale of the certificates. With respect to the election under Section 754 of the Internal Revenue Code, in order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the issuing entity currently does not intend to make an election. As a result, certificateholders might be allocated a greater or lesser amount of income of the issuing entity than would be appropriate based on their own purchase price for certificates.

Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the issuing entity. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the issuing entity will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the issuing entity and will report each certificateholder’s allocable share of items of income of the issuing entity and expense to holders and the IRS on Schedule K-1. The issuing entity will provide the Schedule K-1 information to nominees that fail to provide the issuing entity with the information statement described below and these nominees will be required to forward the information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the issuing entity or be subject to penalties unless the holder notifies the IRS of all the inconsistencies.

Under Section 6031 of the Internal Revenue Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the issuing entity with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. This information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner:

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the name, address and identification number of the relevant person;

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whether this person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing; and

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certain information on certificates that were held, bought or sold on behalf of this person throughout the year.

In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the issuing entity information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish any information statement to the issuing entity. The information referred to above for any calendar year must be furnished to the issuing entity on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the issuing entity with the information described above may be subject to penalties.

The seller will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the issuing entity by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the issuing entity. An adjustment could also result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the issuing entity.

Tax Consequences to Foreign Certificateholders. It is not clear whether the issuing entity would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign investors because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the issuing entity would be engaged in a trade or business in the United States for these purposes, the issuing entity will withhold as if it were so engaged in order to protect the issuing entity from possible adverse consequences of a failure to withhold. The issuing entity expects to withhold pursuant to Section 1446 of the Internal Revenue Code on the portion of its taxable income that is allocable to certificateholders that are foreign investors, as if the income were effectively connected to a U.S. trade or business, at the maximum rate applicable to corporations for foreign holders that are taxable as corporations and at the maximum rate applicable to individuals for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the issuing entity to change its withholding procedures.

Each certificateholder that is a foreign investor might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the issuing entity’s income. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the issuing entity taking the position that no taxes were due because the issuing entity was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign investor generally will be considered guaranteed payments to the extent the payments are determined without regard to the income of the issuing entity. If these interest payments are properly characterized as guaranteed payments (absent a reduction pursuant to an applicable treaty), certificateholders should expect to be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In this case, a foreign investor would only be entitled to claim a refund for that portion of the taxes, if any, in excess of the taxes that should be withheld with respect to the guaranteed payments.

Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a “backup” withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code and, if necessary, adequately demonstrates this status.

STATE TAX CONSEQUENCES

In addition to the federal income tax consequences described in “FEDERAL INCOME TAX CONSEQUENCES,” potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

ERISA CONSIDERATIONS

General

A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) should consider the fiduciary standards under ERISA in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of plans also should consider ERISA’s prohibition on improper delegation of control over, or responsibility for, plan assets.

In addition, employee benefit plans or other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Internal Revenue Code, or any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a “Plan”), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan (“parties in interest” and “disqualified persons”). Such transactions are treated as “prohibited transactions” under Section 406 of ERISA and excise taxes and/or other penalties are imposed upon such persons under ERISA and/or Section 4975 of the Internal Revenue Code unless an exemption applies. The underwriters of the securities, each master servicer or other servicer, any credit enhancer, any swap or cap provider, the trustee, the indenture trustee and certain of their affiliates might be considered “parties in interest” or “disqualified persons” with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and the Internal Revenue Code unless a statutory, regulatory or administrative exception or exemption is available.

ERISA Considerations Relating to Certificates

Plan Assets. In 29 C.F.R. §2510.3-101 (the “Plan Assets Regulation”), the U.S. Department of Labor (“DOL”) has defined what constitutes “plan assets” for purposes of ERISA and Section 4975 of the Internal Revenue Code. The Plan Assets Regulation provides that if a Plan makes an investment in an “equity interest” in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such Regulation applies. The certificates offered hereby (the “Certificates”) will be deemed an equity interest for purposes of the Plan Assets Regulation, and the seller can give no assurance that the Certificates will qualify for any of the exceptions under the Plan Assets Regulation. As a result, (i) a Plan may be deemed to have acquired an interest in the assets of the issuing entity and not merely an interest in the Certificates, (ii) the fiduciary investment standards of ERISA could apply to such assets and (iii) transactions occurring in the course of managing, operating and servicing the issuing entity and its assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

Underwriter Exemption

The DOL has issued to each of a number of underwriters of mortgage and asset-backed securities individual prohibited transaction exemptions each of which was most recently amended and restated by Prohibited Transaction Exemption 2007-5 (collectively, the “Exemption”), which is applicable to Certificates which meet its requirements whenever one of such underwriters or their affiliates is the sole underwriter, the manager or co-manager of an underwriting syndicate or the selling or placement agent for the offering of the Certificates. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Internal Revenue Code provided that the conditions set forth in the Exemption are satisfied. These transactions include (1) the servicing, managing and operation of investment trusts holding fixed (generally non-revolving) pools of enumerated categories of assets which include: single-family, mixed-use and multi-family residential mortgage loans, home equity loans or receivables and (2) the purchase, sale and holding of securities which represent beneficial ownership interests in the assets of such trusts.

General Conditions of Exemption. Included among the general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Certificates to be eligible for relief under the Exemption are:

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First, the acquisition of Certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

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Second, the loans held by the issuing entity must be fully secured (other than one to four-family residential mortgage loans and home equity loans or receivables backing certain types of Certificates, as described below). (Mortgage loans, home equity loans, obligations and receivables will be collectively referred to herein as “loans.”)

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Third, the Certificates may be subordinated, provided they are issued in “designated transactions” (as described below) and are backed by fully-secured loans.

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Fourth, the Certificates at the time of acquisition by the Plan must generally be rated in one of the four highest generic rating categories by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Services, Inc., Fitch Ratings, DBRS Limited or DBRS, Inc. (each, a “Rating Agency”).

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Fifth, the trustee and the indenture trustee generally cannot be affiliates of any other member of the “Restricted Group” other than an underwriter. The Restricted Group consists of (i) any underwriter as defined in the Exemption, (ii) the seller, (iii) the master servicer, (iv) each servicer, (v) the insurer, (vi) the counterparty of any “interest swap” (as described below) held as an asset of the issuing entity and (vii) any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the issuing entity as of the date of initial issuance of the Certificates.

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Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to, and retained by, the seller pursuant to the assignment of the loans to the related issuing entity must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the master servicer and any other servicer must represent not more than reasonable compensation for such person’s services under the related agreement and reimbursement of such person’s reasonable expenses in connection therewith.

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Seventh, (i) the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools; (ii) securities evidencing interests in such other investment pools must generally have been rated in one of the four highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan’s acquisition of Certificates; and (iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan’s acquisition of Certificates.

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Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended. The seller assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

Types of Issuing Entities. Under the Exemption, permitted issuing entities include owner-trusts, as well as grantor trusts and REMICs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by the creditors of the seller in the event of bankruptcy or other insolvency and must provide certain legal opinions.

Designated Transactions. In the case where the Certificates are backed by issuing entity assets which are residential, home equity, manufactured housing, multi-family or commercial loans which are described and defined in the Exemption as designated transactions (“Designated Transactions”), the Exemption permits the Certificates issued by the issuing entity in such transactions to be rated in one of the highest four generic rating categories by a Rating Agency and/or to be subordinated. The related prospectus supplement will specify whether the assets in the issuing entities will be considered Designated Transactions for purposes of the Exemption. In addition, one subset of Designated Transactions, residential (one- to-four family) and home equity loans, may be less than fully secured, provided that (a) the rights and interests evidenced by Certificates issued in such Designated Transactions are not subordinated to the rights and interests evidenced by securities of the same issuing entity; (b) such Certificates acquired by the Plan have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories; and (c) any loan included in the corpus or assets of the issuing entity is secured by collateral whose fair market value on the closing date of the Designated Transactions is at least equal to 80% of the sum of: (i) the outstanding principal balance due under the loan which is held by the issuing entity and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the issuing entity) which are secured by the same collateral.

Insurance Company General Accounts. In the event that Certificates do not meet the requirements of the Exemption solely because they are subordinate Certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase Certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) which permits insurance company general accounts as defined in PTCE 95-60 to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

Permitted Assets. The exemption permits an interest-rate swap to be an asset of an issuing entity which issues Certificates acquired by Plans in an initial offering or in the secondary market. If such certificates are purchased by a qualified plan investor, an interest-rate swap (or if purchased by or on behalf of the issuing entity) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted issuing entity asset if it: (a) is an “eligible Swap;” (b) is with an “eligible swap counterparty;” (c) meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap”; and (d) permits the issuing entity to make termination payments to the Swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or seller.

An “eligible Swap” is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the issuing entity pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the issuing entity receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of Certificates to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“Allowable Notional Amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of Certificates are fully repaid; and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a)-(d) above.

An “eligible swap counterparty” means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided that if a swap counterparty is relying on its short-term rating to establish such eligibility, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency and provided further that if the class of certificates with which the swap is associated has a final maturity date of more than one year from the date of issuance of such certificates, and such swap is a ratings dependent swap such counterparty is required by the terms of the swap agreement to establish any collateralization or other arrangement satisfactory to the Rating Agencies in the event of a ratings downgrade of the swap counterparty.

A “qualified plan investor” is a Plan or Plans on whose behalf the decision to buy such class of Certificates is made by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates, and such fiduciary is either: (a) a “qualified professional asset manager” under Prohibited Transaction Class Exemption (“PTCE”) 84-14 (see below), (b) an “in-house asset manager” under 96-23 PTCE 96-23 (see below) or (c) has total assets (both, Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap and the rating of the counterparty), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the Swap Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year). In the event that the servicer fails to meet these obligations, Plans that hold Certificates must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the issuing entity in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the issuing entity an interest rate cap contract) to supplement the interest rates otherwise payable on obligations held by the issuing entity (“EYS Agreement”). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may be held as an asset of the issuing entity with respect to Certificates purchased by Plans if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the issuing entity and an eligible counterparty; and (f) it has an Allowable Notional Amount.

Pre-Funding Accounts. The Exemption extends exemptive relief to Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the issuing entity within a specified period following the closing date (“DOL Pre-Funding Period”) instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is effective provided the pre-funding arrangements satisfy a number of conditions.

Revolving Pool Features. The Exemption only covers Certificates backed by “fixed” pools of loans which require that all the loans must be transferred to the issuing entity or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding is used). Accordingly, Certificates issued by issuing entities which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in “ERISA Considerations Relating to Notes.”

Limitations on Scope of the Exemption. If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Internal Revenue Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the Certificates by Plans. However, no exemption is provided from certain restrictions of ERISA for the acquisition or holding of a Certificates on behalf of an “Excluded Plan” by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. In addition, the Exemption provides relief to fiduciaries of plans, other than Excluded Plans, from certain self-dealing and conflict of interest prohibited transactions if the following requirements are met; each Plan’s investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class; after the Plan’s acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of an issuing entity containing assets which are sold or serviced by the same entity; in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates in which Plans have invested, and at least 50% of the aggregate interests in the issuing entity, are acquired by persons independent of the Restricted Group, and no plan’s fiduciary (or any affiliate of such fiduciary) is an obligor with respect to more than 5% of the fair market value of the obligations contained in the investment pool.

ERISA Considerations Relating to Notes

Under the Plan Asset Regulations, the assets of the issuing entity would be treated as “plan assets” of a Plan for the purposes of ERISA and the Internal Revenue Code only if the Plan acquires an “equity interest” in the issuing entity and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes offered hereby (the “Notes”) are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such Notes will be eligible for purchase by Plans. However, without regard to whether the Notes are treated as an “equity interest” for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuing entity or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a Note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the issuing entity or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires Notes.

The Exemption permits issuing entities which are grantor trusts, owner-trusts or REMICs to issue Notes, as well as Certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the issuing entity’s assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the issuing entity and its assets would not be necessary with respect to Notes with no substantial equity features which are issued as obligations of the issuing entity. However, the Exemption would provide prohibited transaction exemptive relief for the acquisition, holding or transfer of Notes between a Plan and a party in interest, provided that the same conditions of the Exemption described above relating to Certificates are met with respect to the Notes. The same limitations of such exemptive relief relating to acquisitions of Certificates by fiduciaries with respect to Excluded Plans would also be applicable to the Notes as described herein in “Limitations on Scope of the Exemption.”

In the event that the Exemption is not applicable to the Notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the Notes depending in part upon the type of Plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption (“PTCE”) 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by “qualified professional asset managers”), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by “in-house asset managers”) (collectively, the “Investor-Based Exemptions”).  There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in the Notes for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan’s assets used to acquire the Notes or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan.  Adequate consideration means fair market value as determined in good faith by the Plan fiduciary pursuant to regulations to be promulgated by the DOL. However, even if the conditions specified one of these exemptions are met, the scope of the relief provided under such exemptions might or might not cover all acts which might be construed as prohibited transactions.

Each prospectus supplement will contain information concerning considerations relating to ERISA and the Internal Revenue Code that are applicable to the related securities. Before purchasing securities in reliance on the Exemption, the Investor-Based Exemptions or any administrative or statutory exemption, a fiduciary of a Plan should itself confirm that requirements set forth in such exemption would be satisfied.

Any Plan investor who proposes to use “plan assets” of any Plan to purchase securities of any series or class should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Internal Revenue Code of the acquisition and ownership of such securities.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the requirements of ERISA or Internal Revenue Code Section 4975. However, they may elect to be qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code. In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or Internal Revenue Code Section 4975. A fiduciary of any such plan should make its own determination as to the propriety of an investment in securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any such similar law.

LEGAL INVESTMENT

The securities will not constitute “mortgage-related securities” within the meaning of the Secondary Mortgage Market Enhancement Act of 1984 unless the related prospectus supplement specifies that the securities will constitute “mortgage related securities.” Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and the extent to which the securities constitute legal investments for them.

PLAN OF DISTRIBUTION

The securities offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described in the paragraph below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from the sale.

The depositor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the securities of a particular series may be made through a combination of two or more of these methods. These methods are as follows:

•

by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

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by placements by the depositor with institutional investors through dealers; and

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by direct placements by the depositor with institutional investors.

If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of the securities of a particular series will be set forth on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

In connection with the sale of the securities offered, underwriters may receive compensation from the depositor or from purchasers of such securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them from the depositor and any profit on the resale of offered securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933.

It is anticipated that the underwriting agreement pertaining to the sale of offered securities of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all the securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments required to be made in respect thereof.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of offered securities of the series.

The depositor anticipates that the securities offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of offered securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be underwriters within the meaning of the Securities Act of 1933 in connection with reoffers and resales by them of the offered securities. Holders of offered securities should consult with their legal advisors in this regard prior to any reoffer or resale.

LEGAL MATTERS

Certain legal matters in connection with the securities will be passed upon for the seller by McKee Nelson LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

The depositor has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the securities. This prospectus, which forms a part of the registration statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to in the prospectus supplement and this prospectus, but do not contain all of the information set forth in the registration statement pursuant to the rules and regulations of the SEC. For further information, we refer investors to the registration statement and the related exhibits.

The depositor, acting in its capacity as depositor for an issuing entity, will be required to file certain reports for the issuing entity with the SEC pursuant to the requirements of the Securities Exchange Act of 1934. These reports will include annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports. The depositor may suspend filing reports for an issuing entity if and when these reports are no longer required under the Exchange Act.

Materials filed with the SEC can be inspected and copied at prescribed rates at the public reference facility maintained by the SEC at its Public Reference Room, 100 F St. NE, Washington, D.C. 20549, and at its Regional Offices located as follows, Midwest Regional Office, 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604; and Northeast Regional Office, 233 Broadway, New York, New York 10279. The public may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including the depositor. The address of the internet web site is (http://www.sec.gov).

The trustee on behalf of any issuing entity will provide without charge to each person to whom this prospectus is delivered, on written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless these exhibits are specifically incorporated by reference into the information incorporated in this prospectus). Requests should be directed to the corporate trust office of the trustee specified in the related prospectus supplement. These documents will also be available on the trustee’s website, as specified in the related prospectus supplement.

No person has been authorized to give any information or to make any representations other than those contained in this prospectus and any prospectus supplement. Investors should not rely on any information or representations not contained in this prospectus or any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered under this prospectus and the applicable prospectus supplement and are not an offer of the securities to any person in any state or other jurisdiction in which an offer would be unlawful. The delivery of this prospectus does not imply that information contained in the prospectus is correct as of any time subsequent to its date.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents filed with the SEC by the depositor for the issuing entity referred to in the accompanying prospectus supplement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of any offering of the securities issued by the issuing entity will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus should be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces the statement. Any statement modified or superseded in this manner should not be deemed, except as modified or superseded, to constitute a part of this prospectus.

$1,608,894,000 (APPROXIMATE)

HOME EQUITY LOAN
ASSET BACKED CERTIFICATES, SERIES 2007-FRE1

Home Equity Loan Trust 2007-FRE1
as Issuing Entity

Nationstar Mortgage LLC
as Sponsor, Seller and Servicer
Wells Fargo Bank, N.A.
as Master Servicer, Securities Administrator and Custodian
Nationstar Funding LLC
as Depositor
Fremont Investment & Loan
as Originator
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PROSPECTUS SUPPLEMENT
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RBS GREENWICH CAPITAL

BANC OF AMERICA SECURITIES LLC	Citi	MERRILL LYNCH & CO.

June 28, 2007